As filed with the Securities and Exchange Commission on August 13, 2007
Registration No. 333-144472

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Pre-Effective
Amendment No. 1
Form SB-2
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TOPSPIN MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	3845	510394637
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Global Park
2 Yodfat Street, Third Floor
North Industrial Area
Lod 71291
Israel
972-8-9200033
(Address and telephone number of principal executive office and principal place of business)

Corporation Service Company
2711 Centerville Road, Suite 400
Wilmington, DE 19808
1-800-927-9800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert B. Murphy, Esq.	Benjamin Strauss, Esq.
Pepper Hamilton LLP	Pepper Hamilton LLP
Hamilton Square	Hercules Plaza, Suite 5100
600 14th Street, N.W.	1313 Market Street
Washington, D.C. 20005	P.O. Box 1709
(202) 220-1200	Wilmington, DE 19899
Fax: (202) 318-6224	(302)777-6500

Approximate date of proposed sale to the public:  As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

Title of Each Class of		Proposed Maximum	Proposed Maximum	Amount of
Securities Being	Amount to	Offering	Aggregate	Registration
Registered	be Registered	Price per Share	Offering Price	Fee
Series 2 Warrants to Purchase Common Stock	25,000,000	$0.20(1)	$5,000,000	$153.50*
6% Series A Convertible Bonds due November 30, 2009	50,000,000 NIS	100%	$11,767,474(2)	$361.26*
Common Stock, par value $0.001	84,523,809(3)	—(3)	—(3)	—(3)
Common Stock, par value $0.001	59,523,809(4)	$0.20(5)	$11,904,761(5)	$365.48*
Common Stock, par value $0.001	25,000,000(6)	$0.20(7)	$5,000,000(7)	$153.50*
Total Registration Fee				$1,103.74*

*	Previously paid.

(1)	There is not currently any market for the Series 2 Warrants and no offering price for the Series 2 Warrants has yet been determined. Following the date of this prospectus, the Series 2 Warrants will be listed for trade on the Tel Aviv Stock Exchange and traded in that public market. While this registration is meant to effect the registration of the Series 2 Warrants, and not just the underlying shares, for purposes of calculating a registration fee, pursuant to Rule 457(g), the proposed maximum aggregate offering price has been designated as the price at which the Series 2 Warrants may be exercised (0.84 NIS). For the purpose of calculating the registration fee in U.S. Dollars, the NIS/Dollar exchange rate of 4.249 NIS for $1.00 has been used. This exchange rate is current as of June 29, 2007.

(2)	Represents the proposed maximum offering price of the Convertible Bonds for offer and resale by the selling security holders pursuant to Rule 457(a). For the purpose of calculating the registration fee in U.S. Dollars, the NIS/Dollar exchange rate of 4.249 NIS for $1.00 has been used. This exchange rate is current as of June 29, 2007.

(3)	Represents 59,523,809 shares of Common Stock associated with the resale of the Convertible Bonds and 25,000,000 shares associated with the Series 2 Warrants. Pursuant to Rule 457(i), no additional fee is required to be paid with respect to these shares.

(4)	Represents 59,523,809 shares of Common Stock underlying the Convertible Bonds and registered for resale on behalf of the present holders.

(5)	Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based upon the average of the high and low prices of the Common Stock as reported on the Tel Aviv Stock Exchange on July 8, 2007. The average of the high and low prices of the Common Stock on July 8, 2007 was 0.862 NIS. For the purposes of calculating the registration fee in U.S. Dollars, 0.862 NIS has been converted so that 0.862 NIS equals $0.20.

(6)	Represents 25,000,000 shares of Common Stock underlying the Series 2 Warrants and registered for resale on behalf of the present holders.

(7)	Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(g) under the Securities Act of 1933, as amended, based on the exercise price of the Series 2 Warrants, which is 0.84 NIS. For the purposes of calculating the registration fee in U.S. Dollars, 0.84 NIS has been converted so that 0.84 NIS equals $0.20.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING SECURITY HOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS DATED AUGUST 13, 2007
SUBJECT TO COMPLETION

TOPSPIN MEDICAL, INC.

50,000,000 NIS of 6% Series A Convertible Bonds due November 30, 2009
25,000,000 Series 2 Warrants to Purchase Common Stock
at an Exercise Price of 0.84 NIS per Share and Expiring on May 31, 2009
84,523,809 Shares of Common Stock

This prospectus relates to the resale, from time to time, by the selling security holders listed beginning on page 94 of this prospectus, of 25,000,000 Series 2 Warrants to purchase our Common Stock and 50,000,000 New Israeli Shekels (“NIS”) in Convertible Bonds convertible into our Common Stock. We are also registering 84,523,809 shares of our Common Stock consisting of 25,000,000 shares issuable upon the exercise of our Series 2 Warrants and 59,523,809 shares issuable upon conversion of the Convertible Bonds by the present holders.

All securities are being offered by the selling security holders of the securities for resale. The Series 2 Warrants are exercisable at a price of 0.84 NIS subject to certain adjustments, and will expire on May 31, 2009. The selling security holders of the securities may offer the Common Stock, the Series 2 Warrants or the Convertible Bonds through public or private transactions, at prevailing market prices or at privately negotiated prices. The selling security holders may sell the securities directly or through agents or broker-dealers acting as principal or agent, or in a distribution by underwriters. We will not receive any proceeds from the sales of these securities by the selling security holders. If they use agents, underwriters or dealers to sell the offered securities, we will name them and describe their compensation in a supplement to this prospectus. We may receive proceeds from the exercise of the Series 2 Warrants if they are exercised by the selling security holders or any subsequent purchasers for cash.

There is no trading market for these securities in the United States and none is expected to develop in the near term. Certain shares of our Common Stock currently trade on the Tel Aviv Stock Exchange, or TASE, under the symbol “TOPMD.” On August 9, 2007, the closing price of one share of our Common Stock was 0.805 NIS. The Series 2 Warrants, Convertible Bonds and shares of Common Stock underlying the Series 2 Warrants and Convertible Bonds, which are offered for resale under this prospectus, are not currently traded on the TASE. The Series 2 Warrants, Convertible Bonds and shares of Common Stock underlying the Series 2 Warrants and Convertible Bonds will be listed on the TASE immediately after the effective time of the registration statement of which this prospectus is a part. The Series 2 Warrants and Convertible Bonds will then trade under the symbols “TOPMD.W2” and “TOPMD.B1” respectively.

Investing in these offered securities involves risks. You should carefully read the risk factors described on pages 6 to 20 of this prospectus.

You should read this prospectus and any prospectus supplement carefully before you decide to invest. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is August   , 2007.

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making any investment decision, you should read the entire prospectus carefully, including the “risk factors” section, the financial statements and the notes to the financial statements.

Our Business

TopSpin Medical, Inc., through its wholly-owned subsidiaries TopSpin Medical (Israel) Ltd. and TopSpin Urology Ltd., designs, researches, develops and manufactures imaging devices that utilize magnetic resonance imaging technology, known as MRI, by means of miniature probes that image various body organs. In 1999, we began researching and developing this technology for use in the diagnosis and therapy guidance of heart disease, and more specifically of heart attacks. Recently, we started to develop a product for imaging prostate cancer.

Our technology enables healthcare professionals to perform local, MRI-based, tissue characterization and imaging of specific regions of a patient’s body using a portable probe without the need for an external MRI scanner. The existing external MRI scanners consist of large powerful magnets and require patients to lie inside the scanner’s magnetic field. A set of antennae then transmits electromagnetic signals to the body and collects return electromagnetic signals. A computer adjacent to the external scanner processes the signals and converts them into images. Because of the need to apply a powerful, homogenous magnetic field over large parts of the human body, the existing MRI systems are very large and cumbersome. Our technology uses inhomogeneous magnetic fields generated by a miniature imaging probe in order to perform local, MRI-based, tissue characterization and imaging in regions located adjacent to the probe. In our intravascular catheter the imaging probe is miniaturized to a size of less than 2 millimeters in diameter and is integrated into an intravascular catheter for imaging the coronary arteries. We believe that our technology extends the use of MRI technology to applications where conventional MRI technology has been limited due to high costs, size, the limited ability to operate on the patient inside the scanner while performing MRI, the complexity of the imaging procedure and motion artifacts relevant mostly for cardiac MRI.

Our main product is an intravascular MRI, or IVMRI, catheter system for imaging and characterizing the tissue composition of coronary plaque during a conventional cardiac catheterization procedure. The system consists of a disposable, single use IVMRI catheter and a console. The interventional cardiologist connects the IVMRI catheter to the console and uses conventional fluoroscopy to identify suspected target plaques to be examined and to navigate the IVMRI catheter into these plaques. The IVMRI catheter is then used to measure the lipid content of these target plaques, which is displayed on the console. According to the scientific literature, lipid composition of coronary plaque is an important parameter, which may correlate to coronary plaque instability leading to acute coronary syndromes or unstable angina and heart attacks.

We have completed the development of a first generation IVMRI catheter, which has been used in pre-clinical and clinical trials. In addition, we recently completed the development of an advanced generation IVMRI catheter, which represents a further technological advancement in the miniaturization of the imaging probe and also integrates a number of probes in the catheter, enabling the imaging of longer vessel segments simultaneously.

On December 22, 2006, we received the CE Mark for our first generation IVMRI catheter system, which is the required regulatory approval from a European Union Notified Body, to market our IVMRI catheter system in the European Union. On August 2, 2007, we received the CE Mark for our advanced generation IVMRI catheter. We are also working towards the completion of the required marketing clearance in the United States. We have completed a first in man clinical trial in 29 patients in Europe and have recently completed a continuation study in the U.S., Europe and Israel, which is required for FDA marketing clearance of our first generation IVMRI catheter in the U.S. Overall, approximately 160 patients have been enrolled in studies with our IVMRI system. We have already entered into exclusive distribution agreements for the marketing of our IVMRI system in the Netherlands, Belgium and Luxembourg and in Israel. We are considering additional distribution arrangements, as well as creating our own sales force for product distribution in additional major markets, including the United States, the European Union and possibly Japan.

In 2006, we began to develop our technology for imaging prostate cancer, which consists of an external console and an integrated endo-rectal MRI and ultrasound probe. The system is designed for the detection of prostate cancer in a way which could potentially aid urologists in guiding prostate biopsies, staging of prostate cancer and guiding local treatment such as cryo- and brachy-therapy. We recently completed the development of a preliminary prototype of the urology system, which is currently being used for validating the detection capabilities in excised human prostates.

Our Goals

Our main goals in the short term are to market and sell our IVMRI catheter in the European Union and to file an application with the FDA so that we may market the IVMRI catheter in the United States. We have already begun marketing efforts in the European Union. We are marketing our product to leading medical centers, who would also participate in a post-marketing clinical program intended to build indications for using IVMRI in clinical practice. We plan to use the data obtained in this clinical program to further grow our market. We intend to file a marketing application under the FDA’s 510(k) process in the coming weeks following the date of this prospectus. We expect that the FDA will respond to our application within three months after we file. The FDA may respond by requiring additional testing or by approving our application. For those reasons, as a practical matter final clearance may take significant longer than three months to obtain. Once our marketing application is approved, we will begin to market the IVMRI catheter in the U.S. using the same strategies of selling the IVMRI catheter to medical centers and encouraging participation in a post-marketing clinical program.

We also intend to explore opportunities for expanding our current cardiology products portfolio, such as other imaging and diagnostic catheters or therapeutic catheters where we have core capabilities and know-how or which are synergetic applications to our IVMRI catheter.

Further, in the field of urology, we plan to complete the first pre-clinical trials with our preliminary prototype for prostate imaging using excised human prostates. Based on the results obtained, we plan to develop and test a clinical prototype in urology and then seek regulatory approval to market a final product.

Risks Associated with Our Business

Our business is subject to numerous risks, as more fully described in the section entitled “Risk Factors.” We may be unable for many reasons, including those that are beyond our control, to implement our current business strategy. We are dependent on our success in completing the required testing of our IVMRI catheter system, obtaining the regulatory clearances and commercializing IVMRI in major markets. In the event that the completion of the testing required for FDA approval is delayed or the FDA requires additional testing to be conducted, the time for filing the application and for getting the FDA’s response or clearance would be delayed. Also, in the event that the FDA requires us to file a pre-market approval, or PMA, a more detailed process for obtaining marketing approvals, the time until we may market the IVMRI in the United States would be further delayed.

Moreover, our business is subject to a number of risks associated with our operations in Israel. Our operations will be directly influenced by political, economic and military conditions affecting Israel. In addition, because a substantial portion of our revenues will be in U.S. dollars or Euros and our expenses will primarily be in Israeli currency, any fluctuation in exchange rates between these currencies could adversely impact our financial condition.

Corporate Information

We were incorporated in Delaware as TopSpin Medical, Inc. on September 20, 1999. On September 1, 2005, we listed certain of our shares on the TASE as part of our initial public offering. Our principal executive office is located at 2 Yodfat Street, Third Floor, North Industrial Area, Lod 71291, Israel. Our telephone number is 972-8-9200033. Our website is located at www.topspin.co.il. The information found on, or accessible through, the website is not part of this prospectus.

THE OFFERING

Series 2 Warrants	25,000,000 Series 2 Warrants

Convertible Bonds	50,000,000 NIS aggregate principal amount

Common Stock underlying Warrants and Convertible Bonds	84,523,809 shares

Use of Proceeds	We will not receive any of the proceeds from the sale of the Series 2 Warrants, Convertible Bonds or Common Stock by the selling security holders. We expect to use the proceeds from the exercise of the Series 2 Warrants, if any, to fund research and development activities and for general corporate purposes.

TASE Common Stock Symbol	TOPMD

TASE Series 1 Warrant Symbol	TOPMD.W1

TASE Series 2 Warrant Symbol	TOPMD.W2

TASE Series 3 Warrant Symbol	TOPMD.W3

TASE Series A Convertible Bond Symbol	TOPMD.B1

Throughout this prospectus, the Convertible Bonds and Series 2 Warrants are discussed according to their value in NIS. We keep our financial records and pay all executive compensation in that currency. The exercise price of our Series 1 Warrants are also in NIS, but are linked to the NIS/Dollar exchange rate. On June 29, 2007, 4.249 NIS was equal to one U.S. dollar. The voluntary conversion rate of the Convertible Bonds and the exercise price of the Series 2 Warrants, both 0.84 NIS, were equal to $0.20 on June 29, 2007.

There is no current or intended U. S. market for our securities. We have undertaken to file a registration statement, of which this prospectus is a part, to satisfy the request of the TASE that we register our securities with the SEC prior to the listing of the Convertible Bonds, Series 2 Warrants and underlying shares of Common Stock on the TASE. The TASE has made this request because we, as a U. S. company, cannot guarantee that U. S. investors will not buy our securities.

SUMMARY OF CONSOLIDATED FINANCIAL DATA

The summary consolidated financial data set forth below is derived from our consolidated financial statements. The consolidated statement of operations data for the years ended December 31, 2005 and December 31, 2006 and for the period from inception (September 20, 1999) through December 31, 2006 are derived from our audited consolidated financial statements included elsewhere in this prospectus. The consolidated statements of operations data for the six month periods ended June 30, 2007 and 2006 and the consolidated balance sheet data as of June 30, 2007 are derived from our unaudited consolidated financial statements included elsewhere in this prospectus.

Consolidated Statements of Operations:

			Period from
			Inception
			(September 20,
	Year Ended		1999) through	Six Months Ended
	December 31,		December 31,	June 30,
	2006	2005	2006	2007	2006
	NIS in thousands (except share data)

Research and development expenses	25,371	15,995	93,253	15,004	9,606
Less — participation of the office of the Chief Scientist	(4,238)	(5,119)	(12,004)	(3,212)	(1,829)

Research and development expense, net	21,133	10,876	81,249	11,792	7,777
Selling and marketing expenses	445	43	1,597	590	60
General and administrative expenses	11,376	5,066	39,417	4,664	3,912

Operating loss	(32,954)	(15,985)	(122,263)	(17,046)	(11,749)
Financing income (expenses), net	(5,611)	1,660	(5,681)	1,860	71

Loss before cumulative effect of a change in accounting principles	(38,565)	(14,325)	(127,944)	(15,186)	(11,678)
Cumulative effect of a change in accounting principles	(238)	—	(238)	—	(238)

Net loss	(38,803)	(14,325)	(128,182)	(15,186)	(11,916)

Loss before cumulative effect of a change in accounting principle per ordinary share	(0.24)	(0.11)		(0.09)	(0.07)

Cumulative effect of a change in accounting principle per ordinary share	(.002)	—		—	(0.002)

Basic and diluted loss per ordinary share	(0.24)	(0.11)		(0.09)	(0.07)

Weighted average number of ordinary shares outstanding used in basic and diluted net loss per share calculation	158,775,534	130,712,155		163,487,681	158,650,932

Balance Sheet Data (as of June 30, 2007):

June 30,
2007
NIS in thousands

ASSETS
CURRENT ASSETS
Cash and cash equivalents	14,090
Restricted Deposit	52,025
Other receivables and prepaid expenses	3,464

69,579

LONG-TERM ASSETS
Restricted lease deposit	515
Severance pay fund	36
Prepaid lease payments	198

749

Property and equipment, net	2,052

Deferred Issuance Expenses	3,318

75,698

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Trade payables	2,565
Other accounts payables and accrued expenses	8,221

10,786

LONG TERM LIABILITIES
Accrued severance pay	283

Liabilities in respect of options to employees and consultants	7,464
Liability in respect of warrants to investors	6,099
Embedded conversion feature in convertible debentures	6,248
Embedded derivative related to issuance expenses	772
Convertible debentures	36,617

57,200

SHAREHOLDERS’ EQUITY
Ordinary shares of $0.001 par value:
Authorized 500,000,000 shares; Issued and outstanding 184,941,173 shares	832
Additional paid in capital	163,285
Accumulated deficit during the development stage	(156,688)

7,429

75,698

RISK FACTORS

This investment has a high degree of risk. Before you invest, you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results, and financial condition could be harmed and the value of our stock could go down. This means you could lose all or part of your investment.

Risks Related to our Business and Industry

We have not generated any revenue yet and are dependent on the success of our IVMRI catheter to sustain our operations.

Our only potential revenues in the near term will be derived from sales of our IVMRI catheter system to physicians, hospitals and other healthcare professionals. The creation of a market for our product depends on a number of factors, such as:

•	regulatory approval;

•	physicians accepting the benefits of the use of MRI technology in conjunction with angiography;

•	physician experience with MRI-based catheterizations;

•	the availability of, and physicians’ willingness to participate in, training required to gain proficiency in the use of our IVMRI technology;

•	perceived risks generally associated with the use of new products and procedures;

•	the availability of alternative treatments or procedures that are perceived to be or are more effective, safer, easier to use or less costly than MRI-based technology;

•	the availability of effective treatments for patients diagnosed with our MRI-based technology;

•	availability of adequate reimbursement by patients’ third-party insurers; and

•	marketing efforts and publicity regarding our MRI technology.

Our MRI technology product also may not adequately address market requirements and may not gain market acceptance among physicians, healthcare payors and the medical community due to factors such as:

•	the actual and perceived ease of use of our IVMRI catheter;

•	the cost, performance, benefits and reliability of our IVMRI catheter relative to the products and services offered by our competitors;

•	the lack of perceived benefit of integration of our IVMRI catheter into the current catheterization procedure; and

•	the extent and timing of technological advances.

If our MRI imaging technology does not gain wide market acceptance, we may not be able to achieve our anticipated growth, revenues, or profitability and our operations will suffer.

We plan to expend a significant amount of resources in an area of medical device research for which no market currently exists.

We plan to conduct a significant amount of research and investment in methods of diagnosing unstable coronary plaques that may cause heart attacks. Companies, including us, are currently in the early stages of development of such methods and the creation of a market for devices that assist in diagnosis of such coronary plaques. The creation of a market for this new technology may take several years and significant resources and there is a risk that the market for these devices will never exist or will be very limited in size. Our inability to create a market for these devices would adversely impact our potential revenues, results of operations and financial condition.

We do not have an operating history and cannot assure you that we will achieve profitability.

We were formed in September 1999 and continue to be a development stage company. As of the date of this prospectus, we have not yet started sales of our products. Thus, we have not had any income from current operations. In addition, even if we obtain all necessary approvals to market our products, there is no certainty that there will be a sufficient demand to justify the production and marketing of our products. There is also no certainty about the growth rate of the market for the detection and diagnoses of coronary artery lesions. Failure to achieve and sustain profitability would negatively impact our ability to sustain our business operations.

The field of preventative medicine depends upon macroeconomic factors such as government health care spending and budget cuts, and economic recession.

Spending in the field of preventative medicine depends upon factors that are outside of our control, such as the state of the economy and governmental policy. The United States, the European Union, Japan and other developed countries earmark limited budgets for government spending on preventative medicine. These budgets may affect our ability to effectively market our products that use our MRI technology, which would adversely affect our potential revenues, results of operations and financial condition.

We must establish efficient methods for selling our products in the applicable markets.

At the time of this prospectus, we do not possess any customers. Before we may begin sales operations, we must establish an effective marketing organization for our IVMRI catheter system. Establishing distribution agreements and/or a direct sales force for this product will require considerable expenditure. If we cannot enter into favorable distribution arrangements or establish a direct sales force for distribution in the United States, the European Union and Japan our plan of operation will be adversely affected.

If the pre-clinical and clinical studies that are required to gain regulatory approval are delayed or unsuccessful, we may not be able to market our product or develop advanced generation products and our business prospects may suffer.

We have just entered the marketing stage of our IVMRI catheter in Europe and are currently in the pre-marketing stage of our IVMRI catheter in the rest of the world and are beginning to develop new applications of our technology in other areas. We may experience delays in any phase of the development of our products and their commercial launch, including during research and development and clinical trials. Implementing a clinical study is time consuming and expensive, and the outcome is uncertain. The completion of any of these studies may be delayed or halted for numerous reasons, including, but not limited to, the following:

•	the FDA, institutional review boards, the European Union Notified Bodies, or other regulatory authorities do not approve a clinical study protocol or place a clinical study on hold;

•	patients do not enroll in a clinical study or results from patient participants are not received at the expected rate;

•	patients experience adverse events, including adverse events to our or a co-sponsor’s drug candidate or device;

•	patients die during a clinical study for a variety of reasons that may or may not be related to our product, including the advanced stage of their disease and other medical problems;

•	third-party clinical investigators do not perform the clinical studies on the anticipated schedule or consistent with the clinical study protocol and good clinical practices, or other third-party organizations do not perform data collection and analysis in a timely or accurate manner;

•	regulatory inspections of manufacturing facilities, which may, among other things, require us to undertake corrective action or suspend the clinical studies;

•	changes in governmental regulations or administrative actions;

•	the interim results of the clinical study are inconclusive or negative; and

•	the study design, although approved and completed, is inadequate to demonstrate safety and efficacy.

Clinical studies may require the enrollment of large numbers of patients, and suitable patients may be difficult to identify and recruit.

Patient enrollment in clinical studies and the completion of patient follow-up depend on many factors, including the size of the patient population, the study protocol, the proximity of patients to clinical sites, eligibility criteria for the study and patient compliance. For example, patients may be discouraged from enrolling in our clinical studies if the applicable protocol requires them to undergo extensive post-treatment procedures or if they are persuaded to participate in different contemporaneous studies conducted by other parties. Delays in patient enrollment or failure of patients to continue to participate in a study may result in an increase in costs, delays or the failure of the study. Further, if we are forced to contribute greater financial and clinical resources to a study because of a delay, valuable resources will be diverted from other areas of our business. Such events may have a negative impact on our business by impeding our ability to market our product or compete with other imaging products in the cardiac, urological or other markets and may reduce our potential revenues.

Competition from companies that have longer operating histories and greater resources than us may harm our business.

The medical device industry, including the market for our product, is highly competitive, subject to rapid technological change and significantly affected by new product introductions and market activities of other participants. In addition, as the markets for medical devices, including MRI-based products, develop, additional competitors could enter the market. To compete effectively, we will need to continue to demonstrate that our product is an attractive alternative to other devices and treatments. Our continued success depends on our ability to:

•	innovate and maintain scientifically advanced technology;

•	apply our technology in multiple product opportunities and markets;

•	successfully conduct or sponsor clinical studies that expand our markets;

•	obtain and maintain patent protection for our product;

•	obtain and maintain regulatory clearance or approvals;

•	cost-effectively manufacture and successfully market our product; and

•	attract and retain skilled personnel.

With respect to our IVMRI catheter, our biggest competitors are Boston Scientific, Volcano Corporation, Terumo Medical Corporation and Goodman Corporation. These competitors are substantially larger than us and may enjoy competitive advantages, including:

•	more established distribution networks;

•	entrenched relationships with physicians;

•	greater experience in launching, marketing, distributing and selling their products;

•	greater experience in obtaining and maintaining the FDA and other regulatory clearances and approvals;

•	established relationships with healthcare providers and payors; and

•	greater financial and other resources for product development, sales and marketing, acquisitions of products and companies and intellectual property protection.

These companies have developed novel products related to the detection and diagnosis of lesions in the coronary arteries using technologies that are alternatives to our MRI-based product. We may not be able to compete successfully with alternative competitor products and sales of our MRI-based imaging product may not meet our expectations.

Competing products and alternative cardiovascular disease prevention methods may reduce market share.

The development of new technologies by our competitors and new methods for preventing cardiovascular disease may decrease the potential market for our MRI based products. We are affected by competing intravascular imaging and diagnostics products. These products include thermography, optical coherence tomography, NIR spectroscopy, intravascular ultrasound or IVUS. To the best of our knowledge, no competitor is developing an intravascular imaging system based on MRI. The choice of patients and medical professionals to utilize these alternative imaging products could impede our success. Additionally, the development of pharmaceutical treatments for cardiovascular disease through the treatment of coronary lesions and the development of noninvasive imaging devices, such as imaging equipment with a high three-dimensional resolution and a pronounced capability for characterizing organ tissues may decrease the need for intravascular imaging or the need for intravascular treatment in general. Furthermore, medical research on coronary lesions, the course of their development over time, their incidence and the effect of various treatments on the risk they pose to patients may increase or decrease the market for intravascular imaging generally or by means of our MRI-based method, which could result in a decreased market demand for our MRI-based products.

Failure to improve and expand our technology may render our product obsolete.

Invasive cardiology is distinguished by its fast development. The results of our operations depend upon our ability to regularly devise new generations of our cardiac product and sell these new products on a commercial basis. There is no certainty that our research and development will bear fruit or that we will manage to sustain research and development at a consistent level to compete in our market.

Our future success will also depend upon our ability to develop additional products and expand our technology into areas outside of cardiology. Frequently, product development programs require assessments to be made of future clinical need and commercial feasibility, which are difficult to predict. Customers may forego purchases of our products and purchase our competitors’ products as a result of delays in introduction of our new products and enhancements, failure to choose correctly among technical alternatives or failure to offer innovative products or enhancements at competitive prices and in a timely manner. In addition, announcements of new products may result in a delay in or cancellation of purchasing decisions in anticipation of such new products. We may not have adequate resources to effectively compete in the marketplace. Any delays in improved technology or product releases may negatively affect our business and result in lower potential sales and revenue.

The risks inherent in our international operations may adversely impact our revenues, results of operations and financial condition.

We anticipate that we will derive a significant portion of our revenues from operations in Europe. As we expand internationally, we will need to hire, train and retain qualified personnel for our direct sales efforts and retain distributors and train their personnel in countries where language, cultural or regulatory impediments may exist. We cannot ensure that distributors, physicians, regulators or other government agencies will accept our products, services and business practices. The sale and shipment of our products and services across international borders, as well as the purchase of components from international sources, subject us to extensive U.S. and foreign governmental trade regulations. Compliance with such regulations is costly. Any failure to comply with applicable legal and regulatory obligations could impact us in a variety of ways that include, but are not limited to, significant criminal, civil and administrative penalties, including imprisonment of individuals, fines and penalties, denial of export privileges, seizure of shipments and restrictions on certain business activities. Failure to comply with applicable legal and regulatory obligations could result in the disruption of our shipping and sales activities. Our international sales operations also expose us and our representatives, agents and distributors to risks inherent in operating in foreign jurisdictions, including:

•	our ability to obtain, and the costs associated with obtaining, export licenses and other required export or import licenses or approvals;

•	operating under government-run healthcare systems and changes in third-party reimbursement policies;

•	changes in duties and tariffs, taxes, trade restrictions, license obligations and other non-tariff barriers to trade;

•	burdens of complying with a wide variety of foreign laws and regulations related to healthcare products;

•	costs of localizing product and service offerings for foreign markets;

•	business practices favoring local companies;

•	longer payment cycles and difficulties collecting receivables through foreign legal systems;

•	difficulties in enforcing or defending agreements and intellectual property rights;

•	fluctuations in the currencies of foreign states in which our product is being produced and sold; and

•	changes in foreign political or economic conditions.

We cannot ensure that one or more of these factors will not harm our business. Any change in our ability to sell our product on the international market would adversely impact our potential revenues, results of operations and financial condition.

If we are unable to recruit, hire and retain skilled and experienced personnel, our ability to effectively manage and expand our business will be harmed.

Our success largely depends on the skills, experience and efforts of our officers and other key employees who may terminate their employment at any time. The loss of any of our senior management team, in particular our President and Chief Executive Officer, Mr. Erez Golan, could harm our business. Our agreement with Mr. Golan and agreements with other TopSpin Israel employees do not guarantee that these employees will remain employed by us in the future. Our ability to retain our skilled workforce and our success in attracting and hiring new skilled employees will be a critical factor in determining whether we will be successful in the future. We face challenges in hiring, training, managing and retaining employees in certain areas including clinical, technical, sales and marketing. This could delay new product development and commercialization, and hinder our marketing and sales efforts, which would adversely impact our competitiveness and financial results.

If we fail to properly manage our anticipated growth, our business could suffer.

Rapid growth of our business is likely to place a significant strain on our managerial, operational and financial resources and systems. We anticipate that we will continue to grow as our product enters into the commercial market. To execute our anticipated growth successfully, we must attract and retain qualified personnel and manage and train them effectively. In addition, we anticipate hiring additional personnel to assist in the commercialization of our current product and in the development of future products. We will be dependent on our personnel and third parties to effectively market and sell our current and future products to an increasing number of customers. We will also depend on our personnel to develop and manufacture new products and product enhancements. Further, our anticipated growth will place additional strain on our suppliers resulting in increased need for us to carefully monitor for quality assurance. Any failure by us to manage our growth effectively could have an adverse effect on our ability to achieve our development and commercialization goals and on our potential revenues, results of operations and financial condition.

Lack of sufficient funding sources for the completion of research and development, achieving regulatory permits and marketing may slow or stop our business operations.

The funding resources at our disposal may prove insufficient for covering the completion of the necessary research and development and the receipt of the required regulatory permits. Our financing needs may change substantially because of the results of research and development, competition, clinical trials and costs arising from additional regulatory approvals. There is no way of ensuring that we will succeed in raising additional funds if needed. If we cannot secure additional capital or funding to meet our development and operational needs, we may have to curtail or discontinue our operations.

In our certificate of incorporation, we have adopted certain provisions that differ from the default provisions generally applicable to Delaware corporations; certain of these certificate of incorporation provisions may be unenforceable and stockholder rights may be adversely affected.

Our certificate of incorporation contains certain provisions of Israeli law that materially differ from the default provisions included in the Delaware General Corporation Law, or DGCL. While Delaware permits companies to adopt provisions that differ from the default Delaware provisions, certain of the provisions contained in our Certificate of Incorporation may be inconsistent with Delaware public policy and may not be upheld by the Delaware courts in the event of a dispute. These provisions include:

•	Our certificate of incorporation incorporates sections 184 and 185 of the Israeli Companies Law regarding stockholder inspection rights. This provision grants shareholders the absolute right, upon written request, to inspect certain corporate records related to transactions that require a stockholder vote. The provision also allows our Board of Directors to withhold information for reasons of confidentiality or to prevent harm to us. These provisions could violate Delaware corporate principles to the extent that they give the Board the complete discretion to make such determination or permit the withholding of information.

•	Article VI of our certificate of incorporation references sections 194 to 218 of the Israeli Companies Law. Section 194 of the Israeli Companies Law permits either a stockholder, director or a creditor of a corporation to file a derivative claim against the Company and to challenge an improper distribution made by the Company. Such a provision may be inconsistent with Delaware corporate principles, which generally give only shareholders a recognizable interest in the corporation when the corporation is not insolvent. In addition, the Israeli law provisions allow shareholders to proceed with a derivative action even when a demand is rejected by the Board of Directors. Delaware law would allow an action to continue after rejection by the Board only if a majority of the Board was tainted. Lastly, the provisions referenced in our Certificate of Incorporation enumerate provisions applicable to class actions. While Delaware law is silent on such matters, the rules applicable to class actions are generally governed by the laws of the relevant court and cannot be influenced through charter provisions.

•	Our certificate of incorporation also references Israeli law provisions applicable to tender offers. While Delaware law is silent on matters regarding tender offers, Delaware may find certain of these provisions regulating tender offers to be unenforceable. Section 337 of the Israeli Companies Law, for example, provides that, in the event of a successful tender offer, shares held by non-tendering shareholders will also be transferred if they constitute less than 5% of the outstanding stock. Such forced sale would most likely violate the rights of shareholders under Delaware law and would not be valid unless expressly approved by the affected shareholders.

The provisions of Israeli law included in our certificate of incorporation are only applicable to the extent permitted by Delaware law. In the event of a conflict between the provisions in our certificate of incorporation and Delaware law, Delaware law will prevail. Therefore, stockholders may possess fewer rights than are enumerated in our certificate of incorporation.

If the Convertible Bonds and Series 2 Warrants are not listed for trade on the Tel Aviv Stock Exchange by September 23, 2007, then they must be redeemed.

We received gross proceeds of 47,500,000 NIS, or approximately $11,682,242, in a November 23, 2006 private placement of our Convertible Bonds and Series 2 Warrants. The selling security holders paid 95% of the face value to receive the Convertible Bonds and also received one Series 2 Warrant for every 2.00 NIS invested in Convertible Bonds. In the agreement which governs the private placement, we originally undertook to list these securities for trade on the TASE no later than May 23, 2007. We renegotiated the transaction in April 2007 to provide that the securities must not be listed for trade on the TASE until July 23, 2007. We subsequently renegotiated the terms of the transaction such that the securities must be listed for trade on TASE by September 23, 2007. In the event that the securities are not listed for trade by September 23, 2007, then the holders of those securities must be repaid (1) the outstanding principal balance of the Convertible Bonds, the corresponding amount being linked to the Consumer Price Index, and (2) interest totaling 11.67% of the principal for the period from November 23, 2006 through the date of the payment, as linked to the Israeli Consumer Price Index. The total amount that we would be required to repay would equal approximately 55,835,000 NIS, or approximately $13,140,738, which consists of 50,000,000 NIS (approximately $11,767,474) in principal and 5,835,000 NIS (approximately $1,373,264) in interest. Failure to list the Convertible Bonds or Series 2 Warrants and the mandatory repayment of the proceeds of the private placement would impact our plan of operation and would adversely impact our potential revenues, results of operations and financial condition.

Notices regarding the Series 2 Warrants and Convertible Bonds are not required to be published in the United States or in English and a U.S. investor may not receive notices regarding meetings of warrant or bond holders and other matters regarding the Series 2 Warrants and Convertible Bonds.

We are required to give notice to the holders of the Series 2 Warrants and Convertible Bonds for all matters regarding those warrants or bonds in both of two methods: (1) through the delivery by registered mail of the notice in English and Hebrew to every record holder of the Series 2 Warrants or Convertible Bonds at the holder’s last known address and (2) through publication of the notice in Hebrew in two Israeli newspapers of large distribution. The notice by mail must only be sent to the record holders of the Series 2 Warrants or Convertible Bonds and not to beneficial holders whose Series 2 Warrants or Convertible Bonds are held by the nominee holder, which is the Registration Company of Bank Hapoalim Ltd. In addition, no newspaper publications will be made in the United States regarding the Series 2 Warrants or Convertible Bonds. Lastly, no publications in Israel will be in English. Therefore, if a United States investor invests in the securities offered through this prospectus, there is a risk that the U.S. Series 2 Warrant holder, or Convertible Bondholder, may not receive notice of important matters pertaining to its rights in the Series 2 Warrants or Convertible Bonds. The lack of notification could result in the U.S. holder’s rights being adversely affected without any input from that holder.

The Series 2 Warrants, Convertible Bonds and shares of Common Stock underlying the Series 2 Warrants and Convertible Bonds being offered under this prospectus are subject to certain restrictions regarding the resale of those securities on the TASE which may negatively affect the price at which the Series 2 Warrants, Convertible Bonds and shares of Common Stock underlying the Series 2 Warrants and Convertible Bonds may be sold.

Pursuant to TASE regulations, certain restrictions affect the ability of the holders of our Series 2 Warrants and Convertible Bonds, including shares of our Common Stock underlying the Series 2 Warrants and Convertible Bonds, to resell those securities on the TASE. The Series 2 Warrants and Convertible Bonds, including the underlying shares, received under this offering may not be sold through the TASE for six months following the date of issuance of the Series 2 Warrants and Convertible Bonds. In addition, after the first six months following their issuance, the Series 2 Warrants and Convertible Bonds, including the underlying shares, may only be sold on the TASE in the following six quarters if two conditions are met: (1) the number of Series 2 Warrants and Convertible Bonds, including the underlying shares, that are offered on the TASE on each trading day is no greater than the average trading volume on the TASE of our shares of Common Stock during the eight week period immediately prior to the day those securities are offered on the TASE and (2) the number of Series 2 Warrants and Convertible Bonds, including the underlying shares, offered on the TASE in each quarter may be no greater than 1% of the shares of our issued and outstanding capital stock. These restrictions only apply to the Series 2 Warrants and Convertible Bonds, including the underlying shares, to be traded on the TASE, and holders of the Series 2 Warrants and/or the Convertible Bonds, including the underlying shares, may transfer such Series 2 Warrants and/or Convertible Bonds, including such underlying shares, other than through the TASE without any such restrictions. The restrictions regarding the trading of the Series 2 Warrants and Convertible Bonds, including the underlying shares, however, will also continue to apply to subsequent holders who acquire the Series 2 Warrants and Convertible Bonds, including the underlying shares. These restrictions on resale of the Series 2 Warrants and Convertible Bonds, including the underlying shares, may negatively affect the price at which the holders of those securities may resell such securities.

You are urged to consider the U.S. federal income tax consequences of owning the Convertible Bonds, Series 2 Warrants, and Common Stock.

As a result of their contingent principal and interest features, the Convertible Bonds are expected to be, and we intend to treat the Convertible Bonds as, subject to the Treasury Regulations governing contingent payment debt instruments that are not treated as publicly traded or as issued for cash. Under this treatment, for U.S. federal income tax purposes, a U.S. holder will be required to accrue interest with respect to the noncontingent component of the Convertible Bonds as original issue discount and will be required to report interest with respect to the contingent component of the Convertible Bonds in accordance with such regulations. A discussion of the U.S. federal income tax consequences of ownership of the Convertible Bonds is set forth in this prospectus under the heading “United States Federal Income and Estate Tax Considerations.”

Risks Related to Government Regulation

If we fail to obtain, or experience significant delays in obtaining regulatory permits or approvals for our product or product enhancements, our ability to commercially distribute and market our product could suffer.

Our product is subject to rigorous regulation by the FDA in the United States, the Notified Bodies in the European Union and numerous other foreign governmental authorities. The process of obtaining regulatory authorizations to market a medical device, particularly from the FDA, can be costly and time consuming, and there can be no assurance that such authorizations will be granted on a timely basis, if at all. In particular, the FDA permits commercial distribution of a new medical device only after the device has received 510(k) clearance or is the subject of an approved pre-market approval, or PMA, application. The FDA will clear marketing of a medical device through the 510(k) process if it is demonstrated that the new product is substantially equivalent to other 510(k)-cleared products. The PMA approval process is more costly, lengthy and uncertain than the 510(k) clearance process. Introduction into to the market of products we develop that require regulatory clearance or approval may be delayed. In addition, because we cannot assure you that any new products or any product enhancements we develop will be subject to the shorter 510(k) clearance process, the regulatory approval process for our products or product enhancements may take significantly longer than anticipated. There is no assurance that the FDA will not require that a new product or product enhancement go through the lengthy and expensive PMA approval process. To date, we have not received the necessary FDA approvals to market our products.

In the 25 member states of the EU, there is a consolidated system for the authorization of medical devices. The system of regulating medical devices operates by way of a certification for each medical device. Each certificated device is marked with a CE mark which shows that the device has a Certificat de Conformité. There are National Bodies, also known as Competent Authorities, in each member state that oversee the implementation of the EU Medical Device Directive within their jurisdiction. The means for achieving the requirements for a CE mark vary according to the nature of the device. Under the requirements of EU member states, our product is required to be assessed by a Notified Body. If a Notified Body of one member state has issued a Certificat de Conformité, the device can be sold throughout the European Union without further conformance tests being required in other member states.

Also, although we have already received the necessary approval for marketing our IVMRI catheter in Europe, we must continue to comply with the EU’s regulations and directives. Our failure to comply with such regulations could lead to the imposition of injunctions, suspensions or loss of regulatory clearances or approvals, product recalls, termination of distribution, product seizures or civil penalties. In the most egregious cases, criminal sanctions or closure of our manufacturing facilities are possible.

Further, we are currently conducting pre-clinical and clinical studies of some of our products in Europe, Israel and the United States. Clinical studies must be conducted in compliance with regulations of the FDA and those of regulatory agencies in other countries in which we conduct clinical studies. The data collected from these clinical studies will ultimately be used to support market clearance for our products. There is no assurance that the Israeli, U.S., EU or other foreign regulatory bodies will accept the data from these clinical studies or that they will ultimately allow market clearance or approval for our products. Regulatory delays or failures to obtain clearances and approvals would adversely impact our potential revenues, results of operations and financial condition.

Modifications to our IVMRI product may require new regulatory clearances or approvals or may require us to recall or cease marketing our IVMRI product until clearances are obtained.

Modifications to our products may require new 510(k) clearances or PMA approvals or require us to recall or cease marketing the modified devices until these clearances or approvals are obtained. The FDA requires device manufacturers to initially make and document a determination of whether or not a modification requires a new approval, supplement or clearance. A manufacturer may determine that a modification could not significantly affect safety or efficacy and does not represent a major change in its intended use, so that no new 510(k) is necessary. However, the FDA can review a manufacturer’s decision and may disagree. The FDA may also on its own initiative determine that a new clearance or approval is required. We may need to make additional modifications to our product in the future that we believe do not or will not require additional clearances or approvals. If the FDA disagrees and requires new clearances or approvals for the modifications, we may be required to recall and to stop marketing our product as modified, which could require us to redesign our product.

If a manufacturer determines that a modification to an FDA-cleared device could significantly affect its safety or efficacy, or would constitute a major change in its intended use, then the manufacturer must file for a new 510(k) clearance or possibly a PMA approval. Where we determine that modifications to our products require a new 510(k) clearance or PMA approval, we may not be able to obtain those additional clearances or approvals for the modifications or additional indications in a timely manner, or at all. For those products sold in the European Union, we must notify the EU Notified Body that gave us our initial approval if significant changes are made to our products or if there are substantial changes to our quality assurance systems affecting those products. Delays in obtaining required future clearances or approvals would adversely affect our ability to introduce new or enhanced products in a timely manner, and would adversely impact our potential revenues, results of operations and financial condition.

Our products may in the future be subject to product recalls that could harm our reputation, business and financial results.

The FDA and similar foreign governmental authorities have the authority to require the recall of commercialized products in the event of material deficiencies or defects in design or manufacture. In the case of the FDA, the authority to require a recall must be based on an FDA finding that there is a reasonable probability that the device would cause serious adverse health consequences or death. In addition, foreign governmental bodies have the authority to require the recall of our products in the event of material deficiencies or defects in design or manufacture. Manufacturers may, under their own initiative, recall a product if any material deficiency in a device is found. A government-mandated or voluntary recall by us or one of our distributors could occur as a result of component failures, manufacturing errors, design or labeling defects or other deficiencies and issues. Recalls of any of our products would divert managerial and financial resources, and have an adverse effect on our financial condition and results of operations.

If our product, or a malfunction of our product, causes or contributes to death or serious injury, we will be subject to medical device reporting regulations, which can result in voluntary corrective actions or agency enforcement actions.

Under the FDA medical device reporting regulations, medical device manufacturers are required to report to the FDA information that a device has or may have caused or contributed to a death or serious injury or has or may have a malfunction that would likely cause or contribute to death or serious injury if the malfunction were to reoccur. All manufacturers placing medical devices in the market in the European Union are legally bound to report any serious or potentially serious incidents involving devices they produce or sell to the Competent Authority in whose jurisdiction the incident occurred. Malfunction of our products could result in future voluntary corrective actions, such as recalls or customer notifications, or agency action, such as inspection or enforcement action. If someone is harmed by a malfunction or by product mishandling, we may be subject to product liability claims. Any corrective action, whether voluntary or involuntary, as well as defending ourselves in a lawsuit, will require the dedication of our time and capital, distract management from operating our business, and would adversely impact our potential revenues, results of operations and financial condition.

We may be subject to Federal, state and foreign healthcare fraud and abuse laws and regulations and other regulatory reforms, and a finding of failure to comply with such laws, regulations and reforms could have a material adverse effect on our business.

Our operations may be directly or indirectly affected by various broad Federal and state healthcare fraud and abuse laws. These include the Federal anti-kickback statute, which prohibits any person from knowingly and willfully offering, paying, soliciting or receiving remuneration, directly or indirectly, in return for or to induce the referring, ordering, leasing, purchasing or arranging for or recommending the ordering, purchasing or leasing of an item or service, for which payment may be made under Federal healthcare programs, such as the Medicare and Medicaid programs. The Federal anti-kickback statute is very broad in scope, and many of its provisions have not been uniformly or definitively interpreted by existing case law or regulations. In addition, many states have adopted laws similar to the Federal anti-kickback statute, and some of these laws are broader than that statute in that their prohibitions are not limited to items or services paid for by a Federal healthcare program but, instead, apply regardless of the source of payment.

While we do not currently have any such relationships, in the event that we enter into financial relationships with healthcare providers and others who provide products or services to Federal healthcare program beneficiaries or who are in a position directly or indirectly to recommend or arrange for use of our product, we will potentially be governed by the Federal anti-kickback statute and similar state laws. If our future operations are found to be in violation of these laws, we or our officers individually may be subject to civil or criminal penalties, including large monetary penalties, damages, fines, imprisonment and exclusion from Medicare and Medicaid program participation.

In addition, Federal and state authorities and private whistleblower plaintiffs recently have brought actions against manufacturers alleging that the manufacturers’ activities constituted aiding and abetting healthcare providers in the submission of false claims, or alleging that the manufacturers themselves made false or misleading statements to the Federal government. Such investigations or litigation could be time-consuming and costly to us and could divert management’s attention from operating our business, which could have a material adverse effect on our business. In addition, if our activities were found to violate Federal or state false claims provisions, it could have a material adverse effect on our business and results of operations.

We could also be subject to investigation and enforcement activity under Title II of the Health Insurance Portability and Accountability Act of 1996, or HIPAA, which created a new Federal healthcare fraud statute that prohibits knowingly and willfully executing a scheme to defraud any healthcare benefit program, including private payors. A violation of this statute is a felony and could result in fines, imprisonment or exclusion from government-sponsored programs.

In the United States, there have been a number of legislative and regulatory proposals to change the healthcare system in ways that could impact our ability to sell our products profitably. Federal and state lawmakers regularly propose and, at times, enact new legislation establishing significant changes in the healthcare system. We cannot predict whether new Federal legislation will be enacted in the future or the full impact that any such new legislation will have on our business. The potential for adoption of healthcare reform proposals on a state-by-state basis could require us to develop state-specific marketing and sales approaches. In addition, we may experience pricing pressures in connection with the sale of our products due to additional legislative proposals or healthcare reform initiatives. Our results of operations and our business could be adversely affected by future healthcare reforms.

In the European Union, legislation on inducements offered to physicians and other healthcare workers or hospitals differ from country to country. Breach of the laws relating to such inducements may expose us to the imposition of criminal sanctions. It would adversely impact our potential revenues, results of operations and financial condition.

If our customers are unable to obtain coverage of or sufficient reimbursement for procedures performed with our product, it is unlikely that our products will be widely used.

Our success is contingent upon the policies of medical insurers and patient’s rights to receive reimbursement for medical procedures involving the use of our IVMRI product. Healthcare providers that purchase medical devices for treatment of their patients generally rely on third-party payors to reimburse all or part of the costs and fees associated with the procedures performed with these devices. Both public and private insurance coverage and reimbursement plans are central to new product acceptance. Customers are unlikely to use our product if they do not receive reimbursement adequate to cover the cost of our product and its related procedures.

To the extent that we sell our products internationally, market acceptance may depend, in part, upon the availability of reimbursement within prevailing healthcare payment systems. Reimbursement and healthcare payment systems in international markets vary significantly by country, and by region in some countries, and include both government-sponsored healthcare and private insurance. We may not obtain international reimbursement approvals in a timely manner, if at all.

In the United States, as well as in foreign countries, government-funded or private insurance programs, commonly known as third-party payors, pay the cost of a significant portion of a patient’s medical expenses. No uniform policy of coverage or reimbursement for medical technology exists among all these payors. Therefore, coverage of and reimbursement for medical technology can differ significantly from payor to payor. All third-party reimbursement programs, whether government funded or insured commercially are developing increasingly sophisticated methods of controlling healthcare costs through prospective reimbursement and capitation programs, group purchasing, redesign of benefits, second opinions required prior to major surgery, careful review of bills, encouragement of healthier lifestyles and exploration of more cost-effective methods of delivering healthcare. These types of programs and legislative changes to reimbursement policies could potentially limit the amount which healthcare providers may be willing to pay for medical devices.

As a result, third-party reimbursement and coverage for our product may not be available or adequate in either the United States or international markets. Future legislation, regulation, coverage or reimbursement policies of third-party payors may limit our ability to sell our product which would adversely impact our potential revenues, results of operations and financial condition.

Our costs will increase significantly as a result of operating as a United States public company, and our management will be required to devote substantial time to comply with public company regulations.

We are now required to comply with legal, accounting and other expenses that we did not incur prior to the recent registration of certain of our securities in the second quarter of 2007. In addition, the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, as well as new rules subsequently implemented by the SEC, have imposed various new requirements on public companies, including changes in corporate governance practices. The Sarbanes-Oxley Act requires us to maintain effective disclosure controls and procedures and internal controls for financial reporting. In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal controls over financial reporting, significant resources and management oversight are required. Our management and other personnel now need to devote a substantial amount of time to these new requirements. Moreover, these rules and regulations increase our legal and financial compliance costs and make some activities more time-consuming and costly.

We will incur substantial expense as a result of the requirement that we comply with Section 404 of the Sarbanes-Oxley Act in the future.

In addition, the Sarbanes-Oxley Act requires, among other things, that we maintain effective internal controls for financial reporting and disclosure controls and procedures. In particular, commencing in fiscal year 2008, we must perform system and process evaluation and testing of our internal controls over financial reporting to allow management and our independent registered public accounting firm to report on the effectiveness of our internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act. Our compliance with Section 404 will require that we incur substantial expense and expend significant management efforts. If we are not able to comply with the requirements of Section 404 in a timely manner, or if we or our independent registered public accounting firm identifies deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses, the market price of our stock could decline and we could be subject to sanctions or investigations by the SEC or other regulatory authorities.

We do not presently intend to list any of our securities on a U.S. national securities exchange or quoted on an inter-dealer quotation system or to register them as a class under Section 12 of the Exchange Act.

We have no present intention or plan to list the Convertible Bonds, Series 2 Warrants or underlying shares of Common Stock on a U.S. national securities exchange, such as the NYSE or The Nasdaq Stock Market, or to have them quoted on an inter-dealer quotation system, such as the electronic over-the-counter bulletin board, and we do not expect to register any of the securities as a class under Section 12 of the Securities Exchange Act of 1934, as amended. As such, our SEC reporting obligations will be limited to quarterly, annual and current reports, but will not include proxy filings or insider trading reports on Forms 3, 4 or 5. Moreover, under the SEC rules, our reporting obligation to the SEC could be automatically terminated following our first annual report filing in the event that we have less than 300 holders of record, which could result in less public information being made available to investors.

Risks Related to Our Intellectual Property and Potential Litigation

Our ability to protect our intellectual property and proprietary technology through patents and other means is uncertain.

Our success depends significantly on our ability to protect our intellectual property and proprietary technologies. We rely on patent protection, as well as nondisclosure, confidentiality and other contractual restrictions to protect our proprietary technology. These legal means, however, afford only limited protection and may not adequately protect our rights or permit us to gain or keep any competitive advantage. Our pending U.S. and foreign patent applications may not issue as patents or may not issue in a form that will be advantageous to us. If we do not receive patents for these applications or do not receive adequate protections, our developments will not have any proprietary protection and other entities will be able to make the products and compete with us. Also, any patents we have obtained or do obtain may be challenged by re-examination, opposition or other administrative proceeding, or may be challenged in litigation, and such challenges could result in a determination that the patent is invalid. In addition, competitors may be able to design alternative methods or devices that avoid infringement of our patents. To the extent our intellectual property protection offers inadequate protection, or is found to be invalid, we are exposed to a greater risk of direct competition. Both the patent application process and the process of managing patent disputes can be time consuming and expensive. Furthermore, the laws of some foreign countries may not protect our intellectual property rights to the same extent as do the laws of the United States.

In addition to pursuing patents on our technology, we have taken steps to protect our intellectual property and proprietary technology by entering into confidentiality agreements and intellectual property assignment agreements with our employees, consultants, corporate partners and, when needed, our advisors. Such agreements may not be enforceable or may not provide meaningful protection for our trade secrets or other proprietary information in the event of unauthorized use or disclosure or other breaches of the agreements, and we may not be able to prevent such unauthorized disclosure. Monitoring unauthorized disclosure is difficult, and we do not know whether the steps we have taken to prevent such disclosure are, or will be, adequate. The inability to protect our intellectual property could adversely affect our competitive position and our business operations.

The medical device industry is characterized by patent litigation, and we could become subject to litigation that could be costly, result in the diversion of our management’s time and efforts, require us to pay damages or prevent us from selling our products.

The medical device industry is characterized by extensive litigation and administrative proceedings over patent and other intellectual property rights. Whether or not a product infringes a patent involves complex legal and factual issues, the determination of which is often uncertain. Our competitors may assert that they own U.S. or foreign patents containing claims that cover our current or future products, their components or the methods we employ in the manufacture or use of our products. In addition, we may become a party to an interference proceeding declared by the U.S. Patent and Trademark Office to determine the priority of invention. Because patent applications can take many years to issue and in many instances at least 18 months to publish, there may be applications now pending of which we are unaware, which may later result in issued patents that contain claims that cover our products. There could also be existing patents, of which we are unaware, that contain claims that cover one or more components of our product. As the number of participants in our industry increases, the possibility of patent infringement claims against us also increases.

Any interference proceeding, litigation or other assertion of claims against us may cause us to incur substantial costs, could place a significant strain on our financial resources and divert the attention of our management. If the relevant patents were upheld as valid and enforceable and we were found to be infringing, we could be required to pay substantial damages and/or royalties and could be prevented from selling our product unless we could obtain a license or were able to redesign our products to avoid infringement. Any such license may not be available on reasonable terms, if at all. If we fail to obtain any required licenses or make any necessary changes to our products or technologies, we may be unable to make, use, sell or otherwise commercialize our product. In addition, if we are found to willfully infringe, we could be required to pay treble damages, among other penalties.

In the event a competitor infringes upon our patent or other intellectual property rights, litigation to enforce our intellectual property rights or to defend our patents against challenge, even if successful, could be expensive and time consuming and could require significant time and attention from our management. We may not have sufficient resources to enforce our intellectual property rights or to defend our patents against challenges from others. If our intellectual property does not provide adequate protection against our competitors’ products, our competitive position and business could be adversely affected.

Risks Related to Operations in Israel

Investments in companies with operations in Israel entail special considerations and risks. As a company whose primary operations are in Israel, we will be subject to, and possibly adversely affected by, the following risks:

If there are significant shifts in the political, economic, and military conditions in Israel, it could have a material adverse effect on our operations.

Our operations will be directly influenced by the political, economic and military conditions affecting Israel at any given time. Major hostilities involving Israel or the interruption or curtailment of trade between Israel and its present trading partners could have a material adverse effect on our business, operating results and financial condition. Furthermore, several countries restrict business with Israeli companies. This may impair our ability to sell our products in certain areas.

The termination or reduction of tax and other incentives that the Israeli Government provides to domestic companies, such as our subsidiaries TopSpin Medical (Israel) Ltd. and TopSpin Urology Ltd., may increase the costs involved in operating a company in Israel.

The Israeli Government currently provides tax and capital investment incentives to domestic companies, as well as grant and loan programs relating to research and development, marketing and export activities. In recent years, the Israeli Government has reduced the benefits available under these programs and the Israeli Governmental authorities have indicated that the government may in the future further reduce or eliminate the benefits of those programs. TopSpin Israel and TopSpin Urology currently take advantage of these programs. We cannot assure you that such benefits and programs would continue to be available future to TopSpin Urology and TopSpin Israel. If such benefits and programs were terminated or further reduced, it could have an adverse affect on our business, operating results and financial condition.

Our operations could be disrupted as a result of the obligation of personnel to perform military service.

Executive officers or key employees of our business reside in Israel and are required to perform annual military reserve duty. Our operations could be disrupted by the absence for a significant period of time of one or more of these officers or key employees due to military service. Any such disruption could adversely affect our business, results of operations and financial condition.

Because a substantial portion of our revenues are expected to be generated in U.S. dollars and Euros, while a significant portion of our expenses will be in Israeli currency, our potential revenue may be reduced due to inflation in Israel and currency exchange rate fluctuations.

In the future, we expect that a substantial portion of our revenues will be generated in dollars and Euros, while a significant portion of our expenses will be in NIS. As a result, we will likely be exposed to the risk that the rate of inflation in Israel will exceed the rate or devaluation of Israeli currency in relation to the dollar or the Euro, or that the timing of this devaluation will lag behind inflation in Israel. Because inflation has the effect of increasing the dollar and Euro costs of an Israeli company’s operations, it would therefore have an adverse effect on our dollar-measured results of operations.

Exchange controls may restrict our ability to utilize our cash flows.

We may be subject to existing or future rules and regulations on currency conversion. In 1998, the Israeli currency control regulations were liberalized significantly, and there are currently no currency controls in place. Legislation remains in effect, however, pursuant to which such currency controls could be imposed in Israel by administrative action at any time. We cannot assure you that such controls will not be reinstated, and if reinstated, would not have an adverse effect on our operations.

Any Israeli government grants we receive for research and development expenditures may be reduced or eliminated due to government budget cuts, and these grants limit or prohibit our ability to manufacture products and transfer know-how outside of Israel and require us to satisfy specified conditions.

We receive grants from the government in Israel through the Office of the Chief Scientist of Israel’s Ministry of Industry, Trade and Labor for the financing of a portion of our research and development expenditures. The Israeli Government has reduced the benefits available under this program in recent years and has indicated that it may reduce or eliminate these benefits in the future. When know-how or products are developed using the Chief Scientist’s grants, the terms of these grants prohibit the transfer of know-how out of Israel without the prior approval of the Office of the Chief Scientist. Any approval, if given, will generally be subject to additional financial obligations. If we fail to comply with the conditions imposed by the Office of the Chief Scientist, including the payment of royalties with respect to grants received, we may be required to refund any payments previously received, together with interest and penalties. The difficulties in obtaining the approval of the Office of the Chief Scientist for the transfer of manufacturing rights out of Israel could have a material adverse effect on strategic alliances or other transactions that we may enter into in the future that provide for such a transfer which could adversely affect our business, results of operations and financial condition.

The ability of any Israeli company to pay dividends is subject to Israeli law and the amount of cash dividends payable may be subject to devaluation in the Israeli currency.

The ability of an Israeli company to pay dividends is governed by Israeli law, which provides that cash dividends may be paid only out of retained earnings as determined for statutory purposes in Israeli currency. In the event of a devaluation of the Israeli currency against the dollar, the amount in dollars available for payment of cash dividends out of prior years’ earnings will decrease. Cash dividends paid by an Israeli corporation to a United States resident corporate parent are subject to the Convention for the Avoidance of Double Taxation between Israel and the United States. Under the terms of the Convention, such dividends are subject to taxation by both Israel and the United States. Any change in these laws or regulations could adversely affect our ability to declare and pay dividends.

USE OF PROCEEDS

This prospectus relates to Series 2 Warrants to purchase shares of our Common Stock, Convertible Bonds convertible into shares of our Common Stock and shares of our Common Stock underlying those Series 2 Warrants and Convertible Bonds that may be offered and sold from time to time by the selling security holders. We will not receive any proceeds from the sale of the shares of Common Stock, the Series 2 Warrants or the Convertible Bonds by the selling security holders.

We expect to use the proceeds received from the exercise of the Series 2 Warrants, if any, towards marketing initiatives to support the commercialization of our current and future products, to fund research and development activities and for general corporate purposes. The maximum proceeds that we could receive, assuming the exercise of all Series 2 Warrants, equals 21,000,000 NIS (approximately $4,942,339).

OUR BUSINESS

We were incorporated in Delaware on September 20, 1999. We conduct all of our business operations through our two wholly-owned subsidiaries, TopSpin Israel, a private Israeli corporation, and TopSpin Urology, a private Israeli corporation. TopSpin Israel incorporated on October 5, 1999 to engage in research and development of MRI technology using miniaturized MRI sensors. TopSpin Israel’s activities are primarily focused on the medical devices market in interventional cardiology. TopSpin Urology incorporated as a private company in Israel, with an intention to conduct activity related to urology and prostate cancer research.

Through our subsidiaries, we design, research, develop and manufacture imaging devices that utilize MRI technology by means of miniature probes for various body organs. In 1999, we began researching and developing this technology for use in the diagnosis and therapy guidance of heart disease and more specifically of heart attacks. Recently, we started to develop a prostate imaging product that could potentially be used for diagnosis and therapy guidance to prostate cancer.

Our technology enables healthcare professionals to perform local, MRI-based, tissue characterization and imaging of specific regions of a patient’s body using a portable probe without the need for an external MRI scanner. The existing external MRI scanners consist of large powerful magnets and require patients to lie inside the scanner’s magnetic field. A set of antennae then transmits electromagnetic signals to the body and collects return electromagnetic signals. A computer adjacent to the external scanner processes the signals and converts them into images. Because of the need to apply a powerful, homogenous magnetic field over large parts of the human body, the existing MRI systems are very large and cumbersome. Our technology uses inhomogeneous magnetic fields generated by a miniature imaging probe in order to perform local, MRI-based, tissue characterization and imaging in regions located adjacent to the probe. In our intravascular catheter the imaging probe is miniaturized to a size of less than 2 millimeters in diameter and is integrated into an intravascular catheter for imaging the coronary arteries. We believe that our technology extends the use of MRI technology to applications where conventional MRI technology has been limited due to high costs, size, the limited ability to operate on the patient inside the scanner while performing MRI, the complexity of the imaging procedure and motion artifacts relevant mostly for cardiac MRI due to the beating of the heart.

Cardiology Market

We conduct the majority of our current operations in the field of medical devices for interventional cardiology. We develop and market an intravascular MRI, or IVMRI, catheter device intended to image a patient’s coronary arteries that supply blood to the heart. The IVMRI catheter aims to provide the physician with information to enhance the diagnosis and treatment of coronary artery disease, or CAD. CAD is caused by pathological changes in the function and composition of coronary artery walls leading to the formation of plaque. These plaques can grow until they significantly occlude arterial blood flow and cause ischemia. In stable plaques, comprising mainly fibrous tissue, the rate of development of arterial narrowing, or stenosis, is slow, leading mainly to stable angina that can be treated in most cases by percutaneous coronary intervention, namely using a balloon or stent to open the narrowing and restore normal blood flow. A more significant risk is potentially caused by unstable, or vulnerable, plaques. These vulnerable plaques are mainly characterized by lipid-rich cores that are separated from the lumen, the arterial blood flow duct, by a thin fibrous cap. Inflammatory processes may lead to the weakening and rupture of the fibrous cap, the release of lipid-rich material into the lumen and forming of thrombus, or blood clots, that can rapidly lead to significant vessel narrowing. This rapid narrowing of an originally partially open arterial segment due to vulnerable plaque rupture and thrombosis is believed to be the underlying cause of most acute coronary syndromes such as unstable angina and heart attacks.

According to the American Heart Association, or AHA, over 70 million people in the United States have cardiovascular disease. Coronary artery disease affects approximately 13 million people in the United States with approximately three million people each year requiring interventional diagnosis or treatment, which are performed in catheterization laboratories, or cath labs. In the cath lab, interventional cardiologists use catheters inserted percutaneously through the peripheral vasculature and into the patient’s coronary arteries in order to inject a contrast dye and image the coronary flow ducts using conventional fluoroscopy. This enables the diagnosis of the extent and degree of arterial narrowing caused by coronary plaque. Conventional fluoroscopy does not enable the interventional cardiologist to assess the nature of the plaque itself, that is, whether the plaque is mainly fibrous and therefore stable, or lipid-rich and therefore potentially unstable. In most cases, critical plaques that occlude a significant portion of the vessel are treated by balloon angioplasty or stenting irrespective of their composition. However, plaques that do not significantly occlude the blood flow at the time of catheterization are usually not treated. Based on the literature, these untreated plaques, which are lipid rich with a thin fibrous cap, can potentially rupture and lead to acute coronary syndromes.

According to the AHA, approximately five million catheterizations occur annually throughout the world. More than half of these procedures reveal at least one major stenosis. Based on clinical studies, more than seventy percent of all cases of heart-attacks are caused by plaques in the coronary arteries where the arterial stenosis was 50% or less, as opposed to a greater or total obstruction of the artery. The conventional imaging technologies used in the cath lab do not provide the physician with the composition of the lesions in the coronary arteries, and it is therefore difficult or nearly impossible to detect and treat the vulnerable plaques.

Development of the IVMRI Catheter for use in the Interventional Cardiology Market

In view of the need to more accurately diagnose non-significant stenoses, we have developed a local intravascular MRI catheter system intended for imaging coronary artery lesions. The IVMRI catheter integrates a miniature MRI sensor, based on our technology, into the tip of an intravascular catheter. The IVMRI catheter is intended to provide the physician with information concerning the composition of the coronary artery walls. The IVMRI catheter system consists of a disposable intravascular catheter that is attached to an external console and computer in the cath lab to display the arterial images in real-time. The physician connects the IVMRI catheter to the external console and navigates the catheter into the patient’s arteries and into the lesion to be examined. Once the IVMRI catheter is in the desired position, the measurement takes place and the imaging system displays information regarding the lipid content of the arterial tissue in graphic form on the computer monitor. Our IVMRI catheter aims to provide the physician information about the lipid content of lesions in the coronary arteries. Such information can potentially be used by the physician to assess whether the lesions characterized are lipid-rich, and therefore potentially unstable, or not, and therefore potentially stable.

We manufacture the disposable IVMRI catheter product using our own resources in a “clean room” environment at our central facility in Lod, Israel. We purchase components for the catheter from suppliers and some manufacturing services from subcontractors. We assemble the external console through our employees and subcontractors using components from outside suppliers. The software for operating the external console computer is currently being developed by us through our own resources and the participation of subcontractors. Our current working version of our computer program is integrated into the IVMRI catheter system. As of the time of this prospectus, we plan to continue to manufacture the imaging probe at our facilities and examine the feasibility of outsourcing the manufacturing of the catheter assembly or subassemblies. We will also consider outsourcing the external console component manufacturing and assembly.

We have completed the development of a first generation IVMRI catheter, which has been used in pre-clinical and clinical trials. In addition, we recently completed the development of an advanced generation IVMRI catheter, which represents a further technological advancement in the miniaturization of the imaging probe and also integrates a number of probes in the catheter, enabling the imaging of longer vessel segments simultaneously.

Pre-Clinical and Clinical Trials of the IVMRI Catheter

From the time of our incorporation in 1999, we have been engaged in the research and development of our imaging technology, specifically the IVMRI catheter. We have improved upon the prototype of the IVMRI catheter through pre-clinical and clinical trials. As part of this process, we have entered into various agreements with hospitals, research organizations, laboratories specializing in pre-clinical and clinical trials and other companies in our field for joint pre-clinical and clinical trials and for providing us with services. Between 1999 and 2000, we performed an initial feasibility test of our MRI technology using inhomogeneous magnetic field outside the imaging probe. Beginning in 2000, we developed a large prototype of the IVMRI catheter that produced images of phantoms in bench tests and received MRI signals characterizing for different materials. By 2001, we began to develop a prototype of the IVMRI catheter comprising miniaturized probes inserted in the catheter. At the same time, we developed prototypes of the external console connected to the VMRI catheter. Since 2001, we have continued to develop and upgrade the prototype of the IVMRI catheter.

In 2001, we began pre-clinical trials of the IVMRI catheter prototype. The pre-clinical trials consisted of two categories: in vivo animal studies and ex vivo human studies using human tissues. The in vivo animal studies involved measurements of the arterial walls of live pigs and rabbits. During the ex vivo human trials, we used our IVMRI catheter to characterize tissue of human arterial walls taken from cadavers shortly after death. These pre-clinical trials were intended to demonstrate the safety of the IVMRI catheter in comparison with other intravascular catheters, as well as demonstrate the ability of the catheter to characterize arterial wall tissue. The results of the pre-clinical trials allowed us to obtain permits from regulatory authorities for performing clinical trials in Europe, Israel, and the United States.

In 2003, we completed the development of the initial IVMRI catheter prototype intended for use in clinical trials. Twenty-nine European patients participated in the first in man clinical trial through the end of 2004. The patients whose coronary arteries were examined using the IVMRI catheter during these trials sustained no major adverse cardiac events over a thirty day period after the catheterization. Thus, the trial confirmed the safety of the use of the IVMRI catheter in patients. Since 2005, we extended the clinical trial using an amended protocol in Europe, Israel and the United States. This amended protocol consisted of additional data, such as blood tests, intravascular ultrasound measurements in some patients and an increased number of measurements per patient with our IVMRI catheter. The trial was intended to further demonstrate the safety and performance of the IVMRI catheter in a larger number of patients, as required by the FDA. We completed this trial in June 2007. To date, approximately 160 patients have participated in our clinical trials.

The FDA’s Pre-market Clearance and Approval Requirements

Unless an exemption applies, each medical device we wish to distribute commercially in the United States will require either prior 510(k) clearance or a PMA approval from the FDA. Medical devices are classified into one of three classes — Class I, Class II, or Class III — depending on the degree or risk associated with each medical device and the extent of control needed to ensure safety and effectiveness. Devices deemed to pose lower risks are placed in either Class I or II, which requires the manufacturer to submit to the FDA a pre-market notification requesting permission to commercially distribute the device. This process is generally known as 510(k) clearance. Some low risk devices are exempted from this requirement. Devices deemed by the FDA to pose the greatest risk, such as life-sustaining, life-supporting or implantable devices, or devices deemed not substantially equivalent to a previously cleared 510(k) device, are placed in Class III, requiring PMA approval. We believe that our IVMRI Catheter is a Class II device.

510(k) Clearance Pathway

When a 510(k) clearance is required, we must submit a pre-market notification to the FDA demonstrating that our proposed device is substantially equivalent to a previously cleared and legally marketed 510(k) device or a device that was in commercial distribution before May 28, 1976 for which the FDA has not yet called for the submission of a PMA application. By regulation, the FDA is required to clear or deny a 510(k) pre-market notification within 90 days of submission of the application. As a practical matter, clearance often takes significantly longer. The FDA may require further information, including clinical data, to make a determination regarding substantial equivalence. If the FDA determines that the device, or its intended use, is not substantially equivalent to a previously-cleared device or use, the FDA will place the device, or the particular use, into Class III. Our future submissions may have to go through the 510(k) pathway, or the more demanding PMA approval process.

Pre-market Approval Pathway

A PMA application must be submitted to the FDA if the device cannot be cleared through the 510(k) process. The PMA application process is much more demanding than the 510(k) pre-market notification process. A PMA application must be supported by extensive data, including but not limited to technical information, preclinical data, clinical trials, manufacturing information and labeling to demonstrate to the FDA’s satisfaction the safety and effectiveness of the device. The FDA has 180 days to review a PMA application, although the review of an application generally occurs over a significantly longer period of time and can take up to several years. During this review period, the FDA may request additional information or clarification of the information already provided. Also, an advisory panel of experts from outside the FDA may be convened to review and evaluate the application and provide recommendations to the FDA as to the approvability of the device. In addition, the FDA will conduct a pre-approval inspection of the manufacturing facility to ensure compliance with quality system regulations. Future submissions may have to go through this more demanding process.

Clinical Trials

Clinical trials are almost always required to support PMA approval and are sometimes required for 510(k) clearance. In the United States, these trials generally require submission of an application for an Investigational Device Exemption, or IDE, to the FDA. The IDE application must be supported by appropriate data, such as animal and laboratory testing results, showing that it is safe to test the device in humans and that the testing protocol is scientifically sound. The IDE must be approved in advance by the FDA for a specific number of patients unless the product is deemed a non-significant risk device eligible for more abbreviated IDE requirements. Clinical trials for significant risk devices may not begin until the IDE application is approved by the FDA and the appropriate institutional review boards, or IRBs, at the clinical trial sites. We received the IDE for our IVMRI catheter in June 2006. Our clinical trials must be conducted under the oversight of an IRB at the relevant clinical trial sites and in accordance with the FDA regulations, including but not limited to those relating to good clinical practices. We are also required to obtain patients’ informed consent that complies with both the FDA requirements and state and Federal privacy regulations. Failure to meet these standards can result in the clinical data not being accepted by the FDA. We, the FDA or the IRB at each site at which a clinical trial is being performed may suspend a clinical trial at any time for various reasons, including a belief that the risks to study subjects outweigh the benefits. Even if a trial is completed, the results of clinical testing may not demonstrate the safety and efficacy of the device, may be equivocal or may otherwise not be sufficient to obtain PMA approval of the product. Similarly, in Europe the clinical study must be approved by the local ethics committee and in some cases, including studies with high-risk devices, by the Ministry of Health in the applicable country.

Status of Regulatory Approvals

As of the time of this prospectus, we have completed the development of the first generation and the advanced generation of our IVMRI catheter. In December 2006, we received the CE Mark for our first generation IVMRI catheter system, which is the required regulatory approval for marketing the product in Europe. On August 2, 2007, we received the CE Mark for our advanced generation IVMRI catheter. We have also completed the testing required by the FDA for our first generation IVMRI catheter, which includes additional pre-clinical and clinical testing. We plan to file a 510(k) application with the FDA to market the IVMRI catheter in the U.S. in the coming weeks following the date of this prospectus. In the event that the FDA requires additional testing to be conducted, the timelines for filing the application and for getting the FDA’s response would be delayed. Also, in the event that the FDA requires us to file a PMA, a more detailed process for obtaining marketing approvals, the timelines until we may market the IVMRI in the United States would be delayed.

We have already begun marketing efforts in the European Union. We are marketing our product to leading medical centers, who would also participate in a post-marketing clinical program intended to build indications for using IVMRI in clinical practice. We plan to use the data obtained in this clinical program to further grow our market. We intend to file a marketing application under the FDA’s 510(k) process in the coming weeks following the date of this prospectus. We expect that the FDA will respond to our application within three months after we file. The FDA may respond by requiring additional testing or by approving our application. Once our marketing application is approved, we will begin to market the IVMRI catheter in the U.S. using the same strategies of selling the IVMRI catheter to medical centers and encouraging participation in a post-marketing clinical program.

Expansion into the Urology Field

In early 2006, we began to develop our technology for imaging prostate cancer. A system is being developed for urology clinics, which consists of an external console and an integrated endo-rectal MRI & ultrasound probe. The system is designed for the detection of prostate cancer, in a way which could potentially aid urologists in guiding prostate biopsies, staging of prostate cancer and guiding local treatment such as cryo- and brachy-therapy. We intend to develop our business in the field of urology through TopSpin Urology, our wholly-owned subsidiary.

Our first step in developing the urology product was to conduct a feasibility analysis. This analysis utilized simulation tools developed by TopSpin Israel and confirmed the preliminary feasibility of scaling up our MRI technology in order to potentially develop an endo-rectal probe with the required specifications for prostate imaging.

On September 13, 2006, we entered into an agreement on behalf of ourselves and our subsidiaries with the Technion Institute for Research and Development Ltd. for the development of a prototype of a prostate imaging probe for the diagnosis of prostate cancer. In return for performing certain tasks, Technion and Technion’s researcher will be entitled to obtain expenses for the tasks according to a research budget. The coordinated research under this agreement will last up to one year from the date of the agreement.

In late 2006, we developed a preliminary prototype of the prostate imaging product and started the first pre-clinical trials using this prototype for imaging excised human prostates.

Potential Additional Expansion

We plan to explore opportunities to expand the use of our MRI technology into areas other than cardiology and urology. These prospective areas may include imaging of the gastrointestinal tract, breast cancer, skin and the imaging of carotid arteries and other peripheral vasculature.

In addition, we are looking for opportunities to expand our current product portfolio by potentially developing intravascular imaging or diagnostic catheters that utilize other technologies and/or developing therapeutic intravascular catheters based on technologies. We may also explore other synergistic applications for our IVMRI catheter.

Competition in the Cardiology Market

Our main product is the IVMRI catheter for the characterization of lesions in the coronary arteries. We are also aware of a number of imaging technologies being developed by our potential competitors that are intended to characterize lesions in the coronary arteries. We believe that our IVMRI technology gives unique and accurate information that may not be obtainable by other technologies. We believe that producing a product utilizing MRI technology gives us an advantage over our competitors. MRI is considered by healthcare professionals to be very effective in soft tissue characterization in general and specifically in arterial wall imaging. Extensive studies have been published in medical literature over the last several decades regarding the capabilities and advantages of MRI technology in these areas. The use of this MRI technology distinguishes our product from technologies developed by our competitors. To the best of our knowledge, no potential competitor is currently developing a competing intravascular MRI catheter that can be used without an external MRI scanner. On the other hand, some of our competitors have significantly greater financial and human resources and have established relationships with healthcare professionals, customers and third-party payors. In addition, some of our competitors have established distribution networks, have greater resources for product development, sales, marketing and additional lines of products and have the ability to offer rebates or other discounts to customers.

Thermography

Volcano Corporation, a Delaware corporation, Thermocore Medical Ltd., a British corporation, whose license is now owned by Bristol Myers Squibb Co., a Delaware corporation and Medispes SA, a Greek corporation, have developed an intravascular catheter which takes precise measurements of the temperature of the arterial wall by monitoring temperature changes, which are associated with inflammation.

Optical Coherence Tomography

Goodman Company Ltd. and Terumo Medical Corporation, both Japanese corporations, have acquired the rights to market an intra-vascular catheter that produces high resolution images of the arterial walls by means of interferometry of backscattered infrared laser light.

NIR Spectroscopy

InfraRedX, Inc., a Massachusetts corporation, among other companies, has developed an intravascular catheter that performs spectroscopy, or spectral analysis, of infrared laser reflections from the arterial walls. A computer algorithm then attempts to determine the tissue composition from the spectrum.

Intravascular Ultrasound (IVUS): Virtual Histology and Elastography/Palpography

Volcano Corporation and Boston Scientific, both Delaware corporations, among other companies, are marketing IVUS catheters for ultrasound imaging of the coronary arteries. The conventional gray-scale IVUS systems allow the interventional cardiologists to obtain ultrasound images that give information mainly about the anatomy of the lesion. In addition, Volcano has obtained a license for virtual histology technology from the Cleveland Clinic, and a license for elastography technology from Erasmus Medical Center in the Netherlands. These two technologies are based on signal processing of ultrasound signals in a unique manner aimed to determine the composition and elasticity of coronary artery walls.

Expenditures on Research and Development

From the time of our inception in 1999 through June 30, 2007, we have invested a total of 107,284,000 NIS (approximately $25,249,235) in gross research and development expenses. We have funded our research and development expenses from our own resources and from grants from the Office of the Chief Scientist of the Israeli Ministry of Industry, Trade and Labor or the “OCS”, an Israeli governmental agency.

In 2004 through 2007, the OCS issued approval letters to TopSpin Israel approving four programs for development of the IVMRI catheter for imaging the coronary arteries, totaling 43,300,000 NIS (approximately $10,190,633), under the Israeli Promotion of Research and Development in Industry Law of 1984. According to these approval letters, TopSpin Israel was entitled to a grant of 40% of the approved expenses in these programs for research and development. The OCS has notified us that it approved a total of 10,113,000 NIS (approximately $2,380,089) of recognized expenses in 2004, 9,371,000 NIS (approximately $2,205,460) of recognized expenses in 2005 and 11,500,000 NIS (approximately $2,706,519) of recognized expenses in 2006. As of July 5, 2007, we have actually obtained funds totaling approximately 4,021,000 NIS (approximately $946,340) due to 2004, 3,869,000 NIS (approximately $910,567) due to 2005, and 4,572,000 NIS (approximately $1,076,018) due to 2006, from the OCS.

In 2006, the OCS issued an approval letter to TopSpin Urology approving a program for the development of an endorectal MRI system for the imaging of prostate cancerous tumors under the Israeli Promotion of Research and Development in Industry Law of 1984. It awarded a total of 3,200,000 NIS (approximately $787,014). According to this approval letter, TopSpin Urology was entitled to a grant of 40% of the approved expenses in this program for research and development. TopSpin Urology has not actually obtained any of such funds from the OCS. In February 2007, TopSpin Urology transferred the abovementioned approval letter to TopSpin Israel. As of July 5, 2007, TopSpin Israel has actually obtained 386,000 NIS (approximately $90,845) from the OCS.

According to the Israeli Regulations for the Promotion of Research and Development in Industry (Royalty Rates and Rules of their Application), 1996, TopSpin Israel and TopSpin Urology must pay the Chief Scientist royalties during the commercial stage of the project, that is once marketing of our product begins, at a rate of 3% of sales during the first three years from the start of repayment and 3.5% of sales from the fourth year onward until the full repayment of the grants, which are linked to the U.S. Dollar and bear interest.

Intellectual Property

As of July 5, 2007, TopSpin Israel owns five registered patents and eleven pending patent applications worldwide for its technology. In the United States, TopSpin Israel holds the exclusive rights to three patents. U.S. Patent No. 6,377,048, entitled Magnetic Resonance Imaging Device for Operation in External Magnetic Fields, issued April 23, 2002 concerns the use of our MRI technology in conjunction with a conventional MRI device and expires on November 8, 2020. U.S. Patent No. 6,704,594 entitled Magnetic Resonance Imaging Device, issued March 9, 2004 and U.S. Patent No. 6,600,319, entitled Magnetic Resonance Imaging Device, issued July 29, 2003 concern the basic technology for local MRI imaging from a miniature imaging probe. They expire on November 6, 2020 and November 30, 2020, respectively. In addition, we hold the exclusive rights to Patent No. 149945 in Israel and Patent No. 3872431 in Japan, both which concern our basic technology for local MRI imaging from a miniature probe.

Potential Customers and Marketing Efforts

We do not have any customers at the present time. Potential customers for the IVMRI catheter system include hospitals, clinics and medical institutions that operate cardiac cath labs. Initially, we plan to sell our products to leading medical centers, who would also participate in a post-marketing clinical program intended to build indications for using IVMRI in clinical practice. We believe that an initial market for IVMRI can be developed prior to establishing a reimbursement policy by medical insurers.

We believe that if we accumulate significant clinical data as part of our early commercialization to demonstrate the clinical benefit of IVMRI, medical insurers may, over time, provide reimbursement to our customers for using IVMRI. We believe that the recognition of our IVMRI catheter product as reimbursable by medical insurers is very important for creating the demand for the IVMRI catheter in our target markets.

On October 3, 2006, through TopSpin Israel, we entered into an agreement with Top Medical B.V., a company organized under the laws of the Netherlands, for the distribution of our IVMRI catheter in the Netherlands, Belgium and Luxembourg. The agreement provided for the appointment of Top Medical B.V. as our exclusive distributor and marketer of the IVMRI catheter in those territories. This appointment is subject to Top Medical’s compliance with periodic goals concerning the purchase of minimum quantities of the IVMRI catheter. Top Medical undertook to perform marketing activities with the IVMRI catheter and to provide support and training services concerning the use of the device to end purchasers. Top Medical may not market any competing product without our or TopSpin Israel’s express prior authorization. This agreement will terminate three years after the date we obtained the CE mark from a European Union Notified Body for the sale of the IVMRI catheter, unless extended by mutual agreement of the parties. Under the agreement, TopSpin Israel must indemnify Top Medical and its subsidiaries, directors, stockholders, managers, and employees for any payment made by Top Medical to a third party for any claim, including for breach of intellectual property rights, losses, damages and expenses (including attorneys’ fees) arising from: (1) the breach of an obligation and/or representation of TopSpin Israel; (2) acts of negligence, malice, or criminal acts committed by TopSpin Israel. and/or by any party on TopSpin Israel’s behalf; or (3) demands in connection with product liability or warranty or damage caused to a third party as a result of the use of the IVMRI catheter. Further, Top Medical must indemnify TopSpin Israel and its directors, managers and employees against any payments made by TopSpin Israel to a third party in connection with any claim, loss, damage or expense (including attorneys fees) arising from: (1) breach of Top Medical’s obligations and representations under the agreement; (2) acts of negligence, malice or criminal acts committed by or on behalf of Top

Medical; (3) publicity or sales promotion or sales of the IVMRI catheter by Top Medical; or (4) a negligent approach by Top Medical to the IVMRI catheter, or modifications or additions to the IVMRI catheter by Top Medical.

On July 29, 2007, through TopSpin Israel, we entered into an agreement with Johnson & Johnson Medical Israel, A Division of J — C Healthcare L.T.D., a company organized under the laws of Israel, for the distribution of our IVMRI catheter in Israel. The agreement provided for the appointment of Johnson & Johnson Medical Israel as our exclusive distributor and marketer of the IVMRI catheter in Israel. This appointment is subject to Johnson & Johnson Medical Israel’s compliance with periodic goals concerning the purchase of minimum quantities of the IVMRI catheter. Johnson & Johnson Medical Israel undertook to perform marketing activities with the IVMRI catheter and to provide support and training services concerning the use of the device to end purchasers, and is entitled to certain marketing fees in consideration for its marketing efforts. Johnson & Johnson Medical Israel undertook also to take part in funding clinical trials that we will initiate in order to collect long term information concerning the use of the IVMRI catheter in patients in Israel. Johnson & Johnson Medical Israel may not market any competing product without our or TopSpin Israel’s express prior authorization. This agreement will terminate on July 29, 2010, unless extended by mutual agreement of the parties. Under the agreement, TopSpin Israel must indemnify Johnson & Johnson Medical Israel and its subsidiaries, directors, stockholders, managers and employees for any payment made by Johnson & Johnson Medical Israel to a third party for any claim, including for breach of intellectual property rights, losses, damages and expenses (including attorneys’ fees) arising from: (1) the breach of an obligation and/or representation of TopSpin Israel; (2) acts of negligence, malice or criminal acts committed by TopSpin Israel and/or by any party on TopSpin Israel’s behalf; or (3) demands in connection with product liability or warranty or damage caused to a third party as a result of the use of the IVMRI catheter. Further, Johnson & Johnson Medical Israel must indemnify TopSpin Israel and its directors, managers and employees against any payments made by TopSpin Israel to a third party in connection with any claim, loss, damage or expense (including attorneys’ fees) arising from: (1) breach of Johnson & Johnson Medical Israel’s obligations and representations under the agreement; (2) acts of negligence, malice or criminal acts committed by or on behalf of Johnson & Johnson Medical Israel; (3) publicity or sales promotion or sales of the IVMRI catheter by Johnson & Johnson Medical Israel; or (4) a negligent approach by Johnson & Johnson Medical Israel to the IVMRI catheter, or modifications or additions to the IVMRI catheter by Johnson & Johnson Medical Israel. Johnson & Johnson Medical Israel is a company that is controlled by Johnson & Johnson Inc., who owns Johnson & Johnson Development Corporation, who in turn beneficially owns more than five percent of our outstanding shares of common stock.

We believe that we are not dependent on the marketing agreements with Top Medical and with Johnson & Johnson Medical Israel. We intend to examine the possibility of engaging additional local distributors in the European Union and other countries. We will also examine the prospects of setting up autonomous sales force or, alternatively, forming distribution arrangements with a strategic partners who are engaged in the medical devices for interventional cardiology industry in the United States and other countries. In Japan, we plan to consider arrangements with a distribution company specializing in the sale of cardiology equipment before placing the IVMRI catheter on the Japanese market.

Suppliers and Subcontractors

We buy our IVMRI catheter components from dozens of suppliers and do not possess written agreements with the majority of these suppliers. Instead, we place purchase orders from time to time according to our needs. These suppliers provide raw materials, components and various services, as well as processes related to the IVMRI catheter.

We believe that alternative suppliers can be found for the majority of raw materials, components and services within one to two months. We would require six to twelve months to replace a small number of suppliers related to supplies for the IVMRI catheter and the external console because of the time required to train new suppliers and have the new suppliers adjust their products to our needs. To reduce the risks of delays due to the replacement of a supplier, we plan to keep an inventory of raw materials and components to cover the training period for replacement suppliers. After our transition to commercial production of our product, we intend to train alternative suppliers of the majority of our resources and to keep an inventory of raw materials, components and finished products so as to reduce the risk of discontinuation of supply sources.

In addition, we have entered into arrangements with subcontractors for providing various services related to the development of our imaging products and the performance of pre-clinical and clinical trials with the IVMRI catheter.

Governmental Regulation: Medical Devices

We are subject to governmental regulation regarding our medical devices in Europe, the United States, Japan and elsewhere. For this purpose, we employ experienced consultants on regulation and quality assurance in the European and United States markets, notably with regard to regulatory permits for interventional cardiology.

Regulation in Europe

In Europe, we must obtain a CE mark from the appropriate regulatory bodies. A CE mark is a European standard for manufactured products that certifies that a product meets the statutory criteria and technical specifications by the respective authorities on matters such as health, safety and the environment. The standard ensures free trade between the European Union and EFTA member states (Iceland, Liechtenstein, and Norway) and allows the European enforcement and customs authorities to prohibit the marketing of similar products that do not have a CE marking. Under the European Conformity directive on Medical Devices, which went into effect in 1998, all manufacturers of medical instrumentation must comply with European Conformity provisions and obtain a CE mark. All medical instrumentation is tested by entities known as “Notified Bodies,” which are charged by the European Conformity with evaluating the characteristics of a product and a manufacturer’s quality control methods. The Notified Bodies will award a CE mark to a manufacturer if they find the manufacturer’s procedures to be acceptable.

Regulation in the United States

We must also obtain the approval of the FDA to market our products in the United States, as well as adhere to other U.S. and state regulations. If we seek to market new products, or to market new indications for our existing products, we will be required to file for and obtain 510(k) clearance or pre-market approval, or PMA. The FDA regulations govern the following activities that we perform, or that are performed on our behalf, to ensure that medical products distributed domestically or exported internationally are safe and effective for their intended uses:

•	product design, development and manufacture;

•	product safety, testing, labeling and storage;

•	pre-marketing clearance or approval;

•	record keeping procedures;

•	product marketing, sales and distribution; and

•	post-marketing surveillance, complaint handling, medical device reporting, reporting of deaths or serious injuries and repair or recall of products.

Failure to comply with applicable regulatory requirements can result in enforcement action by the FDA, which may include any of the following sanctions:

•	warning letters, untitled letters, fines, injunctions, consent decrees and civil penalties;

•	repair, replacement, refunds, recall or seizure of our products;

•	operating restrictions, partial suspension or total shutdown of production;

•	refusing our requests for 510(k) clearance or PMA approval of new products, new intended uses or modifications to existing products;

•	withdrawing 510(k) clearance or PMA approvals that have already been granted; and

•	criminal prosecution.

The FDA’s Pre-market Clearance and Approval Requirements.  Unless an exemption applies, each medical device we wish to distribute commercially in the United States will require either prior 510(k) clearance or a PMA approval from the FDA. Medical devices are classified into one of three classes — Class  I, Class II, or Class III — depending on the degree or risk associated with each medical device and the extent of control needed to ensure safety and effectiveness. Devices deemed to pose lower risks are placed in either Class I or II, which requires the manufacturer to submit to the FDA a pre-market notification requesting permission to commercially distribute the device. This process is generally known as 510(k) clearance. Some low risk devices are exempted from this requirement. Devices deemed by the FDA to pose the greatest risk, such as life-sustaining, life-supporting or implantable devices, or devices deemed not substantially equivalent to a previously cleared 510(k) device, are placed in Class III, requiring PMA approval.

510(k) Clearance Pathway.  When a 510(k) clearance is required, we must submit a pre-market notification to the FDA demonstrating that our proposed device is substantially equivalent to a previously cleared and legally marketed 510(k) device or a device that was in commercial distribution before May 28, 1976 for which the FDA has not yet called for the submission of a PMA application. By regulation, the FDA is required to clear or deny a 510(k) pre-market notification within 90 days of submission of the application. As a practical matter, clearance often takes significantly longer. The FDA may require further information, including clinical data, to make a determination regarding substantial equivalence. If the FDA determines that the device, or its intended use, is not substantially equivalent to a previously-cleared device or use, the FDA will place the device, or the particular use, into Class III. Our future submissions may have to go through the 510(k) pathway, or the more demanding PMA approval process.

Pre-market Approval Pathway.  A application must be submitted to the FDA if the device cannot be cleared through the 510(k) process. The PMA application process is much more demanding than the 510(k) pre-market notification process. A PMA application must be supported by extensive data, including but not limited to technical information, preclinical data, clinical trials, manufacturing information and labeling to demonstrate to the FDA’s satisfaction the safety and effectiveness of the device. The FDA has 180 days to review a PMA application, although the review of an application generally occurs over a significantly longer period of time and can take up to several years. During this review period, the FDA may request additional information or clarification of the information already provided. Also, an advisory panel of experts from outside the FDA may be convened to review and evaluate the application and provide recommendations to the FDA as to the approvability of the device. In addition, the FDA will conduct a pre-approval inspection of the manufacturing facility to ensure compliance with quality system regulations. Future submissions may have to go through this more demanding process.

In the next few weeks following the date of this prospectus, we plan to file a 510(k) application with the FDA to market the IVMRI catheter in the U.S. We expect to receive the FDA’s response within three months from the date of filing. The amount of time before we receive the marketing approval, though, is contingent upon the number and extent of the requirements deemed necessary by the FDA. In the event that the FDA requires additional testing to be conducted, the timelines for filing the application and for getting the FDA’s response would be delayed. The FDA may also require us to follow the PMA approval process described above.

Pervasive and Continuing Regulation in the United States

After a device is placed on the market, numerous regulatory requirements continue to apply. These include:

•	the FDA’s QSR requires manufacturers, including third-party manufacturers, to follow stringent design, testing, control, documentation and other quality assurance procedures during all aspects of the manufacturing process;

•	labeling regulations and the FDA prohibitions against the promotion of products for uncleared or unapproved uses (known as off-label uses), as well as requirements to provide adequate information on both risks and benefits during promotion of the product;

•	clearance or approval of product modifications that could significantly affect safety or efficacy or that would constitute a major change in intended use;

•	medical device reporting, or MDR, regulations, which require that manufacturers report to the FDA if their device may have caused or contributed to a death or serious injury or malfunctioned in a way that would likely cause or contribute to a death or serious injury if the malfunction were to recur;

•	post-market surveillance regulations, which apply when necessary to protect the public health or to provide additional safety and effectiveness data for the device; and

•	the FDA’s recall authority, whereby it can ask, or under certain conditions order, device manufacturers to recall from the market a product that is in violation of governing laws and regulations.

After a device receives 510(k) clearance or PMA approval, any modification that could significantly affect its safety or effectiveness, or that would constitute a major change in its intended use, will require a new clearance or approval. The FDA requires each manufacturer to review changes that it makes and determine whether they are of a type that would require a new 510(k) or PMA filing. This determination must be documented by us. While we make this determination initially, the FDA can review any such decision and can disagree with a manufacturer’s determination. The FDA may also make this determination on its own initiative. If the FDA were to disagree with our determination, it could require us to cease marketing and distribution and/or recall the modified device until 510(k) clearance or PMA approval is obtained. Also, in these circumstances, we could be subject to significant regulatory fines, penalties and warning letters. The MDR regulations require that we report to the FDA any incident in which our product may have caused or contributed to a death or serious injury or in which our product malfunctioned and, if the malfunction were to recur, would likely cause or contribute to death or serious injury.

Fraud and Abuse Laws

A variety of Federal and state laws apply to the sale, marketing and promotion of medical devices that are paid for, directly or indirectly, by Federal or state healthcare programs, such as Medicare, Medicaid and TRICARE. The restrictions imposed by these laws are in addition to those imposed by the FDA, FTC and corresponding state agencies. Some of these laws significantly restrict or prohibit certain types of sales, marketing and promotional activities by medical device manufacturers. Violation of these laws can result in significant criminal, civil, and administrative penalties, including imprisonment of individuals, fines and penalties and exclusion or debarment from Federal and state healthcare and other programs. Many private health insurance companies also prohibit payment to entities that have been sanctioned, excluded, or debarred by Federal agencies.

Anti-Kickback Statute.  The Federal anti-kickback statute prohibits persons from knowingly and willfully soliciting, offering, receiving or providing remuneration, directly or indirectly, in exchange for or to induce either the referral of an individual, or the furnishing, arranging for or recommending of a good or service, for which payment may be made in whole or part under a Federal healthcare program such as the Medicare and Medicaid programs. The definition of “remuneration” has been broadly interpreted to include anything of value, including for example gifts, discounts, the furnishing of supplies or equipment, payments of cash and waivers of payments. Several courts have interpreted the statute’s intent requirement to mean that if any one purpose of an arrangement involving remuneration is to induce referrals or otherwise generate business involving goods or services reimbursed in whole or in part under Federal healthcare programs, the statute has been violated. Penalties for violations include criminal penalties and civil sanctions such as fines, imprisonment and possible exclusion from Medicare, Medicaid and other Federal healthcare programs. In addition, some kickback allegations have been claimed to violate the Federal False Claims Act, discussed in more detail below. The Federal anti-kickback statute is broad and prohibits many arrangements and practices that are lawful in businesses outside of the healthcare industry. Recognizing that the statute is broad and may technically prohibit many innocuous or beneficial arrangements, the Office of Inspector General of the Department of Health and Human Services, or OIG, has issued a series of regulations, known as the “safe harbors.” These safe harbors set forth provisions that, if all their applicable requirements are met, will assure healthcare providers and other parties that they will not be prosecuted under the anti-kickback statute. The failure of a transaction or arrangement to fit precisely within one or more safe harbors does not necessarily mean that it is illegal or that prosecution will be pursued. However, conduct and business arrangements that do not fully satisfy an applicable safe harbor may result in increased scrutiny by government enforcement authorities such as the OIG or the U.S. Department of Justice. Many states have adopted laws similar to the Federal anti-kickback statute. Some of these state prohibitions are broader than the Federal statute, and apply to the referral of patients and recommendations for healthcare items or services reimbursed by any source, not only the Medicare and Medicaid programs. Government officials have focused certain enforcement efforts on marketing of healthcare items and services, among other activities, and have brought cases against individuals or entities with sales personnel who allegedly offered unlawful inducements to potential or existing physician customers in an attempt to procure their business. In one recent case, consulting contracts between a device manufacturer and physicians were alleged to be “shams,” with the consulting fees in fact constituting kickbacks to the physicians.

False Claims Laws.  Federal false claims laws prohibit any person from knowingly presenting, or causing to be presented, a false claim for payment to the Federal government or knowingly making, or causing to be made, a false statement in order to have a false claim paid. The Federal government’s interpretation of the scope of the law has in recent years grown increasingly broad. Most states also have statutes or regulations similar to the Federal false claims laws, which apply to items and services reimbursed under Medicaid and other state programs, or, in several states, apply regardless of the payor. Sanctions under these Federal and state laws may include civil monetary penalties, exclusion of a manufacturer’s products from reimbursement under government programs, criminal fines, and imprisonment. Several device manufacturers have been prosecuted under the false claims laws for allegedly providing free product to physician customers with the expectation that the physician customers would bill Federal programs for the product. In another action, a device manufacturer plead guilty not only to shipping an adulterated device in violation of the FDA requirements, but also to making a false statement concerning the number of device complaints it had received. Several recent cases against drug manufacturers have alleged that the manufacturers improperly promoted their products for “off-label” use, outside of the scope of the FDA-approved labeling.

Fraud on a Health Benefit Plan and False Statements.  The Health Insurance Portability and Accountability Act of 1996, or HIPAA, created a new Federal healthcare fraud statute that prohibits knowingly and willfully executing a scheme to defraud any healthcare benefit program, including private payors. A violation of this statute is a felony and may result in fines, imprisonment or exclusion from government-sponsored programs. Among other things, HIPAA also imposes new criminal penalties for knowingly and willfully falsifying, concealing or covering up a material fact or making any materially false, fictitious or fraudulent statement in connection with the delivery of or payment for healthcare benefits, items or services, along with theft or embezzlement in connection with a healthcare benefits program and willful obstruction of a criminal investigation involving a Federal healthcare offense. Violations may result in fines or imprisonment.

Regulation in Israel

We are also subject to regulations made by Israeli government agencies. First, the Promotion of Research and Development in Industry Law of 1984 requires that an applicant must meet certain criteria before receiving research and development grants from the Chief Scientist. Recipients of benefits under this law must pay royalties from any income derived from the product developed with use of the grant money. Further, the product must have been researched and developed only in Israel unless the Research Council of the Ministry of Industry, Trade and Labor has approved a transfer of production rights outside of Israel. We have received grants from the Chief Scientist under this law, and we must pay royalties to the Treasury from any commercial sale of our products.

Our operations in Israel also are subject to a Health Ministry permit for human trials of medical devices. All Health Ministry permits require an approval for medical devices and accessories and an approval by the

Helsinki Committee. An MDA is defined as a device, accessory, chemical substance, biological or technological product used for medical treatment or necessary for the operation of a device or accessory used for treatment and not necessarily intended to act on the human body as a drug. The MDA Unit of the Health Ministry issues import permits for MDAs, monitors their marketing in Israel, and approves their clinical trials. The Public Health Regulations of 1980 for Medical Trials in Humans and Procedure 14 of the Health Ministry Pharmaceutical Division control the procedures for approval of medical trials and tests of medical equipment on humans. The regulations stipulate that a medical trial on humans will only be approved after the Helsinki Committee at the hospital intending to perform the trial has approved the medical trial and notified the medical director at the hospital in writing. The Helsinki Committee will not approve the performance of the medical trial unless it is fully satisfied that it has advantages to the trial participants and society at large that justify the risk and inconvenience for the participants and that the medical and scientific information justifies the performance of the requested medical trial. The medical director must also be satisfied that the trial is not contrary to the Helsinki Declaration or to other regulations. We have been and are currently engaged in clinical trials in Israel in accordance with the approvals of the MDA and the Helsinki Committee.

Employees

As of July 5, 2007, TopSpin Israel has 51 full-time employees. TopSpin and TopSpin Urology do not have any employees. Forty-four employees conduct research and development for TopSpin Israel. From the beginning of 2006 to the date of this prospectus, TopSpin Israel’s work force has increased by approximately 40% in view of the accelerated development of the IVMRI catheter and the start of the development of the prostate imaging product. The majority of research and development work is completed by employees possessing qualifications in science, medicine and engineering. In addition, TopSpin Israel works with consultants and subcontractors in specific areas of expertise and has entered into agreements with a number of leading physicians and scientists in the field of interventional cardiology. The physicians and scientists form a scientific advisory board who, together with other clinical investigators, consult with TopSpin Israel regarding product requirements, the planning and performance of pre-clinical and clinical trials, and the publication of the results of the research in professional journals and at conferences. The majority of the scientific advisory board members and additional clinical investigators are paid for their services by us according to consulting arrangements. These experts’ opinions, however, are not binding on us. Our employees have signed personal employment agreements for monthly salaries, which are subject to annual review. These employment agreements may be terminated by prior notice.

None of the employees of TopSpin Israel are represented by a collective bargaining agreement, nor have we experienced any work stoppages. We believe that our relations with the employees are good. We have not adopted a Code of Ethics as of the date of this prospectus but intend to do so in the near term.

Credit Line Agreement

On April 30, 2007, we entered into an agreement with Poalim IBI-Managing and Underwriting Ltd. for a credit line in an amount up to $250,000. The credit line is available to us until July 31, 2007, is linked to the Israeli Consumer Price Index and bears an annual interest rate of 8%. We were required to pledge 7,521 shares of the common stock of TopSpin Israel, which is 5% of its outstanding share capital, as a security for the credit line. As of the date of this prospectus, we do not owe any amount under this credit line and the pledge on the shares of Topspin Israel common stock has been removed.

Legal Proceedings

We are not a party to any legal proceeding.

Facilities

We are actively conducting business in Lod, Israel. In 2003, TopSpin Israel entered into a five-year lease agreement with a third party for the lease of space where we maintain our offices, laboratories and a “clean room” for the production of our MRI-based product. This lease costs approximately 650,000 NIS (approximately

$152,977) annually. In December 2006, we entered into an additional five-year lease agreement with the third party for the lease of additional space at the same facility at a cost of approximately 120,000 NIS (approximately $28,242) annually.

We also own medical and technological equipment for the manufacture and development of our product and additional systems for the establishment of a “clean room” working environment for production of our IVMRI catheters.

We believe that these facilities are sufficient to meet our needs over the next twelve months. In the long-term, we will reevaluate the need for additional facilities based on our growth with respect to both marketing and manufacturing.

MANAGEMENT

As of the date of this prospectus, our directors and executive officers, their ages, and positions held, are as follows:

Name	Age	Position

Erez Golan(1)	36	Chief Executive Officer, President and Member of the Board of Directors, Chief Executive Officer and President of TopSpin Israel and TopSpin Urology
Eyal Kolka	37	Chief Financial Officer, Treasurer and Secretary; Chief Financial Officer and Senior Vice President of Business Development of TopSpin Israel
Yoav Venkert	46	Chief Operations Officer of TopSpin Israel
Michael Berman(1)	50	Chairman of the Board of Directors
Nissim Darvish	43	Director
Allon Reiter(2)	37	Director
Neil Cohen	44	Director
Gil Bianco(2)	56	Director
Ora Setter(1)(2)	56	Director

(1)	Member of the Compensation and Stock Option Plan Committee

(2)	Member of the Audit Committee

The following is a brief account of the education and business experience during at least the past five years of each director, executive officer, and key employee, indicating the principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

Erez Golan

Mr. Golan became Chief Executive Officer and President and a member of its Board of Directors in September 1999. Since October 1999, Mr. Golan also has served as the Chief Executive Officer and President and a member of the Board of Directors of TopSpin Israel. Mr. Golan is also the Chief Executive Officer and President and sole Director of TopSpin Urology, which position he has held since May 2006. From 1997 to 1999, Mr. Golan worked for Medinol Cardiovascular Technology Ltd., a medical devices company focused in interventional cardiology. Before that, Mr. Golan was a project officer in the Israeli air force. Mr. Golan received a B.Sc. and M.Sc. from Hebrew University.

Eyal Kolka

Mr. Kolka became a member of our Board of Directors in September 1999 and in October 1999 he also became a Member of TopSpin Israel’s Board of Directors. Mr. Kolka served on both Boards of Directors until December 2002. In April 2001, Mr. Kolka was appointed Chief Financial Officer and Senior Vice President of Business Development of TopSpin Israel and in January 2003, Mr. Kolka was appointed the Secretary of TopSpin. In January 2004, Mr. Kolka was appointed Chief Financial Officer and Treasurer. From 1999 to 2001 Mr. Kolka was the Chief Executive Officer of Ad4ever Inc., an internet startup company. Before that Mr. Kolka was a partner and Vice President in Sigma PCM Investments Ltd., an Israeli investment bank. Mr. Kolka received a B.Sc. and M.Sc. from the Hebrew University and M.B.A. from Tel Aviv University.

Yoav Venkert

Mr. Venkert was appointed Chief Operations Officer of TopSpin Israel in June 2004. From 2003 to 2004 Mr. Venkert was the Chief Operations Officer of Edge Medical Devices Ltd., a medical devices company. From 1998 to 2003 Mr. Venkert was the Vice President of Operations and later the Chief Operations Officer and General Manager of UltraGuide Ltd., a medical devices company. Before that Mr. Venkert held a number of positions, including Vice President of Operations, in Kulicke & Soffa Ltd., a semiconductors company. Mr. Venkert was Global Distribution Manager in Micro Swiss, a subsidiary of Kulicke & Soffa Ltd. before then. He received a B.Sc. and MBA from Technion.

Michael Berman

Mr. Berman became a member of our and TopSpin Israel’s Boards of Directors in April 2003. In November 2003, Mr. Berman became the Chairman of both Boards of Directors. Since 2000, Mr. Berman has been working with a number of medical devices companies and companies investing in the medical devices industry and is a member of the boards of directors of most of these companies. Mr. Berman also acts as a consultant to Pembroke Management Ltd., an investment advisor to Israel Seed IV, L.P. From 1986 until 1999 Mr. Berman held a number of positions in Boston Scientific and SciMed Life Systems Inc., which was acquired by Boston Scientific in 1995, including: President of Scimed, Senior Vice President of Boston Scientific, Group President of the Cardiology Businesses of Boston Scientific and a member of its Executive Committee. Mr. Berman received a B.S. and an M.B.A. from Cornell University.

Nissim Darvish

Dr. Darvish became a member of our and TopSpin Israel’s Boards of Directors in March 2005. Since 2002 Dr. Darvish has been a partner in Pitango Venture Capital, a venture capital firm which is the general partner of the Pitango Group. Before that Dr. Darvish, with others, founded Impulse Dynamics, a medical devices company, and for seven years served as its Chief Executive Officer and President. Dr. Darvish received an M.D. and D.Sc. from the Technion.

Allon Reiter

Mr. Reiter became a member of our and TopSpin Israel’s Boards of Directors in April 2004. Mr. Reiter is also a member of Audit Committee of our Board of Directors. Since 1996, Mr. Reiter has been employed by Giza Venture Capital, a venture capital firm which is the general partner of the Giza Group, and currently serves as a Vice President in Giza Venture Capital. Mr. Reiter received a B.A. from Haifa University and MBA from the Tel Aviv University.

Neil Cohen

Mr. Cohen became a member of our and TopSpin Israel’s Boards of Directors in December 2002. Since 1995, Mr. Cohen has acted as a founder and Managing Partner in Israel Seed, a venture capital firm which is the general partner of the Israel Seed IV L.P. Prior to that time, Mr. Cohen was the founding editor of Jerusalem Post Money Magazine. Mr. Cohen received an M.A. from Oxford University.

Gil Bianco

Mr. Bianco became a member of our Board of Directors in November 2005 as an “Independent Director” in accordance with Israeli law. From 2003 until today, Mr. Bianco has acted as a consultant, entrepreneur and a member of the board of directors of several companies, mostly in the medical field. Mr. Bianco is also a member of the Board of Directors of the Tel Aviv Stock Exchange. From 1983 until 2003, Mr. Bianco held a number of positions in Agis Industries (1983) Ltd., a pharmaceutical company, including Chief Executive Officer and a member of its Board of Directors. Mr. Bianco received a B.A. from the Tel Aviv University. Mr. Bianco is also a member of the Board of Directors of BioCancell Therapeutics, Inc., a United States company that is traded on TASE.

Ora Setter

Dr. Setter became a member of our Board of Directors in November 2005 as an “Independent Director” in accordance with the Israeli law. Dr. Setter is also a member of our Audit Committee and Compensation Committee. From 2002 until 2006, Dr. Setter served as the Chief Executive Officer and Academic Director of Lahav (1992) Executive Education Center Ltd. at the Faculty of Management, Tel Aviv University. Dr. Setter has twenty years of experience in performing consulting to a variety of large enterprises in Israel including the major industrial companies and political parties. Dr. Setter established a few start-up companies in the area of knowledge management and e-learning. She is an active lecturer in Israel and in international conferences. Dr. Setter received her doctorate of business from Tel Aviv University. She is also a member of the Board of Directors of On Track Innovation Ltd., an Israeli company traded on the Nasdaq Stock Market Inc.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the shares of our Common Stock beneficially owned as of July 5, 2007 by: (i) each of our officers and directors, (ii) all officers and directors as a group, and (iii) by each person known by us to beneficially own five percent (5%) or more of the outstanding shares of our Common Stock.

			Percentage Ownership
	Total Number of Shares		of Common Stock
Name and Address of Beneficial Owner	Beneficially Owned(1)		in the Company(1)

Erez Golan	13,002,727	(2)	7.01%
Global Park
2 Yodfat Street, Third Floor
North Industrial Area
Lod 71291
Israel
Eyal Kolka	1,770,000	(3)	0.95%
Global Park
2 Yodfat Street, Third Floor
North Industrial Area
Lod 71291
Israel
Yoav Venkert	1,564,438	(4)	0.84%
Global Park
2 Yodfat Street, Third Floor
North Industrial Area
Lod 71291
Israel
Michael Berman	901,200	(5)	0.49%
Global Park
2 Yodfat Street, Third Floor
North Industrial Area
Lod 71291
Israel
Nissim Darvish	0		0.00%
Global Park
2 Yodfat Street, Third Floor
North Industrial Area
Lod 71291
Israel
Allon Reiter	0		0.00%
Global Park
2 Yodfat Street, Third Floor
North Industrial Area
Lod 71291
Israel
Neil Cohen	0		0.00%
Global Park
2 Yodfat Street, Third Floor
North Industrial Area
Lod 71291
Israel
Gil Bianco	0		0.00%
Global Park
2 Yodfat Street, Third Floor
North Industrial Area
Lod 71291
Israel

			Percentage Ownership
	Total Number of Shares		of Common Stock
Name and Address of Beneficial Owner	Beneficially Owned(1)		in the Company(1)

Ora Setter	0		0.00%
Global Park
2 Yodfat Street, Third Floor
North Industrial Area
Lod 71291
Israel
All directors and officers as a group (nine persons)	17,238,365		9.11%
Johnson and Johnson Development Corporation	18,521,969	(6)	9.97%
Hutzot Shfaim
Shfaim 60990
Israel
Pitango Group(7)	26,842,506	(8)	14.35%
11 HaMenofim St., Bldg. B
Herzliya 46725
Israel
Giza Group(9)	21,541,880	(10)	11.52%
Ramat Aviv Tower
40 Einstein St.
Tel Aviv 61172
Israel
Israel Seed IV, L.P.(11)	24,194,594	(12)	12.93%
Beit Hatayelet
2 Beitar Street
Jerusalem 93386
Israel

(1)	Assumes the full exercise of all options and warrants that are exercisable by the holder within sixty days from the date of this prospectus. Based on 184,941,173 shares of Common Stock outstanding as of the date of this prospectus.

(2)	Includes 11,927,727 shares of Common Stock held by Mr. Golan in his own name, 475,000 shares through Erez Golan Holdings, Ltd., a private company wholly-owned and controlled by him and 600,000 shares of Common Stock underlying unregistered options, which Mr. Golan has the right to acquire within 60 days of the date of this prospectus.

(3)	Includes 1,270,000 shares of Common Stock underlying unregistered options, which Mr. Kolka has the right to acquire within 60 days of the date of this prospectus.

(4)	Includes 1,564,438 shares of Common Stock underlying unregistered options, which Mr. Venkert has the right to acquire within 60 days of the date of this prospectus.

(5)	Includes 94,200 shares of Common Stock underlying Series 1 Warrants and 650,000 shares of Common Stock underlying unregistered options, which Mr. Berman has the right to acquire within 60 days of this prospectus.

(6)	Includes 804,600 shares of Common Stock underlying Series 1 Warrants, which Johnson and Johnson Development Corporation has the right to acquire within 60 days from the date of this prospectus. Johnson and Johnson Development Corporation is a subsidiary of Johnson and Johnson, a public company incorporated in New Jersey.

(7)	The Pitango Group holds shares of Common Stock through Pitango Venture Capital, Pitango Venture Capital Fund III (USA) L.P., Pitango Venture Capital Fund III (Israeli Investors) L.P., Pitango Venture Capital Fund III (USA) Non-Q L.P., Pitango Principals Fund III (USA) L.P., and Pitango Venture Capital Fund III Trusts 2000 Ltd. All members of the Pitango Group, except for Pitango Venture Capital Fund III Trusts 2000 Ltd., are limited partnerships, in which the general partner is Pitango VC Fund III G.P. The holders in Pitango VC Fund III, G.P. are private companies that are wholly-owned by the following persons: Rami Bracha, Bruce Crocker, Izhak Hillel, Rami Kalish, Aharon Minkovsky, Yitzhak Shrem, Zeev Binman and Chemi Peres. Pitango Venture Capital Fund III Trusts 2000 Ltd. is a private company indirectly owned and controlled by the above named persons, which holds the shares of TopSpin Common Stock in trust for three limited partnerships: Pitango Families Fund III (Israel) L.P., Pitango CEO Fund III (Israel) L.P., and Pitango CEO Fund III (USA) L.P. Pitango VC Fund III G.P. is also the general partner of these three limited partnerships. The Pitango Group is a party to the stockholders’ voting agreement discussed below in the section entitled “Voting Agreement.”

(8)	Includes 2,112,600 shares of Common Stock underlying Series 1 Warrants, which the Pitango Group has the right to acquire within 60 days from the date of this prospectus.

(9)	The Giza Group holds shares of Common Stock through Giza Venture Fund II G.P., a venture capital fund that holds shares through the following limited partnerships including: Giza GE Venture Fund III L.P., Giza Alpinvest Venture Fund III L.P., Giza Venture Fund III Limited Partnership, Giza Gmulot Venture Fund III Limited Partnership and Giza Executive Venture Fund III L.P. The general partner in these limited partnerships is Giza Private Investments LLC, which is controlled by Messrs. Zeev Holzman and Zvi Shehter. The Giza Group is also a party to the stockholders’ voting agreement discussed below in the section entitled “Voting Agreement.”

(10)	Includes 2,113,200 shares of Common Stock underlying Series 1 Warrants, which the Giza Group has the right to acquire within 60 days from the date of this prospectus.

(11)	Israel Seed IV, L.P. is a limited partnership where the general partners is Israel Ventures Partners 2000 Ltd., a private company controlled by Mr. Neil Cohen, who is also a member of our Board of Directors. Israel Seed IV, L.P. is also a party to the stockholders’ voting agreement discussed below in the section entitled “Voting Agreement.”

(12)	Includes 2,113,800 shares of Common Stock underlying Series 1 Warrants, which Israel Seed IV, L.P. has the right to acquire within 60 days from the date of this prospectus.

Voting Agreement

On August 22, 2005, the Giza Group, the Pitango Group and Israel Seed IV, L.P. entered into an agreement regarding their shares of our Common Stock. The parties agreed that they would vote together at every general meeting of stockholders to (1) ensure that our Board of Directors would consist of up to seven directors and the parties would not vote to increase or decrease the number of directors without an amendment to the voting agreement; (2) appoint three directors with each of the parties being represented by one of these directors; (3) appoint the CEO, ex officio, as a director; (4) appoint one independent professional as a director that has a reputation in the industry; and (5) appoint two external directors, preferably independent industry experts with pertinent experience. The director appointed by each respective party may not be removed from his position except at the written demand of the respective party. Also, the parties agreed to favor the incumbent CEO and to name him as a party to the agreement and to favor the incumbent directors elected by the parties. The parties have also agreed to vote at every general meeting so that our field of operation would continue to be development, research, manufacturing, commercialization and marketing of medical devices. This agreement will continue as long as the parties own a total of at least 8% of issued and outstanding capital stock. The agreement pertains to all shares owned by the party at the time of the agreement or acquired at any time after the agreement. In the event of any transfer of Common Stock to a third party, other than through a public transaction on the TASE, the third party must comply with the terms of the voting agreement. The voting agreement may be terminated by the decision of the majority of the parties to the agreement. The agreement is subject to the laws of the State of Delaware.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the aggregate cash compensation paid during the 2005 and 2006 fiscal years to our Chief Executive Officer and to our two most highly compensated executive officers other than our CEO, whose annual salary and bonuses exceeded $100,000 for the applicable years.

								Nonqualified
							Non-Equity	Deferred
					Stock	Option	Incentive Plan	Compensation	All Other
		Salary	Bonus		Awards	Awards	Compensation	Earnings	Compensation
Name and Principal Position	Year	($)(1)	($)(1)		($)	($)(1)(3)	($)	($)	($)(1)(4)		Total ($)(1)

Erez Golan	2005	129,516	156,096	(2)	—	—	—	—	(90,838	)(5)	196,779
Chief Executive Officer, President and Member of Board of Directors and Chief Executive Officer and President of TopSpin Israel	2006	138,658	99,559	(2)	—	—	—	—	1,165,246	(6)	1,405,470
Eyal Kolka	2005	94,212	—		—	(16,060)	—	—	53,732	(7)	133,889
Chief Financial Officer and Secretary and Chief Financial Officer and Senior VP of Business Development of TopSpin Israel	2006	99,828	—		—	227,136	—	—	54,888	(8)	383,858
Yoav Venkert	2005	108,156	—		—	41,560	—	—	43,208	(9)	194,928
Chief Operations Officer of TopSpin Israel	2006	118,918	—		—	257,847	—	—	44,503	(10)	423,274

(1)	All compensation received by the executives of TopSpin and TopSpin Israel is paid in NIS. For the purpose of completing this table in U.S. dollars, we have used the NIS-U.S. dollar exchange rate for each date that compensation was received by the executive officer, so that no single conversion rate has been used. The exchange rate throughout 2005 and 2006 ranged from 4.176 NIS for one dollar (the lowest exchange rate) on December 14, 2006, to 4.741 NIS for one dollar (the highest exchange rate) on November 22, 2005.

(2)	In addition to other bonuses, this amount includes amounts paid to the executive on account of loans that became grants, which we record as bonuses paid to the executive. Bonuses in 2005 include $35,372 attributable to loans that became grants and bonuses in 2006 include $89,559 due to loans that became grants.

(3)	Prior to January 1, 2006, we applied the intrinsic value method of accounting for stock options as prescribed by APB No. 25, whereby compensation expense is equal to the excess, if any, of the fair value price of the stock over the exercise price at the grant date of the award. In 2006, we estimated the fair value of stock options granted using the Binomial model with the following assumptions: dividend yield is 0%, expected volatility is 65%-80%, risk-free interest rate is 4.9%-5.2%, forfeiture rate is 0% for executive officers and suboptimal exercise factor is 3 for executive officers (the suboptimal exercise factor is representing the value of the underlying stock as a multiple of the exercise price of the option which, if achieved, results in exercise of the option). In addition, until December 31, 2005, we considered all option plans as variable plans and thus the intrinsic value of all vested options is remeasured at each reporting date until the date of settlement. As of January 1, 2006, the fair value of the vested portion of the options was classified as a liability and remeasured at each reporting date until the date of settlement. In addition, we recorded in 2006 the cumulative effect of the change in accounting principle. Compensation costs in 2006 are based on the change in the fair value of the options for each reporting period. We recognize compensation expenses for the value of our options based on the accelerated method over the requisite service period of each of the options.

Because we considered all option plans to be variable plans until December 31, 2005, we re-valued the options at the end of each accounting period. If the value of an option increased from the previous accounting period due to an increase in the market price of our common stock, the option holder would be deemed to have increased compensation and we would recognize an expense. If the value of an option had decreased from the previous accounting period due to a decrease in the market price of our common stock, the option holder’s compensation would be reduced and we would recognize income for cases where the total value of the vested options of an option holder decreased with respect to the previous period. During 2005, the market price of our common stock declined resulting in a decrease of the total value of the vested options of Mr. Kolka during 2005. For these reasons, Mr. Kolka’s compensation with regards to his option grant was deemed to have decreased thereby causing negative compensation.

(4)	All other compensation for Mr. Golan includes expenses or income related to the sale of shares to Mr. Golan in December 2002 at less than fair market value and related to the right of repurchase in our favor through December 2006 (for additional details see the “Employment of Erez Golan” section). Until December 31, 2005, we accounted for these shares as a variable plan under which we re-valued the vested share of stock at the end of each accounting period. If the price of the our common stock increased, the stockholder would be deemed to have increased compensation and we would recognize an expense. If the price of the our common stock had declined, and in cases where the total value of the vested shares of a stockholder decreased with respect to the previous period, the stockholder’s compensation would be reduced and we would recognize income. During 2005, our stock price declined, thereby decreasing the value of Mr. Golan’s vested shares during 2005. Because of this decreased value and our variable plan accounting method, Mr. Golan’s compensation with respect to these shares also decreased. Therefore, Mr. Golan’s compensation in 2005 with respect to the share was negative (resulting in $136,254 in decreased compensation to Mr. Golan and $136,254 in income to us). As of January 1, 2006, the fair value of the vested portion of the options was classified as a liability and remeasured at each reporting date. During 2006, our share price increased, thereby causing Mr. Golan to have $1,114,889 in additional compensation (with a compensation expense to us in the same amount).

(5)	The items described as All Other Compensation to Mr. Golan in fiscal year 2005 include (1) $13,052 in expenses related to the use of a company car by Mr. Golan, (2) $17,653 in contributions by TopSpin Israel to managers insurance for Mr. Golan’s benefit and (3) $136,254 in income related to the sale of shares to Mr. Golan in December 2002 at less than fair market value and related to our right of repurchase through December 2006 (see footnote 3 above).

(6)	The items described as All Other Compensation to Mr. Golan in fiscal year 2006 include (1) $15,367 in expenses related to the use of a company car by Mr. Golan, (2) $19,271 in contributions by TopSpin Israel to managers insurance for Mr. Golan’s benefit, (3) $10,309 in contributions by TopSpin Israel to an education fund for Mr. Golan’s benefit and (4) $1,114,889 in expenses related to the sale of shares to Mr. Golan in December 2002 at less than fair market value and also related to our right of repurchase through December 2006 (see footnote 3 above).

(7)	The items described as All Other Compensation to Mr. Kolka in fiscal year 2005 include (1) $27,912 in expenses related to the use of a company car by Mr. Kolka and (2) $13,439 in contributions by TopSpin Israel to managers insurance for Mr. Kolka’s benefit.

(8)	The items described as All Other Compensation to Mr. Kolka in fiscal year 2006 include (1) $27,773 in expenses related to the use of a company car by Mr. Kolka and (2) $14,284 in contributions by TopSpin Israel to managers insurance for Mr. Kolka’s benefit.

(9)	The items described as All Other Compensation to Mr. Venkert in fiscal year 2005 include (1) $18,949 in expenses related to the use of a company car by Mr. Venkert and (2) $15,740 in contributions by TopSpin Israel to managers insurance for Mr. Venkert’s benefit.

(10)	The items described as All Other Compensation to Mr. Venkert in fiscal year 2006 include (1) $18,622 in expenses related to the use of a company car by Mr. Venkert and (2) $17,284 in contributions by TopSpin Israel to managers insurance for Mr. Venkert’s benefit.

Employment of Erez Golan

Generally.  On December 9, 2002, TopSpin Israel entered into an employment agreement with Mr. Erez Golan under which he would serve as the Chief Executive Officer and President of TopSpin Israel as a full-time employee. On August 22, 2005, the agreement was amended to extend it until August 2010, which is five years from the date of our initial public offering. In the event that the parties desire to extend Mr. Golan’s employment beyond 2010, then each party must provide written notice to the other party no later than six months prior to the end of the current agreement, otherwise Mr. Golan’s employment will automatically terminate in August 2010. Either party is authorized to terminate the business arrangement by giving at least three months advance written notice of intention to terminate. TopSpin Israel may terminate Mr. Golan for cause, which is a serious breach of trust, a material breach of certain provisions of his employment agreement, any willful or gross negligence that results in a material loss to the company, a willful failure to comply with the directives of the Board of Directors, or certain other violations of law. Mr. Golan must keep confidential all proprietary information that he receives through his employment.

Salary and Other Social Benefits.  Mr. Golan’s original salary was 40,000 NIS (approximately $9,414) per month and 45,000 NIS (approximately $10,591) beginning in September 2003. Under the 2005 amendment, Mr. Golan’s salary was raised to 50,000 NIS (approximately $11,767) per month. Currently, under a November 17, 2006 resolution of TopSpin’s Board of Directors, which was approved by our stockholders on January 7, 2007, Mr. Golan’s monthly salary is now 55,000 NIS (approximately $12,944) per month. His salary may be adjusted in the future according to the Israeli Consumer Price Index to account for the cost of living. We also provide Mr. Golan with other social benefits such as a company car, a cellular phone, managers insurance and an education fund. As CEO, he is also entitled to reimbursement reasonable expenses incurred in the performance of his duties.

Bonuses.  Under a December 2002 Employment Agreement, as amended in August 2005, TopSpin Israel granted Mr. Golan a loan in the amount of $50,000. In September 2006, this loan became a grant to Mr. Golan and he no longer was required to repay the loan.

Mr. Golan received a bonus of 120,000 NIS (approximately $28,242) in 2003 because we reached an operational milestone. Mr. Golan’s employment agreement also provides that, in the event that our Common Stock or TopSpin Israel’s common stock was publicly traded, either TopSpin Israel or we became an “issuer” as defined by the Sarbanes Oxley Act of 2002, or either we or TopSpin Israel merged into another company or sold all or substantially all of our or Topspin Israel’s assets to another company, then Mr. Golan would be entitled to receive a bonus of $120,000. Mr. Golan received this second $120,000 bonus in September 2005 when our Common Stock became publicly traded on the Tel Aviv Stock Exchange.

The 2005 amendment to the employment agreement also provides that Mr. Golan will receive a yearly bonus of $10,000 for each of fiscal years 2006, 2007 and 2008, subject to his remaining an employee or consultant of TopSpin Israel or a company affiliated with it. In addition, under a November 17, 2006 resolution of our Board of Directors, which was approved by our stockholders on January 7, 2007, Mr. Golan will receive a cash bonus to be calculated on the basis of our revenues during 2007, equaling 10% of the revenues over $250,000 and up to $500,000 and 5% of the revenues over $500,000. Also, please see the “Loan, Share Purchase and Share Repurchase Agreement” section below for details regarding the conversion of a loan to Mr. Golan into a bonus.

Non-Competition and Non-Solicitation.  As a condition to employment, Mr. Golan must refrain from competing with us during the term of his employment and for eighteen months after the termination of his employment agreement. Further, during his employment and for eighteen months after his employment terminates, Mr. Golan may not offer or solicit any of our or our subsidiaries’ employees, consultants, customers, suppliers, distributors, agents or contractors away from their dealings with us or our subsidiary. He must also grant all rights in any products that he develops during the course of his employment to TopSpin Israel.

Stock Option Grant.  Our Board of Directors and stockholders approved changes to Erez Golan’s option-related compensation on November 17, 2006 and January 7, 2007 respectively. This grant was subject to the approval of the TASE, which was received on March 1, 2007. This additional compensation includes a grant of 2,400,000 options to purchase Common Stock under the 2003 Israeli Stock Option Plan at an exercise price of $0.1503. These options will vest according to the following schedule: (a) 600,000 options will vest upon receipt of a CE Mark for our IVMRI catheter system by December 31, 2006 or up to 3 months thereafter (this milestone was achieved in December 2006), (b) 960,000 options will vest upon receipt of the FDA market approval or market clearance for the IVMRI catheter, if and to the extent that the FDA approval is received by June 30, 2007 or up to 4.5 months thereafter, and (c) 840,000 options will vest upon the occurrence of the earlier of (i) receiving a term sheet for investment in TopSpin Urology or in any other entity that holds or will hold our intellectual property rights in the urological field, including raising funds to develop our urology business by November 30, 2007, in the gross amount of $1,000,000 (not including grants by the Office of the Chief Scientist), (ii) the sale, transfer, grant of license or any other disposition of our urology business or assets, or (iii) a resolution in good faith by the our Board of Directors to internally fund the urology business instead of pursuing reasonably available outside funds. Any of these options that vest will be exercisable for ten years from the date of the option grant, except that if Mr. Golan’s employment terminates sooner, then the options will be exercisable for one year following the termination of Mr. Golan’s employment, regardless of the provisions of the 2003 Israeli Stock Option Plan.

Loan, Share Purchase and Share Repurchase Agreement.  Under a December 2002 Loan, Share Purchase and Share Repurchase Agreement, TopSpin Israel granted Mr. Golan a second loan of $100,000 with a 5% rate of interest, compounded annually, so that Mr. Golan could purchase 11,927,727 of our Common Stock. Mr. Golan pledged the shares that he purchased with the loan money as collateral. If he becomes unable to repay the loan, TopSpin Israel would only have recourse to seize those shares and may not recover by any other means. The loan agreement was amended in August 2005, so that the collateral was replaced with the shares that Mr. Golan holds in a private company wholly under his control, Erez Golan Holdings Ltd, which holds shares of our Common Stock. In addition, according to this amendment, half of the amount of this loan, or $50,000, would be converted into a grant to Mr. Golan at the end of two years from the day of the listing of our Common Stock on the TASE (September 1, 2007) and the balance of the loan, a second $50,000, will be converted into a grant three years from the day of the listing of our Common Stock on the TASE (September 1, 2008) as long as Mr. Golan is an employee or a consultant of TopSpin Israel or an affiliated company. This agreement also provided, though, that we, at our discretion, could require that the loan be repaid when we became an issuer, as defined by the Sarbanes-Oxley Act of 2002. We became an issuer under the Sarbanes-Oxley Act of 2002 upon the filing of this registration statement and prospectus with the SEC. For these and other reasons, on January 14, 2007 our Board of Directors approved, subject to the approval by our stockholders, the conversion of the entire outstanding loan into a grant to Mr. Golan. The Board of Directors approved that the grant would be accelerated from the original conversion-to-grant dates stated in the Loan, Share Purchase and Share Repurchase Agreement so that the loan would be converted into a grant on the date that the stockholders approve the accelerated conversion. On March 4, 2007, our stockholders approved the accelerated of the conversion of the loan into a grant as of that day and the loan was repaid.

Until December 2006, a certain number of the shares purchased by Mr. Golan under this loan agreement were subject to a right of repurchase by us. Initially, 5/12 of the 11,927,727 shares were subject to this right of repurchase. The right of repurchase lapsed on a monthly basis over the four year period from December 2002 to December 2006, subject to the following acceleration term: the right of repurchase for 1/6 of the 11,927,727 shares lapsed in August 2003 after the company reached a certain milestone. Because Mr. Golan purchased the 11,927,727 shares of our Common Stock at a price below the market rate and we had the right of repurchase with respect to a certain number of the shares from the commencement of loan in December 2002 until December 2006, we showed the expense of this benefit to Mr. Golan in our financial records for fiscal years 2002, 2003, 2004, 2005 and 2006. For further information regarding the recognition of expenses related to this benefit, see footnote 3 to the Summary Compensation Table above.

Employment of Eyal Kolka

Employment Agreement, as amended

On April 25, 2001, we entered into an employment agreement with Mr. Eyal Kolka under which he would serve as the Chief Financial Officer and Senior Vice President of Business Development of TopSpin Israel as a full-time employee. The agreement was amended in June 2004 and May 2006. The parties can terminate the business arrangement by giving at least two months advance written notice. Mr. Kolka’s salary is set at 40,500 NIS (approximately $9,532) per month, adjusted to the Israeli Consumer Price Index to account for the cost of living. TopSpin Israel also provides Mr. Kolka with other benefits such as a company car, a mobile phone, managers insurance and an education fund. He is also entitled to reimbursement of reasonable expenses incurred in the performance of his duties. As described below, Mr. Kolka holds 40,000 outstanding options granted under the 2001 Israeli Stock Option Plan and held 2,480,000 options granted under the 2003

Israeli Stock Option Plan as of December 31, 2006. Mr. Kolka exercised 500,000 options in the first quarter of 2007 and currently holds 1,980,000 options under the 2003 Israeli Stock Option Plan.

Change in Control Provisions

In accordance with Mr. Kolka’s employment agreement, upon the termination of his employment for any reason, except for termination for cause as defined in his employment agreement, Mr. Kolka will be entitled to continue to receive his salary for a period of three months after the termination of his employment agreement.

In accordance with Mr. Kolka’s option agreements, all options that have not yet vested with an exercise price of $0.02, will immediately vest upon the closing of a sale of all or substantially all of our assets and/or shares (i) immediately after which Mr. Kolka continues to be employed by the successor company, on comparable terms, if Mr. Kolka’s employment with the successor company is terminated (other than for cause) within 12 months following the date of closing of such sale; or (ii) if immediately after such sale Mr. Kolka is not offered to continue to be employed by the successor company, in a comparable position and on comparable terms.

Employment of Yoav Venkert

In June 2001, TopSpin Israel entered into an employment agreement with Mr. Yoav Venkert under which he would serve as its Chief Operations Officer as a full-time employee. The agreement was amended in May and June 2006. The parties can terminate the business arrangement by giving at least four to five months advance written notice. Beginning on May 8, 2006, under a June 6, 2006 resolution of our Board of Directors, Mr. Venkert’s salary was set at 43,000 NIS (approximately $10,120) per month, adjusted to the Israeli Consumer Price Index to account for the cost of living. TopSpin Israel also provides Mr. Venkert with other benefits such as a company car, a mobile phone, managers insurance and an education fund. He is also entitled to reimbursement of reasonable expenses incurred in the performance of his duties.

Mr. Venkert held 2,737,000 outstanding options granted under the 2003 Israeli Stock Option Plan on December 31, 2006. Following the exercise of 200,000 options in the first quarter of 2006, Mr. Venkert currently holds 2,537,000 options granted under the 2003 Israeli Stock Option Plan.

Outstanding Equity Awards at Fiscal-Year End Table

The following table sets forth information regarding unexercised options, unvested shares of Common Stock and any awards under an equity incentive plan as of December 31, 2006 for our Chief Executive Officer and two most highly compensated executive officers other than the CEO:

	Option Awards							Stock Awards
										Equity	Equity
										Incentive	Incentive Plan
										Plan	Awards:
				Equity						Awards:	Number
				Incentive Plan						Number of	Market
				Awards:				Number	Market	Unearned	or Payout
	Number of	Number of		Number of				of Shares	Value of	Shares,	Value of
	Securities	Securities		Securities				or Units	Share or	Units or	Unearned Shares,
	Underlying	Underlying		Underlying		Option		of Stock	Units that	other	Units, or other
	Unexercised	Unexercised		Unexercised		Exercise	Option	that have	have not	Rights that	Rights that
	Options (#):	Options (#):		Unearned		Price	Expiration	not	Vested	have not	have not
Name	Exercisable	Unexercisable		Options (#)		($)	Date	Vested (#)	($)	Vested (#)	Vested ($)

Erez Golan	—	—		—		—	—	—	—	—	—
Eyal Kolka	40,000	—		—		$2	04/2010
	1,380,000	—		—		$0.001	07/2013
	187,500	412,500	(1)	—		$0.02	08/2015
	50,000	—		450,000	(2)	$0.1494	06/2016	—	—	—	—
Yoav Venkert	991,875	595,125	(3)	—		$0.02	06/2014
	203,125	446,875	(4)	—		$0.02	08/2015
	150,000	—		350,000	(5)	$0.1494	06/2016	—	—	—	—

(1)	A total of 600,000 options were granted on September 1, 2005 and vest on a quarterly basis. 412,500 options remain unvested. They will continue to vest on a quarterly basis through September 2009 with 6.25% of the original grant vesting in each quarter.

(2)	These options will only vest upon our achievement of certain operational milestones before the middle of 2007. All milestones pertain to operational advancements in the fields of urology and cardiology. Varying numbers of options will vest upon the completion of each of the four operational milestones.

(3)	A total of 1,587,000 options were granted on June 20, 2004 and vest on a quarterly basis. 595,125 options remain unvested. They will continue to vest on a quarterly basis through June 20, 2008 with 6.25% of the original grant vesting in each quarter.

(4)	A total of 650,000 options were granted in September 2005 and vest on a quarterly basis. 446,875 options remain unvested. They will continue to vest on a quarterly basis through September 2009 with 6.25% of the original grant vesting in each quarter.

(5)	These options will only vest upon our achievement of certain operational milestones before the middle of 2007. All milestones pertain to operational advancements in the fields of urology and cardiology. Varying numbers of options will vest upon the completion of each of the four operational milestones.

Compensation of Directors

The following table sets forth information regarding the compensation paid to each of our directors during the 2006 fiscal year:

Nonqualified
	Fees Earned			Non-Equity	Deferred
	or Paid in	Stock	Option	Incentive Plan	Compensation	All Other
	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)(1)	($)	($)	($)	($)	($)	($)(1)

Michael Berman	29,750	—	63,736	—	—	—	93,486
Allon Reiter	—	—	—	—	—	—	—
Nissim Darvish	—	—	—	—	—	—	—
Neil Cohen	—	—	—	—	—	—	—
Gil Bianco	7,763	—	—	—	—	—	7,763
Ora Setter	9,452	—	—	—	—	—	9,452

(1)	The compensation received by Mr. Bianco and Dr. Setter is paid in NIS. For the purpose of completing this table in U.S. dollars, we have used the NIS-U.S. dollar exchange rate for each date that compensation was received by the director, so that no single conversion rate has been used. The exchange rate throughout 2006 ranged from 4.176 NIS for one dollar (the lowest exchange rate) on December 14, 2006 to 4.725 NIS for one dollar (the highest exchange rate) on February 22, 2006. Mr. Berman is paid in U.S. Dollars.

Narrative to Director Compensation Table

The following sections describe the agreements under which Mr. Berman, Mr. Bianco and Dr. Setter receive compensation for their services as members of our Board of Directors. No other Directors receive any compensation.

Consulting Agreement with Michael Berman

On May 1, 2003, we entered into a consulting agreement with the Chairman of our Board of Directors, Mr. Michael Berman. Mr. Berman agreed to provide us with consultation services for two full work days per month at a salary of $2,000 per day and a grant of options to acquire 650,000 shares of our Common Stock at an exercise price of $0.05 per share under the 2003 Israeli Stock Option Plan. Under the agreement, the options would vest over a four year period with 162,500 options vesting on May 1, 2004 and 40,625 options vesting in each quarter thereafter. We also agreed to reimburse Mr. Berman for all reasonable expenses incurred in the course of performing the consulting services. Mr. Berman is not our employee. However, Mr. Berman must still keep all information confidential, and not compete with us during the agreement and for two years after the agreement terminates. The agreement may be terminated through 14 days’ written notice by either party.

Director Compensation for Gil Bianco

Mr. Bianco’s compensation is required by the Israeli Companies Regulations (Rules Regarding Consideration and Expenses for Independent Directors). Those regulations require companies to approve the compensation to be paid to independent directors at (i) the fixed sum per annum set forth in the Israeli Companies Regulations (Rules Regarding Consideration and Expenses for Independent Directors), 5760-2000 and (ii) the fixed sum set forth in that regulation for participation in each meeting of the board of directors of the Company or any of its committees. In fiscal year 2006, Mr. Bianco was entitled to an annual retainer of 20,733 NIS (approximately $4,880) for serving as a member of our Board of Directors. He was also entitled to a fee of 1,038 NIS (approximately $244) for participating in each face to face meeting of the Board of Directors, 60% of that fee for participating a meeting via conference call and 50% of that fee for participating in a meeting by writing. The annual retainer and the fee per meeting are adjusted to the changes in the Israeli Consumer Price Index.

Director Compensation for Ora Setter

Dr. Setter’s compensation is required by the Israeli Companies Regulations (Rules Regarding Consideration and Expenses for Independent Directors). Those regulations require companies to approve the compensation to be paid to independent directors at (i) the fixed sum per annum set forth in the Israeli Companies Regulations (Rules Regarding Consideration and Expenses for Independent Directors), 5760-2000 and (ii) the fixed sum set forth in that regulation for participation in each meeting of the Board of Directors of the Company or any of its committees. For fiscal year 2006, Dr. Setter was entitled to an annual retainer of 20,733 NIS (approximately $4,880) for serving as a member of our Board of Directors. She was also entitled to a fee of 1,038 NIS (approximately $244) for participating in each face to face meeting of the Board of Directors, 60% of that fee for participating a meeting via conference call and 50% of that fee for participating in a meeting by writing. The annual retainer and the fee per meeting are adjusted to the changes in the Israeli Consumer Price Index.

Director and Officer Indemnification

In January 2004 and August 2005, we undertook to indemnify our officers and directors to the fullest extent permitted by Delaware law for any liabilities that they may incur for any action taken as an officer or director or in any other joint venture, partnership or enterprise. The indemnification includes any monetary liability imposed on the officer or director because of a verdict, fine, penalty, settlement agreement or any other reasonable amount expense accrued by the office or director in connection with any threat, activity, pending procedure, claim or civil, criminal or administrative proceeding or investigation, including any activity by or on behalf of us in which the officer or director is an interested party or is liable to an interested party, or where the officer or director has been threatened that he will become an interested party due to his being an officer of director. We will compensate an officer or director in advance for any reasonable amount that he has paid for any claim against him (including litigation costs and the costs of preparing an adequate defense) after the director or officer agrees that he will bear the detailed costs himself if it is found that the officer or director is not entitled to receive compensation under the agreement or our Certificate of Incorporation. The conclusion of any proceeding with a judgment, order, settlement agreement, indictment or similar conclusion against a director or officer will not give rise to the assumption that the officer or director acted in a manner other than in our best interests or, in respect to a criminal charge, had no reasonable grounds for assuming that his actions were illegal.

In a number of circumstances, an officer or director will not be entitled to indemnification or advance reimbursement for expenditures if: (1) a competent court of law has made a final verdict or order that a claim or claims against an officer or director arose out of deception or bad faith or that the officer or director was misled or, that the indemnification is not permitted under prevailing law; (2) the verdict or order by the court stemmed from a claim regarding infringement of the Securities Exchange Act of 1934, as amended, or other federal or state laws; (3) an act or omission occurred for which the officer or director is not entitled to receive compensation under Delaware law; (4) the proceedings or claims were initiated by the officer or director that were not in self-defense other than proceedings brought to pay compensation or where our Board of Directors has approved of the proceedings and the decision to file them; (5) expenditures or obligations of any kind were paid directly to the officer or director by the insurance company under the directors and officers liability policy; or (6) the claim relates to abuse of information that is not available to the public by the officer or director in all matters pertaining to the purchase and/or sale of our Common Stock. We will not be obligated to compensate an officer or director for every amount paid in the framework of a settlement agreement that was drawn up by the officer or director without our written consent. We will not sign any settlement agreement that would affect any proceedings against an officer or director without his written consent.

In addition, we undertook, that if Mr. Bianco or Dr. Setter, our independent directors, are required by the Israeli tax authorities to pay Value Added Tax with respect to their directorship fees, we will indemnify them with respect to such amounts, subject to (1) any applicable law, (2) our incorporation documents and (3) to the following terms: (a) they must inform us immediately and in writing after they become aware of any claim, demand or other action or proceeding (actual or potential), if a claim for indemnification in respect thereof can be made by them under this undertaking and (b) we will be entitled to defend and settle, on their behalf, and they will assist us in defending or settling such claim, including, without limitation, by issuing authorization letters or proxies to us and our professional advisors to act on their behalf.

We currently maintain directors’ and officers’ liability insurance for the purpose of paying these types of claims. We may decide to cancel our indemnification agreements with our officers and directors, but we will still be obligated to compensate an officer or director for any claims resulting from actions prior to the cancellation of the indemnification agreement. Currently, we have indemnification agreements with fifteen present or past officers and directors of both us and our subsidiaries.

TopSpin Medical, Inc. 2001 Israeli Stock Option Plan

In accordance with resolutions adopted by our Board of Directors in February 2000, we adopted an option plan in 2001 for the allocation of up to 300,000 shares of our Common Stock to our directors, employees and consultants and the directors, employees and consultants of our subsidiaries. Options granted under this plan can be exercised into shares of our Common Stock at either $2.00 or $12.00. As of the date of this prospectus, 280,910 options have been issued to employees, directors and consultants. Only 171,310 of those options are currently outstanding and exercisable for shares of Common Stock and 109,600 options have expired and are no longer exercisable. Our Board of Directors has resolved not to issue any additional options under this plan.

TopSpin Medical, Inc. 2003 Israeli Stock Option Plan

General Provisions

Our Board of Directors passed resolutions in January 2003, September 2003 and August 2005, under which it adopted the 2003 Israeli Stock Option Plan to allocate up to 22,000,000 shares of our Common Stock to our directors, employees and consultants and the directors, employees and consultants of our subsidiaries. The plan is administered by the Board of Directors and any committee that the Board of Directors may appoint for such purpose. The appointed committee may grant four types of options under this plan: Approved 102 Capital Gains Options, which are granted only to employees of our subsidiaries and qualify for capital gains tax treatments, Approved 102 Ordinary Income Options, which qualify for ordinary income tax treatment, Unapproved 102 Options, and 3(9) Options, which are non-qualified stock options which are granted mostly to non-employees of our subsidiaries. The number of shares authorized to be issued under this plan will be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, combination or reclassification of the stock or the payment of a stock dividend with respect to the Common Stock or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration.

These options are exercisable at prices between $0.001 and $0.1886, depending on the individual grant. Unless stated otherwise in the individual grant, most grants of options vest and become exercisable according to the following schedule: 25% on the first anniversary of the option grant, and 6.25% at the end of each subsequent quarter over the course of the following three years. The committee, though, may, in its absolute discretion and on such terms and conditions as it deems appropriate, accelerate or otherwise change the time at which such option or any portion of an option will vest. The option grant may also contain performance goals and measures and the provisions in one option grant need not be identical to any other option grant. All options will expire ten years from the date of grant unless terminated earlier. If an individual option grant expires and has not been exercised, our Board of Directors has the authority to allocate those options to other employees, directors or consultants.

An option may not be exercised unless the grantee is then employed by us or providing services to us or our affiliate. Following the termination of a grantee’s position with us or a subsidiary, other than for cause, death, disability or retirement, the grantee may still exercise his or her vested options for ninety days following the date of termination. If a grantee dies or is disabled during his or her employment or service, then his or her heirs will be entitled to exercise the options for twelve months after the grantee’s death or disability. Also, if the grantee terminates his or her employment on account of retirement, he or she will have twelve months to exercise his or her options.

Termination of an Option

Subject to the Board of Director’s approval, the committee administering this option plan may, from time to time, cancel all or any portion of an option granted under the plan and our obligation will be discharged with respect to that option through either (i) payment to the grantee of an amount in cash equal to the excess, if any, of the fair market value of the cancelled option at the date of such cancellation over the aggregate exercise price of the option, (ii) the issuance or transfer to the grantee of Common Stock with a fair market value at the date of such transfer equal to any such excess, or (iii) a combination of cash and shares with a combined value equal to any such excess, as determined by the committee, in its sole discretion.

Also, in the event of our voluntary liquidation, merger, acquisition, or reorganization, we must notify the grantees at least fifteen days prior to the transaction. All options will then expire prior to the consummation of the transaction if they are not exercised by the notified grantees. In the event of a merger with another company, however, our Board of Directors is entitled to exchange the options for the securities of the surviving corporation or to pay the fair market value of the options to the grantees.

Outstanding Grants

As of the date of this prospectus, we have issued 25,312,125 options under the 2003 Israeli Stock Option Plan with 14,129,625 options outstanding. 3,662,802 options have been exercised for shares of Common Stock and 7,495,948 options have expired and are no longer outstanding. As permitted, we have, from time to time, reissued these expired options in subsequent option grants as permitted by the plan. The options under the 2003 Israeli Stock Option Plan are not registered for trading on the Tel Aviv Stock Exchange and are not being registered pursuant to this prospectus.

Equity Compensation Plans

The following table sets forth information regarding our equity compensation plans, the 2001 Israeli Stock Option Plan and the 2003 Israeli Stock Option Plan, under which we grant securities exercisable for shares of our Common Stock to employees, directors and consultants to our Company and employees, directors and consultants of our subsidiaries.

	Column A		Column B		Column C
					Number of Shares
					Remaining Available
	Number of Shares				for Future Issuance
	to be Issued		Weighted-Average		Under Equity Compensation
	Upon Exercise of		Exercise Price of		Plans (Excluding shares
Plan Category	Outstanding Options		Outstanding Options		in Column (a))

Equity Compensation Plans approved by security holders	0		n/a		n/a
Equity Compensation Plans not approved by security holders(1)	14,300,935	(2)	$0.109	(3)	4,207,573	(4)
Total	14,300,935	(2)	$0.109	(3)	4,207,573	(4)

(1)	For the material features of the 2001 Israeli Stock Option Plan and the 2003 Stock Option Plan, see the section entitled “Description of Securities” below.

(2)	Includes 171,310 options currently outstanding pursuant to our 2001 Israeli Stock Option Plan and 14,179,625 options currently outstanding under our 2003 Israeli Stock Option Plan.

(3)	Includes 1,590,000 outstanding options at an exercise price of $0.001 per option, 4,787,625 outstanding options at an exercise price of $0.02 per option, 1,202,000 outstanding options at an exercise price of $0.05 per option, 1,995,000 outstanding options at an exercise price of $0.1114 per option, 825,000 outstanding options at an exercise price of $0.1253 per option, 1,705,000 outstanding options at an exercise price of $0.1494 per option, 2,400,000 outstanding options at an exercise price of $0.1503, 155,300 outstanding options at an exercise price of $2.00 per option and 16,010 outstanding options at an exercise price of $12.00 per option.

(4)	Includes 4,207,573 options to purchase Common Stock currently available for future issuance under our 2003 Israeli Stock Option Plan. Our Board of Directors has undertaken not to issue any additional options under the 2001 Israeli Stock Option Plan.

CORPORATE GOVERNANCE

Applicable Provisions of Israeli Law

Under Articles IV, V, VI, VII, XI, XII and XIII of our Certificate of Incorporation, we are subject to certain provisions of the Israeli Companies Law of 1999 and the Israeli Securities Regulations to the extent permitted by Delaware law. The following describes the applicable provisions of Israeli law that apply in addition to the laws of the State of Delaware.

Number of Directors; Election; Removal; Filling Vacancies; Independent Directors

Pursuant to Article V of our Certificate of Incorporation, we are subject to certain procedural and board composition requirements. A director that holds of office of Chairman of the Board of Directors may not also hold the office of General Manager, unless otherwise permitted by Section 121(c) of the Israeli Companies Law. Section 121(c) provides that the stockholders at an annual meeting of a public company may resolve that for a period of no more than three years from the date of passing the resolution in effect, the Chairman of the Board of Directors may be authorized to fulfill the duties of General Manager provided that, in counting the votes at the meeting, the majority must include at least two-thirds of the stockholders who are not holders of control in the corporation present at the vote and abstaining votes must not be taken into account in counting the votes of such stockholders.

The Board of Directors must at all times include at least two directors who are elected by stockholders where at least one of the following is true: (i) the majority of the votes represented at the stockholders’ meeting includes at least one-third of all of the votes of the stockholders who are not holders of control in the Company and who participate in the voting (with abstentions not being included in the total votes of the foregoing stockholders), or (ii) the total of opposing votes from among the stockholders referenced in subsection (i) does not exceed 1% of all the voting rights in the corporation. Directors elected in accordance with this provision are considered “Independent Directors.” For purposes of this provision, “control” is defined in the Israeli Companies Law as the ability to direct the activity of the corporation, and a person shall be presumed to control a corporation if he holds half or more of the means of control of the corporation such as the right to vote a general meeting or a corresponding body of the corporation or the right to appoint directors or the general manager of the corporation.

Any vacancy in the office of an Independent Director may be filled only by the stockholders and may not be filled by the remaining directors. If at any time there is less than two Independent Directors, the Board of Directors must call a special stockholders’ meeting for the election of Independent Directors. An Independent Director may not be removed from office without cause and no person may serve as an Independent Director for more than six one-year terms. An Independent Director is required to be a resident of the State of Israel.

At any election to fill the office of an Independent Director, other than an election to fill the office of an “Exempt Directorship” or a vacancy or a newly created directorship, only a person then serving in the office of an Independent Director may qualify for election to such office unless such person is otherwise disqualified to serve as an Independent Director. “Exempt Directorship” means the office of an Independent Director then filled by a person who was elected as an Independent Director for three (and not more than three) consecutive one-year terms.

An Independent Director must have, subject to Section 240(a1) of the Israeli Companies Law, professional qualifications or accounting and financial expertise, and at least one of the Independent Directors must have accounting and financial expertise.

No individual may be appointed as an Independent Director if, at the time of appointment or at any time during the preceding two years, he, his relative, partner, employer or a corporate body of which he is a controlling party had an interest in the company, in a person who was a controlling party of the company at the time of the appointment, or in another corporate body. For the purposes of this provision, (i) “interest” means an employment relationship, commercial or professional ties in general or control, as well as service as an officer, other than service as a director who was appointed as an Independent Director in a company that is due to offer shares to the public for the first time, and (ii) “other corporate body” means a corporate body in which the company or controlling member of it is a controlling member at the time of the appointment or during the two years before the time of appointment.

A director in a company cannot be appointed as an Independent Director in another company if at that time a director of the other company serves as an Independent Director of the first company.

An Independent Director may not receive any compensation from the company, except as determined by applicable law and except for insurance coverage and indemnification by the company’s bylaws or as determined by other applicable law.

Each committee of the board of directors must include at least one Independent Director.

If the board of directors learns of a suspicion that an Independent Director no longer meets the condition required under the applicable law for his appointment, or that he has violated his fiduciary duty of loyalty, the board of directors shall discuss the matter at the meeting first convened after it learned of the matter. If the board of directors determines that the Independent Director no longer meets a condition required under applicable law for his appointment or that he has violated his fiduciary duty of loyalty, than the board of directors must call a special meeting of the stockholders for the removal of the Independent Director. The reasons of the board of directors must be presented at the meeting of stockholders, and the Independent Director must be given a reasonable opportunity to present his position; the decision of the stockholders to terminate an Independent Directors’ term of office must be adopted with the same majority that was necessary for his appointment.

For a period of two (2) years following the termination of an Independent Director, a company may not directly or indirectly enter into any employment, consulting or other arrangement for fees with such person, and such person may not serve as a director or officer of the company, including a company controlled by such person.

Director Liability

We are subject to sections 252 through 256 of the Israeli Companies Law pursuant to Article XII of our Certificate of Incorporation. These sections provide that (i) an officer holder owes a duty of care to the company as provided in sections 35 and 36 of the Civil Wrongs Ordinance, (ii) an office holder shall act with the standard of proficiency which a reasonable officer holder, in the same position and in the same circumstances, would act, and (iii) an officer holder shall owe a fiduciary duty to the company, and shall act in good faith and for the benefit of the company. The company may approve an act that would otherwise be deemed a violation of an officer holder’s fiduciary duty to the company if (1) the officer holder acted in good faith and neither the act nor the approve of the act prejudices the benefit of the company, and (2) the office holder disclosed the essence of his personal interest in the act, including any substantial fact or document, a reasonable time before the date of the discussion of the approval.

Business Combinations; Interested Transactions

In accordance with Article V of our Certificate of Incorporation, we may not enter into an “interested transaction” unless the transaction is approved by the following in the following order: (i) the audit committee of the board of directors, (ii) the board of directors, (iii) the meeting of stockholders, on condition that one of the following applies: (A) the majority of the votes at the meeting of stockholders includes at least one-third of all the votes of stockholders who do not have a personal interest in the approval of the transaction and who are participating in the vote (abstentions shall not be included in the total of the votes of such stockholders), or (B) the total of opposing votes from among such stockholders does not exceed 1% of all the voting rights in the company. For purposes of this provision, “personal interest” means a personal interest of a person in an action or a transaction of a corporation including a personal interest of his relative of and of another corporation in which he or his relative are interested parties, excluding personal interests deriving only from the holding of stock.

The term “interested transaction” means any transaction of a public company with its holder of control (as defined in Sections 1 and 268 of the Israeli Companies Law), or an exceptional transaction of a public company with another person in whom the holder of control has a personal interest, including a private offering in which the holder of control has a personal interest; and also a contract of a public company with its holder of control or such holder’s relative, if he also is an officer of the company, with respect to his service and employment conditions, and if he is a company employee and is not an officer, then with respect of his employment by the company. “Control” and “Control Block” are defined in Section 1 of the Israeli Companies Law. “Control Block” means a holding of 25% or more of the voting rights in the general meeting of the company if there is not other person who holds more than 50% of the voting rights in the company.

In addition, certain procedures must be followed by any stockholder voting on an interested transaction, or who has a personal interest in the interested transaction, and by any director who has a personal interest in the interested transaction.

Meetings of Stockholders

Pursuant to Section 4.2 of our Certificate of Incorporation, we must comply with certain requirements regarding meetings of stockholders. A notice of any annual or special meeting of stockholders by the company must be accompanied by a form of proxy card setting forth the resolutions to be presented by the board of directors for a vote at such meeting. In addition, a company must comply with Sections 87 and 89 of the Israeli Companies Law. Such provisions of the Israeli Companies Law provide that stockholders in a public company may vote at a stockholders’ meeting by means of a voting paper in which the stockholder indicates how he votes on resolutions relating to (i) the appointment and removal of directors; (ii) approval of acts or transactions requiring the approval of the general meeting pursuant to Sections 255 and 268 through 275 of the Israeli Companies Law; (ii) approval of a merger pursuant to Section 320 of the Israeli Companies Law; (iv) any other matter with respect to which the company’s charter provides that decisions of the general meeting may also be passed by means of a voting paper; and (v) other matters prescribed by the Israeli Minister of Justice pursuant to Section 89 of the Israeli Companies Law.

The company must also provide prompt notice of a stockholders’ meeting to the Israeli Securities Authority and the Tel Aviv Stock Exchange and must publish a notice of the meeting in two daily newspapers of general circulations in Hebrew at least two days prior to the meeting.

Each beneficial stockholder whose shares are held by a bank or a member of the Tel Aviv Stock Exchange and are registered on the books of the company, or in the name of any company acting for DTC, shall be permitted to participate at the meeting and to vote such stock by proxy.

Committees of the Board of Directors

Pursuant to Article VII of our Certificate of Incorporation, the board of directors must appoint an audit committee comprised of at least three (3) directors. The members of the audit committee must include the Independent Directors, and may not include (i) the chairman of the board of directors, (ii) any director who is either employed by, or provides services to the company on a regular basis (other than in the capacity as a director), or (iii) any director who is either a controlling stockholder of the company or any relative of a controlling stockholder. In addition, Sections 110-113 of the Israeli Companies Law apply to the audit committee. Such sections generally authorize the board of directors to designate committees of the board, set forth the obligations of any committee and identify such powers as the board of directors may not delegate to a committee.

The audit committee must have the following duties: (i) to identify deficiencies in the management of the company in consultation with its Internal Auditor and auditing accountant, and recommending corrective measures if needed; and (ii) to consider the approval of actions by an officer allegedly in violation of such officer’s fiduciary duty of loyalty as set forth in Section 255 and 268 through 275 of the Israeli Companies Law including an Interested Transaction.

Internal Auditor

Under Article VII, we are subject to certain Israeli laws regarding our internal auditor. We must have an internal auditor appointed by the board of directors, based upon the proposal of the audit committee. The internal auditor must be a natural person who is not (i) an interested party (as interested under applicable law), (ii) an officer or employee of the company or a relative of any officer or employee of the company, or (iii) the company’s auditing accountant or its designee.

The internal auditor must perform his duties consisted with Sections 3(a), 4(b), 8-10, 14(b) and 14(c) of the Israeli Internal Audit Law, 1992 (the “Internal Auditing Law”), subject to the provisions of the Israeli Companies Law. The Internal Auditing Law governs internal auditing in public entities such as governmental offices, governmental companies and statutory institutes. The Israeli Companies Law applies seven general sections from the Internal Auditing Law on the Internal Auditor of a public company, which sections relate to the Internal Auditor’s residence, experience, education and criminal record, the Internal Auditor’s professional standards, restrictions over the Internal Auditor’s additional positions and conflicts of interest, the Internal Auditor’s authority, the Internal Auditor’s report as evidence and permission to expand and/or preserve the Internal Auditor’s authority by the company, subject to Sections 146 through 153 of the Israeli Companies Law.

The internal auditor must submit to the audit committee periodic and annual audit plans for its advance approval. The chairman of the board of directors and the chair of the audit committee may delegate to the internal auditor additional audit duties for urgent examination in addition to the audit plan. The internal auditor must, among other duties, audit the company’s compliance with applicable laws and proper business practices. The internal auditor must report his findings to the chairman of the board of directors, the chairman of the audit committee and the general manager.

The internal auditor’s term in office may not be terminated without his agreement, and he shall not be suspended from office, unless the board of directors determines to terminate the internal auditor based upon the recommendation of the audit committee and after the internal auditor was given a reasonable opportunity to state his case before the board of directors and before the audit committee.

Mergers, Acquisitions and Transactions with Controlling Stockholders

Pursuant to Section 5.4.3 of our Certificate of Incorporation, we are governed by the Israeli Securities (Transaction between a Company and a Controlling Stockholder therein) Regulations 2001 to the fullest extent permitted by Delaware law. These Israeli Securities Regulations generally govern transactions between a company and a controlling stockholder and the stockholders’ meetings convened for the purpose of approving a transaction with a controlling stockholder. For purposes of these provisions, the term “controlling stockholder” means a “holder of control” as defined in the Israeli Companies Law. The regulations require that the company give notice to the stockholders of a transaction with a controlling stockholder and that the company provide a transaction report containing all relevant details of the transaction. The regulations govern the contents of the notice and the transaction report and provide that the Israeli Securities Authority may deliver a directive to the company requesting that the company amend the transaction report.

Stockholders Rights to Examine Books and Records

Pursuant to Section 4.3 of our Certificate of Incorporation, our stockholders have the right, upon written request, to receive copies of the minutes of meetings of stockholders, our stock ledger and a list of our stockholders. Stockholders will also have the right, upon written request setting forth the purpose thereof, to receive copies of any document relating to any act or transaction requiring the consent of stockholders. We may refuse a stockholder’s request if the board of directors believes that such demand was not made in good faith or that the requested documents include a commercial secret or patent or that the disclosure would otherwise have a material adverse effect.

Compromises and Arrangements with Creditors and Stockholders

Under the Israeli Companies Law regarding compromises or arrangements with creditors and stockholders, applicable to us through Article XI of our Certificate of Incorporation, whenever a compromise or arrangement is proposed between a company and its creditors or any class of them and/or between the company and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application of the company or of any creditor or stockholder, or on the application of any receiver or receivers appointed for the company under the provisions of Section 291 of Title 8 of the Delaware Code, or on the application of trustees in dissolution or of any receiver or receivers appointed for the company under the provision of Section 279 of the Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, or of the stockholders or class of stockholders, as the case may be, to be summoned in such manner as the court directors. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders, as the case may be, agree to any compromise or arrangement and to any reorganization of the company as a consequence of such compromise or arrangement, such compromise or arrangement and the reorganization shall, if sanction by the court to which the application has been made, be binding on all creditors or class of creditors, or on all of the stockholders or class of stockholders and on the company.

Corporate Action Without a Stockholder Meeting

According to Section 4.2 of our Certificate of Incorporation, if our stockholders take action by written consent, we will be required to give prompt notice of such action to any stockholder who did not execute such written consent no later than thirty days after the taking of the action.

Derivative Actions

Certain provisions of the Israeli Companies Law applicable to us under Article VI of our Certificate of Incorporation provide that a stockholder or director of a company may filed a derivate action by delivering a written demand to the company requesting that it exhaust its rights by instituting an action. The company may elect to take measures to drop the cause of action, reject the plaintiff’s demand or file a lawsuit. The plaintiff may elect to file a derivative action with the approval of any court having competence to hear the action if, in the plaintiff’s opinion, the measures taken by the company or the decision received in that respect by the company, did not drop the cause of action, the company rejected the plaintiff’s demand, the company did not file suit with seventy-five days of the notice of plaintiff’s intention to file suit, or the company did not respond to the demand.

All derivative actions require the approval of a court of competent jurisdiction to hear the action. The court has the authority to require the parties to pay costs and expenses relating to the derivative action in such manner as the court elects. The plaintiff may not withdraw a derivative action or enter into an arrangement or settlement with the defendant other than with the consent of the court.

Class Actions

To the fullest extent permitted by Delaware law, Article VI of our Certificate of Incorporation makes Israeli law regarding class actions applicable to us. The Israeli Class Actions Law provides that a person having a cause of action with respect to a security may, subject to the terms and conditions set forth in the foregoing act and with the consent of the relevant court, sue on behalf of a group all of whose members have a cause of action that has materially similar factual and legal ground.

Special Tender Offers; Forced Sale of Shares

Sections 328 through 340 of the Israeli Companies Law are applicable to us under Article XIII of our Certificate of Incorporation. These provisions relate to special tender offers and forced sales of shares. Such sections provide that in a public company, no purchase shall be affected as a result of which a person shall become a holder of a control block, if there is no such holder in the company, and not purchase shall be effected as a result of which the purchaser’s holding shall increase above 45% of the voting rights of the company, if there is no other person holding more than 45% of the voting rights in the company, other than by way of a tender offer in accordance with the Israeli Companies Law.

The sections regarding tender offers do not apply to the purchase of shares in a private placement, to purchase of shares which result in a purchaser holding more than 45% of the voting rights, to the purchase of shares which shall result in a purchaser becoming a holder of a control block, and all subject to the terms and conditions set forth in the Israeli Companies Law.

Where a special tender offer has been made, the board of directors must give its opinion to the offerees regarding the advisability of the special tender offer and must disclose all personal interests of each of the directors in the tender offer. The board of directors need not give such an opinion, though, if it is unable to do so, provided that it gives notice of its reasons for not so doing. A special tender offer must be made to all offerees, and the offer may only be accepted by a majority of the votes of those offerees who gave notice of their position with respect to the offer. The votes of a holder of a controlling interest in the offeror, a holder of a control block in the company, or any person acting on their or on the offeror’s behalf, shall not be taken into account.

A special tender offer may not be accepted unless shares conferring at least 5% of the voting rights in the company have been purchased. Shares purchased in contravention of these requirements of the Israeli Companies Law will not confer any right and will be “dormant” shares as defined in the Israeli Companies Law as long as the shares are owned by the purchaser.

Where a special tender offer has been accepted, the offeror, or any person controlling the offeror at the time of the offering, and any company controlled by them, shall not for a period of one year following the date of the tender offer, make another tender offer for the purchase of shares, and they shall not effect a merger of the company unless they undertook to do so in the special tender offer.

A person may not purchase shares of a company such that after the purchase he holds more than 90% of the shares other than by way of a tender offer of all of the shares. When a stockholder owns more than 90% of all of the shares, he shall not purchase any additional shares for so long as he continues to hold at least 90% of the shares.

Where a complete tender offer is accepted by the offerees in such a way that the rate of holding of the offerees who did not accept the offer is less than 5% of the issued shares, all of the shares that the offeror sought to purchase shall be transferred to him. Where a complete tender offer is not accepted, the offeror shall not purchase shares from any offerees who have accepted the offer that will confer on him a holding of more than 90% of all of the outstanding shares.

Upon application of an offeree submitted no later than three months after the date of receipt of the complete tender offer, a court may rule that the consideration paid for shares in a tender offer was less than their fair value and that fair value should be paid.

Director Independence Requirements

Director Independence under Israeli Law

Our Common Stock and Series 1 Warrants are listed for trading on the TASE. As a condition to being listed on the TASE, we must comply with certain director independence requirements described in the “Applicable Provisions of Israeli Law — Number of Directors; Election; Removal; Filling Vacancies; Independent Directors” section above. These requirements are not available on our website, but may be found in Article V of our Certificate of Incorporation, which is filed as an exhibit to this registration statement. Following the requirements, two independent directors, Mr. Gil Bianco and Dr. Ora Setter, sit on our Board of Directors. From 2003 through present time, Mr. Bianco has acted as a consultant, entrepreneur and a member of the boards of directors of several companies, mostly in the medical field. From 2002 until 2006, Dr. Setter served as the Chief Executive Officer and Academic Director of Lahav (1992) Executive Education Center Ltd. at the Faculty of Management, Tel Aviv University. Other than through their current positions as independent directors on our Board of Directors, neither Mr. Bianco nor Dr. Setter has had any employment relationship with us, had any commercial or professional ties in general or through control, or served as one of our executive officers. Neither director owns any securities in us or any of our subsidiaries.

In addition, the Tel Aviv Stock Exchange and the Israeli Companies Law require that one independent director sit on each committee of our Board of Directors. Dr. Setter sits on our Audit Committee and our Compensation and Stock Option Plan Committee. Mr. Bianco is a member of our Audit Committee. Michael Berman and Erez Golan also sit on our Compensation and Stock Option Plan Committee and Allon Reiter sits on our Audit Committee. Messrs. Golan, Berman and Reiter are not considered independent directors. We do not possess a nominating committee.

Audit Committee Independence under Israeli Law

As described above in the section entitled “Applicable Provisions of Israeli Law — Committees of the Board of Directors,” we are required by law to have an audit committee. Our Audit Committee Charter provides that the audit committee will be appointed by our Board of Directors and will oversee the following subjects: internal controls and risk management, internal audit, auditing accountants, compliance, reporting responsibilities and approval of transactions. The committee must consist of no less than three members of the Board of Directors, two of which are considered independent directors under the applicable standards of Israeli law. At no time may the audit committee include the Chairman of the Board of Directors, any director who is employed by us or provides us with services on a regular basis or any director who is either a controlling stockholder or a relative of any controlling stockholder (also described above in the section entitled “Applicable Provisions of Israeli Law — Number of Directors; Election; Removal; Filling Vacancies; Independent Directors”). Our current Audit Committee is composed of three members: Allon Reiter, Gil Bianco and Ora Setter. Mr. Bianco and Dr. Setter are independent directors under Israeli law.

Director Independence using an Independence Definition of a National Securities Exchange

We are not listed as an issuer, nor have we applied to be listed as an issuer, on any national securities exchange or inter-dealer quotation system. For the purposes of compliance with applicable securities rules, the following describes the independence standards required by a national securities exchange, the Nasdaq Stock Market, Inc., and assesses whether our directors, Erez Golan, Michael Berman, Neil Cohen, Nissim Darvish, Allon Reiter, Gil Bianco and Ora Setter, would be considered to be independent directors under Nasdaq’s independence standards were they so required.

The majority of the directors on the board of directors of a newly public company listed on Nasdaq must be independent. An independent director is “a person other than an executive officer or employee of the company or any other individual having a relationship which, in the opinion of the [company]’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.” Under Nasdaq Rule 4200, an independent director may not (1) have been employed by the company or its subsidiaries or parent company during the preceding three years; (2) have received, or had a family member that received, compensation in excess of $60,000 from the company during any twelve month period during the preceding three years (other than for board or committee services, benefits under a retirement plan or payments to a family member who is a non-executive employee of the company); (3) have had a family member that was an executive officer of the company during the preceding three years; (4) have received from or given to the company during the current and three preceding years, either directly or through family members or entities under his control, any property or services totaling the greater of $200,000 or 5% of the recipient’s gross revenues for that year, unless the payments arose from investments in the company’s securities or a non-discretionary charitable contribution matching program; (5) be employed or have been employed during the last three years, or have a family member who is employed or was employed, as an executive officer of another company where any of the issuer’s executive officers sat on the compensation committee; or (6) be or have a family member who is a partner at the company’s outside auditor or was a partner or employee of the company’s outside auditor who worked on the company’s audit at any time during the preceding three years. Share ownership in the company by itself will not disqualify a director from being independent.

We do not currently comply with the Nasdaq independence standards for board of directors composition. While the Nasdaq rules require that a majority of the board of directors be independent, only three of our seven directors would qualify as independent directors. Gil Bianco and Ora Setter, our independent directors under TASE rules, would also qualify as independent directors under the Nasdaq standards. Mr. Bianco and Dr. Setter do not have any relationship with us other than through their positions as directors. They receive less than $60,000 annually as compensation for their services to our board of directors. In addition, Michael Berman, the chairman of our board of directors, would be considered to be independent under the Nasdaq standards. While Mr. Berman received approximately $93,486 in cash and stock option compensation from us during 2006 pursuant to a consulting agreement, these amounts were paid only as compensation for his services as chairman of our board of directors. Mr. Berman is not our employee. Erez Golan, Neil Cohen, Nissim Darvish and Allon Reiter are not independent directors. Mr. Golan acts as our chief executive officer and each of Messrs. Cohen, Darvish and Reiter have been appointed by our large stockholders pursuant to the voting agreement described on page 41. Mr. Reiter has been appointed by the Giza Group, where he acts as a partner. Mr. Darvish has been appointed by the Pitango Group. Mr. Cohen has been appointed by Israel Seed IV, L. P., a company which he controls. These relationships may interfere with the directors’ independent judgment and thus preclude them from being considered independent directors.

Companies listed on Nasdaq are not required to adopt a compensation or nomination committee. They may instead rely upon a majority of independent directors sitting on the board of directors to discharge the duties, such as setting the compensation of executive officers and nominating directors. If the board chooses to appoint a compensation or nomination committee, however, then the committee should be comprised of entirely independent directors. Under a narrow exception, a compensation or nomination committee with a minimum of three (3) directors may contain one (1) non-independent director who is not a current officer or employee of the company (or a family member of an officer or employee) if the board of directors finds under exceptional circumstances that the appointment of the non-independent director is in the best interests of the company and the stockholders. This non-independent committee member may not serve on the committee for more than two years. While the company need not seek Nasdaq’s approval to rely on this exception, it must disclose the reliance on this exception in the company’s next annual proxy statement. Our compensation and stock option plan committee would not meet Nasdaq’s standards for independence. While those standards require that all members of the committee be independent, only two of our three independent directors, Ora Setter and Michael Berman, sit on the committee. Erez Golan also sits on the compensation and stock option plan committee. We do not possess a nomination committee.

Each company listed on Nasdaq must appoint an audit committee of at least three members and adopt an audit committee charter describing the committee’s responsibilities for oversight of accounting and financial issues. All directors on the audit committee must be independent according to the definition described above. Under a limited exception, an audit committee may contain one (1) director who is not independent under Nasdaq Rule 4200 as long as that director meets the independence criteria of Section 10A(m)(3) of the Exchange Act and the rules promulgated thereunder and is not a current officer or employee or a family member of an officer or employee of the company. The board of directors must also find under exceptional circumstances that the appointment of the non-independent director is in the best interests of the company and the stockholders. This non-independent committee member may not serve on the committee for more than two years. Our audit committee would not meet these standards. Only two of our three independent directors, Gil Bianco and Ora Setter, sit on our audit committee. Allon Reiter, a non-independent director, also sits on our audit committee.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITIONS AND RESULTS OF OPERATION

The following discussion of our financial condition and results of operations should be read in conjunction with our Financial Statements and Notes and the other financial information included elsewhere in this prospectus.

Overview

We, through our subsidiaries, TopSpin Israel and TopSpin Urology, design, research, develop and manufacture imaging devices that utilize MRI technology by means of miniature probes that image various body organs. In 1999, we began researching and developing this technology for use in the diagnosis and therapy guidance of heart disease and more specifically of heart attacks. Recently, we started to develop a product for imaging prostate cancer.

Our main product is an intravascular MRI, or IVMRI, catheter system for imaging and characterizing the tissue composition of coronary plaque during a conventional cardiac catheterization procedure. The system consists of a disposable, single use, IVMRI catheter and a console. The interventional cardiologist connects the IVMRI catheter to the console and uses conventional fluoroscopy to identify suspected target plaques to be examined and to navigate the IVMRI catheter into these plaques. The IVMRI catheter is then used to measure the lipid content of these target plaques, which is displayed on the console. According to the scientific literature, lipid composition of coronary plaque is an important parameter, which may correlate to coronary plaque instability leading to acute coronary syndromes, namely unstable angina and heart attacks.

We have completed the development of a first generation IVMRI catheter, which has been used extensively in pre-clinical and clinical trials. In addition, we recently completed the development of an advanced generation IVMRI catheter, which represents a further technological advancement in the miniaturization of the imaging probe and also integrates a number of probes in the catheter, enabling the imaging of longer vessel segments simultaneously.

In 2006, we began to develop our technology for imaging prostate cancer. A system is being developed for urology clinics, which consists of an external console and an integrated endo-rectal MRI and ultrasound probe. The system is designed for the detection of prostate cancer, in a way which could potentially aid urologists in guiding prostate biopsies, staging of prostate cancer and guiding local treatment such as cryo- and brachy-therapy. We recently completed the development of a preliminary prototype of the urology system, which is currently being used for validating the detection capabilities in excised human prostates.

From the time of our incorporation, we have been engaged in the research and development of our imaging technology, specifically the IVMRI catheter, and development and improvement of the IVMRI catheter prototype through pre-clinical and clinical trials. As of the date of this prospectus, we have not yet recorded any sales of our product. In December 2006, we received the CE Mark for our first generation IVMRI catheter, which is the required regulatory approval for marketing a product in Europe and began marketing efforts in Europe. In August 2007, we received the CE Mark for our advanced generation IVMRI catheter. We are working toward the completion of the required regulatory approval of the IVMRI catheter in the U.S. Also, before sales operations in the U.S. may begin, we must establish an effective organization for marketing and sales of the IVMRI catheter.

Plan of Operation

We have not had any revenues from operations since the time of our inception in September 1999. We have financed our operations principally through private and public sales of equity securities, convertible notes and through grants from the Office of the Chief Scientist of the Israeli Ministry of Industry, Trade and Labor, an Israeli governmental agency. In September 2005, we raised net proceeds of 32,430,000 NIS (approximately $7,632,384) through the sale of Common Stock and Series 1 Warrants in an initial public offering on the Tel Aviv Stock Exchange. In November 2006, we raised net proceeds of 43,506,000 NIS (approximately $10,239,115) through the sale of Series A Convertible Bonds and Series 2 Warrants in a private placement. In

June 2007, we raised net proceeds of 18,709,000 NIS (approximately $4,403,154) through the sale of Common Stock and Series 3 Warrants.

As of June 30, 2007, our assets were approximately 75,698,000 NIS (approximately $17,815,486), of which cash and cash equivalents were approximately 14,090,000 NIS (approximately $3,316,074). As of June 30, 2007, our liabilities were approximately 68,269,000 NIS (approximately $16,067,075).

We plan to file in the next few weeks following the date of this prospectus a 510(k) application with the FDA to market the IVMRI catheter in the U.S. We expect to receive the FDA’s response within three months of the date of filing. In the event that the FDA requires additional testing to be conducted, the timelines for filing the application and for getting the FDA’s response would be delayed. Also, in the event that the FDA requires us to file a PMA, the timelines until we may market the IVMRI in the United States would be further delayed.

We have begun our marketing efforts in Europe and we plan to begin marketing and sales in the U.S. after obtaining the required regulatory approval. Initially, we plan to sell our products to leading medical centers, who would also participate in a post-marketing clinical program intended to build indications for using IVMRI in clinical practice. We plan to use the data obtained in this clinical program to further grow our market.

We also intend to explore opportunities for expanding our current cardiology product portfolio, such as other imaging and diagnostic catheters or therapeutic catheters based on technologies where we have core capabilities and know-how or which are synergetic applications to our IVMRI catheter.

In the field of urology, we plan to complete the first pre-clinical trials with our preliminary prototype for prostate imaging using excised human prostates. Based on the results obtained, we plan to develop a clinical prototype in urology and then a final product.

We also intend to consider the development of additional products using our core technology in areas outside of cardiology and urology.

We plan to continue to finance our operations with the sale of additional Common Stock or sale of convertible securities. We also have alternative plans which include, among others, minimizing our expenses to the required level based on the financial situation. There are no assurances however, that we will be successful in obtaining an adequate level of financing needed for the long term development and commercialization of our planned products.

We estimate that, subject to the successful completion of the listing on the TASE of the securities sold by us to investors in the private placement in November 2006, we can satisfy our cash requirements and will not have to raise additional funds in the next twelve months, including from sales under our direct public offering prospectus that began in June 2007. If we are unsuccessful in listing any securities, we will need to seek additional financing, including the possible sale of Common Stock or other securities.

We also estimate an increase in the number of our employees, including employees employed by our subsidiaries, in the next twelve months. The increase in number of employees is expected mostly in marketing and sales and operations as we start to sell our IVMRI catheter in Europe and in the U.S. The expected increase in the number of employees in the next twelve months is 10% to 30%.

Our assessment of our cash needs constitutes a presumption based on the pace of our cash expenses, the grants by the OCS through the date of this prospectus, the current stages of development of our product, an assessment regarding the conceivable technological and engineering challenges in the course of the development of our product, the projected development times, the pre-clinical and clinical trials required along with their projected timetable, the regulatory procedures required in connection with the clinical trials, the demand for our product and the costs of product sales. Our actual operations may be affected by technological or engineering difficulties, deviation from the timetables for the pre-clinical and clinical trials, unexpected regulatory problems, changes in regulatory laws, low demand for our products or the effects of competition.

Critical Accounting Policies

The discussion and analysis of our financial condition and results of operations are based on our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities and expenses and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates based on historical experience and various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Until December 31, 2005 we elected to follow Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB No. 25”) and the FASB Interpretation No. 44, “Accounting for Certain Transactions Involving Stock Compensation” in accounting for our employee stock based compensation. According to APB No. 25, compensation expense is measured under the intrinsic value method, whereby compensation expense is equal to the excess, if any, of the quoted market price of the share at the date of grant of the award over the exercise price.

On January 1, 2006, we adopted Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123(R)”) which requires the measurement and recognition of compensation expenses based on the estimated fair values for all share-based payment awards made to employees and directors. SFAS 123(R) supersedes APB No. 25 for periods beginning in fiscal 2006. In March 2005, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 107 (“SAB 107”) relating to SFAS 123(R). We have applied the provisions of SAB 107 in our adoption of SFAS 123(R). SFAS 123(R) requires companies to estimate the fair value of equity-based payment awards on the date of grant using an option-pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as an expense over the requisite service periods in our consolidated statements of operations. We adopted SFAS 123(R) using the modified prospective transition method, which requires the application of the accounting standard starting from January 1, 2006. According to SFAS 123(R), an option indexed to a factor which is not a market, performance, or service condition, shall be classified as a liability.

Our shares are traded in Israel in NIS. Our options granted to employees, directors and consultants are exercisable in U.S. Dollars. Our functional currency and the currency in which our employees are paid is NIS. Accordingly, until December 31, 2005 we considered all option plans as variable plans and thus the intrinsic value of all vested options is remeasured at each reporting date until the date of settlement. As of January 1, 2006, the fair value of the vested portion of the options was classified as a liability and remeasured at each reporting date until the date of settlement. In addition, an expense of 238 NIS was recorded on January 1, 2006 as a cumulative effect of a change in accounting principle. Compensation cost for each period until settlement shall be based on the change in the fair value of the options for each reporting period based on the binomial method. We recognize compensation expenses of the value of our options based on the accelerated method over the requisite service period of each of the options.

We apply SFAS No. 123 and Emerging Issues Task Force No. 96-18 “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services”, with respect to options issued to non-employees. SFAS No. 123 requires the use of option valuation models to measure the fair value of the options and warrants. Until December 31, 2005 the fair value of these options was estimated using Black-Scholes option-pricing model. Since January 1, 2006 the fair value of these options was estimated according to the principles determined in SFAS 123(R) based on the binomial option pricing model.

In accordance with EITF 00-19 “Accounting for Derivative Financial Instruments Indexed to, and potentially settled in a Company’s Own Stock” (EITF 00-19), we recorded the consideration paid for the Convertible Bonds and Series 2 Warrants as a liability. The Series 2 Warrants were recorded as a liability based on their fair value. According to EITF 05-2, “The meaning of conventional convertible Debt Instrument in Issue No. 00-19” the Convertible Bonds are considered as non conventional convertible debentures. As such, the bifurcation of the conversion feature was required. In addition, we considered the commission of 2% to be paid to the placement agent of the Convertible Bonds and Series 2 Warrants placement in November 2006 upon the conversion of the Convertible Bonds as an embedded derivative. The fair value of the embedded derivative was recorded as a liability. We estimated the fair value of the abovementioned liabilities using a binomial model. The binomial model requires the use of several assumptions made by us, which affect the estimated fair value of the liabilities.

The significant assumptions we used in determining the fair value of the abovementioned liabilities are as follows: (1) expected volatility — expected volatility estimation is based on historical volatilities from traded stock of similar companies and on historical volatility of the market price of our shares of Common Stock on the TASE; and (2) probability of listing the Convertible Bonds and Series 2 Warrants for trade on the TASE within the period specified in our agreements — our estimate of the probability was determined based on our estimate on the completion of the steps required in order to finalize the listing on the TASE in the specified period. Such steps include registering the securities with the SEC and listing the securities for trade in the TASE. Our estimates are based on our correspondence with the TASE and on our discussions with our advisors and consultants regarding the status of the process at each reporting period.

Off-Balance Sheet Arrangements

Commitments to Pay Royalties to the Chief Scientist

TopSpin Israel obtains grants from the OCS for participation in research and development and, in return, is obligated to pay royalties amounting to 3% of sales during the first three years from the start date of the repayments and 3.5% of sales from the fourth year until the full repayment of the grants. The grants are linked to the exchange rate of the dollar and bear interest of LIBOR per annum. As of June 30, 2007, the total amount of grants obtained equals approximately 12,848,000 NIS (approximately $3,023,770).

Offices Lease Commitments

In July 2003, TopSpin Israel signed an agreement with a third party for the lease and maintenance of a space where we maintain our offices, laboratories and a “clean room” for the production of our products for a period of five years. The total annual rent and maintenance expenses are approximately 650,000 NIS (approximately $152,997). As part of the lease agreement, the lessor invested in improvements to the leasehold. If TopSpin Israel abandons the leased property at the end of the third or fourth year, it will then become liable for payment of additional expenses in the amount of approximately 690,000 NIS (approximately $162,391) and 350,000 NIS (approximately $82,372), respectively. Future rental commitments under this lease agreement as of June 30, 2007, are 650,000 NIS (approximately $152,977) for the first year and 210,000 NIS for the second year, totaling 860,000 NIS (approximately $202,401).

In December 2006, TopSpin Israel entered into an additional five-year lease agreement with the third party for the lease of additional space at the same facility at a cost of approximately 120,000 NIS (approximately $28,242) annually starting February 2007. As part of this additional lease agreement, the lessor participated in investment in leasehold improvements. If TopSpin Israel abandons the leased space after 22 months of the lease, it will become liable for the payment of additional expenses in the amount of approximately 100,000 NIS (approximately $23,535). Future rental commitments under this additional lease agreement as of June 30,, 2007 total 550,000 NIS (approximately $129,442).

Bank Guarantee for Offices Lease

According to the offices lease agreements, TopSpin pledged a bank deposit, which is used as a bank guarantee, amounting to approximately 464,000 NIS (approximately $109,202) as of June 30, 2007 to secure its payments under the lease agreements.

Motor Vehicles Lease Commitment

TopSpin Israel leases motor vehicles under operating lease agreements for 36 months. The monthly lease payments are approximately 58,000 NIS (approximately $13,650) as of June 30, 2007. The Company paid the last three months of the lease in advance. Future rental commitments under the existing lease agreement as of June 30, 2007 are 650,000 NIS (approximately $152,977) for the first year, 211,000 NIS (approximately $49,659) for the second year and 14,000 NIS (approximately $3,295) for the third year, for amounts totaling 875,000 NIS (approximately $205,931).

Commitment Related to Distribution Agreement

On October 3, 2006, TopSpin Israel entered into a distribution agreement with Top Medical B.V. for the distribution of the IVMRI catheter in Belgium, the Netherlands and Luxembourg, or Benelux. According to this agreement, Top Medical was named as the exclusive distributor of the IVMRI catheter in Benelux by acquiring the product from TopSpin Israel and selling and marketing it to various customers in Benelux. Top Medical’s nomination as the exclusive distributor is subject to meeting periodic targets in connection with minimum sales, as detailed in the agreement. Top Medical has undertaken, among other things, to market the IVMRI catheter and grant support and training services for end customers. The period of the agreement is three years from the CE Mark approval for the IVMRI catheter product, which was received on December 21, 2006. There is also an option for extension with the parties’ consent unless the agreement is terminated earlier under the terms stipulated in the agreement.

On July 29, 2007, TopSpin Israel entered into a distribution agreement with Johnson & Johnson Medical Israel, A Division of J — C Healthcare L.T.D. for the distribution of the IVMRI catheter in Israel. According to this agreement, Johnson & Johnson Medical Israel was named as the exclusive distributor of the IVMRI catheter in Israel by acquiring the product from TopSpin Israel and selling and marketing it to various customers in Israel. Johnson & Johnson Medical Israel’s nomination as the exclusive distributor is subject to meeting periodic targets in connection with minimum sales, as detailed in the agreement. Johnson & Johnson Medical Israel has undertaken, among other things, to market the IVMRI catheter and grant support and training services for end customers and is entitled to certain marketing fees for its marketing efforts. Johnson & Johnson Medical Israel has also undertaken to take part in funding clinical trials that TopSpin Israel will initiate in order to collect long term information concerning the use of the IVMRI catheter in patients in Israel. The period of the agreement is until July 29, 2010. There is also an option for extension with the parties’ consent unless the agreement is terminated earlier under the terms stipulated in the agreement.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as set forth below, since January 1, 2005, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were a party or are a party in which:

•	the amounts involved exceeded or will exceed $120,000 or 1% of our average or our total assets at year-end for the last three fiscal years; and

•	a director, executive officer, holder of more than 5% of our Common Stock or any member of their immediate family had or will have a direct or indirect material interest.

Investment Agreement

On December 5, 2002, we entered into an investment agreement with affiliated parties including Mr. Erez Golan, our Chief Executive Officer, President and Director, Johnson and Johnson Development Corporation, the Pitango Group, the Giza Group, Israel Seed IV, L.P, which parties own 7.79%, 11.13%, 15.54%, 12.21% and 13.88% respectively, of the total issued and outstanding shares of Common Stock and with other non-affiliated parties. According to the terms of the investment agreement, we allocated 79,268,291 shares of Series C Preferred Stock to the investors in return for an investment totaling $14,950,000. Part of the $14,950,000 investment was to be paid upon our achieving a milestone, which has been completed. At the time of the investment agreement, the shares issued under the agreement accounted for approximately 61.15% of our issued capital stock in full dilution. In addition, we agreed in the investment agreement to convert certain loan obligations owed to Johnson and Johnson Development Corporation and other non-affiliated parties in the amount of $1,531,162 into 8,118,567 shares of Series C Preferred Stock. We also paid an annual interest rate of 5% on those loans. The funds received during the December 2002 investment agreement were used for approved budget and business expenses.

As part of the December 2002 investment agreement, we agreed to indemnify the investors for losses in case of material misrepresentations in the investment agreement by an amount up to the sum of (1) the individual investor’s investment, (2) 8% annual interest, and (3) expenses of up to $100,000. Erez Golan also undertook to indemnify the investors on certain conditions for losses in case of material misrepresentations made by him concerning the investment. The indemnification period was restricted to three or four years from December 2002, for different representations made to the investors. All indemnification obligations ended in December 2006.

On August 22, 2005, the investors agreed to cancel most of the arrangements under the investment agreement, including the indemnity arrangements by Erez Golan, subject to the completion of the 2005 public offering of our shares in Israel. On the same date, under a Certificate of Amendment to our Certificate of Incorporation, each share of Series C Preferred Stock was converted into one share of Common Stock. The investors agreed to list their shares on the Tel Aviv Stock Exchange following the public issuance of our securities.

Transactions with Erez Golan

Under a December 2002 Employment Agreement, as amended in August 2005, TopSpin Israel granted Mr. Golan a loan in the amount of $50,000. In September 2006, this loan became a grant to Mr. Golan and he no longer was required to repay the loan.

Under a December 2002 Loan, Share Purchase and Repurchase Agreement, TopSpin Israel granted Mr. Golan a second loan in the amount of $100,000 with a 5% rate of interest, compounded annually, so that Mr. Golan could purchase 11,927,727 shares of our Common Stock at a price per share of $.008384. Mr. Golan pledged the shares that he purchased with the loan money as collateral. If he became unable to repay the loan, TopSpin Israel could only have been repaid by seizing the shares that were pledged as collateral. It waived any other rights that it may have had in law or equity. Upon repayment of any portion of the loan, TopSpin Israel agreed to release its security interest in the pledged shares equal to the number of pledged shares obtained when the amount of the repayment is divided by the per share purchase price plus 5% interest compounded annually.

The December 2002 loan must be fully repaid by Mr. Golan no later than 15 years from the date of disbursement. The loan must also be fully repaid in certain other circumstances. Mr. Golan must fully repay the loan upon any transfer of the shares by Mr. Golan for consideration in cash or freely tradeable securities if he has previously transferred shares and received $300,000 in consideration of those transfers.

The December 2002 Loan, Share Purchase and Share Repurchase Agreement was amended in August 2005. This amendment replaced the original shares pledged as collateral with the shares held by Mr. Golan in a private company wholly under his control, Erez Golan Holdings Ltd., which holds shares of our Common Stock. Our security interest in these shares is governed by the same terms as the original 2002 agreement. In addition, according to this amendment, half of the amount of this loan, or $50,000, will be converted into a grant to Mr. Golan at the end of two years from the day of the listing of our shares of the TASE, or September 1, 2007 and the balance of the loan, or an additional $50,000, will be converted into a grant three years from the day of the listing of our shares on the Tel Aviv Stock Exchange, or September 1, 2008, as long as Mr. Golan is an employee or a consultant of TopSpin Israel or a company affiliated with it. This agreement also provided, though, that we, at our discretion, could require that the loan be repaid when we became an issuer, as defined by the Sarbanes-Oxley Act of 2002. We became an issuer under the Sarbanes-Oxley Act of 2002 upon the filing of this registration statement and prospectus with the SEC. For these and other reasons, on January 14, 2007 our Board of Directors approved, subject to the approval by our stockholders, the conversion of the entire outstanding loan amount into a grant to Mr. Golan, so that we would pay a bonus to Mr. Golan in the outstanding amount of the loan and the loan will be repaid with the bonus. This grant was approved by our stockholders on March 4, 2007 and was accelerated from the original conversion-to-grant dates stated in the Loan, Share Purchase and Share Repurchase Agreement. The loan was fully repaid on March 4, 2007.

Intercompany Loan Agreement

On June 21, 2001, we entered into an agreement with TopSpin Israel where we converted a January 2000 promissory note owed to us by TopSpin Israel into shares of TopSpin Israel common stock. We received 5,000 shares of TopSpin Israel common stock at a purchase price of $150.00 per share. We also agreed that all other loans made to TopSpin Israel, other than the January 9, 2002 promissory note, would be considered convertible loans with an interest rate of 5% during the period from January 1, 2000 to June 30, 2001 and an interest rate of the U.S. dollar six months LIBOR plus 0.75%, set every six months on June 30th and December 31st of each year, from July 1, 2001 until the convertible loans were repaid. The loans were to be repaid by June 30, 2009.

On December 31, 2005, our Board of Directors approved the absolution of, and waived our right to receive, 7,109,000 NIS (approximately $1, 673,100) of interest owed to us by TopSpin Israel under the June 21, 2001 Intercompany Loan Agreement. On April 6, 2006, the parties entered into the First Supplement to the Intercompany Loan Agreement. Pursuant to this agreement, we converted $18,247,672 of principal owed to us by TopSpin Israel into 121,651 shares of TopSpin Israel common stock at a conversion price of $150 per share. On February 15, 2007, pursuant to the Second Supplement to the Intercompany Loan Agreement, we waived our right to receive any interest from TopSpin Israel (totaling $91,699). We also converted the outstanding principal amount of $3,549,900 into 23,666 shares of TopSpin Israel common stock at a conversion price of $150 per share. As of July 5, 2007, there is no outstanding balance on this intercompany loan.

Purchases of Securities by Interested Parties during Initial Public Offering

In September 2005, we sold shares of our Common Stock during our initial public offering in Israel pursuant to a prospectus published on August 25, 2005. In the IPO, we sold an additional 38,000,000 shares of our Common Stock and 22,800,000 Series 1 Warrants. These securities were sold in 38,000 units with each unit including 1,000 shares of common stock and 600 Series 1 Warrants. The units were sold at a price of 950 NIS per unit (approximately $224). The following describes the securities purchased by parties related to us. Each interested party purchased the units in the public tender on the same terms as all other purchasers.

Number of
	Relationship to	Securities	Price Paid by
Related Party	Company	Purchased	Purchaser (NIS)

Michael Berman	Chairman of Board of Directors	157,000 shares of Common Stock and 94,200 Series 1 Warrants	149,150 NIS (approximately $35,102)
Pitango Group	Owner of greater than 10% of our Common Stock	3,521,000 shares of Common Stock and 2,112,600 Series 1 Warrants	3,344,950 NIS (approximately $787,232)
Giza Group	Owner of greater than 10% of our Common Stock	3,522,000 shares of Common Stock and 2,113,200 Series 1 Warrants	3,345,900 NIS (approximately $787,456)
Johnson & Johnson Development Corporation	Owner of greater than 10% of our Common Stock	1,341,000 shares of Common Stock and 804,600 Series 1 Warrants	1,273,950 NIS (approximately $299,823)
Israel Seed IV, LP	Owner of greater than 10% of our Common Stock	3,523,000 shares of Common Stock and 2,113,800 Series 1 Warrants	3,346,850 NIS (approximately $787,679)

Exercises of Certain Warrants

On September 1, 2005, two of our stockholders who were interested parties at the time of the exercise of the warrants, Ms. Daphna Dror and Amatens Capital LLC, exercised 716,125 and 716,125 warrants respectively for shares of our common stock at an exercise price of $0.001 per share. Ms. Dror is the daughter of Pinhas Dror, who was a board member of TopSpin at the time of the transaction and 5% holder of our Common Stock at the time of Ms. Dror’s warrant exercise. Amatens Capital LLC is owned and controlled by Yoram Ziv, who was a 5% holder of our Common Stock at the time of Amatens’ exercise. Because these warrants were exercised prior to the start of trading of our common stock on the TASE on September 6, 2005, the market price of our common stock on the date of exercise is not ascertainable. If the September 6, 2005 trading price of 0.687 NIS, or $0.16, is used, however, then each of Ms. Dror and Amatens Capital LLC received a monetary benefit of $113,864 due to purchasing the shares are less than the fair market value of those shares.

Fund Transfer to TopSpin Medical (Israel) Ltd.

From January 1, 2007 through July 5, 2007, we transferred $3,115,000 to TopSpin Israel as an advance payment on TopSpin Israel shares of common stock. TopSpin Israel plans to issue additional shares in the near future, which it will then transfer to us. As of July 5, 2007, TopSpin Israel continues to owe us those shares for the balance of $3,115,000. This transfer was affected because TopSpin Israel, our wholly-owned operating company, required funds to carry out its business and operations. We expect that we will make additional transfers to TopSpin Israel in the future so that TopSpin Israel continues to have funds to carry out its business and operations.

Loan Agreement with the Pitango Group, the Giza Group and Israel Seed IV, L.P.

On April 5, 2007, we entered into a loan agreement with the Pitango Group, the Giza Group and Israel Seed IV, L.P., each of which holds more than 10% of our Common Stock. The lenders agreed to loan a total of $500,000 to us and which we received by April 30, 2007. We were required to repay the principal of this loan and 5.03% in annual interest by the earlier of (i) the date we receive proceeds of no less than $4,000,000 from the listing of our securities on the TASE or (ii) July 31, 2007. As of the date of this prospectus, this loan has been fully repaid and is no longer outstanding.

Exclusive Distribution Agreement with Johnson & Johnson Medical Israel

As disclosed elsewhere in this prospectus, on July 29, 2007, our wholly-owned subsidiary, TopSpin Israel, entered into a distribution agreement in which Johnson & Johnson Medical Israel was appointed as the exclusive distributor in Israel of an IVMRI catheter system used for imaging and characterizing the tissue composition of coronary plaque during a conventional cardiac catheterization procedure. Johnson & Johnson Medical Israel is a company that is controlled by Johnson & Johnson Inc., who owns Johnson & Johnson Development Corporation, who in turn beneficially owns more than five percent of our outstanding shares of common stock.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our shares of Common Stock and our Series 1 Warrants are listed for trading on the Tel Aviv Stock Exchange. The shares of Common Stock, Series 2 Warrants and Series A Convertible Bonds that are being offered pursuant to this prospectus are not currently publicly traded.

The information below refers to shares of our Common Stock and our Series 1 Warrants that are currently traded on the Tel Aviv Stock Exchange under the symbols “TOPMD” and “TOPMD.W1.” Public trading of both these shares of Common Stock and our Series 1 Warrants commenced September 6, 2005. We have not declared any dividends on these securities.

The following tables set forth, for the periods indicated, the range of high and low per share sale prices for our Common Stock and Series 1 Warrants as reported on the Tel Aviv Stock Exchange. As of the date of this prospectus, we had approximately fifty-seven stockholders of record and approximately sixteen Series 1 Warrant holders of record.

Common Stock

2005
	High	Low

September 6, 2005 through end of Third quarter	NIS 0.705	NIS 0.579
Fourth quarter	NIS 0.647	NIS 0.433

2006
	High	Low

First quarter	NIS 0.685	NIS 0.395
Second quarter	NIS 0.741	NIS 0.517
Third quarter	NIS 0.587	NIS 0.438
Fourth quarter	NIS 0.879	NIS 0.541

2007
	High	Low

First quarter	NIS 0.921	NIS 0.757
Second quarter	NIS 0.894	NIS 0.790
Third quarter (through August 9, 2007)	NIS 0.895	NIS 0.751

Series 1 Warrants

2005
	High	Low

September 6, 2005 through end of the Third quarter (September 30, 2005)	NIS 0.169	NIS 0.125
Fourth quarter	NIS 0.210	NIS 0.130

2006
	High	Low

First quarter	NIS 0.447	NIS 0.119
Second quarter	NIS 0.324	NIS 0.192
Third quarter	NIS 0.222	NIS 0.130
Fourth quarter	NIS 0.315	NIS 0.172

2007
	High	Low

First quarter	NIS 0.290	NIS 0.241
Second quarter	NIS 0.267	NIS 0.172
Third quarter (through August 9, 2007)	NIS 0.205	NIS 0.170

DESCRIPTION OF SECURITIES

The following information describes our Common Stock, options and warrants to purchase our Common Stock, Convertible Bonds, and provisions of our amended and restated certificate of incorporation and our amended and restated bylaws. This description is only a summary. You should also refer to our amended and restated certificate of incorporation and bylaws, which have been filed with the SEC. With respect to our warrants and Convertible Bonds, you should also refer to (i) the Series 1 Warrant certificate, (ii) the Series 2 Warrant certificate, (iii)  the Series 3 Warrant certificate (iv) the Convertible Bond Certificate and (v) the Indenture.

Our authorized capital stock consists of 500,000,000 shares of Common Stock, par value $0.001 per share. Our amended and restated certificate of incorporation does not currently authorize the issuance of preferred stock.

Common Stock

As of the date of this prospectus, there were 184,967,423 shares of Common Stock outstanding and held of record by 56 stockholders. These shares include Common Stock issued prior to and as a part of our 2005 initial public offering in Israel, Common Stock issued as part of an ongoing primary offering which began on June 6, 2007, Common Stock issued from the conversion of our previously-issued preferred stock in 2005 and Common Stock issued from the exercise of options and warrants. All shares are listed on the Tel Aviv Stock Exchange under the symbol “TOPMD.”

The holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Our stockholders do not have cumulative voting rights in the election of directors. Accordingly, holders of a majority of the voting shares are able to elect all of the directors. The remaining directors may fill a vacancy on the Board of Directors, if the vacancy occurred by reason of death, resignation or the creation of a new directorship. At least two directors must at all times have been elected by our stockholders according to such situations where either (1) the majority of the votes at the stockholder meeting includes at least one third of all of the votes by stockholders who are not controlling stockholders or their representatives, not counting abstentions or (2) the total number of opposing votes by the non-controlling stockholders does not exceed 1% of all the voting rights.

Dividends may be declared by our Board of Directors at any regular or special meeting and may be paid in cash or property or in shares of capital stock. The directors may set apart a reserve available for dividends for any proper purpose. We have not distributed a dividend since the time of our incorporation and we have not established a policy of dividend distribution. On August 25, 2005, we undertook not to distribute any dividend or other payment to the stockholders pending the deposition of our securities in the Depository Trust Company or another arrangement approved by the TASE. Our Board of Directors made this undertaking at the request of the TASE because the TASE does not currently have any procedures in place regarding U.S. companies distributing dividend payments. We agreed not to distribute dividends until the time that the TASE created such procedures. Thus, there is no present intent to distribute dividends but we may consider such a distribution in the future.

Warrants

General

The warrant holders have adopted the procedural requirements in our Certificate of Incorporation that are applicable to meetings of common stockholders as the procedural requirements to be used for warrant holder meetings. To constitute a quorum at a meeting of warrant holders, however, at least two warrant holders that collectively hold one third or more of the outstanding warrants must be present in person or by proxy. In the absence of a quorum at a deferred meeting, though, two warrant holders will constitute a quorum regardless of the percentage of warrants that they hold. Voting at these general warrant holder meetings is by ballot only with every warrant entitled to one vote. For non-special resolutions, there is no distinction in voting between interested and disinterested parties. The determination of a quorum for holding general meetings for the purpose of passing special resolutions, and the counting of votes for such special resolutions, however, may not take into account the votes of warrant holders who are holders of a controlling interest in us, companies controlled by holders of a controlling interest in us or companies related to us. At meetings of warrants holders, the warrant holders are only entitled to discuss and vote upon matters relevant to their rights as warrant holders.

Series 1 Warrants

On September 1, 2005, we issued 22,800,000 Series 1 Warrants in connection with the initial public offering of our shares on the Tel Aviv Stock Exchange. The Series 1 Warrants are exercisable for 22,800,000 shares of our Common Stock at an exercise price of 1.10 NIS, linked to the NIS/U.S. Dollar exchange rate. As part of our initial public offering, we registered these warrants for sale on the Tel Aviv Stock Exchange for trade under the symbol “TOPMD.W1”. All of the Series 1 Warrants remain outstanding and expire on February 28, 2008. The Series 1 Warrants are not being registered for sale pursuant to this prospectus.

The holders of the Series 1 Warrants share rights with the holders of our Common Stock with respect to certain distributions. First, in the event that we distribute bonus shares to the holders of our Common Stock prior to the expiration of the exercise period for the Series 1 Warrants, the holders will be entitled to receive a warrant for every bonus share that the holders would have received if they had previously exercised. Also, if holders of our Common Stock are offered the right to purchase any securities, the Series 1 Warrant holders will also be entitled to these rights. The rights received by the Series 1 Warrant holders will be adjusted to take into account the exercise price of the Series 1 Warrants. Finally, in the event that we issue dividends to the holders of our Common Stock, then the exercise price will be adjusted to reflect a lower price as a result of the dividend.

Series 2 Warrants

On November 23, 2006, we issued 25,000,000 Series 2 Warrants for the purchase of 25,000,000 shares of our Common Stock to the Registration Company of Bank Hapoalim Ltd., as the holder of record for the benefit of certain holders described in the “Selling Security Holders” section. The Registration Company of Bank Hapoalim Ltd. received, for the benefit of the selling security holders, one Series 2 Warrant for every 2.00 NIS in Convertible Bonds purchased in a November 23, 2006 private placement.

The Series 2 Warrants may only be exercised after they are listed for sale on the Tel Aviv Stock Exchange. They then may be exercised on any TASE trading day, except for the 12th through the 16th of each month, for a cash exercise price of 0.84 NIS (approximately $0.20), linked to the Israeli Consumer Price Index (as published by the Central Bureau of Statistics and Economic Research in Israel). If, on the date of exercise, the Consumer Price Index on that date is higher than the basic index, which is the Israeli Consumer Price Index for October 2006 published on November 15, 2006, then the exercise price will be increased according to the same ratio as the change in the Consumer Price Index on the date of payment over the basic index. The Series 2 Warrants are governed by Delaware law and any dispute concerning the Series 2 Warrants is subject to the jurisdiction of the courts of the state of Delaware.

Pursuant to TASE regulations, certain restrictions affect the ability of the holders of our Series 2 Warrants to resell the warrants and shares of Common Stock underlying the Series 2 Warrants on the TASE. The Series 2 Warrants and any shares received upon exercise of the Series 2 Warrants may not be sold through the TASE for six months following the date of issuance of the Series 2 Warrants. In addition, after the first six months following their issuance, the Series 2 Warrants and underlying shares of Common Stock may only be sold on the TASE in the following six quarters if two conditions are met: (1) the number of Series 2 Warrants and underlying shares of Common Stock received upon exercise of the Series 2 Warrants that are offered on the TASE on each trading day is no greater than the average trading volume on the TASE of our shares of Common Stock during the eight week period immediately prior to the day the Series 2 Warrants are offered on the TASE and (2) the number of Series 2 Warrants and underlying shares of Common Stock received upon exercise of the Series 2 Warrants offered on the TASE in each quarter may be no greater than 1% of the shares of our issued and outstanding capital stock. All restrictions only apply to shares to be traded on the TASE. The Series 2 Warrants holders may transfer the Series 2 Warrants other than through the TASE and exercise those warrants at any time after their issuance. The restrictions regarding the trading of the Series 2 Warrants and shares underlying those warrants will also continue to apply to subsequent holders of the Series 2 Warrants or underlying shares who acquire those securities other than through the TASE. Such restrictions on the maximum number of Series 2 Warrants or shares of Common Stock received upon the exercise of the Series 2 Warrants that can be traded on the TASE during the applicable periods apply to each investor individually such that each investor may offer the maximum amount of securities that may be traded on the TASE.

If the Series 2 Warrants are not listed for public trading on the TASE by September 23, 2007, then they will expire. If the Series 2 Warrants and Convertible Bonds are listed on the TASE by such date, then the Series 2 Warrant exercise period will continue until May 31, 2009. The Series 2 Warrants and shares of Common Stock underlying the Series 2 Warrants will be listed on the TASE immediately after the effective time of the registration statement of which this prospectus is a part.

The holders of the Series 2 Warrants share rights with the holders of our Common Stock with respect to certain distributions. First, in the event that we distribute stock dividends to the holders of our Common Stock prior to the expiration of the exercise period for the Series 2 Warrants, the holders will be entitled to receive a warrant for every stock dividend that the holders would have received if they had previously exercised their Series 2 Warrant. Also, if holders of our Common Stock are offered the right to purchase any securities, the holders will also be entitled to these rights. Finally, in the event that we issue cash dividends to the holders of our Common Stock, then the exercise price for the Series 2 Warrants will be adjusted to reflect a lower price as a result of the cash dividend.

The Series 2 Warrant holders are entitled to receive notices regarding meetings of Series 2 Warrant holders and other matters relating to the Series 2 Warrants in two ways: (i) by registered mail in English and Hebrew and the last known address of all record Warrant holders, and (ii) by publication in Israel in two Hebrew newspapers of large distribution. Note that only record holders and not holders whose Warrants are held under the name of the nominee company will receive notice through registered mail.

Holders of Series 2 Warrants who desire to vote at a general meeting of the holders of Series 2 Warrants shall approach the TASE and request that the TASE obtain a power of attorney from Bank Hapoalim Ltd. in such holder’s name or in the name of an authorized person on such holder’s behalf. Holders of Series 2 Warrants may only participate in and vote at such general meetings by presenting a power of attorney. Bank Hapoalim Ltd. shall approach the stock exchange clearing house requesting a certification that the approvals of the applications for power of attorney were held on the date of record for such general meeting by the stock exchange clearing house. After receipt of this certification, Bank Hapoalim Ltd. shall provide holders of Series 2 Warrants with a power of attorney, whereby Bank Hapoalim Ltd. empowers every holder of a Series 2 Warrant to vote at the general meeting at such holder’s sole discretion with regard to the aggregate number of Series 2 Warrants held by the holder, and also to note that every holder of a Series 2 Warrant is entitled to deliver to the Company, not later than the time of such general meeting, a proxy empowering another person to vote on such holder’s behalf.

Series 3 Warrants

Beginning on June 6, 2007, in a public offering, we sold units consisting of shares of our Common Stock and Series 3 Warrants. This public offering is ongoing. The Series 3 Warrants may only be exercised after the shares of Common Stock underlying the Series 3 Warrants are listed for trade on the Tel Aviv Stock Exchange. They then may be exercised on any TASE trading day for a cash exercise price of 0.84 NIS (approximately $0.20). The Series 3 Warrants expire on June 30, 2009. The Series 3 Warrants are governed by Delaware law and any dispute concerning the Series 3 Warrants is subject to the jurisdiction of the courts of the State of Delaware.

Pursuant to TASE regulations, certain restrictions affect the ability of the holders of our Series 3 Warrants to resell the warrants and shares of Common Stock underlying the Series 3 Warrants on the TASE. The Series 3 Warrants and any shares received upon exercise of the Series 3 Warrants may not be sold through the TASE for six months following the date of issuance of the Series 3 Warrants. In addition, after the first six months following their issuance, the Series 3 Warrants and underlying shares of Common Stock may only be sold on the

TASE in the following six quarters if two conditions are met: (1) the number of Series 3 Warrants and underlying shares of Common Stock received upon exercise of the Series 3 Warrants that are offered on the TASE on each trading day is no greater than the average trading volume on the TASE of our shares of Common Stock during the eight week period immediately prior to the day the Series 3 Warrants are offered on the TASE and (2) the number of Series 3 Warrants and underlying shares of Common Stock received upon exercise of the Series 3 Warrants offered on the TASE in each quarter may be no greater than 1% of the shares of our issued and outstanding capital stock. All restrictions only apply to shares to be traded on the TASE. The Series 3 Warrant holders may transfer the Series 3 Warrants other than through the TASE and exercise those warrants at any time after their issuance. The restrictions regarding the trading of the Series 3 Warrants and shares underlying those warrants will also continue to apply to subsequent holders of the Series 3 Warrants or underlying shares who acquire those securities other than through the TASE. Such restrictions on the maximum number of Series 3 Warrants or shares of Common Stock received upon the exercise of the Series 3 Warrants that can be traded on the TASE during the applicable periods apply to each investor individually such that each investor may offer the maximum amount of securities that may be traded on the TASE.

The Series 3 Warrant holders may convene from time to time at meetings of warrants holders. At these meetings of warrant holders, all procedural provisions of our Certificate of Incorporation will apply except that the provisions will be regarded as referring to warrant holders acting at a meeting of warrant holders. A legal quorum at a warrant holder meeting, however, will exist if at least two warrant holders that hold one-third or more of all outstanding Series 3 Warrants are represented in person or by proxy. At a postponed meeting, however, only two warrant holders must be present in person or proxy to constitute a quorum, regardless of the number of Series 3 Warrants held by those two holders. Voting at the meetings of Series 3 Warrant holders may be by ballot only and each Series 3 Warrant entitles its holder to one vote. Once a quorum has been met, the majority of the votes cast are required to pass a resolution. Series 3 Warrants held by our affiliates, however, will not be counted towards the quorum or for voting purposes for matters that require special resolutions and 75% of the votes cast will be required to pass the special resolution. Special resolutions are required for the Series 3 Warrants holders to enter into settlements and waivers with us regarding the Series 3 Warrants and to modify and amend the rights of the Series 3 Warrant holders under the warrant certificate.

The holders of the Series 3 Warrants will share rights with the holders of our Common Stock with respect to certain distributions. First, in the event that we distribute stock dividends to the holders of our Common Stock prior to the expiration of the exercise period for the Series 3 Warrants, the holders will be entitled to receive a warrant for every stock dividend that the warrant holders would have received if they had previously exercised their Series 3 Warrant. Also, if holders of our Common Stock are offered the right to purchase any securities, the Series 3 Warrant holders will also be entitled to these rights. Finally, in the event that we issue cash dividends to the holders of our Common Stock, then the exercise price of the Series 3 Warrants will be adjusted to reflect a lower price as a result of the cash dividend.

The Series 3 Warrant holders are entitled to receive notices regarding meetings of Series 3 Warrant holders and other matters regarding the Series 3 Warrants in two ways: (i) by registered mail in English and Hebrew at the last known address of all record Warrant holders, and (ii) by publication in Israel in two Hebrew newspapers of large distribution. Note that only record holders and not holders whose Warrants are held under the name of a nominee company will receive notice through registered mail.

Distinctions Between Series 1 Warrants, Series 2 Warrants and Series 3 Warrants

There are three distinctions between the Series 1 Warrants and the Series 2 Warrants: (i) the expiration date of each of the warrants, (ii) the days on which warrants may be exercised and (iii) the exercise price. First, the Series 1 Warrants expire in February 2008 and the Series 2 Warrants expire in May 2009. Second, the Series 1 Warrants may be exercised on any TASE trading day, but the Series 2 Warrants may be exercised on any TASE trading day except for the 12th through the 16th of each month.

Third, the primary material distinction between the Series 1 Warrants and the Series 2 Warrants is the exercise price of those warrants. The Series 1 Warrants are exercisable at an exercise price of 1.10 NIS linked to the NIS/U.S. Dollar exchange rate, such that if the value of the U.S. Dollar increases with respect to NIS, then the exercise price will also increase and if the value of the U.S. Dollar decreases with respect to NIS, then the exercise price will also decrease. By way of example, on the date of issue of the Series 1 Warrants, the exchange rate between U.S. Dollars and NIS was 4.491 NIS for $1.00. On June 29, 2007, the exchange rate equaled 4.249 NIS for every $1.00. Because there was a decrease in the value of the U.S. Dollar, the exercise price also decreased according to the same ratio, so that the exercise price of the Series 1 Warrants on June 29, 2007 was 1.04 NIS.

The Series 2 Warrants are exercisable at an exercise price of 0.84 NIS, linked to the Israeli Consumer Price Index (as published by the Central Bureau of Statistics and Economic Research in Israel). If, on the date of exercise, the Consumer Price Index is higher than the basic index, which is the Israeli Consumer Price Index for October 2006, as published on November 15, 2006, then the exercise price will be increased according to the same ratio as the change in the Consumer Price Index on the date of payment over the basic index. The basic index is equal to 103.1, where 100 is the average Consumer Price Index in 2002. By way of example, the Consumer Price Index for May 2007, as published on June 15, 2007, is 103.1. Because the May 2007 Consumer Price Index is equal to the basic index there would be no change in the exercise price of the Series 2 Warrants.

Like the Series 2 Warrants, the Series 3 Warrants may be exercised for 0.84 NIS. In contrast to the Series 1 and Series 2 Warrants, however, the Series 3 Warrants are not linked to an exchange rate or Consumer Price Index, but will always be exercisable at a price of 0.84 NIS. Also, unlike the Series 2 Warrants, the Series 3 Warrants may be exercised on any TASE trading day after we receive approval from the TASE to list the shares of Common Stock underlying the Series 3 Warrants for trade. This is also distinct from the Series 2 Warrants in that the Series 2 Warrants must be listed for trade on the TASE prior to being exercised and not only the shares of Common Stock underlying the Series 2 Warrants. Lastly, the Series 3 Warrants will expire on June 30, 2009, whereas the Series 1 Warrants will expire in February 2008 and the Series 2 Warrants will expire in May 2009.

Series A Convertible Bonds

We issued 50,000,000 NIS of Series A Convertible Bonds on November 23, 2006 under a November 21, 2006 Trust Deed between us and Hermetic Trust (1975) Ltd., as Trustee. After a renegotiation with the Bondholders, on July 10, 2007, the Trust Deed was replaced with the Indenture and the certificate evidencing the Convertible Bonds was replaced with a new certificate issued simultaneously with the signing of the Indenture. Pursuant to the Indenture, Wilmington Trust Company acts as Indenture Trustee and Ziv Haft Trusts Company Ltd. acts as Co-Trustee. The following description is a summary of the material provisions of the Convertible Bonds as contained in the Indenture and the certificate evidencing the Convertible Bonds; it does not contain all provisions or terms of the Convertible Bonds, and reference should be made to the Indenture and Convertible Bond certificate for a full description of all terms.

Principal and Interest Payments

The Convertible Bonds mature on November 30, 2009, at which time we must make a single payment in cash of all outstanding principal. The principal and interest amounts payable on the Convertible Bonds are also linked to the Israeli Consumer Price Index (as published by the Central Bureau of Statistics and Economic Research in Israel). If, on the date of payment of any interest or principal the Consumer Price Index on that date is higher than the basic index, which is the Israeli Consumer Price Index for October 2006 published on November 15, 2006, then we must pay an increased amount on the principal or interest according to the same ratio as the change in the Consumer Price Index on the date of payment over the basic index. The Convertible Bonds also bear an annual interest rate of 6%, to be calculated and paid once per year on November 30 through 2009 inclusively. The annual interest rate for the period from November 23, 2006 through November 30, 2007, however, will be increased by 1.75% and thus the first interest payment on November 30, 2007, will be at a rate of 7.8986% for the period beginning on November 23, 2006 and ending on November 30, 2007. All interest payments on the Convertible Bonds will be paid to the holders of record whose names are registered in the Convertible Bond Register as of the end of the day on November 18 of each year preceding the due date of a payment of interest on the Convertible Bonds. Any holder of a Convertible Bond who converts his or its Convertible Bonds prior to such due date will not be entitled to the amount of interest that accrued on such Convertible Bonds between the date of conversion and the November 30 payment date. All interest and principal payments are made in cash in NIS. We offered these Convertible Bonds for a purchase price equal to 95% of their nominal value, or a 0.95 NIS purchase price for every 1.00 NIS of face value.

We will initially act as the paying agent for all payments of interest and principal to the Bondholders. As such, prior to the date of any payment, we will segregate such amounts to be paid to the Bondholders and hold those amounts in trust for the benefit of the Bondholders. We may at any time resign our position as paying agent and appoint a successor paying agent, subject to the terms of the Indenture. Also, upon the occurrence of any default, we will be required to pay any sums owed to the Bondholders to the Indenture Trustee and we will no longer act as paying agent.

Purchase Price

On November 23, 2006, an amount equal to the purchase price paid by the Convertible Bondholders, minus a fee paid to the placement agent, and an additional 4,000,000 NIS, was transferred to a special bank account in the name of Hermetic Trust (1975) Ltd. as a security for the Convertible Bonds until the time that certain conditions were met. According to the Indenture, Hermetic Trust (1975) Ltd. will transfer this fund to Wilmington Trust Company to hold as a security for the Convertible Bonds within one week after the date of execution of the Indenture. On the first business day immediately following the listing of the Convertible Bonds for trade on the TASE, however, Wilmington Trust Company will transfer these funds in their entirety to us. Upon receipt of these funds, we will not have any obligation to hold such funds as a security for the Convertible Bonds and all such funds will be freely disposable by us.

Early Redemption

In the event that we do not list the Convertible Bonds for trade on the TASE by September 23, 2007, however, we will be required to make an early redemption of the Convertible Bonds by paying to the Bondholders the outstanding principal balance of the Convertible Bonds and interest totaling 11.67% from November 23, 2006 through the date of repayment. Both the principal and interest payments must also be adjusted according to the Israeli Consumer Price Index in the manner described above. If we are required to make an early redemption, the total amount that we would be required to repay would equal approximately 55,835,000 NIS (approximately $13,140,738), which consists of 50,000,000 NIS (approximately $11,767,474) in principal and 5,835,000 NIS (approximately $1,373,264) in interest. The Convertible Bonds and shares of Common Stock underlying the Convertible Bonds will be listed on the TASE immediately after the effective time of the registration statement of which this prospectus is a part.

Redemption due to Low Trading Volume

Once the Convertible Bonds have been listed for trade on the TASE, if the market value of the Convertible Bonds ever falls below 12,000,000 NIS, the minimum amount necessary in the TASE regulations for a security to be traded on the exchange, then we will announce a redemption of the Convertible Bonds through publication in two Israeli newspapers and through registered mail to all record holders of the Convertible Bonds. All Bondholders who wish to participate in the redemption will receive the balance of the principal value of their Convertible Bonds, plus indexation differentials according to the Israeli Consumer Price Index, and the interest accrued on the principal through the date of the redemption.

Voluntary Conversion of the Convertible Bonds

Beginning on the date that the Convertible Bonds are listed for trade on the TASE, the Convertible Bonds may be converted into shares of our Common Stock at the option of the Bondholders. The conversion exercise period ends on November 14, 2009, except that no conversions may occur during the periods from November 15-30, 2007 and November 15-30, 2008. Every 0.84 NIS in Convertible Bonds held by a Bondholder may be voluntarily converted into one share of our Common Stock, subject to certain adjustments. The adjustments relevant to the voluntary conversion of the Convertible Bonds include: (1) the amount of shares to which a Bondholder is entitled upon conversion will increase in the event that we distribute any stock dividends or other share distributions prior to the end of the conversion period because the conversion price will be decreased, (2) if, prior to the end of the conversion period, the common stockholders are offered securities of any kind through a rights offering that reflects a benefit to the common stockholders (e.g., a right that allows common stockholders to purchase securities at less than fair market value), then the number of shares that a Bondholder is entitled to upon conversion will be increased because the conversion price will be decreased and (3) if we distribute a cash dividend prior to our repayment of the Convertible Bonds, then the number of shares that the Bondholders will receive upon conversion will increase as a result of the conversion price being decreased.

To affect a voluntary conversion, a Bondholder must submit a Notification of Conversion which consists of (1) a written request for conversion, on a form to be determined by us and (2) the certificate evidencing ownership of the Convertible Bonds to be converted. A Notification of Conversion may request the conversion of more than one Convertible Bond certificate. Such Notification of Conversion must be delivered to us at our registered office directly or through a member of the TASE. The notification form may be obtained from our registered office. If the Bondholder elects to convert only a portion of the principal of the Convertible Bonds held by it into shares of Common Stock, then the Bondholder must first split the certificate evidencing its Convertible Bonds into multiple certificates, according to the provisions noted below, such that a whole certificate may then be converted into shares of Common Stock. The date of conversion will be the day that the TASE Clearing House receives notification from a member of the TASE that the conversion request has met all conditions specified. Within one business day from the date of conversion, we must issue certificates evidencing shares of Common Stock to be received by the converting Bondholder. We will then proceed to list such shares for trade on the TASE.

If the Bondholder does not meet all conditions for conversion of the Convertible Bonds, then the Notification of Conversion will be null and void and the certificates evidencing the Convertible Bonds will be returned to the Bondholder. A Notification of Conversion may not be cancelled or modified once submitted to us.

Mandatory Conversion of the Convertible Bonds

At our option, the Bondholders may also be compelled to make a mandatory conversion of their Convertible Bonds into our Common Stock upon the occurrence of one of two circumstances. First, the Bondholders may be compelled to convert if the weighted average of the closing price of the shares of our Common Stock on the TASE over the last 30 trading days prior to the issuance of a notice of mandatory conversion was above 1.00 NIS per share. In this case, a Bondholder will receive one share of our Common Stock for every 0.84 NIS owned in Convertible Bonds. The weighted average share price is obtained by dividing (1) the product of the closing price of the shares of our Common Stock on the TASE by trading volume in NIS for each of the last 30 trading days by (2) the total trading volume in NIS on the TASE during the last 30 trading days. For example, if there were 5 different prices on the TASE over the last 30 trading days (each of them prevailing for 6 days): (1) 1.00 NIS (trading volume 1,000,000 NIS), (2) 1.1 NIS (trading volume 2,000,000 NIS), (3) 1.2 NIS (trading volume 1,500,000 NIS), (4) 1.3 NIS (trading volume 2,500,000 NIS), and (5) 1.4 NIS (trading volume 1,000,000 NIS), then the calculation would be made as follows: 1.00 NIS times 1,000,000 NIS times 6, plus 1.1 NIS times 2,000,000 NIS times 6, plus 1.2 NIS times 1,500,000 NIS times 6, plus 1.3 NIS times 2,500,000 NIS times 6, plus 1.4 NIS times 1,000,000 NIS times 6. This calculation totals 57,900,000. The total trading volume on the 30 trading days was 48,000,000 NIS (1,000,000 NIS times 6, plus 2,000,000 NIS times 6, plus 1,500,000 NIS times 6, plus 2,500,000 NIS times 6, plus 1,000,000 NIS times 6). Thus the weighted average share price equals 1.206 NIS (57,900,000 divided by 48,000,000).

Second, the Bondholders may be compelled to convert their Convertible Bonds if the total accumulated revenues from the sale of our products, as reported in our quarterly or annual financial statements, equals or exceeds 15,000,000 NIS. We may require a mandatory conversion under this circumstance starting from the later of two times: (1) the date of the achievement of this 15,000,000 NIS target, or (2) May 31, 2008, referred to as the start of revenues-triggered conversion. The latest date that the mandatory conversion may occur in this second circumstance, is four months after the start of revenues-triggered conversion. If we issue a notice of mandatory conversion to the Bondholders, the number of shares of Common Stock that the Convertible Bonds will convert into will be determined by the amount in NIS of Convertible Bonds held by the Bondholder divided by the weighted average share price (calculated as noted in the paragraph above) less

10%. For example, if the average sales price on the TASE over the last 30 days prior to the issuance of a notice of mandatory conversion was 0.70 NIS, then the number of shares of Common Stock that the Bondholder would receive would equal the amount in NIS of Convertible Bonds divided by 0.70 minus 10%. A holder of 630,000 NIS in Convertible Bonds would receive 1,000,000 shares of Common Stock (630,000 divided by 0.63 (0.70 minus 10%)). In no event may the conversion rate be greater than 0.84 NIS per share of Common Stock.

The Bondholders must be notified of this mandatory conversion into Common Stock at least 30 days prior to the mandatory conversion and no longer than 45 days prior to the conversion.

No Fractional Shares

A Bondholder does not have any rights to receive fractional shares upon conversion. A trustee will be designated by us for the purpose of selling such fractional shares that the Bondholder would have received upon any conversion and distributing the proceeds from such sales to the Bondholders. After the number of fractional shares owed to Bondholders that have converted their Convertible Bonds has accumulated to a number of shares of Common Stock that would be sufficient for trade on the TASE, taking into account the costs associated with the transaction, then within thirty days after such accumulation, the trustee appointed for such purpose will sell the shares on the TASE. The proceeds of such sale must then be distributed to the Bondholders that otherwise would have received fractional shares within fourteen days after the sale. In no case, however, will a check of less than 50.00 NIS be sent to the former Bondholder and such amounts less than 50.00 NIS may be obtained at our registered office.

The Indenture Trustee and the Co-Trustee

Wilmington Trust Company, a trust company organized under the laws of the State of Delaware, has been appointed as the Indenture Trustee under the Indenture. The Indenture Trustee is the only trustee for the purposes of compliance with the Trust Indenture Act and must fulfill all duties and obligations required pursuant to the Trust Indenture Act. Among others, these duties and obligations include the maintenance of a list of Bondholders, the provision of reports and information to Bondholders as required by the Trust Indenture Act and duties and obligations to take certain actions upon the occurrence of any event of default. Wilmington Trust Company is not charged with executing any duties under the Israeli Securities Law. Wilmington Trust Company has also accepted the role of authenticating agent to verify that the Convertible Bonds have been duly issued by us.

The Trust Indenture Act allows a co-trustee to be appointed to perform roles required by applicable foreign laws. Consistent with such authority, Ziv Haft Trusts Company Ltd. has been appointed as Israeli Co-Trustee in order to comply with the Israeli Securities Law. Under the Indenture, the Co-Trustee is the only trustee that has the powers required to fulfill the duties and obligations, including obligations to take actions, required by the Israeli Securities Law. Among other things, the Indenture requires that the Co-Trustee be eligible to act as a trustee under the Israeli Securities Law and that the Co-Trustee take such actions and provide such notices and reports as required by the applicable Israeli laws. The Co-Trustee’s duties and obligations are more specifically described in Article VII of the Indenture.

The Indenture outlines the coordination between the Indenture Trustee and the Co-Trustee. Unless specific obligations are given to either the Indenture Trustee or the Co-Trustee under the Indenture or as required by applicable law, the trustees must take any actions or refrain from taking any actions in exercising the terms of the Indenture through mutual agreement. If the trustees are unable to agree, then either trustee may call a meeting of the Bondholders so that the Bondholders may resolve the disagreement by a majority vote of the outstanding principal of the Convertible Bonds. Finally, each of the trustees is required to forward any notice, information or other communication received by it to the other trustee and consult with the other trustee as necessary.

Meetings of Bondholders

From time to time, the Indenture Trustee, the Co-Trustee or we may convene a meeting of the Bondholders by sending a written notification including the time, date and place of the meeting and the agenda of topics to be discussed at the meeting at least fourteen days prior to the meeting. We must also call a meeting of the Bondholders upon a request by the holders of 10% of the outstanding principal of Convertible Bonds. Written notice must be provided to all Bondholders 21 days in advance of the meeting if a special decision will be voted upon at the meeting. A special decision is any of the following actions: (1) a modification of the Indenture or terms of the Convertible Bonds contained in the Convertible Bond certificate; (2) a reorganization of us with any other company; or (3) a modification or amendment of Bondholder rights. All notice requirements can be fulfilled through both written publication in two daily Israeli newspapers in Hebrew and by registered mail to each Bondholder with currently outstanding principal.

A quorum must be met at any meeting for any action to be taken by the Bondholders. A legal quorum will be constituted if at least two holders of at least 10% of the outstanding principal of the Convertible Bonds are present. In the case of a postponed meeting, only two holders regardless of the amount of outstanding principal, need to be present to constitute a legal quorum. Also, the votes of any Bondholders who are considered our affiliates will not be counted towards the votes necessary to constitute a legal quorum. For any vote on a special decision, at least 50% of the outstanding principal must be present to constitute a legal quorum for a meeting, or at least 10% of the outstanding principal must be present to constitute a legal quorum for any postponed meeting. Each Bondholder will receive one vote for each 1.00 NIS in outstanding principal held by the Bondholder. For non-special decisions and once a quorum is met, a proposal will be adopted upon an affirmative vote of a majority of the votes cast. For special decisions and once a quorum for the special action is met with the exclusion of our affiliates, a proposal will be adopted upon the affirmative vote of at least 75% of the votes cast.

Default Requiring Immediate Payment

If (1) we fail to pay any amount in connection with the Convertible Bonds within 60 days of its due date, (2) a temporary liquidator is appointed by a court or for winding us up, or (3) the rights of the Bondholders have been jeopardized, including through the imposition of a lien on our material assets, the performance of execution proceedings against our material assets, the appointment of a receiver our material assets, the liquidation or erasure of us, stopped payments or any other event that constitutes or may constitute a substantial impairment to the Bondholders, then the Indenture Trustee will notify the Bondholders and the Co-Trustee will convene a meeting of the Bondholders. The Bondholders may then call for the immediate payment of the Convertible Bonds by passing a special decision.

Waiver and Amendments to the Indenture

The Bondholders, by a vote of at least 75% of the aggregate principal amount of Convertible Bonds then outstanding, have a right to waive any past default or event of default by us. The following, however, requires the approval of all Convertible Bonds then outstanding: (i) a default in the payment of interest on, or the principal of, the Convertible Bonds, (ii) a failure by us to convert any Convertible Bonds into shares of Common Stock, in accordance with the terms of the Convertible Bonds, (iii) a default in the payment of the redemption premium, or (iv) a default in respect of a covenant or provisions under the Indenture which under the provisions of the Trust Indenture Act cannot be modified or amended without the consent of the holders of each or all Convertible Bonds then outstanding.

Subject to applicable provisions of the Israeli Securities Laws and the Trust Indenture Act, the Indenture Trustee, the Co-Trustee and we are authorized to amend the terms of this Indenture without the prior consent of the Bondholders provided that the Indenture Trustee and the Co-Trustee are satisfied that any such amendment would not adversely affect the rights of the Bondholders, including amendments for the purpose of listing the Convertible Bonds for trade on the TASE. The Indenture may also be amended if the amendment was approved by a special decision passed at a general meeting of Bondholders.

Purchase of Convertible Bonds by Us

Once the Convertible Bonds are listed for trading on the Tel Aviv Stock Exchange, we reserve the right to purchase the Convertible Bonds on that exchange or by other means, at a price we deem fair. In the event of such a purchase, we will issue an immediate report and notify the Trustees. The Convertible Bonds purchased by us will be cancelled and delisted from trading on the TASE and will not be reissued.

Our subsidiaries may also buy or sell the Convertible Bonds on the TASE, or otherwise. The Convertible Bonds held by the subsidiary will be considered an asset of the subsidiary and will remain available for trading on the TASE.

Other Rights

All Convertible Bond certificates can be split into multiple certificates whose total value equals the principal value of the Convertible Bond that was included in the certificate for which the split had been requested.

In the event of a liquidation, the holders of the Convertible Bonds are entitled to elect one of two options. First, the Bondholders may elect to have any principal or interest amount outstanding under the Convertible Bonds repaid prior to any distributions to the common stockholders. Second, the Bondholders may voluntarily convert their Convertible Bonds into shares of our Common Stock immediately prior to the liquidation. In the event of such a conversion, they would share the same rights with the common stockholders and receive any consideration received by the common stockholders. If the Bondholders do not make an election, the Convertible Bonds will not be converted into shares of Common Stock and the Convertible Bonds must be repaid prior to any distribution to common stockholders.

Restrictions on Resale

Pursuant to TASE regulations, certain restrictions affect the ability of the holders of our Convertible Bonds to resell the Convertible Bonds and shares of Common Stock underlying the Convertible Bonds on the TASE. The Convertible Bonds and any shares received upon conversion of the Convertible Bonds may not be sold through the TASE for six months following the date of issuance of the Convertible Bonds. In addition, after the first six months following their issuance, the Convertible Bonds and underlying shares of Common Stock may only be sold on the TASE in the following six quarters if two conditions are met: (1) the number of Convertible Bonds and underlying shares of Common Stock received upon conversion of the Convertible Bonds that are offered on the TASE on each trading day is no greater than the average trading volume on the TASE of our shares of Common Stock during the eight week period immediately prior to the day the Convertible Bonds are offered on the TASE and (2) the number of Convertible Bonds and underlying shares of Convertible Bonds received upon conversion of the Convertible Bonds offered on the TASE in each quarter may be no greater than 1% of the shares of our issued and outstanding capital stock. All restrictions only apply to shares to be traded on the TASE. The Convertible Bonds holders may transfer the Convertible Bonds other than through the TASE and convert those Convertible Bonds at any time after their issuance. The restrictions regarding the trading of the Convertible Bonds and shares underlying those Convertible Bonds will also continue to apply to subsequent holders of the Convertible Bonds or underlying shares who acquire those securities other than through the TASE. Such restrictions on the maximum number of Convertible Bonds or shares of Common Stock received upon the conversion of the Convertible Bonds that can be traded on the TASE during the applicable periods apply to each investor individually such that each investor may offer the maximum amount of securities that may be traded on the TASE.

Additional Debentures

We may issue, from time to time, additional debentures without the consent of the Bondholders for any price and by any means that we deem equitable, including at a discount rate different than the discount rate for the Convertible Bonds sold by us in the November 2006 private placement, which are being offered for resale under this prospectus. Except for the amount of additional debentures and interest rate of such debentures, any newly issued bonds of the same series of the Convertible Bonds issued under the Indenture will be treated in the same manner as the Convertible Bonds issued under the Indenture.

Governing Law and Venue

The Convertible Bonds are governed by the laws of the State of Delaware and exclusive venue, with respect to any matter related to the Convertible Bonds, will be in the state or federal courts of the State of Delaware. Any rights, duties, obligations, actions or omissions of the Co-Trustee, however, which are subject to the Israeli Securities Law, will be governed and construed in accordance with the Israeli Securities Law.

U.S. Taxation

As a result of their contingent principal and interest features, the Convertible Bonds are expected to be, and we intend to treat the Convertible Bonds as, subject to the Treasury Regulations governing contingent payment debt instruments, which we refer to as the “Contingent Payment Debt Regulations.” Furthermore, pursuant to the terms of the Indenture, we intend to treat, for U.S. federal income tax purposes, the Convertible Bonds as being subject to the Contingent Payment Debt Regulations that apply to debt instruments that are not treated as publicly traded or as issued for cash. Therefore, for U.S. federal income tax purposes, we will accrue interest with respect to the noncontingent component of the Convertible Bonds as original issue discount and will report interest with respect to the contingent component of the Convertible Bonds in accordance with the Contingent Payment Debt Regulations that apply to debt instruments that are not treated as publicly traded or as issued for cash. See “United States Federal Income and Estate Tax Considerations.”

UNITED STATES FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS

The following is a summary of certain material U.S. federal income tax consequences relating to the purchase, ownership and disposition of the Convertible Bonds, Series 2 Warrants and the Common Stock into which the Convertible Bonds may be converted or for which the Series 2 Warrants may be exercised. This summary does not address all potential tax considerations, and it does not provide a complete or detailed discussion of the matters that are discussed below. This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations, and judicial and administrative interpretations of the Code and Treasury Regulations, all as in effect as of the date hereof, and all of which are subject to change (possibly on a retroactive basis) or to different interpretation. There can be no assurance that the Internal Revenue Service (the “IRS”) will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling from the IRS or an opinion of counsel with respect to such consequences. This summary assumes that U.S. holders hold the Convertible Bonds, Series 2 Warrants, or Common Stock as capital assets within the meaning of Section 1221 of the Code. This summary also assumes that the Convertible Bonds will be treated as indebtedness for U.S. federal income tax purposes. This summary generally does not address tax considerations that may be relevant to particular investors because of their specific circumstances, or because they are subject to special rules. Finally, this summary of certain material U.S. federal income and estate tax consequences does not describe the effects of any applicable foreign, state or local laws. See “Income Tax in Israel” for a discussion of the Israeli tax consequences to U.S. purchasers of the Convertible Bonds, Series 2 Warrants or Common Stock.

Subject to (i) the accuracy of the statements and representations of the Company contained in the Registration Statement, (ii) the accuracy of certain assumptions contained herein, and (iii) the assumption that original documents (including signatures) are authentic and the documents submitted to us as copies conform to the originals, it is the opinion of Pepper Hamilton LLP that the legal conclusions contained herein as to the material United States federal income tax consequences, described herein, are correct in all material respects.

The Convertible Bonds and Series 2 Warrants were originally issued in a private placement on November 23, 2006, and the Company has treated them as outstanding since that date. Under the terms of the original Indenture, the proceeds of the issuance of Convertible Bonds and Series 2 Warrants were held by a trustee subject to (1) the listing of the Convertible Bonds and Series 2 Warrants on the TASE and (2) certain triggering events tied to the success of certain of the Company’s products. Pursuant to a modification of the terms of the original Indenture on July 10, 2007, the proceeds of the issuance of the Convertible Bonds and Series 2 Warrants will be released to the Company subject to the listing of the Convertible Bonds and Series 2 Warrants on the TASE. This summary assumes that for U.S. federal tax purposes the Convertible Bonds were originally issued on November 23, 2006 as the purchasers of the Convertible Bonds and Series 2 Warrants held beneficial ownership from that date. Because the proceeds of the issuance will not be released to the Company until the Convertible Bonds and Series 2 Warrants are listed on the TASE, there is some argument that the Convertible Bonds are being issued now through this prospectus for U.S. tax purposes. If the Convertible Bonds are viewed as being originally issued through this prospectus, the issue price, and thus the tax consequences of holding and selling the Convertible Bonds, would be very different. While there is no clear authority, we believe that it is more likely than not that the Convertible Bonds are not being originally issued through this prospectus. This summary applies only to holders that acquire the Convertible Bonds or Series 2 Warrants by purchase from and after the date of this prospectus.

As used herein, a “U.S. holder” means a beneficial owner who is: (a) a citizen or resident (within the meaning of Section 7701(b) of the Code) of the United States, (b) a corporation (including a non-corporate entity taxable as a corporation), formed under the laws of the United States or any state thereof or the District of Columbia, (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source and (d) a trust subject to the primary supervision of a court within the United States and the control of one or more U.S. persons with respect to substantial trust decisions. A “non-U.S. holder” means a beneficial owner other than a U.S. holder. If a partnership is a beneficial holder of Convertible Bonds, our Series 2 Warrants or Common Stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership holding the Convertible Bonds, Series 2 Warrants, or Common Stock, you should consult your tax advisors.

We intend to treat the Convertible Bonds as indebtedness for U.S. federal income tax purposes. Such characterization is binding on us, but not on the IRS or a court. Under the U.S. federal income tax rules, each holder of a Convertible Bond must also treat the Convertible Bonds as indebtedness, unless such holder makes adequate disclosure on such holder’s U.S. federal income tax return. If a holder makes adequate disclosure and takes the position that the Convertible Bonds are not debt for US tax purposes, there is no certainty that the IRS will agree with the holder. It is assumed for this discussion that a holder will treat the Convertible Bonds as debt for U.S. federal income tax purposes.

INVESTORS CONSIDERING THE PURCHASE OF CONVERTIBLE BONDS OR SERIES 2 WARRANTS SHOULD CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THEIR PARTICULAR TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF THE CONVERTIBLE BONDS AND THE OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK UNDER U.S. FEDERAL TAX LAWS AND APPLICABLE STATE, LOCAL AND FOREIGN TAX LAWS.

U.S. Holders

Classification and Issue Price of the Convertible Bonds

As a result of their contingent interest and principal features, the Convertible Bonds are expected to be, and we intend to treat the Convertible Bonds as, subject to the Contingent Payment Debt Regulations. The terms of the Convertible Bonds issued on November 23, 2006 (the “Original Bonds”) were modified on July 10, 2007. The modifications were significant, within the meaning of Treasury Regulation Section 1.1001-3.

Because of the significant modifications, there was a deemed exchange of the Original Bonds for new bonds. References to the taxation of the Convertible Bonds in this summary refer to the Convertible Bonds as modified on July 10, 2007, and then only to a person who acquires the Convertible Bonds after the date of this prospectus.

The tax treatment of the Convertible Bonds registered for resale pursuant to this prospectus is likely provided by the Contingent Payment Debt Regulations governing contingent payment debt instruments that are not treated as publicly traded or as issued for cash. As described in more detail below, the application of the Contingent Payment Debt Regulations to the Convertible Bonds and the issue price of the Convertible Bonds depend on whether a substantial amount of the Original Bonds or the Convertible Bonds are treated as “traded on an established market” within the meaning of the applicable Treasury Regulations during the 60 — day period ending 30 days after July 10, 2007. If they are treated as traded on an established market, they would be classified as publicly traded. Debt instruments are generally treated as traded on an established market if the debt instruments are listed on a major securities exchange, appear on a quotation medium of general circulation or, subject to certain safe harbor exceptions, are readily quotable by dealers, brokers or traders. We do not anticipate that the Convertible Bonds will meet the classification of publicly traded. We will treat (in the absence of an administrative determination of judicial ruling to the contrary), for U.S. federal income tax purposes, the Convertible Bonds as being subject to the Contingent Payment Debt Regulations that apply to debt instruments that are not treated as publicly traded or as issued for cash, and the remainder of this discussion assumes that the Convertible Bonds will be so treated.

If the Convertible Bonds and the Original Bonds are not treated as publicly traded, the issue price of the Convertible Bonds would be the Convertible Bonds’ noncontingent principal payments (i.e., their initial principal amount).

The proper application of the Contingent Payment Debt Regulations to the Convertible Bonds is not entirely certain, and no assurance can be given that the IRS will not assert that the Convertible Bonds should be treated differently. A different treatment from that described below could affect the amount, timing, source and character of income, gain or loss with respect to an investment in the Convertible Bonds. Holders should consult their tax advisors concerning the tax treatment of holding a Convertible Bond.

Treatment of the Convertible Bonds

Under the Contingent Payment Debt Regulations that apply to debt instruments that are not treated as publicly traded or as issued for cash, the accrual of interest income on the Convertible Bonds will be determined by separating the Convertible Bonds into two separate components: the noncontingent component and the contingent component.

Under this method, the noncontingent payments will be treated as a separate debt instrument (the “noncontingent component”), the issue price of which is equal to the issue price of the Convertible Bonds, as described above. No payments on the noncontingent component will be treated as “qualified stated interest.” As a result, the difference between the issue price and the stated redemption price at maturity (generally including all noncontingent payments) of the noncontingent component will be treated as original issue discount (“OID”).

In general, a U.S. holder (regardless of whether such holder uses the cash or the accrual method of tax accounting) will be required to include in ordinary gross income the sum of the “daily portions” of OID on the noncontingent component for all days during the taxable year that such holder owned such instrument. The daily portions of OID are determined by allocating to each day in any accrual period a ratable portion of the OID allocable to that period. Accrual periods may be any length and may vary in length over the term of the noncontingent component, so long as no accrual period is longer than one year and each scheduled payment occurs on the first or last day of an accrual period. A U.S. holder’s amount of OID allocable to each accrual period is determined by: multiplying the “adjusted issue price” (as defined below) of the noncontingent component at the beginning of the accrual period by a fraction, the numerator of which is the annual yield to maturity (as defined below) of the noncontingent component and the denominator of which is the number of accrual periods in a year.

The “adjusted issue price” of the noncontingent component at the beginning of any accrual period will generally be the sum of its issue price and the amount of OID allocable to all prior accrual periods, reduced by the amount of all noncontingent payments. All noncontingent payments on the noncontingent component will generally be viewed first as payments of previously accrued OID, with payments considered made from the earliest accrual periods first, and then as a payment of principal. The “annual yield to maturity” of the noncontingent component is the discount rate (appropriately adjusted to reflect the length of accrual periods) that causes the present value on the issue date of all payments on the noncontingent component to equal its issue price.

A U.S. holder’s initial tax basis in the noncontingent component generally will be equal to the U.S. holder’s original purchase price for the Convertible Bond (“aggregate basis”), provided, however, that it may not exceed the issue price of the noncontingent component. Any difference between a U.S. holder’s tax basis and the issue price of the noncontingent component would be taken into account under the rules for “market discount” and “acquisition premium” that would apply to a noncontingent debt instrument for U.S. federal income tax purposes. A U.S. holder’s adjusted tax basis in the noncontingent component will generally equal its initial tax basis, increased by any OID and accrued market discount included in income by such U.S. holder and reduced by any amortized premium and payments received by such U.S. holder.

A second component will account for contingent payments due on the Convertible Bonds (the “contingent component”). A U.S. holder’s initial tax basis in the contingent component will equal the U.S. holder’s “aggregate basis” remaining after the allocation of the tax basis to the noncontingent component, as described above. Contingent payments made on the Convertible Bonds will be treated as principal in an amount equal to the present value of the payment, determined using a discount rate equal to the “applicable federal rate” as prescribed under applicable Treasury Regulations. Payments of principal will first be treated as a return of capital in an amount not to exceed a U.S. holder’s adjusted tax basis in the contingent component. Payments of principal in excess of a U.S. holder’s adjusted tax basis in the contingent component will be treated as gain from the sale or exchange of the contingent component. A U.S. holder’s adjusted tax basis in the contingent component will be reduced by payments of principal that are treated as a return of capital. The amount of the contingent payment in excess of the amount treated as principal will be treated as the payment of ordinary interest income. The distinction between capital gain or loss and ordinary income is potentially significant because limitations apply to a U.S. holder’s ability to offset capital losses against ordinary income and because capital gain recognized by U.S. holders that are individuals with respect to capital assets held for more than one year generally will be subject to a lower maximum rate of taxation.

Upon the sale, exchange or redemption of a Convertible Bond a U.S. holder generally will recognize gain or loss. A U.S. holder will determine gain or loss on a taxable sale, exchange or redemption separately for each of the noncontingent component and the contingent component. The amount of gain or loss for each component will equal the difference between (1) the amount of cash plus the fair market value of any other property received by the U.S. holder allocated under the Treasury Regulations to each component and (2) the U.S. holder’s adjusted tax basis in each component. Amounts received by a U.S. holder on a taxable sale, exchange or redemption will first be allocated to the noncontingent component in an amount not to exceed the adjusted issue price of the noncontingent component. A U.S. holder will allocate the remaining amounts received, if any, to the contingent component. Any gain or loss recognized will be long — term capital gain or loss if the Convertible Bonds have been held for more than one year, except to the extent attributable (as discussed below) to accrued market discount not previously included in income or to interest in respect of the contingent component (determined as described in the preceding paragraph).

An exception to the capital gain treatment described above may apply to a U.S. holder who purchased Convertible Bonds at a “market discount.” In general, market discount is the excess, if any, of (1) the “adjusted issue price” of the Convertible Bonds (i.e., the sum of the original issue price of Convertible Bonds and the OID allocable to all prior accrual periods, reduced by the amount of all cash payments made with respect to such Convertible Bonds in all prior accrual periods), over (2) the U.S. holder’s tax basis therein at the time of acquisition (unless the amount of such excess is less than a specified de minimis amount, in which case market discount is considered to be zero). In general, unless the U.S. holder has elected to include market discount in income currently as it accrues, any gain realized by a U.S. holder on the sale of Convertible Bonds having market discount in excess of a de minimis amount would be treated as ordinary interest income to the extent of the lesser of (a) the gain recognized or (b) the portion of the market discount that has accrued (on a straight — line basis or, at the election of the U.S. holder, on a constant yield basis) while such Convertible Bonds were held by the U.S. holder.

In the event that the Internal Revenue Service were to take the position that the Convertible Bonds or the Original Bonds were publicly traded during the 60-day period ending 30 days after the date of the exchange of the Original Bonds for the Convertible Bonds, the Convertible Bonds would be subject to the Contingent Payment Debt Regulations that apply to debt instruments that are treated as publicly traded or as issued for cash (the “Noncontingent Bond Method”). In that event, among other matters, (i) the issue price of the Convertible Bonds would be their fair market value on the date of the exchange of the Original Bonds for the Convertible Bonds, (ii) the amount of interest income accrued on the Convertible Bonds each year may differ from the amount accrued on the Convertible Bonds under “ — Treatment of the Convertible Bonds,” and (iii) upon a sale, exchange, redemption, or conversion of a Convertible Bond, any gain would generally be treated as ordinary interest income; and loss would be ordinary loss to the extent of interest previously included in income, and thereafter, capital loss (which will be long — term if the Convertible Bond was held for more than one year). You are urged to consult your tax advisor regarding the possible application of the Noncontingent Bond Method to the Convertible Bonds and the U.S. federal income tax consequences to you of acquiring, owning and disposing of the Convertible Bonds if the Convertible Bonds are subject to the Noncontingent Bond Method.

Conversion of Convertible Bonds

Upon the conversion of a Convertible Bond a U.S. holder generally will recognize gain or loss. A U.S. holder will determine gain or loss on a conversion separately for each of the noncontingent component and the contingent component. The amount of gain or loss for each component will equal the difference between (1) the amount of cash plus the fair market value of any other property received by the U.S. holder, including the fair market value of any Common Stock received, allocated under the Treasury Regulations to each component and (2) the U.S. holder’s adjusted tax basis in each component. Amounts received by a U.S. holder on a taxable conversion will first be allocated to the noncontingent component in an amount not to exceed the adjusted issue price of the noncontingent component. A U.S. holder will allocate the remaining amounts received, if any, to the contingent component. Any gain or loss recognized will be long — term capital gain or loss if the Convertible Bonds have been held for more than one year, except to the extent attributable (as discussed above) to accrued market discount not previously included in income or to interest in respect of the contingent component. See “— Treatment of Convertible Bonds” above.

A U.S. holder’s tax basis in Common Stock received upon conversion of a Convertible Bond will equal the then current fair market value of such Common Stock. The U.S. holder’s holding period for the Common Stock received will commence on the date immediately following the date of conversion.

Exercise of Warrants

U.S. holders will not recognize taxable gain or loss on the exercise of a Series 2 Warrant and related receipt of Common Stock (except to the extent cash is received in lieu of a fractional share of Common Stock). A U.S. holder’s initial tax basis in the Common Stock received on the exercise of a Series 2 Warrant generally should be equal to the sum of (a) the U.S. holder’s initial tax basis in the Series 2 Warrant plus (b) the exercise price paid by the U.S. holder on the exercise of the Series 2 Warrant. A U.S. holder’s holding period for the Common Stock received upon the exercise of the Series 2 Warrant generally should begin on the day after the Series 2 Warrant is exercised by the U.S. holder.

Disposition of Series 2 Warrants

A U.S. holder will recognize gain or loss on the sale or other taxable disposition of the Series 2 Warrants in an amount equal to the difference, if any, between (a) the amount of cash plus the fair market value of any property received and (b) such U.S. holder’s tax basis in the Series 2 Warrants sold or otherwise disposed of. Generally, any such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if, at the time of such disposition, the U.S. holder has held the Series 2 Warrants for more than one year. Net long-term capital gain recognized by a non-corporate U.S. holder generally is subject to U.S. federal income tax at a reduced rate. The deductibility of capital losses is subject to limitation.

Upon the lapse or expiration of a Series 2 Warrant, a U.S. holder should recognize a loss in an amount equal to the U.S. holder’s tax basis in the Series 2 Warrant. Generally, any such loss will be capital loss, and will be long-term capital loss if, at the time of such lapse or expiration, the U.S. holder has held the Series 2 Warrants for more than one year. The deductibility of capital losses is subject to limitation.

Dividends on Common Stock

If we make a distribution in respect of our Common Stock, the distributions will be treated as a dividend, taxable to the U.S. holder as ordinary income, to the extent it is paid from our current or accumulated earnings and profits. Under present law, and effective through 2010, dividend income paid by us that is classified as “qualified dividend income,” within the meaning of the Code, will be eligible for the reduced tax rate on qualifying dividends, which is the rate applicable to long term capital gains. Individual U.S. holders will be eligible for this preferential tax treatment subject to certain limitations including satisfaction of certain holding period requirements. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated first as a tax-free return of the holder’s investment, up to the holder’s adjusted tax basis in its common stock. Any remaining excess will be treated as capital gain. If the holder is a U.S. corporation, it will generally be able to claim a deduction equal to a portion of any dividends received.

Constructive Dividends

The terms of the Convertible Bonds and Series 2 Warrants allow for changes in the conversion price of the Convertible Bonds and Series 2 Warrants in certain circumstances. A change in the conversion price that allows holders to receive more shares of Common Stock on conversion may increase the holders’ proportionate interests in our earnings and profits or assets. In that case, the holders may be treated as having received a dividend in the form of our stock. Such a constructive stock dividend could be taxable to the holders, although they would not actually receive any cash or other property. A taxable constructive stock dividend would result, for example, if the conversion price is adjusted to compensate holders for certain distributions of cash or property to our shareholders. However, not all changes in the conversion price that allow holders to receive more stock on conversion would increase the holders’ interests in us. For instance, a change in the conversion price could simply prevent the dilution of the holders’ interests upon a stock split or other change in capital structure would not increase the holders’ interests. Changes of this type, if made by a bona fide, reasonable adjustment formula, are not treated as constructive stock dividends. Conversely, if an event occurs that dilutes the holders’ interests and the conversion price is not adjusted, the resulting increase in the proportionate interests of our shareholders could be treated as a stock dividend to them. Any taxable constructive stock dividends resulting from a change to, or failure to change, the conversion price would be treated like distributions paid in cash or other property. These deemed distributions would result in ordinary income to the recipient to the extent of our current or accumulated earnings and profits, with any excess treated as a tax-free return of capital up to the recipient’s adjusted tax basis and then as capital gain.

It is not certain that the portion of the deemed distribution that is treated as ordinary income would qualify for the 15% tax rate generally applicable to qualifying dividends received by U.S. individuals. There is no specific authority on the issue and, therefore, we are unable to reach a conclusion on the matter. You should consult your tax advisor to determine availability of the 15% rate. If the 15% tax rate is not available, the deemed distribution that is treated as ordinary income would be taxed at the ordinary income tax rate applicable to the holder.

Disposition of Common Stock

A U.S. holder will recognize gain or loss upon the sale, exchange, or other taxable disposition of our Common Stock in an amount equal to the difference between (1) the amount of cash and the fair market value of any other property received in exchange for such stock and (2) the U.S. holder’s tax basis in the Common Stock. Generally, any such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if, at the time of such disposition, the U.S. holder has held the Common Stock for more than one year. Net long-term capital gain recognized by a non-corporate U.S. holder generally is subject to U.S. federal income tax at a reduced rate. The deductibility of capital losses is subject to limitation.

Information Reporting; Backup Withholding

We are required to furnish to the record holders of the Convertible Bonds, Series 2 Warrants and Common Stock, other than corporations and other exempt holders, and to the IRS, information with respect to interest paid or accrued and the amount of OID accrued on the Convertible Bonds and dividends paid on the Common Stock.

A U.S. holder may be subject to backup withholding with respect to interest and OID paid on the Convertible Bonds, dividends paid on the Common Stock, and proceeds received from a disposition of the Convertible Bonds or shares of Common Stock. The backup withholding rate currently in effect is 28%. Certain holders (including, among others, corporations and certain tax-exempt organizations) generally are not subject to backup withholding. A U.S. holder will be subject to backup withholding if such holder is not otherwise exempt and such holder:

•	fails to furnish its U.S. taxpayer identification number, which for an individual is ordinarily his or her Social Security number;

•	furnishes an incorrect taxpayer identification number;

•	has been notified by the IRS that it has failed properly to report payments of interest or dividends; or

•	fails to certify, under penalties of perjury, that it has furnished a correct taxpayer identification number and that the IRS has not notified the U.S. holder that it is subject to backup withholding.

A U.S. holder may claim exemption from backup withholding by providing a properly completed IRS Form W-9 (or substitute form) to us or our paying agent. Backup withholding is not an additional tax but, rather, is a method of tax collection. A U.S. holder will be entitled to credit any amounts withheld under the backup withholding rules against its actual U.S. federal income tax liability provided that the required information is furnished to the IRS.

Non-U.S. Holders

The following discussion is a summary of certain material U.S. federal income and estate tax consequences to non-U.S. holders resulting from the purchase, ownership and disposition of the Convertible Bonds, the purchase, ownership and disposition of the Series 2 Warrants and the ownership and disposition of the Common Stock received in connection with the Convertible Bonds or the Series 2 Warrants.

Interest and OID on Convertible Bonds

All payments on the Convertible Bonds to non-U.S. holders that constitute interest, accrued interest or OID, should qualify as “portfolio interest,” and thus be exempt from U.S. federal income and withholding tax, if the holders qualify for such exemption and certify their nonresident status as described below. The portfolio interest exception will not apply to payments on the Convertible Bonds to a non-U.S. holder that:

•	owns, directly or indirectly, at least 10% of the total voting power of all our voting stock within the meaning of Section 871(h)(3) of the Code;

•	is a “controlled foreign corporation” that is related to us; or.

•	is a bank that acquired the Convertible Bonds in consideration for an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business.

Even if the portfolio interest exception does not apply, U.S. federal withholding tax may be reduced or eliminated under an applicable tax treaty assuming the non-U.S. holder properly certifies its entitlement to the benefit under such treaty.

The portfolio interest exception and several of the special rules for non-U.S. holders described below apply only to holders who certify their nonresident status. Non-U.S. holders can generally meet this certification requirement by providing an IRS Form W-8BEN or appropriate substitute form to us or our paying agent. If a non-U.S. holder holds the Convertible Bonds through a financial institution or other agent acting on the holder’s behalf, the non-U.S. holder will be required to provide appropriate documentation to the agent. The agent will then be required to provide certification to us or our paying agent, either directly or through other intermediaries. For payments made to a foreign partnership, the certification requirements generally apply to the partners rather than the partnership.

Sale, Exchange, Redemption, Conversion or Other Disposition of Convertible Bonds

Non-U.S. holders generally will not be subject to U.S. federal income tax on any gain realized on the sale, exchange, conversion, redemption or other disposition of the Convertible Bonds (other than with respect to payments attributable to accrued interest, which will be taxed as described under “— Interest and OID on Convertible Bonds” above), unless:

•	the gain is effectively connected with the conduct by the non-U.S. holder of a U.S. trade or business, in which case it would be subject to tax as described below under “— Income or Gains Effectively Connected with a U.S. Trade or Business”;

•	subject to certain exceptions, the non-U.S. holder is an individual who is present in the United States for 183 days or more in the year of disposition, in which case the gain would be subject to a flat 30% tax, even though the individual is not considered a resident of the U.S., which may be offset by U.S. source capital losses; or

•	the rules of the Foreign Investment in Real Property Tax Act, FIRPTA (described below), treat the gain as effectively connected with the conduct of a U.S. trade or business.

The FIRPTA rules may apply to a sale, exchange, conversion, redemption or other disposition of a Convertible Bond if we are, or were during the five-year period ending on the date of such sale, exchange or other disposition a United States real property holding corporation (a “USRPHC”). In general, we would be (or would have been) a USRPHC if assets treated as interests in U.S. real estate comprised 50% or more of our total business and real property assets. Although there can be no assurance, we do not believe that we are (or have been) a USRPHC or that we will become one in the future. Even if we are determined to be a USRPHC, a non-U.S. holder will not be subject to U.S. federal income tax on any such gain or income provided that our Common Stock is regularly traded on an established securities market and provided that such holder does not actually or constructively own more than 5% of our Common Stock, including any Common Stock that may be received as a result of the conversion of Convertible Bonds and does not own, on any date on which the holder acquires Convertible Bonds, Convertible Bonds with an aggregate value of 5% or more of the aggregate value of the outstanding Common Stock on such date.

Exercise of Warrants

Non-U.S. holders should not recognize gain or loss on the exercise of a Series 2 Warrant and related receipt of Common Stock (except to the extent that cash is received in lieu of a fractional share of Common Stock). A non-U.S. holder’s initial tax basis in the Common Stock received on the exercise of a Series 2 Warrant generally should be equal to the sum of (a) the non-U.S. holder’s initial tax basis in the Series 2 Warrant plus (b) the exercise price paid by the non-U.S. holder on the exercise of the Series 2 Warrant. A non-U.S. holder’s holding period for the Common Stock received upon the exercise of the Series 2 Warrant generally should begin on the day after the Series 2 Warrant is exercised by the non-U.S. holder.

Dividends on Common Stock and Constructive Dividends on Convertible Bonds and Series 2 Warrants

Dividends, if any, paid on our Common Stock to a non-U.S. holder generally will be subject to U.S. federal withholding tax at a 30% rate. The withholding tax might not apply, however, or might apply at a reduced rate, under the terms of a tax treaty between the United States and the holder’s country of residence. In order to claim the benefits of a tax treaty, a non-U.S. holder must demonstrate its entitlement by certifying its nonresident status and eligibility for treaty benefits. The conversion prices of the Convertible Bonds and Series 2 Warrants may adjust in certain circumstances. An adjustment could potentially give rise to a deemed distribution to non-U.S. holders of the Convertible Bonds or Series 2 Warrants. See “U.S. Holders — Constructive Dividends” above. In that case, the deemed distribution may be subject to the rules regarding withholding of U.S. federal tax on dividends in respect of common stock.

Sale of Series 2 Warrants or Common Stock

Non-U.S. holders generally will not be subject to U.S. federal income tax on any gains realized on the sale, exchange or other disposition of the Series 2 Warrants or Common Stock, unless the exceptions described under “Non-U.S. Holders — Sale, Exchange, Redemption, Conversion or Other Disposition of Convertible Bonds” above apply.

Income or Gains Effectively Connected with a U.S. Trade or Business

The preceding discussion of the U.S. federal income tax consequences of the acquisition, ownership and disposition of Convertible Bonds, Series 2 Warrants, and Common Stock by a non-U.S. holder assumes that the holder is not engaged in a “U.S. trade or business” for U.S. federal income tax purposes. If any interest or OID on the Convertible Bonds, dividends on our Common Stock, or gain from the sale, exchange, redemption, conversion, lapse or other disposition (including the conversion of Convertible Bonds pursuant to their terms) of the Convertible Bonds, Series 2 Warrants, or Common Stock is treated as “effectively connected” with a U.S. trade or business conducted by a non-U.S. holder, then the income or gain will be subject to U.S. federal income tax at the regular graduated rates. If a non-U.S. holder is eligible for the benefits of a tax treaty between the U.S. and such holder’s country of residence, any effectively connected income or gain generally will be subject to U.S. federal income tax only if it is also attributable to a permanent establishment maintained by such holder in the U.S. Payments of interest, OID or dividends that are effectively connected with a U.S. trade or business, and therefore included in the non-U.S. holder’s gross income, generally will be exempt from the 30% withholding tax. To claim this exemption from withholding, a non-U.S. holder must certify its qualification, which can be done by timely filing an IRS Form W-8ECI. If the non-U.S. holder is a foreign corporation, such holder’s income treated as effectively connected with a U.S. trade or business (after reduction for corporate income taxes paid) would generally be subject to an additional “branch profits tax.” The branch profits tax rate is generally 30%, although an applicable tax treaty might provide for a lower rate.

U.S. Federal Estate Tax

The estates of nonresident alien individuals are subject to U.S. federal estate tax on property with a U.S. situs. The Convertible Bonds will not be U.S. situs property as long as interest on the Convertible Bonds would have qualified as portfolio interest were it received by the decedent at the time of death. Because we are a U.S. corporation, our Common Stock will be U.S. situs property if owned by a non-U.S. holder at the time of death, and therefore will be included in the taxable estate of a nonresident alien decedent for U.S. estate tax purposes. While it is not free of doubt, the Series 2 Warrants are more likely than not also treated as U.S. situs property for U.S. estate tax purposes. The U.S. federal estate tax liability of the estate of a nonresident alien may be affected by a tax treaty between the United States and the decedent’s country of residence.

Information Reporting and Backup Withholding

The Code and the Treasury Regulations require those who make specified payments to report the payments to the IRS. Among the specified payments are interest, dividends, and proceeds paid by brokers to their customers. Payments on the Convertible Bonds and payments of dividends on the Common Stock to certain non-corporate holders generally will be subject to information reporting and possibly to “backup withholding” at a rate of 28%. Information reporting and backup withholding will not apply, however, to (i) payments made on a Convertible Bond if the certification described under “Non-U.S. Holders — Interest and OID on Convertible Bonds” above is received, provided that in each case that the payor does not have actual knowledge that the holder is a U.S. holder, or (ii) payments made on our Common Stock if such payments are subject to U.S. federal withholding tax at the 30% rate (or reduced treaty rate) as described above under “Non-U.S. Holders — Dividends on Common Stock and Constructive Dividends on Convertible Bonds and Series 2 Warrants.”

Payment of proceeds from the sale of our Convertible Bonds, Series 2 Warrants, or Common Stock to or through the U.S. office of a broker are subject to information reporting and backup withholding unless the holder or beneficial owner certifies as to its non-U.S. status or otherwise establishes an exemption from information reporting and backup withholding. Payment outside the U.S. of the proceeds of the sale of a Convertible Bond, Series 2 Warrants or Common Stock to or through a foreign office of a “broker” (as defined in applicable Treasury Regulations) will not be subject to information reporting or backup withholding, except that, if the broker is a U.S. person, a controlled foreign corporation for U.S. federal income tax purposes or a foreign person 50% or more of whose gross income is from a U.S. trade or business, information reporting will apply to such payment unless the broker has documentary evidence in its records that the beneficial owner is not a U.S. holder and certain other conditions are met, or the beneficial owner otherwise establishes an exemption.

Any amounts withheld under the backup withholding rules will be allowed as a credit against a non-U.S. holder’s U.S. federal income tax liability, and may entitle such holder to a refund, provided that the required information is furnished timely to the IRS.

ISRAELI INCOME TAX CONSIDERATIONS

On July 25, 2005 amendment No. 147 to the Israeli Income Tax Ordinance [New Version], 1961, or the Israeli Tax Ordinance, was enacted. This amendment became effective on January 1, 2006. The amendment substantially changed the directives of the Israeli Tax Ordinance that govern the taxation of securities that are traded on the TASE. Moreover, as of July 5, 2007, not all of the regulations that were expected to be published due to the amendment have been published. Additionally, as of July 5, 2007, no acceptable practices existed regarding some of the directives of the amendment, and no court ruling existed to interpret the new tax directives in the amendment.

The following summary contains a discussion of the material Israeli tax consequences to Israeli resident and US resident purchasers of the Series A Bonds, Series 2 Warrants and shares of Common Stock to be obtained upon exercise or conversion of those securities. As is customary when reaching decisions about financial investments, investors should consider the tax implications connected to an investment. This summary does not discuss all the aspects of Israeli tax law that may be relevant to a particular investor in light of his or her personal investment circumstances or to some types of investors subject to special treatment under Israeli law. To the extent that the discussion is based on new tax legislation that has not been subject to judicial or administrative interpretation, we cannot assure you that the tax authorities will accept the views expressed in the discussion in question. The discussion is not intended, and should not be taken, as legal or professional tax advice and is not exhaustive of all possible tax considerations. Purchasers of our Series A Bonds and our Series 2 Warrants should consult their own tax or legal advisors as to the Israeli (and other) tax consequences of the purchase, ownership and disposition of such securities.

Subject to (i) the accuracy of the statements and representations of the Company contained in the Registration Statement, (ii) the accuracy of certain assumptions contained herein and (iii) the assumption that original documents (including signatures) are authentic and the documents submitted to us as copies conform to the originals, it is the opinion of Goldfarb, Levy, Eran, Meiri & Co. that the legal conclusions contained herein as to certain material Israeli income tax consequences are correct in all material respects.

Israeli Holders

Capital Gains From the Sale of Series A Bonds, Series 2 Warrants and Shares of Common Stock Obtained through their Conversion or Exercise

Under Section 91 of the Israeli Tax Ordinance, real capital gains from the sale of securities by an individual Israeli resident is subject to tax at the applicable marginal tax rates for such individual, under Section 121 of the Israeli Tax Ordinance, but at a rate that will not exceed 20%, and the capital gain will be treated as the highest level on the scale of taxable income. The aforesaid will not apply to the sale of securities by an individual who is classified as a “significant shareholder” in the company — i.e. who holds, directly or indirectly, alone or together with another (as such terms are defined in the Israeli Tax Ordinance), at least 10% in one or more of the means of control in the company — either at the time of sale of the securities or at any time during the 12 months that preceded the above stated sale, in which case the rate of tax in respect of the real capital gains will not exceed 25%. Furthermore, until the determination of directives and conditions for deduction of real interest expenses under Section 101A(A)(9) of the Israeli Tax Ordinance, an individual who claims real interest and linkage differential expenses with respect to securities will owe tax at a rate of 25% on real capital gains from the sale of such securities. The aforesaid reduced tax rates will not apply to an individual for whom the income from the sale of securities is classified as “business” income under Section 2(1) of the Israeli Tax Ordinance.

An association of individuals (including a company) will be taxed on real capital gains from the sale of the securities at the corporate tax rate, which is scheduled to decrease gradually to a rate of 25% by the 2010 tax year (29% for the 2007 tax year, 27% for the 2008 tax year and 26% for the 2009 tax year). However, an association of individuals that was not subject to Section 6 of the Income Tax Law (Inflationary Adjustments), 1985, or Section 130A of the Israeli Tax Ordinance prior to the date of publication of the amendment, will be taxable at a rate of 25% on real capital gains as of January 1, 2006 and onwards.

Regarding sales of shares of Common Stock obtained through the exercise of the Series A Bonds, the original price (i.e. the tax basis for the purpose of calculating the capital gain) of such shares will be considered as being the original price of the Series A Bonds, and the payment that will be paid (if any) when converting the Series A Bonds into shares of Common Stock will be considered as betterment expenses. Also, for tax purposes, the date of purchase of said shares will be considered as the date of purchase of the Series A Bonds.

Regarding sales of shares of Common Stock obtained through the exercise of the Series 2 Warrants, the original price (i.e. the tax basis for the purpose of calculating the capital gain) of such shares will be considered as being the original price of the Series 2 Warrants, and the payment that will be paid when exercising the Series 2 Warrants into shares of Common Stock will be considered as betterment expenses. Also, for tax purposes, the date of purchase of said shares will be considered as the date of purchase of the Series 2 Warrants.

Regulation 4 of the Income Tax Regulations (Calculation of Capital Gain in the Sale of Securities Traded on a Stock Exchange, a Government Loan or a Mutual Fund Unit), 2002, provides that upon the redemption of bonds that are traded on a stock exchange, in which discount fees are also paid, the redemption consideration shall be deemed to include the discount fees, if all of the following conditions are met: (1) the capital gain on the sale of the bonds is not exempt from tax; (2) at the time of redemption a capital loss was created; and (3) the redemption is not of bonds held by a Controlling Shareholder (as such term is defined in the Israeli Tax Ordinance) or by a holder that has held the bonds since their issuance; and all only up to the amount of the capital loss. Discount fees that are considered as consideration under such provisions will not be considered as income under Section 2(4) of the Israeli Tax Ordinance.

Exempt Mutual Funds and pension funds and other entities exempt from tax under Section 9(2) of the Israeli Tax Ordinance are exempt from tax on capital gains from the sale of said securities. A Taxable Mutual Fund shall be subject to tax on such gains at the rate applicable to an Israeli resident individual (for whom the income is not classified as “business” income).

Losses during the tax year which result from sale of the offered securities during the tax year, will be offset against capital gains and property betterment, including gains from the sale of securities, traded or not traded, Israeli or foreign, and additionally, against interest and dividends paid on the same security or on other securities (provided that the tax rate applicable to said interest or dividend does not exceed 25%), in the same tax year. The offset of losses is carried out by deduction of the capital losses against capital gains, or against income from interest or dividends as stated above.

Regarding the withholding of tax at the source from the real capital gain on the sale of the offered securities, in accordance with the Income Tax Regulations (Deduction from Consideration, Payment or Capital Gains on the Sale of a Security, from the Sale of Mutual Fund Units or from a Future Transaction), 2002, a payer paying a seller consideration for the sale of securities shall withhold tax at a rate of 20% from the real capital gain if the seller is an individual, and at a rate of 25% from the real capital gain if the seller is an association of individuals. And this, subject to applicable exemptions from withholding of tax at the source, and subject to offset of losses that the payer is authorized to perform. In addition, no tax will be withheld at the source for pension funds, mutual funds and other entities that are exempt from withholding of tax at the source under applicable law. It should be noted that if at the date of sale the entire amount of tax on the real capital gains is not withheld at the source, the provisions of Section 91(D) of the Israeli Tax Ordinance, regarding the reporting and payment of advance tax, will apply to such sale.

Rate of Tax Applicable to Income from Dividends on Shares of Our Common Stock

In general, individuals who are residents of Israel will owe tax at a rate of 20% on dividends received on shares of our Common Stock, except with respect to individuals who are significant shareholders at the time of receiving the dividend, or at any time during the 12 month period preceding that date, for whom the rate of tax will be 25%. The rate of tax in respect of dividends received by Israeli companies is, in general, 0%, but in respect of dividends which derive from a source outside of Israel, or dividends the source of which is income that was generated or produced outside of Israel, the rate of tax will be 25%. Dividends received by a Taxable Mutual Fund shall be subject to the tax at the rate of tax applicable to an Israeli resident individual (for whom the income is not classified as “business” income).

An Exempt Mutual Fund and pension funds and other entities exempt from tax under Section 9(2) of the Income Tax Ordinance, are exempt from tax on such dividends.

Tax will be withheld at the source upon the distribution of dividends, in accordance with the Income Tax Regulations (Deduction From Interest, Dividends and Certain Income), 2005 (the “Deduction Regulations”).

Rate of Tax Applicable to Interest Income from the Bonds

Under Section 125C(B) of the Israeli Tax Ordinance, an individual will owe tax at a rate of 20% on interest or discount fees which derive from debentures that are fully linked to the Israeli Consumer Price Index (CPI), and the income will be will be treated as the highest level on the scale of taxable income. The aforesaid tax rate will not apply if, among others, one of the following conditions exists: (1) the interest is classified as “business” income under Section 2(1) of the Israeli Tax Ordinance, or it is registered in the accounting books of the individual, or is required to be so registered; (2) the individual has claimed deduction of interest and linkage differential expenses on the security; (3) the individual is a “significant shareholder” of the company paying the interest. In such cases, the individual will owe tax on interest or on discount fees at the marginal tax rate of the individual in accordance with Section 121 of the Israeli Tax Ordinance.

The rate of tax that applies to income from interest or discount fees deriving from bonds traded on a stock exchange for an association of individuals (including a company) who is an Israeli resident and for which the directives of Section 9(2) of the Israeli Tax Ordinance do not apply, is the rate of corporate tax, which will decrease gradually to a rate of 25% for the 2010 tax year and onwards (29% for the 2007 tax year, 27% for the 2008 tax year and 26% for the 2009 tax year), except for purposes of Section 3(H) of the Israeli Tax Ordinance regarding interest that has accrued.

Exempt Mutual Funds and pension funds and other entities exempt from tax under Section 9(2) of the Israeli Tax Ordinance are exempt from tax on said income from interest or discount fees, subject to the directives of Section 3(H) of the Israeli Tax Ordinance regarding interest or discount fees that has accrued during the period the bond was held by another. A Taxable Mutual Fund shall be subject to tax on income from interest or discount fees at the rate applicable to an Israeli resident individual (for whom the income is not classified as “business” income).

Upon the redemption of a bond, the linkage differentials will be considered to be part of the redemption payment, and the directives of the Israeli Tax Ordinance relating to calculation of capital gains will apply, as detailed herein above.

Under the Deduction Regulations, the tax rate that is to be withheld at the source on interest (as defined in the aforementioned regulations) paid on bonds traded on a stock exchange, that are fully linked to the CPI or to a foreign currency, is (i) 20% for an individual (including a non-Israeli resident) who is not a “significant shareholder” in the company paying the interest, (ii) the maximum marginal tax rate under Section 121 of the Israeli Tax Ordinance for a “significant shareholder”, and (iii) the corporate tax rate for an association of individuals. The said withholding tax rates for a non-Israeli resident are subject to the provisions of the applicable treaties for the prevention of double taxation that have been signed by the State of Israel.

Tax will be withheld at the source from payments of interest to holders of Series A Bonds, except with respect to entities that are exempt from withholding of tax at the source under applicable law. On the dates of redemption of the Series A Bonds, tax will be withheld at the source with respect to discount fees, as detailed above.

Calculation of Discount Rate on Series A Bonds

As long as Series A Bonds are not registered for trading on the Stock Exchange, then (a) it will not be possible to execute conversion of the Series A Bonds into shares of Common Stock, and (b) it will not be possible to exercise the Series 2 Warrants into shares of Common Stock. Accordingly, we have not ascribed any portion of the consideration we received in the private offering of Units (the “Consideration”) to the Series 2 Warrants or to the equity component of the Series A Bonds. Therefore, the discount on each of the Series A Bonds is calculated according to the difference between (i) the par value of the Series A Bonds, and (ii) the Consideration, which results in a 5% discount on the Series A Bonds.

In the event the Series A Bonds are listed for trading on the Tel Aviv Stock Exchange, an additional discount will be created for the Series A Bonds, due to the ascription of a portion of the Consideration to the Series 2 Warrants and to the equity component of the Series A Bonds. The ascription of a portion of the Consideration to each of the Series A Bonds and the Series 2 Warrants will be in accordance with the relative value of each type of securities, determined according to the average closing price for each security for the first three (3) trading days following said listing for trading. After said ascription, since the Series A bonds are convertible into Shares of Common Stock, the portion of the Consideration attributed to the Series A Bonds will be ascribed to each of the debt component and the equity component of the Series A Bonds, which shall be determined in accordance with the Israeli Accounting Standard No. 22 regarding disclosure and presentation of financial instruments. The discount for each Series A Bond will be calculated according to the difference between (i) the par value of the Series A Bonds, and (ii) the portion of the Consideration ascribed to the debt component of the Series A Bonds.

Tax will be deducted at the source from the portion of payments of the principal (redemption payments) of the Series A Bonds that are ascribed to the discount, as required under the Deduction Regulations, according to the discount rates that have been calculated as explained above.

In the event of an issuance of additional Series A Bonds in the future, at a rate of discount that is different from the rate of discount determined for Series A Bonds previously issued, we will approach the Israeli tax Authority (“ITA”) and request its approval regarding a uniform discount rate for the entire series of Series A bonds (the “Tax Ruling”), based on a weighted average of the different discount rates (including an absence of a discount, if applicable) determined for the Series A Bonds (“Weighted Discount Rate”). If the Tax Ruling is not obtained, we will withhold Israeli tax from all discount fees paid on the Series A Bonds according to the highest rate of discount determined for any Series A Bonds. We shall withhold tax from the discount fees upon redemption of the Series A Bonds, in accordance with the above and in accordance with the directives of the Deduction Regulations and any applicable laws.

In the event we shall issue additional Series A Bonds, for any reason, if the rate of discount that will be determined for such additional bonds is higher than the rate of discount for Series A Bonds prior to such additional issuance, there may be instances in which tax will be withheld at the source for discount fees according to a higher rate of discount fees than was determined for a holder of Series A Bonds holding such bonds prior to such additional issuance (the “Excess Discount Fees”). This may occur regardless of whether the Tax Ruling is obtained or not. An Israeli taxpayer that held his Series A Bonds prior to the aforementioned additional issuance of Series A Bonds and until the redemption of the Series A Bonds will be entitled to file a tax return with the ITA and to receive a refund of the tax withheld on the Excess Discount Fees, provided he is entitled to such refund under applicable law.

US Holders

Generally, Israeli income tax will not apply to income, including capital gains, dividends or interest, realized by a US resident purchaser from securities of a US resident corporation, such as our Series A Bonds, Series 2 Warrants and Shares of Common Stock, provided that (i) such US resident corporation is not deemed an Israeli resident corporation for tax purposes, and (ii) such securities are not deemed as a right to assets in Israel due to the majority of the consolidated assets of such corporation being located in Israel, and (iii) such income did not derive from a permanent establishment of such US resident purchaser in Israel.

Furthermore, non-Israeli residents, including US resident purchasers, are generally exempt from Israeli capital gains tax on any gains derived from the sale of securities publicly traded on the TASE, whether of an Israeli resident corporation or of a non-Israeli resident corporation, provided such gains did not derive from a permanent establishment of such shareholders in Israel. However, non-Israeli corporations selling such securities, including US resident corporations, will not be entitled to such exemption if an Israeli resident (i) has a controlling interest of 25% or more in such non-Israeli corporation, or (ii) is the beneficiary or is entitled to 25% or more of the revenues or profits of such non-Israeli corporation, whether directly or indirectly.

In some instances, in order to avoid withholding of Israeli income tax at the source, a US resident purchaser may be required to provide us or the applicable Israeli broker evidence of US tax residence and complete an applicable Form A-114 “Claim for reduced rate of withholding tax/exemption from withholding tax in Israel on payments to a non resident.”

SELLING SECURITY HOLDERS

The selling security holders are offering (i) up to 25,000,000 Series 2 Warrants to purchase shares of Common Stock, which are exercisable until May 31, 2009 at an exercise price of 0.84 NIS ($0.20); (ii) up to 50,000,000 NIS in Convertible Bonds; and (iii) up to 84,523,809 shares of Common Stock underlying these Series 2 Warrants and Convertible Bonds. The 84,523,809 shares of Common Stock being offered by the selling security holders consist of 25,000,000 shares of Common Stock underlying the Series 2 Warrants and 59,523,809 shares of Common Stock underlying the Convertible Bonds. The selling security holders may resell the securities of Common Stock covered by this prospectus as provided under the section entitled “Plan of Distribution” and in any applicable prospectus supplement.

The securities are being offered by the selling security holders named in the table below. For purposes of calculating the number of shares of Common Stock beneficially owned by each selling security holder on May 31, 2007, the table assumes that the selling security holder has exercised all of its warrants that are exercisable within 60 days of the date of this prospectus and the selling security holder has converted his, her or its Convertible Bonds into shares of Common Stock at a conversion rate of 0.84 NIS per share of Common Stock. The Series 2 Warrants, Convertible Bonds, and shares of Common Stock being offered hereby are being registered to permit public secondary trading, and the selling security holders may offer all or part of the securities for resale from time to time. The selling security holders however are under no obligation to sell all or any portion of such securities. All information with respect to share ownership has been furnished by the selling security holders. All selling security holders have also represented that each purchased the Convertible Bonds and Series 2 Warrants in the ordinary course of business and, at the time the securities were purchased, there were no arrangements or understandings, directly or indirectly, with any person to distribute the securities.

Beneficial ownership includes the shares of outstanding Common Stock as of the date of this prospectus, and the shares of Common Stock that a selling security holder has the right to acquire within 60 days. Unless otherwise indicated, the selling security holders have the sole power to direct the voting and investment over the securities owned by them. Because the selling security holders may sell all, some or none of the securities which they hold, no estimate can be given as to the number of or percentage of total shares of Common Stock or other securities that will be held by each selling security holder upon termination of this offering. On the date of this prospectus, 184,967,423 shares of our Common Stock were outstanding.

				Principal
				Amount of
				Series A
				Convertible
				Bonds
	Beneficial			Beneficially	Series A	Number of
	Ownership		Shares of	Owned	Convertible	Series 2
	of Shares		Common	Prior to	Bonds Being	Warrants
	Prior to		Stock Being	Offering	Offered	Being
Name of Selling Security Holder	Offering(1)		Offered(2)	(NIS)	(NIS)	Offered

Perfect Provident Funds(3)	3,550,000	(4)	3,550,000	2,100,000	2,100,000	1,050,000
Gaon Gemel(5)	4,226,190	(6)	4,226,190	2,500,000	2,500,000	1,250,000
Golan Barak Investments Management Ltd.(7)	3,127,381	(8)	3,127,381	1,850,000	1,850,000	925,000
Poalim IBI — Managing and Underwriting Ltd.(9)	3,600,714	(10)	3,600,714	2,130,000	2,130,000	1,065,000
Kamor Systems (1988) Ltd.(11)	1,775,000	(12)	1,775,000	1,050,000	1,050,000	525,000
Afikim Provident Fund(13)	13,998	(14)	13,998	8,280	8,280	4,140
Afikim Education Fund(15)	9,099	(16)	9,099	5,382	5,382	2,691
Eliahu Insurance Company Ltd.(17)	2,028,571	(18)	2,028,571	1,200,000	1,200,000	600,000
Analyst I.M.S Investment Management Services Ltd.(19)	1,580,525	(20)	1,580,525	934,958	934,958	467,479
Analyst Provident Funds(21)	7,770,062	(22)	6,432,049	3,804,874	3,804,874	1,902,437
Eilat Ashkelon Pipeline Company Ltd.(23)	422,619	(24)	422,619	250,000	250,000	125,000
Harel Gemel Ltd.(25)	2,704,762	(26)	2,704,762	1,600,000	1,600,000	800,000
Direct Investment House (Provident Funds) Ltd.(27)	802,976	(28)	802,976	475,000	475,000	237,500
Direct Insurance Ltd.(29)	2,958,333	(30)	2,958,333	1,750,000	1,750,000	875,000

				Principal
				Amount of
				Series A
				Convertible
				Bonds
	Beneficial			Beneficially	Series A	Number of
	Ownership		Shares of	Owned	Convertible	Series 2
	of Shares		Common	Prior to	Bonds Being	Warrants
	Prior to		Stock Being	Offering	Offered	Being
Name of Selling Security Holder	Offering(1)		Offered(2)	(NIS)	(NIS)	Offered

Maoz Education Fund(31)	286,955	(32)	286,955	410,000	169,748	84,874
Migdal Platinum Education Fund(33)	188,972	(34)	188,972	111,786	111,786	55,893
Migdal Platinum Provident Fund(35)	489,920	(36)	489,920	289,812	289,812	144,906
Migdal Platinum CPI Provident Fund(37)	83,986	(38)	83,986	49,682	49,682	24,841
Harel Insurance Company Ltd.(39)	4,273,917	(40)	3,550,000	2,100,000	2,100,000	1,050,000
Tamir Fishman Provident and Education Fund Ltd.(41)	4,438,349	(42)	4,438,349	2,625,502	2,625,502	1,312,751
I.L.D. Insurance Participating(43)	2,620,238	(44)	2,620,238	1,550,000	1,550,000	775,000
I.L.D. Insurance Nostro(45)	1,741,190	(46)	1,741,190	1,030,000	1,030,000	515,000
Orot Investments Ltd.(47)	845,238	(48)	845,238	500,000	500,000	250,000
I.B.I. Gemel Ltd.(49)	507,143	(50)	507,143	300,000	300,000	150,000
Mercantile Discount Provident Funds(51)	6,322,100	(52)	6,322,100	3,739,834	3,739,834	1,869,917
Yelin-Lapidot Provident Funds Management Ltd.(53)	4,310,714	(54)	4,310,714	2,550,000	2,550,000	1,275,000
Menora Mivtachim Gemel Ltd.(55)	4,226,190	(56)	4,226,190	2,500,000	2,500,000	1,250,000
T-Sh-Ln Management and Holdings 2000 Ltd.(57)	845,238	(58)	845,238	500,000	500,000	250,000
Menora Mivtachim Insurance(59)	422,619	(60)	422,619	250,000	250,000	125,000
Barak Y.Y. Ltd.(61)	5,891,310	(62)	5,891,310	3,485,000	3,485,000	1,742,500
Internetica Ltd.(63)	5,891,310	(64)	5,891,310	3,485,000	3,485,000	1,742,500
Dov Perry (65)	338,095	(66)	338,095	200,000	200,000	100,000
Yehuda Golan (67)	1,352,381	(68)	1,352,381	800,000	800,000	400,000
Shahar Mozes (69)	845,238	(70)	845,238	500,000	500,000	250,000
Tal Alon Mozes(71)	845,238	(72)	845,238	500,000	500,000	250,000
The Israel Aircraft Industries Workers’ Provident Fund(73)	2,713,454	(74)	2,713,454	1,605,142	1,605,142	802,571
Ofek International Real Estate Ltd.(75)	2,535,714	(76)	2,535,714	1,500,000	1,500,000	750,000

(1)	Based on shares of Common Stock underlying Series 2 Warrants and Convertible Bonds as of the date of the prospectus and the number of shares of Common Stock and Series 1 Warrants as of May 31, 2007. These numbers include (i) the number of shares of Common Stock owned by the individual selling security holder; (ii) the number of shares of Common Stock underlying Series 1 and Series 2 Warrants that are exercisable by the individual selling security holder within 60 days; (iii) the number of shares of Common Stock issuable upon the voluntary conversion of Convertible Bonds owned by the individual selling security holder, at a conversion rate of one share of Common Stock for every 0.84 NIS owned in Convertible Bonds; and (iv) all other shares of Common Stock that are beneficially-owned by the individual selling security holder. The selling security holders’ Series 2 Warrants and Convertible Bonds may not be exercised or converted, as applicable, until the Series 2 Warrants and Series A Convertible Bonds are registered on the Tel Aviv Stock Exchange, which we assume for these purposes will occur promptly after the date of this prospectus.

(2)	The total number of shares consists of (i) shares of Common Stock underlying the Series 2 Warrants and (ii) shares of Common Stock underlying the Convertible Bonds converted at a rate of 0.84 NIS per share of Common Stock.

(3)	Perfect Provident Funds’ Convertible Bonds and Series 2 Warrants are held of record by the Registration Company of Bank Hapoalim Ltd. Danni Rapaport, Ariel Keren and Nir Malca, members of Perfect Provident Funds’ investment committee, have the power to vote and transfer the Convertible Bonds, Series 2 Warrants and Common Stock.

(4)	Includes 1,050,000 shares of Common Stock underlying Series 2 Warrants and 2,500,000 shares of Common Stock issuable upon the conversion of Convertible Bonds.

(5)	Gaon Gemel’s Convertible Bonds and Series 2 Warrants are held of record by the Registration Company of Bank Hapoalim Ltd. Itzhak Halamish, Yaakov Hornik, Hanoch Rosenblum and Dorit Zinger, members of its investment committee, have the power to vote and transfer the Convertible Bonds, Series 2 Warrants and Common Stock.

(6)	Includes 1,250,000 shares of Common Stock underlying Series 2 Warrants and 2,976,190 shares of Common Stock issuable upon the conversion of Convertible Bonds.

(7)	Golan Barak Investments Management Ltd.’s Convertible Bonds and Series 2 Warrants are held of record by the Registration Company of Bank Hapoalim Ltd. Ori Goldberg, its investment manager, has the power to vote and transfer the Convertible Bonds, Series 2 Warrants and Common Stock.

(8)	Includes 925,000 shares of Common Stock underlying Series 2 Warrants and 2,202,381 shares of Common Stock issuable upon the conversion of Convertible Bonds.

(9)	Poalim IBI-Managing and Underwriting Ltd.’s Convertible Bonds and Series 2 Warrants are held of record by the Registration Company of Bank Hapoalim Ltd. Eliav Bar David, its CEO, has the power to vote and transfer the Convertible Bonds, Series 2 Warrants and Common Stock.

(10)	Includes 1,065,000 shares of Common Stock underlying Series 2 Warrants and 3,600,714 shares of Common Stock issuable upon the conversion of Convertible Bonds.

(11)	Kamor Systems (1988) Ltd.’s Convertible Bonds and Series 2 Warrants are held of record by the Registration Company of Bank Hapoalim Ltd. Dan Brener and Gabi Badusa, members of its investment committee, have the power to vote and transfer the Convertible Bonds, Series 2 Warrants and Common Stock.

(12)	Includes 525,000 shares of Common Stock underlying Series 2 Warrants and 1,250,000 shares of Common Stock issuable upon the conversion of Convertible Bonds.

(13)	Afikim Provident Fund’s Convertible Bonds and Series 2 Warrants are held of record by the Registration Company of Bank Hapoalim Ltd. Sharon Hinkis, its investment manager, has the power to vote and transfer the Convertible Bonds, Series 2 Warrants and Common Stock.

(14)	Includes 4,140 shares of Common Stock underlying Series 2 Warrants and 9,858 shares of Common Stock issuable upon the conversion of Convertible Bonds.

(15)	Afikim Education Fund’s Convertible Bonds and Series 2 Warrants are held of record by the Registration Company of Bank Hapoalim Ltd. Sharon Hinkis, its investment manager, has the power to vote and transfer the Convertible Bonds, Series 2 Warrants and Common Stock.

(16)	Includes 2,691 shares of Common Stock underlying Series 2 Warrants and 6,408 shares of Common Stock issuable upon the conversion of Convertible Bonds.

(17)	Eliahu Insurance Company Ltd.’s Convertible Bonds and Series 2 Warrants are held of record by the Registration Company of Bank Hapoalim Ltd. Amir Haik, S. Shaul and Ayala Resnick, members of its investment committee, have the power to vote and transfer the Convertible Bonds, Series 2 Warrants and Common Stock.

(18)	Includes 600,000 shares of Common Stock underlying Series 2 Warrants and 1,428,571 shares of Common Stock issuable upon the conversion of Convertible Bonds.

(19)	Analyst I.M.S Investment Management Services Ltd.’s Convertible Bonds and Series 2 Warrants are held of record by the Registration Company of Bank Hapoalim Ltd. Kobi Hazan, Analyst I.M.S’s investment manager, has the power to vote and transfer the Convertible Bonds, Series 2 Warrants and Common Stock.

(20)	Includes 467,479 shares of Common Stock underlying Series 2 Warrants and 1,113,046 shares of Common Stock issuable upon the conversion of Convertible Bonds.

(21)	Analyst Provident Funds’ Convertible Bonds and Series 2 Warrants are held of record by the Registration Company of Bank Hapoalim Ltd. Varda Kalal, Analyst Provident Funds’ investment manager, has the power to vote and transfer the Convertible Bonds, Series 2 Warrants and Common Stock.

(22)	Includes 1,902,437 shares of Common Stock underlying Series 2 Warrants, 4,529,612 shares of Common Stock issuable upon the conversion of Convertible Bonds and 1,338,013 shares of Common Stock.

(23)	Eilat Ashkelon Pipeline Company Ltd.’s Convertible Bonds and Series 2 Warrants are held of record by the Registration Company of Bank Hapoalim Ltd. Eyal Cohen, its Deuputy General Manager Finance and Economics, has the power to vote and transfer the Convertible Bonds, Series 2 Warrants and Common Stock.

(24)	Includes 125,000 shares of Common Stock underlying Series 2 Warrants and 297,619 shares of Common Stock issuable upon the conversion of Convertible Bonds.

(25)	Harel Gemel Ltd.’s Convertible Bonds and Series 2 Warrants are held of record by the Registration Company of Bank Hapoalim Ltd. Ziv Leetman and Eilona Zuker, members of its investment committee, have the power to vote and transfer the Convertible Bonds, Series 2 Warrants and Common Stock.

(26)	Includes 800,000 shares of Common Stock underlying Series 2 Warrants and 1,904,762 shares of Common Stock issuable upon the conversion of Convertible Bonds.

(27)	Direct Investment House (Provident Funds) Ltd.’s Convertible Bonds and Series 2 Warrants are held of record by the Registration Company of Bank Hapoalim Ltd. Ilan Artzi and Amit Tesler, members of Direct Investment House’s investment committee, have the power to vote and transfer the Convertible Bonds, Series 2 Warrants and Common Stock.

(28)	Includes 237,500 shares of Common Stock underlying Series 2 Warrants and 565,476 shares of Common Stock issuable upon the conversion of Convertible Bonds.

(29)	Direct Insurance Ltd.’s Convertible Bonds and Series 2 Warrants are held of record by the Registration Company of Bank Hapoalim Ltd. Ilan Artzi, Direct Insurance’s investment manager has the power to vote and transfer the Convertible Bonds, Series 2 Warrants and Common Stock.

(30)	Includes 875,000 shares of Common Stock underlying Series 2 Warrants and 2,083,333 shares of Common Stock issuable upon the conversion of Convertible Bonds.

(31)	Maoz Education Fund’s Convertible Bonds and Series 2 Warrants are held of record by the Registration Company of Bank Hapoalim Ltd. David Levi, its investment manager, has the power to vote and transfer the Convertible Bonds, Series 2 Warrants and Common Stock.

(32)	Includes 84,874 shares of Common Stock underlying Series 2 Warrants and 202,081 shares of Common Stock issuable upon the conversion of Convertible Bonds.

(33)	Migdal Platinum Education Fund’s Convertible Bonds and Series 2 Warrants are held of record by the Registration Company of Bank Hapoalim Ltd. David Levi, its investment manager, has the power to vote and transfer the Convertible Bonds, Series 2 Warrants and Common Stock.

(34)	Includes 55,893 shares of Common Stock underlying Series 2 Warrants and 133,079 shares of Common Stock issuable upon the conversion of Convertible Bonds.

(35)	Migdal Platinum Provident Fund’s Convertible Bonds and Series 2 Warrants are held of record by the Registration Company of Bank Hapoalim Ltd. David Levi, its investment manager, has the power to vote and transfer the Convertible Bonds, Series 2 Warrants and Common Stock.

(36)	Includes 144,906 shares of Common Stock underlying Series 2 Warrants and 345,014 shares of Common Stock issuable upon the conversion of Convertible Bonds.

(37)	Migdal Platinum CPI Provident Fund’s Convertible Bonds and Series 2 Warrants are held of record by the Registration Company of Bank Hapoalim Ltd. David Levi, its investment manager, has the power to vote and transfer the Convertible Bonds, Series 2 Warrants and Common Stock.

(38)	Includes 24,841 shares of Common Stock underlying Series 2 Warrants and 59,145 shares of Common Stock issuable upon the conversion of Convertible Bonds.

(39)	Harel Insurance Company Ltd.’s Convertible Bonds and Series 2 Warrants are held of record by the Registration Company of Bank Hapoalim Ltd. Baruch Zivin, its investment manager, has the power to vote and transfer the Convertible Bonds, Series 2 Warrants and Common Stock.

(40)	Includes 1,050,000 shares of Common Stock underlying Series 2 Warrants, 2,500,000 shares of Common Stock issuable upon the conversion of Convertible Bonds and 723,917 shares of Common Stock.

(41)	Tamir Fishman Provident and Education Fund Ltd.’s Convertible Bonds and Series 2 Warrants are held of record by the Registration Company of Bank Hapoalim Ltd. Ben Zion Levy and Ornan Solomon, members of its investment committee, have the power to vote and transfer the Convertible Bonds, Series 2 Warrants and Common Stock.

(42)	Includes 1,312,751 shares of Common Stock underlying Series 2 Warrants and 3,125,598 shares of Common Stock issuable upon the conversion of Convertible Bonds.

(43)	I.L.D. Insurance Participating’s Convertible Bonds and Series 2 Warrants are held of record by the Registration Company of Bank Hapoalim Ltd. Merav Sigal, its investment manager, has the power to vote and transfer the Convertible Bonds, Series 2 Warrants and Common Stock.

(44)	Includes 775,000 shares of Common Stock underlying Series 2 Warrants and 1,845,238 shares of Common Stock issuable upon the conversion of Convertible Bonds.

(45)	I.L.D. Insurance Nostro’s Convertible Bonds and Series 2 Warrants are held of record by the Registration Company of Bank Hapoalim Ltd. Merav Sigal, its investment manager, has the power to vote and transfer the Convertible Bonds, Series 2 Warrants and Common Stock.

(46)	Includes 265,000 shares of Common Stock underlying Series 2 Warrants and 630,952 shares of Common Stock issuable upon the conversion of Convertible Bonds.

(47)	Orot Investments Ltd.’s Convertible Bonds and Series 2 Warrants are held of record by the Registration Company of Bank Hapoalim Ltd. Zvi Lubetzki, Orot Investments’ investment manager, has the power to vote and transfer the Convertible Bonds, Series 2 Warrants and Common Stock.

(48)	Includes 250,000 shares of Common Stock underlying Series 2 Warrants and 595,238 shares of Common Stock issuable upon the conversion of Convertible Bonds.

(49)	I.B.I. Gemel Ltd.’s Convertible Bonds and Series 2 Warrants are held of record by the Registration Company of Bank Hapoalim Ltd. Emanuel Sidi, Adi Amorai and Margalit Yaniv, members of I.B.I.’s investment committee, have the power to vote and transfer the Convertible Bonds, Series 2 Warrants and Common Stock.

(50)	Includes 150,000 shares of Common Stock underlying Series 2 Warrants and 357,143 shares of Common Stock issuable upon the conversion of Convertible Bonds.

(51)	Mercantile Discount Provident Funds’ Convertible Bonds and Series 2 Warrants are held of record by the Registration Company of Bank Hapoalim Ltd. Yizhak Estricher, Mercantile Discount Provident Funds’ investment manager, has the power to vote and transfer the Convertible Bonds, Series 2 Warrants and Common Stock.

(52)	Includes 1,869,917 shares of Common Stock underlying Series 2 Warrants and 4,452,183 shares of Common Stock issuable upon the conversion of Convertible Bonds.

(53)	Yelin-Lapidot Provident Funds Management Ltd.’s Convertible Bonds and Series 2 Warrants are held of record by the Registration Company of Bank Hapoalim Ltd. Dov Yelin, its investment manager, has the power to vote and transfer the Convertible Bonds, Series 2 Warrants and Common Stock.

(54)	Includes 1,275,000 shares of Common Stock underlying Series 2 Warrants and 3,035,714 shares of Common Stock issuable upon the conversion of Convertible Bonds.

(55)	Menora Mivtachim Gemel Ltd.’s Convertible Bonds and Series 2 Warrants are held of record by the Registration Company of Bank Hapoalim Ltd. Hazi Zaig, Zipi Samet and Eli Galbay, members of its investment committee, have the power to vote and transfer the Convertible Bonds, Series 2 Warrants and Common Stock.

(56)	Includes 1,250,000 shares of Common Stock underlying Series 2 Warrants and 2,976,190 shares of Common Stock issuable upon the conversion of Convertible Bonds.

(57)	T-Sh-Ln Management and Holdings 2000 Ltd.’s Convertible Bonds and Series 2 Warrants are held of record by the Registration Company of Bank Hapoalim Ltd. Ronen Landesman and Idit Landesman, its

directors, have the power to vote and transfer the Convertible Bonds, Series 2 Warrants and Common Stock.

(58)	Includes 250,000 shares of Common Stock underlying Series 2 Warrants and 595,238 shares of Common Stock issuable upon the conversion of Convertible Bonds.

(59)	Menora Mivtachim Insurance’s Convertible Bonds and Series 2 Warrants are held of record by the Registration Company of Bank Hapoalim Ltd. Meair Shavit, Gdalia Doron and Shai Kempli, members of its investment committee, have the power to vote and transfer the Convertible Bonds, Series 2 Warrants and Common Stock.

(60)	Includes 125,000 shares of Common Stock underlying the Series 2 Warrants and 297,619 shares of Common Stock issuable upon the conversion of the Convertible Bonds.

(61)	Barak Y.Y. Ltd.’s Convertible Bonds and Series 2 Warrants are held of record by the Registration Company of Bank Hapoalim Ltd. Yoram Ben Yair, its CEO, has the power to vote and transfer the Convertible Bonds, Series 2 Warrants and Common Stock.

(62)	Includes 1,742,500 shares of Common Stock underlying the Series 2 Warrants and 4,148,810 shares of Common Stock issuable upon the conversion of the Convertible Bonds.

(63)	Internetica Ltd.’s Convertible Bonds and Series 2 Warrants are held of record by the Registration Company of Bank Hapoalim Ltd. Kolenbrener Zvi , its CEO, has the power to vote and transfer the Convertible Bonds, Series 2 Warrants and Common Stock.

(64)	Includes 1,742,500 shares of Common Stock underlying the Series 2 Warrants and 4,148,810 shares of Common Stock issuable upon the conversion of the Convertible Bonds.

(65)	Dov Perry’s Convertible Bonds and Series 2 Warrants are held of record by the Registration Company of Bank Hapoalim Ltd. He has sole power to vote and transfer the Convertible Bonds, Series 2 Warrants and Common Stock.

(66)	Includes 100,000 shares of Common Stock underlying the Series 2 Warrants and 238,095 shares of Common Stock issuable upon the conversion of the Convertible Bonds.

(67)	Yehuda Golan’s Convertible Bonds and Series 2 Warrants are held of record by the Registration Company of Bank Hapoalim Ltd. He has sole power to vote and transfer the Convertible Bonds, Series 2 Warrants and Common Stock.

(68)	Includes 400,000 shares of Common Stock underlying the Series 2 Warrants and 952,381 shares of Common Stock issuable upon the conversion of the Convertible Bonds.

(69)	Shahar Mozes’ Convertible Bonds and Series 2 Warrants are held of record by the Registration Company of Bank Hapoalim Ltd. He has sole power to vote and transfer the Convertible Bonds, Series 2 Warrants and Common Stock.

(70)	Includes 250,000 shares of Common Stock underlying the Series 2 Warrants and 595,238 shares of Common Stock issuable upon the conversion of the Convertible Bonds.

(71)	Tal Alon Mozes’ Convertible Bonds and Series 2 Warrants are held of record by the Registration Company of Bank Hapoalim Ltd. He has sole power to vote and transfer the Convertible Bonds, Series 2 Warrants and Common Stock.

(72)	Includes 250,000 shares of Common Stock underlying the Series 2 Warrants and 595,238 shares of Common Stock issuable upon the conversion of the Convertible Bonds.

(73)	The Israel Aircraft Industries Workers Provident Fund’s Convertible Bonds and Series 2 Warrants are held of record by the Registration Company of Bank Hapoalim Ltd. Yael Aroshas, its investment manager, has the power to vote and transfer the Convertible Bonds, Series 2 Warrants and Common Stock.

(74)	Includes 802,571 shares of Common Stock underlying the Series 2 Warrants and 1,910,883 shares of Common Stock issuable upon the conversion of the Convertible Bonds.

(75)	Ofek International Real Estate Ltd.’s Convertible Bonds and Series 2 Warrants are held of record by the Registration Company of Bank Hapoalim Ltd. Yaron Iluz, its CEO, and Dror Ozeri, its CFO, have the power to vote and transfer the Convertible Bonds, Series 2 Warrants and Common Stock.

(76)	Includes 750,000 shares of Common Stock underlying the Series 2 Warrants and 1,785,714 shares of Common Stock issuable upon the conversion of the Convertible Bonds.

Additional Information Regarding the November 2006 Private Placement

Information regarding our Common Stock and applicable Exchange Rates

On the date of the private placement under which the Convertible Bonds and Series 2 Warrants were issued, November 23, 2006, the market price of one share of our Common Stock on the TASE was 0.789 NIS. The NIS/U.S. Dollar conversion rate on that date was 4.313 NIS for every 1 U.S. Dollar; thus, the market price of one share of Common Stock on November 23, 2006 was $0.18. The total dollar value of 84,523,809 shares of our Common Stock, the amount of Common Stock currently being offered by the selling security holders, on November 23, 2006, was $15,214,285. This amount equals the sum of (i) $10,714,285, the dollar value of the shares underlying the Convertible Bonds, and (ii) $4,500,000, the dollar value of the shares underlying the Series 2 Warrants.

Relationships with Selling Security Holders Prior to the Private Placement

Number of Shares
Outstanding Prior to Private	Shares Held by	Number of Shares Registered on
Placement Held Persons Other	Selling Security	behalf of Selling Security Holders
Than Selling Security Holders	Holders Prior to	and Affiliates in the Current
and Our Affiliates(1)	Private Placement(1)	Transaction

60,926,143	2,390,152	84,523,809

(1)	As we are a publicly traded company, we do not have information regarding the number of shares held by selling security holder affiliates on the date of the private placement.

Gross Proceeds received by us in the Private Placement

The following table details the gross proceeds to us from the private placement, the maximum possible expenses related to the private placement, the net proceeds to us and the maximum possible payments to be made to the selling security holders and their affiliates during the first year following the sale of the Convertible Bonds:

Description	Amount in NIS

Gross Proceeds from Private Placement	47,500,000
(approximately $11,013,215)
Legal Expenses	823,000
(approximately $190,818)
Accounting Expenses	622,000
(approximately $144,215)
Other Expenses	138,000
(approximately $31,996)
Maximum Possible Expenses related to	3,411,000
Payments to Poalim IBI, a selling security	(approximately
holder affiliate (discussed below)	$790,865)

NET PROCEEDS (assuming maximum possible expenses)	42,506,000
(approximately $9,855,321)

Payments made to Poalim IBI in connection with the Private Placement

The following table describes all payments made by us to the selling security holders, affiliates of the selling security holders or persons with whom the selling security holders have a contractual relationship in connection with the November 23, 2006 private placement of the Convertible Bonds and Series 2 Warrants.

All conversion to U.S. Dollars from NIS are converted at the rate of 4.313 NIS for every one U.S. Dollar, the exchange rate on November 23, 2006.

Relationship to
Name of Party	Selling Security		Possible Additional
Receiving Payment	Holder	Amounts Paid	Amounts to be Paid

Poalim IBI — Underwriting and Issuances Ltd.(1)	Affiliate of three selling security holders — (i) Orot Investments Ltd., (ii) I.B.I. Gemel Ltd., and (iii) Poalim	1.17% of the gross proceeds of the private placement (i.e., 554,000 NIS, which is approximately	- 2.33% commission on the gross proceeds of the private placement (i.e., 1,107,000 NIS, which is approximately $256,666)(3)
	IBI — Managing and	$128,449)(2)	- A commission of 1.5% of the
	Underwriting Ltd.		total face value of the Convertible
Bonds (i.e., 750,000 NIS, which is
approximately $173,893)(4)

- A maximum commission of 2% of the total face value of the Convertible Bonds (i.e., 1,000,000 NIS or approximately $231,857)(5)

(1)	Poalim IBI — Underwriting and Issuances Ltd. is an affiliate of three selling security holders. We have undertaken to pay certain fees relating to the private placement of the Series 2 Warrants and Convertible Bonds to Poalim IBI — Underwriting and Issuances Ltd. as compensation for Poalim IBI — Underwriting and Issuances Ltd. acting as a placement agent. Poalim IBI — Underwriting and Issuances Ltd. acted as a placement agent to locate investors for the private placement. It did not act as an underwriter for the November 23, 2006 private placement.

(2)	We paid 554,000 NIS (approximately $128,449) to Poalim IBI — Underwriting and Issuances Ltd. on November 23, 2006 upon the closing of the private placement.

(3)	We must pay this commission of 1,107,000 NIS (approximately $256,666) from the net proceeds of the private placement on the date that the Convertible Bonds and Series 2 Warrants are listed on the TASE.

(4)	We must pay this 750,000 NIS (approximately $173,893) commission on the total face value of the Convertible Bonds at the time that we receive the proceeds of the private placement from the trustee.

(5)	We must pay a commission to Poalim IBI — Underwriting and Issuances Ltd. of 2% of the face value of all Convertible Bonds that are converted into shares of Company common stock at the time the shares are converted. If all Convertible Bonds are converted into shares of common stock, then Poalim IBI — Underwriting and Issuances Ltd. will be entitled to receive the maximum payment of 1,000,000 NIS (approximately $231,857). This commission will be paid on the first business day of every calendar quarter for all conversions made during the previous quarter.

We have not made any other payments in connection with the transaction to any selling security holder, affiliate of a selling security holder or person with whom a selling security holder has a contractual relationship. No interest payments on the Convertible Bonds are due to be paid until November 30, 2007.

Possible Profit to the Selling Security Holders as a result of the Convertible Bonds

As discussed in above in the section entitled “Description of Securities — Series A Convertible Bonds,” the conversion price of the Convertible Bonds depends upon whether the Convertible Bonds are voluntarily converted by the Bondholders or required to be converted by us in a mandatory conversion. In the tables below, we have calculated the total possible profit to be received by the selling security holders as a result of the conversion discount in the event of a voluntary conversion. Note that in the event of a voluntary conversion, the conversion rate is 0.84 NIS for every one share of Common Stock. This conversion rate will result in the selling security holders receiving the maximum number of shares registered in the Registration Statement, of which this prospectus is a part. The conversion rate will always be fixed at 0.84 NIS for voluntary conversions and will be based on the market price of our Common Stock for mandatory conversions as discussed above in the section entitled “Description of Securities — Series A Convertible Bonds.” Due to the number of shares being registered in this Registration Statement, however, the Company may not affect a mandatory conversion where the conversion rate would be less than 0.84 NIS.

An exchange rate of 4.313 to 1 has been used for all NIS to U.S. Dollar conversions. This exchange rate was in effect on November 23, 2006, the date of sale of the Convertible Bonds.

		Total Possible			Total Possible
		Shares			Discount to the
		Underlying the			Market Price on
		Convertible	Combined Market		Date of Sale of
Market Price		Bonds in the	Price of Total	Total Possible Shares	Convertible
per Share of		Event of a	Number of Shares	to be Received	Bond for
Common Stock	Conversion	Voluntary	Underlying	Multiplied by	Voluntary
on 11/23/2006	Price per Share	Conversion	Convertible Bonds	Conversion Price	Conversions

0.789 NIS	0.84 NIS		46,964,285 NIS	50,000,000 NIS
(approximately	(approximately	59,523,809	(approximately	(approximately	N/A(1)
$0.18)	$0.19)		$10,889,006)	$11,592,858)

(1)	In the event of a voluntary conversion, there is not a discount to the market price on the date of sale of the Convertible Bonds because the conversion price for a voluntary conversion was higher than the market price.

Combined Total
Possible Profit to
Type of	Gross Proceeds	Total Amount of		Selling Security
Conversion of	from the Private	Payments		Holders as a Result
Convertible	Placement	(Expenses) to be	Resulting Net	Conversion
Bonds	Payable to Us	Paid by Us	Proceeds to Us	Discounts

Voluntary	47,500,000 NIS	4,994,000 NIS	42,506,000 NIS
Conversion	(approximately	(approximately	(approximately	0
	$11,013,215)	$1,157,895)	$9,855,321)

Sum of Total
Possible
	Total Amount of		Payments to
	All Possible		Selling Security			Resulting
	Payments to	Total Possible	Holders and		Sum of	Percentage
Type of	Selling Security	Discount to the	their Affiliates		Payments and	Over the Term
Conversion of	Holders and their	Market Price of	and Discount		Discounts	of the
Convertible	Affiliates as	Shares Underlying	from Market	Net Proceeds to	Divided by Net	Convertible
Bonds	Disclosed Above	Convertible Bonds	Price	the Company	Proceeds	Bonds

Voluntary	3,411,000 NIS		3,411,000 NIS	42,506,000 NIS
Conversion	(approximately	0	(approximately	(approximately	8.02%	0.26% per
	$790,865)		$790,865)	$9,855,321)		month

Previous Transactions between Us and the Selling Security Holders

In April 2007, we entered into a credit line agreement with Poalim IBI-Managing and Underwriting Ltd., a selling security holder and affiliate of two other selling security holders. This transaction is described on page 34 of this prospectus.

The only other previous transaction between the selling security holders or their affiliates and us relates to our initial public offering in Israel in September 2005. The prospectus for this IPO was published on August 25, 2005. Prior to the IPO, 118,865,202 shares of our Common Stock were outstanding. 28,187,963 of these shares were held by parties who were not affiliated with us, were not selling security holders and were not affiliated with any selling security holders and 90,677,239 shares of our Common Stock were held by other persons. In the IPO, we sold an additional 38,000,000 shares of our Common Stock and 22,800,000 Series 1 Warrants. These securities were sold in 38,000 units with each unit including 1,000 shares of Common Stock and 600 Series 1 Warrants. The units were sold at a price of 950 NIS per unit (approximately $224).

On August 24, 2005, in connection with the IPO, we entered into an underwriting agreement with Poalim IBI — Underwriting and Issuances Ltd. (“Poalim IBI”), as the leading underwriter, and other underwriters.

Poalim IBI is an affiliate of three selling security holders: (i) Orot Investments Ltd. (ii) I.B.I. Gemel Ltd. and (iii) Poalim IBI-Managing and Underwriting Ltd. In the underwriting agreement, Poalim IBI gave us a firm underwriting commitment to purchase 3,122 units (of a total of 10,433 units subscribed to by all underwriters). We paid a fee of 2% of the value of the 3,122 units (59,000 NIS, or approximately $13,886) to Poalim IBI. Because the initial public offering was successful, Poalim IBI was not required to exercise this underwriting commitment. Poalim IBI did, however, purchase 2,575 units in the public tender at total price of 2,446,000 NIS (approximately $575,665). All underwriters, including Poalim IBI, were also entitled to a group fee of 5.74% of the gross consideration from the IPO (2,072,000 NIS or approximately $487,644). The Company does not have any information regarding the division of the 5.74% fee between the underwriters. Lastly, the Company paid Poalim IBI 20,000 NIS (approximately $4,707) for the reimbursement of expenses for its management of the IPO and an additional $16,000 as a reimbursement for due diligence expenses.

		Number of		Percentage
		Shares of		of Total
		Common	Number of	Issued and	Market
		Stock Held by	Securities	Outstanding	Price per	Current
	Number of Securities	Non-Affiliated	Issued in	Shares	Shares of the	Market
Date of	Outstanding Prior to	Persons	IPO to All	Issuable in	Securities	Price of Our
Transaction	IPO	Prior to IPO(1)	Purchasers	the IPO(4)	Prior to IPO	Securities(3)

August 25, 2005	118,865,202 shares of Common Stock 0 Series 1 Warrants	28,187,963	38,000,000 shares of Common Stock 22,800,000 Series 1 Warrants	134.81%	N/A(2)	0.828 NIS per share of Common Stock 0.246 NIS per Series 1 Warrant

(1)	Includes all persons who are not selling security holders, affiliates of selling security holders or our affiliates.

(2)	Prior to the September 2005 initial public offering there was not a public market for our securities.

(3)	These market prices are current as of May 1, 2007.

(4)	Calculated by dividing the number of shares of Common Stock purchased by the selling security holder or selling security holder affiliate by the total number of shares outstanding prior to the IPO held by persons other than selling security holders, affiliates of us and affiliates of the selling security holders (i.e., 28,187,963 shares of Common Stock).

Participation by Selling Security Holders/Affiliates/Persons with Whom they had a Contractual Relationship in IPO

Five additional selling security holders, or their affiliates, participated in the IPO. Each made an early commitment to purchase units in the public tender and received a fee of 2% of the number of units for which each purchaser committed, multiplied by the 950 NIS unit purchase price. In addition, if the units were actually purchased by the investor, the investor received a distribution fee of 0.5% of the consideration. The following table details the purchases by these four selling security holders and their affiliates:

Percentage
of Total
			Number of		Issued and
			Shares of		Outstanding
			Common	Number of	Shares
			Stock Held	Units	Purchased		Early		Market
Name of	Investor	Number of	by Non-	Purchased by	by Selling	Total	Commitment	Distribution	Price	Current
Selling	Purchasing	Securities	Affiliated	Selling Security	Security	Price Paid	Fee Paid to	Fee Paid to	per Share of	Market Price
Security	Securities	Outstanding	Persons	Holders/	Holder/	for Units	Investor by	Investor by	the Securities	of Our
Holder	in IPO	Prior to IPO	Prior to IPO(1)	Affiliates	Affiliate(4)	Purchased	Company	Company	prior to IPO	Securities(3)

Harel Insurance Company Ltd.	Affiliate of Selling Security Holder	118,865,202 shares of Common Stock 0 Series 1 Warrants	28,187,963	1,000 Units (consists of 1,000,000 shares of common stock and 600,000 Series 1 Warrants)	3.5%	950,000 NIS (approximately $223,582)	19,000 NIS (approximately $4,472)	5,000 NIS (approximately $1,177)	N/A(2)	0.874 NIS per share of Common Stock 0.188 NIS per Series 1 Warrant
Gaon Gemel	Selling Security Holder	118,865,202 shares of Common Stock 0 Series 1 Warrants	28,187,963	843 Units (consists of 843,000 shares of Common Stock and 505,800 Series 1 Warrants)	3.0%	800,850 NIS (approximately $188,480)	16,000 NIS (approximately $3,766)	4,000 NIS (approximately $232)	N/A(2)	0.874 NIS per share of Common Stock 0.188 NIS per Series 1 Warrant
Orot Investments Ltd. I.B.I. Gemel Ltd. Poalim IBI-Managing and Underwriting Ltd.	Affiliate of three selling security holders	118,865,202 shares of Common Stock 0 Series 1 Warrants	28,187,963	2,343 Units (consists of 2,343,000 shares of Common Stock and 1,405,800 Series 1 Warrants)	8.3%	2,226,000 NIS (approximately $523,888)	45,000 NIS (approximately $10,591)	11,000 NIS (approximately $2,589)	N/A(2)	0.874 NIS per share of Common Stock 0.188 NIS per Series 1 Warrant

(1)	Includes all persons who are not selling security holders, affiliates of selling security holders or our affiliates. No Series 1 Warrants were outstanding prior to the IPO.

(2)	Prior to the September 2005 initial public offering there was not a public market for our securities.

(3)	These market prices are current as of July 1, 2007.

(4)	Calculated by dividing the number of shares of Common Stock purchased by the selling security holder or selling security holder affiliate by the total number of shares outstanding prior to the IPO held by persons other than selling security holders, affiliates of the Company and affiliates of the selling security holders (i.e., 28,187,963 shares).

PLAN OF DISTRIBUTION

We are registering 84,523,809 shares of Common Stock on behalf of the selling security holders. We are also registering 25,000,000 Series 2 Warrants and 50,000,000 NIS in Convertible Bonds. The selling security holders includes donees, pledges, transferees or other successors-in-interest who may receive shares, the Convertible Bonds or the Series 2 Warrants from the selling security holders after the date of this prospectus. These donees, pledges, transferees or successors-in-interest, if any, will be named in a supplement to this prospectus if they desire to transfer any shares after their exercise of a Series 2 Warrant. The selling security holders will act independently of us in making decisions with respect to the timing, manner and size of each sale of the securities covered by this prospectus. They may offer their respective securities at various times in one or more of the following transactions:

•	In ordinary brokerage transactions on any stock exchange, market, or trading facility on which the shares are traded, including TASE;

•	In the over-the-counter market;

•	In private transactions;

•	By pledge to secure debts and other obligations; or

•	In a combination of any of the above transactions or by any other legally available means.

The selling security holders may sell their securities at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices or at fixed prices. They may, but need not, use broker-dealers to sell their securities. If broker-dealers are used, such broker-dealers will either receive discounts or commissions from the selling security holders or the subsequent purchasers of the securities, or they will receive commissions from purchasers for whom they acted as agents.

The selling security holders also may resell all or a portion of the securities in open market transactions in reliance upon Rule 144 under the Securities Act, provided that such selling security holders meet the criteria and conform to the requirements of that rule. The selling security holders and the broker-dealers to or through whom sales of their securities may be made could be deemed to be “underwriters” within the meaning of Section 2(a)(11) of Securities Act, and their commissions or discounts and other compensation received in connection with the sale of the shares may be regarded as underwriters’ compensation. The selling security holders may also sell the securities pursuant to Regulation S, if available, rather than under this prospectus.

The selling security holders have not advised us of any specific plans for the distribution of the securities covered by this prospectus. When and if we are notified by any selling security holder that any material arrangement has been entered into with a broker-dealer or underwriter for the sale of a material portion of the securities covered by this prospectus, a post-effective amendment to the registration statement will be filed with the SEC. This amendment will include the following information:

•	The name of the participating broker-dealer(s) or underwriters;

•	The identity and amount of securities involved;

•	The price or prices at which the securities were sold by the selling security holder;

•	The commissions paid or discounts or concessions allowed by the selling security holder to the broker-dealers or underwriters which may exceed customary amounts; and

•	Other material information.

Under agreements which may be entered into by the selling security holders, underwriters who participate in the distribution of shares may be entitled to indemnification by the selling security holders against certain liabilities, including liabilities under the Securities Act. We may also agree to indemnify, in certain circumstances, the selling security holders and certain control and other persons related to the foregoing persons against certain liabilities, including liabilities under the Securities Act.

We have advised the selling security holders that the anti-manipulation rules promulgated under the Securities Exchange Act, including Regulation M, may apply to sales of the securities offered by them. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the securities by, the selling security holders or any other such person. In the event that the selling security holders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling security holders will not be permitted to engage in short sales of the securities. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions.

We have agreed to pay all costs relating to the registration of the securities. Any commissions or other fees payable to broker-dealers or otherwise in connection with any sale of the securities will be paid by the selling security holders or other party selling the securities.

EXPERTS

Our audited financial statements for the two years ended December 31, 2006 and 2005 included in this prospectus have been so included in reliance on the report of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global and an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

Certain legal matters in connection with the securities will be passed upon for us by the law firm of Pepper Hamilton LLP, Washington, D.C.

COMMISSION’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

We are a Delaware corporation. Article XII of our Certificate of Incorporation provides to the fullest extent permitted under the Delaware General Corporation Law (“DGCL”), that our directors or officers will not be personally liable to us or our stockholders for damages for breach of such director’s or officer’s fiduciary duty. Section 145 of the DGCL provides that a corporation may indemnify directors, officers, employees and agents against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits, or proceedings whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation — a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification is permitted only for expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification for expenses where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s charter, bylaws, disinterested director vote, stockholder vote, agreement, or otherwise.

Section 23 of our Bylaws provides that we shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an “Indemnitee”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of ours, or is or was serving at our written request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees as incurred) reasonably incurred by him.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ADDITIONAL INFORMATION

We have filed with the SEC a Registration Statement on Form SB-2 under the Securities Act covering the resale of the securities offered by this prospectus. This prospectus, which is a part of the Registration Statement, does not contain all of the information in the Registration Statement and the exhibits filed with it, portions of which have been omitted as permitted by the SEC rules and regulations. For further information concerning us and the securities offered by this prospectus, please refer to the Registration Statement and to the exhibits filed therewith.

The Registration Statement, including all exhibits, may be inspected without charge at the SEC’s Public Reference Room at the SEC’s principal office at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of this public reference room by calling 1-800-SEC-0330. The Registration Statement, including all exhibits and schedules and amendments, has been filed with the SEC through the Electronic Data Gathering Analysis and Retrieval system and is available to the public from the SEC’s web site at http://www.sec.gov. All annual and quarterly reports filed by us will also be available from the SEC’s web site or at the SEC’s Public Reference Room in Washington, D.C.

TOPSPIN MEDICAL, INC.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Page

Audited Consolidated Financial Statements
Report of Independent Registered Public Accounting Firm	F-2
Consolidated Balance Sheet as of December 31, 2006	F-3
Consolidated Statements of Operations for each of the two years in the period ended December 31, 2006 and the period from inception to December 31, 2006	F-4
Statements of Changes in Shareholders’ Equity for the period from inception to December 31, 2006	F-5
Consolidated Statements of Cash Flows for each of the two years in the period ended December 31, 2006 and the period from inception to December 31, 2006	F-10
Notes to the Consolidated Financial Statements	F-11

Unaudited Condensed Interim Consolidated Financial Statements
Condensed Consolidated Balance Sheet as of June 30, 2007 (unaudited)	F-39
Condensed Consolidated Statements of Operations for the three and six month periods ended June 30, 2007 and 2006 and the period from inception to June 30, 2007 (unaudited)	F-40
Statements of Shareholders’ Equity for each of the years in the period ended December 31, 2006 and for the six month period ended June 30, 2007 (unaudited)	F-41
Condensed Consolidated Statements of Cash Flows for the six month periods ended June 30, 2007 and 2006 and the period from inception to June 30, 2007 (unaudited)	F-45
Notes to the Condensed Consolidated Financial Statements	F-47

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders of
TOPSPIN MEDICAL, INC.
(A Development Stage Company)

We have audited the accompanying consolidated balance sheet of Topspin Medical Inc. (A Development Stage Company) (“the Company”) and its subsidiary as of December 31, 2006, and the related consolidated statements of operations, changes in shareholders’ equity and cash flows for each of the two years in the period ended December 31, 2006 and for the period from September 20, 1999 (inception date) through December 31, 2006. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included considerations of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits, the consolidated financial statements, referred to above, present fairly, in all material respects, the consolidated financial position of the Company and its subsidiary as of December 31, 2006, and the consolidated results of their operations and their cash flows for each of the two years in the period ended December 31, 2006 and for the period from September 20, 1999 (inception date) through December 31, 2006, in conformity with accounting principles generally accepted in the United States.

As discussed in note 2(J) to the consolidated financial statements, on January 1, 2006 the Company adopted SFAS 123(R) “Share-Based Payment”.

/s/ Kost Forer Gabbay & Kasierer
KOST FORER GABBAY & KASIERER
A Member of Ernst & Young Global

Haifa, Israel
March 27, 2007

Topspin Medical, Inc.
(A Development Stage Company)

 CONSOLIDATED BALANCE SHEET

		December 31,
	Note	2006
	NIS in thousands

ASSETS
CURRENT ASSETS
Cash and cash equivalents	3	10,379
Restricted deposit	10	51,167
Other receivables and prepaid expenses	4	2,113

		63,659

LONG-TERM ASSETS
Restricted lease deposit	8c	363
Severance pay fund		54
Prepaid lease payments	8d	181

		598

PROPERTY AND EQUIPMENT, NET	5	2,085

DEFERRED ISSUANCE EXPENSES	10	3,883

		70,225

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Trade payables	6	1,442
Other accounts payables and accrued expenses	7	6,166

		7,608

LONG TERM LIABILITIES
Accrued severance pay		259

Liabilities in respect of options to employees and consultants	11	15,953
Liability in respect of warrants to investors	10	9,077
Embeded conversion feature in convertible debentures	10	8,182
Embedded derivative related to issuance expenses	10	855
Convertible debentures	10	34,699

		68,766

CONTINGENT LIABILITIES, COMMITMENT AND CHARGES	8
SHAREHOLDERS’ EQUITY:	9
Ordinary shares of $0.001 par value:
Authorized 500,000,000 shares; Issued and outstanding 159,537,461 shares;		728
Additional paid in capital		134,603
Accumulated deficit during the development stage		(141,502)
Less — non-recourse receivables in respect of shares issued		(237)

		(6,408)

		70,225

The accompanying notes are an integral part of the consolidated financial statements.

Topspin Medical, Inc.
(A Development Stage Company)

 CONSOLIDATED STATEMENTS OF OPERATIONS

				Period from
				Inception
				(September 20,
				1999) through
		Year Ended December 31,		December 31,
	Note	2005	2006	2006
	NIS in thousands (except per share data)

Research and development expenses		15,995	25,371	93,253
Less — participation by the office of the Chief Scientist		(5,119)	(4,238)	(12,004)

Research and development expenses, net		10,876	21,133	81,249
Selling and marketing expenses		43	445	1,597
General and administrative expenses		5,066	11,376	39,417

Operating loss		(15,985)	(32,954)	(122,263)
Financing income (expenses), net	12	1,660	(5,611)	(5,681)

Loss before cumulative effect of a change in accounting principle		(14,325)	(38,565)	(127,944)
Cumulative effect of a change in accounting principle		—	(238)	(238)

Net loss		(14,325)	(38,803)	(128,182)

Loss before cumulative effect of a change in accounting principle per ordinary share		(0.11)	(0.24)

Cumulative effect of a change in accounting principle per Ordinary share		—	(0.002)

Basic and diluted loss per Ordinary share		(0.11)	(0.24)

Weighted average number of Ordinary shares outstanding used in basic and diluted net loss per share calculation		130,712,155	158,775,534

The accompanying notes are an integral part of the consolidated financial statements.

Topspin Medical, Inc.
(A Development Stage Company)

 STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIENCY)

												Deficit
											Non-Recourse	Accumulated
	Number of Outstanding Shares				Share Capital				Additional	Receivables	Receivables	During the	Total
		Preferred				Preferred			Paid-in	for Shares	for Shares	Development	Shareholders’
	Ordinary	A	B	C	Ordinary	A	B	C	Capital	Issued	Issued	Stage	Equity
	NIS in thousands (except number of shares)

Balance as of September 20, 1999	—	—	—	—	—	—	—	—	—	—	—	—	—
Issuance of common shares	625,000	—	—	—	3	—	—	—	—	—	—	—	3
Issuance of Preferred A shares net of issuance expenses of NIS 20	—	375,001	—	—	—	2	—	—	3,134	—	—	—	3,136
Net loss	—	—	—	—	—	—	—	—	—	—	—	(380)	(380)

Balance as of December 31, 1999	625,000	375,001	—	—	3	2	—	—	3,134	—	—	(380)	2,759
Issuance of Preferred B shares net of issuance expenses of NIS 61	—	—	208,329	—	—	—	1	—	10,183	—	—	—	10,184
Net loss	—	—	—	—	—	—	—	—	—	—	—	(3,880)	(3,880)

Balance as of December 31, 2000	625,000	375,001	208,329	—	3	2	1	—	13,317	—	—	(4,260)	9,063

The accompanying notes are an integral part of the consolidated financial statements.

Topspin Medical, Inc.
(A Development Stage Company)

STATEMENTS OF SHAREHOLDERS’ EQUITY — (Continued)

												Deficit
											Non-Recourse	Accumulated
	Number of Outstanding Shares				Share Capital				Additional	Receivables	Receivables	During the	Total
		Preferred				Preferred			Paid-in	for Shares	for Shares	Development	Shareholders’
	Ordinary	A	B	C	Ordinary	A	B	C	Capital	Issued	Issued	Stage	Equity
	NIS in thousands (except number of shares)

Balance as of December 31, 2000	625,000	375,001	208,329	—	3	2	1	—	13,317	—	—	(4,260)	9,063
Net loss	—	—	—	—	—	—	—	—	—	—	—	(7,254)	(7,254)

Balance as of December 31, 2001	625,000	375,001	208,329	—	3	2	1	—	13,317	—	—	(11,514)	1,809
Issuance of Preferred C shares net of issuance expenses of NIS 2,200	—	—	—	87,386,858	—	—	—	410	47,578	(630)	—	—	47,358
Beneficial conversion feature related to Preferred A and Preferred B shares	—	—	—	—	—	—	—	—	13,320	—	—	(13,320)	—
Issuance of Ordinary shares to the Chief Executive Officer	6,957,841	—	—	—	56	—	—	—	413	—	(469)	—	—
Deferred stock based compensation related to issuance of shares to the Chief Executive Officer	—	—	—	—	—	—	—	—	2,822	—	—	—	2,822
Stock based compensation related to options granted to consultants	—	—	—	—	—	—	—	—	1,286	—	—	—	1,286
Accrued interest and exchange rate differences on a loan to the Chief Executive Officer	—	—	—	—	—	—	—	—	4	—	(4)	—	—
Net loss	—	—	—	—	—	—	—	—	—	—	—	(15,414)	(15,414)

Balance as of December 31, 2002	7,582,841	375,001	208,329	87,386,858	59	2	1	410	78,740	(630)	(473)	(40,248)	37,861

The accompanying notes are an integral part of the consolidated financial statements.

Topspin Medical, Inc.
(A Development Stage Company)

STATEMENTS OF SHAREHOLDERS’ EQUITY — (Continued)

												Deficit
											Non-Recourse	Accumulated
	Number of Outstanding Shares				Share Capital				Additional	Receivables	Receivables	During the	Total
		Preferred				Preferred			Paid-in	for Shares	for Shares	Development	Shareholders’
	Ordinary	A	B	C	Ordinary	A	B	C	Capital	Issued	Issued	Stage	Equity
	NIS in thousands (except number of shares)

Balance as of December 31, 2002	7,582,841	375,001	208,329	87,386,858	59	2	1	410	78,740	(630)	(473)	(40,248)	37,861
Receivables in respect of Preferred C shares issued	—	—	—	—	—	—	—	—	25,828	630	—	—	26,458
Amortization of deferred stock based compensation	—	—	—	—	—	—	—	—	736	—	—	—	736
Deferred stock based compensation related to issuance of shares to the Chief Executive Officer	3,077,506	—	—	—	—	—	—	—	1,778	—	—	—	1,778
Stock based compensation related to options granted to consultants	—	—	—	—	—	—	—	—	19	—	—	—	19
Accrued interest and exchange rate differences on a loan to the Chief Executive Officer	—	—	—	—	—	—	—	—	(14)	—	14	—	—
Net loss	—	—	—	—	—	—	—	—	—	—	—	(27,693)	(27,693)

Balance as of December 31, 2003	10,660,347	375,001	208,329	87,386,858	59	2	1	410	107,087	—	(459)	(67,941)	39,159

The accompanying notes are an integral part of the consolidated financial statements.

Topspin Medical, Inc.
(A Development Stage Company)

STATEMENTS OF SHAREHOLDERS’ EQUITY — (Continued)

												Deficit
											Non-Recourse	Accumulated
	Number of Outstanding Shares				Share Capital				Additional	Receivables	Receivables	During the	Total
		Preferred				Preferred			Paid-in	for Shares	for Shares	Development	Shareholders’
	Ordinary	A	B	C	Ordinary	A	B	C	Capital	Issued	Issued	Stage	Equity
	NIS in thousands (except number of shares)

Balance as of December 31, 2003	10,660,347	375,001	208,329	87,386,858	59	2	1	410	107,087	—	(459)	(67,941)	39,159
Exercise of options	418,746	—	—	—	2	—	—	—	62	—	—	—	64
Amortization of deferred stock based compensation	—	—	—	—	—	—	—	—	677	—	—	—	677
Deferred stock based compensation related to issuance of shares to the Chief Executive Officer	630,793	—	—	—	—	—	—	—	615	—	—	—	615
Stock based compensation related to options granted to consultants	—	—	—	—	—	—	—	—	261	—	—	—	261
Accrued interest and exchange rate differences on a loan to the Chief Executive Officer	—	—	—	—	—	—	—	—	16	—	(16)	—	—
Net loss	—	—	—	—	—	—	—	—	—	—	—	(20,433)	(20,433)

Balance as of December 31, 2004	11,709,886	375,001	208,329	87,386,858	61	2	1	410	108,718	—	(475)	(88,374)	20,343

The accompanying notes are an integral part of the consolidated financial statements.

Topspin Medical, Inc.
(A Development Stage Company)

STATEMENTS OF SHAREHOLDERS’ EQUITY — (Continued)

											Deficit
										Non-Recourse	Accumulated
	Number of Outstanding Shares				Share Capital				Additional	Receivables	During the	Total
		Preferred				Preferred			Paid-in	for Shares	Development	Shareholders’
	Ordinary	A	B	C	Ordinary	A	B	C	Capital	Issued	Stage	Equity
	NIS in thousands (except number of shares)

Balance as of December 31, 2004	11,709,886	375,001	208,329	87,386,858	61	2	1	410	108,718	(475)	(88,374)	20,343
Conversion of Preferred A, B and C into Ordinary shares	104,378,107	(375,001)	(208,329)	(87,386,858)	477	(2)	(1)	(410)	(64)	—	—	—
Exercise of options	3,553,507	—	—	—	16	—	—	—	* ) -	—	—	16
Issuance of ordinary shares net of issuance expenses of NIS 3,292	38,000,000	—	—	—	171	—	—	—	28,920	—	—	29,091
Issuance of options net of issuance expenses of NIS 378	—	—	—	—	—	—	—	—	3,339	—	—	3,339
Deferred stock based compensation related to issuance of shares to the Chief Executive Officer	630,793	—	—	—	—	—	—	—	(627)	—	—	(627)
Grant to the Chief Executive Officer	—	—	—	—	—	—	—	—	—	74	—	74
Amortization of deferred stock based compensation	—	—	—	—	—	—	—	—	486	—	—	486
Stock based compensation related to options granted to consultants	—	—	—	—	—	—	—	—	66	—	—	66
Accrued interest and exchange rate differences on a loan to the Chief Executive Officer	—	—	—	—	—	—	—	—	58	(58)	—	—
Net loss	—	—	—	—	—	—	—	—	—	—	(14,325)	(14,325)

Balance as of December 31, 2005	158,272,293	—	—	—	725	—	—	—	140,896	(459)	(102,699)	38,463
Change of deferred stock compensation into liability as a result from accounting change	—	—	—	—	—	—	—	—	(6,768)	—	—	(6,768)
Exercise of options	634,374	—	—	—	3	—	—	—	38	—	—	41
Conversion of liability into equity in respect of exercise of options	—	—	—	—	—	—	—	—	451			451
Grant to the Chief Executive Officer	630,794	—	—	—	—	—	—	—	—	208	—	208
Accrued interest and exchange rate differences on a loan to the Chief Executive Officer	—	—	—	—	—	—	—	—	(14)	14	—	—
Net loss	—	—	—	—	—	—	—	—	—	—	(38,803)	(38,803)

Balance as of December 31, 2006	159,537,461	—	—	—	728	—	—	—	134,603	(237)	(141,502)	(6,408)

*)	Less than NIS 1 thousand.

The accompanying notes are an integral part of the consolidated financial statements.

Topspin Medical, Inc.
(A Development Stage Company)

 CONSOLIDATED STATEMENT OF CASH FLOWS

			Period from
			Inception
			(September 20,
	Year Ended		1999) through
	December 31,		December 31,
	2005	2006	2006
	NIS in thousands

Cash flows used in operating activities:
Net loss	(14,325)	(38,803)	(128,182)
Adjustments to reconcile net loss to net cash used in operating activities(a)	131	17,351	31,471

Net cash used in operating activities:	(14,194)	(21,452)	(96,711)

Cash flow from investing activities:
Change in restricted deposit, net	—	—	(357)
Restricted cash in respect of issuance convertible debentures	—	(50,944)	(50,944)
Purchase of fixed assets	(495)	(800)	(7,482)
Proceeds from sale of fixed assets	—	—	40
Loan to the Chief Executive Officer	—	—	(231)

Net cash provided by (used in) investing activities:	(495)	(51,744)	(58,974)

Cash flows from financing activities:
Exercise of stock options	16	41	121
Proceeds from issuance of shares, net of issuance expenses	32,430	—	119,569
Proceeds from issuance convertible debentures, net of issuance expenses	—	46,374	46,374

Net cash provided by financing activities:	32,446	46,415	166,064

Increase (decrease) in cash and cash equivalents	17,757	(26,781)	10,379
Cash and cash equivalents at beginning of period	19,403	37,160	—

Cash and cash equivalents at end of period	37,160	10,379	10,379

(a) Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	969	920	5,481
Capital loss from sale of fixed assets	—	—	25
Interest and exchange rate differences on loan to the Chief Executive Officer	(29)	—	(35)
Non-cash bonus to the Chief Executive Officer	163	385	548
Interest on restricted deposit	(7)	(222)	(229)
Change in fair value of liability in respect of warrants	—	907	907
Change in fair value of conversion feature	—	4,040	4,040
Change in fair value of embedded derivative	—	9	9
Amortization of deferred issuance expenses and debentures discount	—	468	468
Amortization of deferred stock based compensation related to employees	(141)	—	6,487
Cumulative effect of change in accounting principle	—	238	238
Change in fair value and amortization of stock options classified as a liability	—	9,398	9,398
Amortization of deferred stock based compensation related to consultants	66	—	1,632
Accrued severance pay, net	115	(151)	205
Increase in accounts receivable (including long-term receivables)	(1,173)	(123)	(2,294)
Increase (decrease) in trade payables	(157)	508	1,293
Increase in other accounts payable	325	974	3,298

Total adjustments	131	17,351	31,471

(b) Supplemental disclosure of cash flow activities:
Cash paid during the period for:
Taxes paid due to non-deductible expenses	81	53	551

Interest paid	—	—	292

(c) Supplemental disclosure of non cash flows activities:
Purchase of fixed assets	242	149	149

Non-recourse receivables in respect of shares issued	—	—	469

Accrued issuance expenses	—	2,868	2,868

Conversion of liability into options	—	451	451
Beneficial conversion feature related to Preferred A and Preferred B shares	—	—	13,320

The accompanying notes are an integral part of the consolidated financial statements.

Topspin Medical, Inc.
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NIS in thousands,
except share and per share data

NOTE 1: — GENERAL

a. TopSpin Medical, Inc (“the Company”) and its subsidiary, TopSpin Medical (Israel) Ltd. (“the subsidiary” or “TopSpin”) are engaged in research and development of a medical MRI technology, the main application of which is interventional cardiology.

The Company was incorporated and commenced operation in September 1999 as a private company registered in Delaware, U.S. On September 1, 2005, the Company issued securities to the public in Israel and became publicly traded in the Tel Aviv Stock Exchange (“TASE”).

Since its inception, the Company has devoted substantially most of its efforts to business planning, research and development, marketing, recruiting management and technical staff, acquiring assets and raising capital. In addition, the Company has not generated revenues. Accordingly, the Company is considered to be in the development stage, as defined in Statement of Financial Accounting Standards No. 7, “Accounting and reporting by development Stage Enterprises” (“SFAS No. 7”).

b. In May 2006, the Company established Topspin Urology Ltd. (“Topspin Urology”), a wholly owned subsidiary in Israel. Topspin Urology will conduct in the future all activities related to Urology. As of December 31, 2006, Topspin Urology has not commenced its operation.

c. In December 2006, Topspin Medical (Israel) Ltd. received the CE Marking for its intravascular MRI catheter for the coronary arteries, which is the required regulatory approval for marketing the product in Europe.

NOTE 2: — SIGNIFICANT ACCOUNTING POLICIES

The consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”), applied on a consistent basis, as follows:

a.  Financial statements in NIS:

A majority portion of the Company’s costs and expenses are incurred in New Israeli Shekel (“NIS”). In addition, the Company finances its operations from mainly NIS denominated resources, mainly from equity raisings. The Company’s management believes that the NIS is the primary currency of the economic environment in which the Company operates. Thus, the functional currency of the Company is the NIS.

Accordingly, monetary accounts maintained in currencies other than the NIS are re-measured into NIS in accordance with SFAS No. 52 “Foreign Currency Translation”. All transaction gains and losses of the re-measured monetary balance sheet items are reflected in the statement of operations as financial income or expenses, as appropriate.

As substantially all the operations and assets of the Company are conducted in NIS in Israel and it has no assets and operations in the US and since Company’s stocks are traded in Israel in NIS, and since functional currency is NIS, Company’s management believes that the reporting currency is also NIS.

b.  Use of estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported and disclosure of contingent assets and liabilities in the financial statements and accompanying notes. Actual results could differ from those estimates.

Topspin Medical, Inc.
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
NIS in thousands,
except share and per share data

c.  Principles of consolidation:

The consolidated financial statements include the accounts of TopSpin over which the Company exercises control. Significant inter-company balances and transactions between the two companies have been eliminated in the consolidated financial statements.

d.  Cash equivalents:

Cash equivalents are short-term highly liquid investments that are readily convertible to cash with maturities of three months or less at the date of acquisition.

e.  Restricted deposits:

Short-term restricted trustee deposit used to secure the convertible debentures and warrants registration (see Note 10g) managed by a trustee according to the trust agreement. Long-term restricted lease deposit, with maturities of more than one year used to secure lease agreement is presented at cost. The deposit is in NIS and bears an average annual interest of approximately 4%.

f.  Property and equipment:

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is calculated by the straight-line method over the estimated useful lives of the assets at the following annual rates:

%

Computers and software	33
Office furniture and equipment	7 — 15
Laboratory equipment	10 — 33
Leasehold improvements	Over the lesser term of the lease or useful life

g.  Impairment of long-lived assets:

The Company’s long-lived assets are reviewed for impairment in accordance with Statement of Financial Accounting Standards No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets” whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of an asset to be held and used is measured by a comparison of the carrying amount of the asset to the future undiscounted cash flows expected to be generated by the asset. If such asset is considered to be impaired, the impairment to be recognized is measured as the amount by which the carrying amount of the asset exceeds its fair value. During the period from inception through December 31, 2006, no impairments were recorded.

h.  Severance pay:

The Company’s liability for severance pay to the Israeli employees of TopSpin is calculated pursuant to Israeli severance pay law based on the most recent salary of the employees multiplied by the number of years of employment, as of the balance sheet date. Employees are entitled to one month’s salary for each year of employment or a portion thereof. The Company’s liability for all of its employees is partially provided by monthly deposits with insurance policies. The value of these policies is recorded as an asset in the Company’s balance sheet. The deposited funds include profits accumulated up to the balance sheet date. The deposited funds may be withdrawn only upon the fulfillment of the obligation pursuant to Israeli severance pay law or

Topspin Medical, Inc.
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
NIS in thousands,
except share and per share data

labor agreements. The value of the deposited funds is based on the cash surrendered value of these policies, and includes immaterial profits.

Severance expenses for the years ended December 31, 2005, 2006 and the period from inception through December 31, 2006 amounted to approximately NIS 662, NIS 608 and NIS 2,660, respectively.

i.  Research and development expenses, net:

Research and development expenses net of participations are charged to the statement of operations as incurred.

Royalty-bearing grants from the Government of Israel for funding approved research and development projects are recognized at the time the Company is entitled to such grants, on the basis of the costs incurred and applied as a deduction from research and development costs.

j.  Stock-based compensation

Prior to January 1, 2006 the Company has elected to follow Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB No. 25”) and the FASB Interpretation No. 44, “Accounting for Certain Transactions Involving Stock Compensation” in accounting for its employee stock option plans. According to APB No. 25, compensation expense is measured under the intrinsic value method, whereby compensation expense is equal to the excess, if any, of the quoted market price of the share at the date of grant of the award over the exercise price.

The Company’s shares are traded in Israel in New Israeli Shekels (“NIS”). The Company’s options granted to employees, directors and consultants are exercisable with a dollar denominated exercise price. The functional currency of the Company and the currency in which the employee is paid is NIS. Accordingly the Company considers all option plans as variable plans and thus the intrinsic value of all vested options is remeasured at each reporting date until the date of settlement. Compensation cost for each period until settlement are based on the change in the intrinsic value of the options for each reporting period. The Company recognizes compensation expenses for the value of its options based on the accelerated attribution method over the requisite service period of each of the options.

On January 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123(R)”) which requires the measurement and recognition of compensation expense based on estimated fair values for all share-based payment awards made to employees and directors. SFAS 123(R) supersedes APB No. 25 and amends SFAS 95, “Statement of Cash Flows”, for periods beginning in fiscal 2006. In March 2005, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 107 (“SAB 107”) relating to SFAS 123(R). The Company has applied the provisions of SAB 107 in its adoption of SFAS 123(R).

SFAS 123(R) requires companies to estimate the fair value of equity-based payment awards on the date of grant using an option-pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as an expense over the requisite service periods in the Company’s consolidated statements of operations.

The Company adopted SFAS 123(R) using the modified prospective transition method, which requires the application of the accounting standard starting from January 1, 2006. According to SFAS 123(R), an option indexed to a factor which is not a market, performance, or service condition, shall be classified as a liability.

Topspin Medical, Inc.
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
NIS in thousands,
except share and per share data

The Company’s shares are traded in Israel in New Israeli Shekels (“NIS”). The Company’s options granted to employees, directors and consultants are exercisable with a dollar denominated exercise price. The functional currency of the Company and the currency in which the employee is paid is NIS. Accordingly, as of January 1, 2006, the fair value of the vested portion of the options was classified as a liability and remeasured at each reporting date until the date of settlement. In addition an amount of NIS 238 was recorded as cumulative effect of a change in accounting principle

Compensation cost for each period until settlement shall be based on the change in the fair value of the options for each reporting period based on the binomial method

The Company recognizes compensation expenses for the value of its options based on the accelerated method over the requisite service period of each of the options.

As a result of adopting SFAS 123(R) as of January 1, 2006, the Company’s net loss for the year ended December 31, 2006, is NIS 319 lower than if it had continued to account for stock-based compensation under APB 25. Basic and diluted net loss per share for the year ended December 31, 2006, are NIS 0.002 lower than if the Company had continued to account for share-based compensation under APB No. 25.

In 2006, the Company estimates the fair value of stock options granted using the Binomial model with the following assumptions:

Binomial Model

Dividend yield	0%
Expected volatility	65% - 80%
Risk-free interest rate	4.9% - 5.2%
Forfeiture rates	10% - 17.5% for employees, 0% for officers and consultants
Suboptimal exercise factor	2.5 for employees, 3 for officers

Expected volatilities are based on historical volatilities from traded stock of similar companies. The Company uses historical data to estimate option exercise and employee termination within the valuation model; separate groups of employees that have similar historical exercise behavior are considered separately for valuation purposes.

The suboptimal exercise factor is representing the value of the underlying stock as a multiple of the exercise price of the option which, if achieved, results in exercise of the option.

The Company has historically not paid dividends and has no foreseeable plans to issue dividends.

For pro forma purpose the fair value of the Company’s stock options granted to employees and directors for the year ended December 31, 2005 was estimated using the Black-Scholes options pricing model with the following weighted average assumptions:

Black-Scholes Model	2005

Dividend yield	0%
Expected volatility	80%
Risk-free interest rate	4.3%
Expected life (in years)	10

Topspin Medical, Inc.
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
NIS in thousands,
except share and per share data

If compensation cost had been determined under the fair value accounting method provided under SFAS No. 123, the Company’s stock-based employee compensation cost, net loss and basic and diluted net losses per share would have changed to the following pro forma amounts:

		Period from
		Inception
		(September 1,
	Year Ended	1999) through
	December 31,	December 31,
	2005	2005

Net loss as reported	(14,325)	(89,379)
Add — Stock based compensation expense, as reported (intrinsic value method)	(141)	6,487
Deduct — Stock based compensation expense under fair value based method of SFAS 123	(1,482)	(7,707)

Pro forma net loss	(15,948)	(90,599)

Net loss per share:
Basic and diluted net loss per share as reported	(0.11)

Pro forma basic and diluted net earnings per share	(0.12)

The Company applies SFAS No. 123 and Emerging Issues Task Force No. 96-18 “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring or in Conjunction with Selling, Goods or Services”, with respect to options issued to non-employees. SFAS No. 123 requires the use of option valuation models to measure the fair value of the options and warrants.

k.  Fair value of financial instruments:

The carrying amount reported in the consolidated balance sheet for cash and cash equivalents, other receivables and prepaid expenses, trade payables and other payables approximate their fair values due to the short-term maturities of such instruments.

l.  Basic and diluted net loss per share:

Basic net loss per share is computed based on the weighted average number of common shares outstanding during each year. Diluted net loss per share is computed based on the weighted average number of common shares outstanding during each period, plus dilutive potential common shares considered outstanding during the year in accordance with Statement of Financial Accounting Standard No. 128, “Earnings Per Share” (SFAS No. 128”). All outstanding stock options have been excluded from the calculation of the diluted loss per common share because all such securities are anti-dilutive for each of the periods presented.

m.  Concentration of credit risks:

Financial instruments that potentially subject the Company and its subsidiary (“the Group”) to concentrations of credit risk consist principally of cash and cash equivalents and other receivables. The Group’s cash and cash equivalents are invested in NIS and U.S. dollar instruments of major banks in Israel and in the United States. Management believes that the financial institutions that hold the Company’s investments are financially sound and, accordingly, minimal credit risk exists with respect to these investments. The Company

Topspin Medical, Inc.
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
NIS in thousands,
except share and per share data

and its subsidiary have no significant off-balance sheet concentration of financial instruments subject to credit risk such as foreign exchange contracts, option contracts or other hedging arrangements.

n.  Income taxes:

The Group accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (“SFAS No. 109”). This statement prescribes the use of the liability method, whereby deferred tax assets and liability account balances are calculated for temporary differences between financial reporting and tax bases of assets and liabilities and net operating loss carryforward. The deferred tax assets and liabilities are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company and its subsidiaries provide a valuation allowance if necessary, to reduce deferred tax assets to their estimated realizable value.

o.  Impact of recently issued Accounting Standards:

1.	FASB Interpretation No. 48:

In July 2006, the FASB issued FASB Interpretation No. 48 “Accounting for Uncertainty in Income Taxes an Interpretation of FASB Statement No. 109” (“FIN 48”). FIN 48 clarifies the accounting for income taxes by prescribing the minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. FIN 48 utilizes a two-step approach for evaluating tax positions. Recognition (step one) occurs when an enterprise concludes that a tax position, based solely on its technical merits, is more-likely-than-not to be sustained upon examination. Measurement (step two) is only addressed if step one has been satisfied (i.e., the position is more-likely-than-not to be sustained). Under step two, the tax benefit is measured as the largest amount of benefit, determined on a cumulative probability basis that is more-likely-than-not to be realized upon ultimate settlement.

FIN 48 applies to all tax positions related to income taxes subject to the Financial Accounting Standard Board Statement No. 109, “Accounting for income taxes” (“FAS 109”). This includes tax positions considered to be “routine” as well as those with a high degree of uncertainty.

FIN 48 has expanded disclosure requirements, which include a tabular roll forward of the beginning and ending aggregate unrecognized tax benefits as well as specific detail related to tax uncertainties for which it is reasonably possible the amount of unrecognized tax benefit will significantly increase or decrease within twelve months. These disclosures are required at each annual reporting period unless a significant change occurs in an interim period.

FIN 48 is effective for fiscal years beginning after December 15, 2006. The cumulative effect of applying FIN 48 will be reported as an adjustment to the opening balance of retained earnings. The Company is currently evaluating the impact of adopting FIN 48.

2.	SFAS No. 157:

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS No. 157”). This statement provides a single definition of fair value, a framework for measuring fair value, and expanded disclosures concerning fair value. Previously, different definitions of fair value were contained in various accounting pronouncements creating inconsistencies in measurement and disclosures. SFAS No. 157 applies under those previously issued pronouncements that prescribe fair value as the relevant measure of value, except SFAS No. 123(R) and related interpretations. The statement does not apply to accounting standard that require or permit measurement similar to fair value but are not intended to represent fair value. This

Topspin Medical, Inc.
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
NIS in thousands,
except share and per share data

pronouncement is effective for fiscal years beginning after November 15, 2007. The Company is currently evaluating the impact of adopting SFAS 157.

3.	SFAS No. 159:

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities. This statement provides companies with an option to report selected financial assets and liabilities at fair value. Generally accepted accounting principles have required different measurement attributes for different assets and liabilities that can create artificial volatility in earnings. The Standard’s objective is to reduce both complexity in accounting for financial instruments and the volatility in earnings caused by measuring related assets and liabilities differently. This Statement is effective as of the beginning of an entity’s first fiscal year beginning after November 15, 2007. The Company is currently evaluating the impact of adopting SFAS 159.

NOTE 3: — CASH AND CASH EQUIVALENTS

December 31,
2006

In New Israeli Shekels	1,962
In other currencies (mainly in US dollars)	8,417

10,379

NOTE 4: — OTHER RECEIVABLES AND PREPAID EXPENSES

December 31,
2006

Prepaid expenses	194
Government of Israel — VAT Refund	367
Government of Israel — Chief Scientist	1,420
Other	132

2,113

Topspin Medical, Inc.
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
NIS in thousands,
except share and per share data

NOTE 5: — PROPERTY AND EQUIPMENT, NET

December 31,
2006

Cost:
Computers and software	3,606
Furniture and Office equipment	327
Laboratory equipment	2,650
Leaseholds improvements	570

7,153

Accumulated depreciation:
Computers and software	2,991
Furniture and Office equipment	172
Laboratory equipment	1,452
Leaseholds improvements	453

5,068

2,085

Depreciation expenses amounted to NIS 969, NIS 920 and NIS 5,481 for the years ended December 31, 2005, 2006 and for the period from inception through December 31, 2006, respectively.

NOTE 6: — TRADE PAYABLES

December 31,
2006

Open accounts	1,094
Notes payable	348

1,442

NOTE 7: — OTHER ACCOUNTS PAYABLES AND ACCRUED EXPENSES

December 31,
2006

Provision for payroll and related expenses	1,096
Vacation pay	786
Accrued expenses	1,416
Accrued issuance expenses	2,868

6,166

Topspin Medical, Inc.
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
NIS in thousands,
except share and per share data

NOTE 8:- CONTINGENT LIABILITIES, COMMITMENTS AND CHARGES

a.  Commitments to pay royalties to the Chief Scientist:

The subsidiary had obtained from the Chief Scientist of the State of Israel grants for participation in research and development and, in return, the subsidiary is obligated to pay royalties amounting to 3% of the sales in the first three years from the beginning of the repayment and 3.5% of the sales from the fourth year until all of its obligation is repaid, whichever period ends earlier. The grant is linked to the exchange rate of the dollar and bears interest of Libor per annum.

Through December 31, 2006, total grants obtained aggregate NIS 10,585.

b.  Commitments

In July 2003, TopSpin signed an agreement for the lease and maintenance (“Lease Agreement”) of a space where it maintains its offices, laboratories and a “clean room” for the production of its products for a period of five years. Total rent and maintenance expenses for the year ended December 31, 2005 and 2006 amounted to approximately NIS 600 and NIS 650, respectively.

If TopSpin abandons at the end of the fourth year, it will then become liable for payment of additional expenses in the amount of approximately NIS 350.

In December 2006, Topspin had signed an amendment to the Lease Agreement (the “Amendment”), for the lease of an additional space for a period of 5 years as of February 2007 (“Lease Term”), on the same terms and conditions as the Lease Agreement, excluding any additions, adjustments or changes determined in the Amendment.

Topspin is entitled to terminate the Lease Term of the additional space subject to the terms determined in the Amendment and a compensation fee of NIS 100.

According to the Amendment, Topspin was provided with an option to extend the original term lease according to the Lease Agreement for an additional period from December 1 ,2008 and ending on January 31, 2012, provided that Topspin will notify in writing until August 1, 2008 of its decision to extend the original Lease Term.

Future rental commitments under the existing Lease Agreement and amendment are as follows:

First year	769
Second year	607
Third year, etc.	363

1,739

c.  TopSpin pledged a bank deposit which is used as a bank guarantee amounting to NIS 363 to secure its payments under the Lease Agreement.

d.  TopSpin leases motor vehicles under operating lease agreements for 36 months. The monthly lease payments are approximately NIS 74. The Company paid the last three months of the lease in advance.

Topspin Medical, Inc.
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
NIS in thousands,
except share and per share data

Future rental commitments under the existing lease agreement are as follows:

First year	784
Second year	507
Third year	38

1,329

e.  On October 3, 2006, Topspin entered into a distribution agreement (“the agreement”) with Top Medical B.V. (“the distributor”) for the distribution of its intravascular MRI catheter (“the product”) in Belgium, the Netherlands and Luxembourg (“Benelux”).

According to the agreement, the distributor was named as the exclusive distributor of the product in Benelux by acquiring the product from TopSpin and selling and marketing it to various customers in Benelux. The distributor’s nomination as the exclusive distributor is subject to meeting periodic targets in connection with minimum sales of the product, as detailed in the agreement.

The distributor has undertaken, among other things, to market the product and grant support and training services for the product’s end customers.

The period of the agreement is three years from the CE Mark approval for the product (which was received on December 2006), with an option for extension with the parties’ consent unless it is terminated earlier by one of the parties under the terms stipulated in the agreement.

NOTE 9: — SHAREHOLDERS’ EQUITY

a.  Composition of share capital:

The Company’s authorized common stock consists of 500,000,000 shares with a par value of $0.001 per share. All shares have equal voting rights and are entitled to one non-cumulative vote per share in all matters to be voted upon by shareholders. The shares have no preemptive, subscription, conversion or redemption rights and may be issued only as fully paid and non-assessable shares. Holders of the common stock are entitled to equal ratable rights to dividends and distributions with respect to the common stock, as may be declared by the Board of Directors out of funds legally available. The common stocks are registered and publicly traded on the Tel-Aviv Stock Exchange

b.  Share capital:

1. In September 1999, the Company issued 625,000 Ordinary shares at a price of $0.001 per share.

In October 1999, the Company issued 375,001 Preferred A shares in consideration for NIS 3,136 (net of issuance expenses of NIS 20) at a price of $2 per share.

In May 2000, the Company issued 208,329 Preferred B shares in consideration for NIS 10,184 (net of issuance expenses of NIS 61) at a price of $12 per share.

In December 2002, the Company issued 87,386,858 Preferred C shares in consideration for a total amount of NIS 73,816 (net of issuance expenses of NIS 2,200) at a price of $0.1886 per share.

The consideration for the issued stock was paid at the closing day (NIS 47,358) and the remaining of the consideration was paid when the Company achieved the development milestone, as detailed in the agreement (commencement of clinical trials of its products on humans) in 2003.

Topspin Medical, Inc.
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
NIS in thousands,
except share and per share data

Preferred C shares conferred, among others, preference rights in respect of distribution of the Company’s earnings and distribution of the Company’s assets upon liquidation. Preferred A and B shares conferred, among others, preference rights in respect of distribution of the Company’s assets upon liquidation, after such distribution is made to holders of Preferred C shares and Ordinary shares conferred voting rights and rights in distribution of the Company’s assets upon liquidation, after such distribution is made to holders of Preferred shares.

All classes of shares, as above, conferred equal voting rights in the Company’s general meetings on the basis of conversion into the underlying Ordinary shares.

Preferred A, B and C shares were convertible into Ordinary shares according to conversion rates of 15.5885, 53.4998 and 1 per Ordinary share, respectively.

On August 22, 2005, the Company effected a consolidation and distribution of its share capital in such a manner that 375,001 Preferred A shares of $0.001 were converted into 5,845,692 Ordinary shares, 208,329 Preferred B shares were converted into 11,145,557 Ordinary shares and 87,386,858 Preferred C shares were converted into 87,386,858 Ordinary shares.

2. According to an agreement signed in December 2002, the Company issued to the Chief Executive Officer (CEO) 11,927,727 Ordinary shares in consideration for $100 thousand, subject to repurchase right according to certain vesting terms. The subsidiary, TopSpin, gave the CEO a loan to finance the purchase of the Company’s shares. The loan is denominated in U.S dollars and bears interest at the rate of 5%. As a security to ensure the repayment of the loan, the CEO pledged these shares for the benefit of the Company. The pledged shares and the related balance of the loan were deducted from the shareholders’ equity.

The agreement determines that in case of lack of ability to repay the loan, the loan may be repaid only out of the return on the pledged shares. The CEO has also undertaken that if the first of the events detailed in the agreement occurs (such as the Company becomes an issuer, as defined by the Sarbanes-Oxley Act of 2002), he will repay the outstanding loan amount, if he is required to do so by TopSpin. In August 2005, the Company and the CEO signed an agreement that modifies the employment conditions of the CEO and revises the terms of the loan and the pledge. The first half of the $100,000 loan that the CEO received in order to purchase Company’s shares, including the accrued interest thereon, will become a grant at the end of the second anniversary of the IPO, and the other half at the end of the third anniversary of the IPO, provided that the CEO continues to be employed in TopSpin or is a consultant in TopSpin or in any of its related companies at such time. Accordingly, for the years ended December 31, 2005 and 2006 and the period from inception through December 31, 2006 amounts of NIS 74, NIS 208 and NIS 282, respectively became a grant and were recorded as expenses.

The Company has a repurchase option to buy the unvested shares from the CEO at price equal to its original purchase price.

Upon closing of the agreement 7/12 (seven twelfths) of the shares were immediately vested. The other portions of the shares are subject to the Company’s right of repurchase according to the following terms:

1. The Company’s right of repurchase shall lapse on a monthly basis over four years period commencing on the date of execution of the original agreement.

2. The Company’s right of repurchase shall lapse, with respect to 1/6 (one sixth) of the shares in the event that the Company achieves a milestone as defined in the agreement. This milestone has been achieved in September 2003.

Topspin Medical, Inc.
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
NIS in thousands,
except share and per share data

Till December 31, 2005, the Company accounted for these shares as a variable plan and remeasured compensation at the period such shares were vested. As of January 1, 2006 the fair value of the vested shares was classified as a liability.

In August 2005, according to the modifications in the employment agreement and the loan agreement the security for the loan was replaced such that the CEO’s shares in a private company which holds 475,000 of the Company’s shares were pledged till the loan is fully paid.

Compensation expenses (income) related to the CEO of NIS (627), NIS 4,718 and NIS 8,936 were recognized during the years ended December 31, 2005, 2006 and for the period from inception through December 31, 2006, respectively.

3. On August 23, 2005, the Company increased its authorized share capital to 500 million Ordinary shares of $0.001 par value each.

4. On August 25, 2005, the Company published a prospectus for the issuance of securities to the public in Israel. The securities were issued in 38 thousand units (“the units”) and the price per unit, as determined in a tender, was NIS 0.95 per unit. Each unit consisted of 1,000 Ordinary shares at NIS 0.95 per share and 600 options at no consideration.

As such, the Company has 22,800,000 registered options (series 1) which are exercisable into 22,800,000 Ordinary shares of $0.001 par value with an exercise price of NIS 1.1 per share, linked to the changes in the dollar/NIS exchange rate from August 25, 2005. The options are exercisable up to February 28, 2008. As of the balance sheet date, no options (series 1) have been exercised.

Net proceeds total approximately NIS 32,430 (net of issuance expenses of NIS 3,670). The net proceeds were allocated to the shares and options based on their relative market value.

5. In December 2002, the Company granted fully vested options to holders of Ordinary shares, for their services, which are exercisable into 1,805,138 Ordinary shares of the Company at $0.001 per share. The options were exercised in September 2005 in consideration for NIS 7.

6. In 2005 and 2006, 1,578,122 and 634,374 options, under the 2003 option plan (see note 11c), were exercised in consideration for NIS 9 and 41, respectively.

7. In December 2002, the Company granted fully vested options to Hemisphere Capital Corp., for their services, which are exercisable into 1,590,668 Preferred C shares of the Company at $0.1886 per share. In September 2005, all the options were cash-less exercised into 170,247 Ordinary shares.

NOTE 10: — CONVERTIBLE DEBENTURES AND WARRANTS

Pursuant to the Company’s BOD decision from November 21, 2006, the Company allocated by a private placement NIS 50,000,000 par value of bonds (series A) (“the bonds” or “the bonds (series A)”) not registered for trade on the TASE and 25,000,000 warrants (series 2) (“the warrants” or “the warrants (series 2)”) such that each allocation of two bonds (series A) entitled the holder of bonds (series A) to receive from the Company, at no consideration, one warrant (series 2).

a.  The offered securities terms:

NIS 50,000,000 par value of bonds (series A), will be redeemable in one installment on November 30, 2009, bear annual interest of 6% to be calculated and paid annually on November 30 of each of the years

Topspin Medical, Inc.
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
NIS in thousands,
except share and per share data

2007-2009 and linked, principal and interest, to the Israeli CPI published due to October 2006. The bonds (series A) were offered at a purchase price equaling 95% of their par value.

The bonds (series A) are convertible into Ordinary shares of the Company starting from the date of their registration for trade on the TASE, if indeed effected, on each trading day through November 14, 2009, excluding during the period from November 15 and November 30 of each of the years 2007-2008, in such a manner that each NIS 0.84 par value of bonds (series A) is convertible into one Ordinary share of the Company.

At the option of the Company, it may compel the bond holders to make a mandatory conversion of the bonds outstanding into Ordinary shares of the Company, subject to registering the bonds for trade on the TASE and to other requirements, as stipulated in the deed of trust, at a conversion ratio determined according to the weighted average share quoted market price on the TASE in the 30 trading days preceding the notice of mandatory conversion less 10% and in any event not exceeding a fixed conversion ratio of NIS 0.84 per share.

b.  The shares deriving from the conversion of all the bonds (series A) represent approximately 37.41% of the Company’s issued share capital before the private placement and approximately 21.14% of the Company’s issued share capital and voting rights subsequent to the private placement on a fully diluted basis.

c.  If the bonds (series A) are not registered for trade within six months from the private placement date, they will not be converted into the Company’s shares and will be offered for early redemption under the following requirements:

1. Within one business day from the end of the six-month period from the private placement, the Company shall notify the holders of bonds (series A) and the trustee of the early redemption date, to be scheduled for the first business day following 17 days from said notice.

2. Upon the early redemption date, the Company shall pay the holders of bonds (series A) the unpaid principal balance, linked to the Israeli CPI and bearing interest as detailed below. In consideration for the principal balance, the Company shall pay NIS 1 per NIS 1 par value of bonds (series A). The Company shall also pay the holders of bonds (series A) interest of 5% in respect of the period from the private placement date through the early redemption date.

d.  NIS 25,000,000 warrants (series 2), not registered for trade on the TASE, exercisable into Ordinary shares of the Company in such a manner that each warrant (series 2) is exercisable into one Ordinary share on each trading day from the registration for trade of the warrant (series 2), if indeed effected, through May 31, 2009, excluding on the 12th through the 16th of each month during said period in consideration for a cash exercise price of NIS 0.84 per share, linked to the Israeli CPI published due to October 2006. Any warrants (series 2) that are not exercised by May 31, 2009 will expire.

e.  As long as the warrants (series 2) are not registered for trade on the TASE, they cannot be exercised into the Company’s shares.

f.  The shares deriving from the exercise of all the warrants (series 2) represent approximately 15.71% of the Company’s issued share capital before the private placement and approximately 8.88% of the Company’s issued share capital and voting rights subsequent to the private placement and on a fully diluted basis.

g.  The proceeds from the issuance of bonds and additional amount of NIS 4,000 which were transferred by the Company were placed in a restricted deposit managed by a trustee according to the trust agreement until the time that certain conditions are met. Prior to receiving any of the proceeds, the bonds (series A) must

Topspin Medical, Inc.
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
NIS in thousands,
except share and per share data

be registered for trade on the TASE. Also, in order to receive any of the proceeds one of four other conditions must occur:

1. A full mandatory conversion of the bonds into shares — in that case the trustee will transfer to the Company the full deposited amount, plus any interest and less tax and management expenses

2. The trustee receives notice that the Company is making a full or partial repayment amount of the bonds (series A) to the bondholders — in that case the trustee will transfer to the Company the amount of bonds that have been repaid.

3. Certain regulatory approvals are received — in that case the trustee will transfer the first 50% of the deposited amount when the Company obtains a CE Mark from a European Union Notified Body (this event has already occurred) and the trustee will transfer the second 50% of the deposited amount when the Company obtains approval from the United States FDA.

4. The trustee receives notice that a bondholder has voluntary converted a given amount of bonds (series A) into shares — in that case the trustee will transfer the value of the bonds (series A) converted in NIS.

h.  Prices of the offered securities and the Company’s listed shares:

The bonds (series A) were offered at a purchase price equaling 95% of their par value and for total consideration of NIS 47,500. The warrants (series 2) were offered at no consideration. The share’s quoted market price at November 21, 2006, was NIS 0.752 per share.

i.  The Company has undertaken to pay the placement agent of the offered securities (Poalim IBI — Underwriting and Issuances Ltd.) commissions at rates specified below:

1. Upon the execution of the private placement — a commission of 1.17% of the proceeds. As such amount of NIS 554 was paid.

2. Upon the registration of the offered securities for trade on the TASE, a commission of 2.33% of the proceeds. As such an amount of NIS 1,107 was recorded as a provision.

3. A commission of 1.5% of the total par value of the offered bonds in the event of transfer of funds from the trustee’s account to the Company, as described in the deed of trust signed between the Company and Hermetic Trust (1975) Ltd. on November 21, 2006 (“the deed of trust”). In the event of transfer of said funds in two portions as described in the deed of trust, the commission transferred at each fund transfer will equal half the commission described in this item above at any of the dates of transferring a portion. As such an amount of NIS 750 was recorded as a provision.

4. A commission of 2% of the total par value of the bonds (series A) converted into Ordinary shares of the Company. The commission based on this item will be paid every calendar quarter on the first business day, for the conversion of bonds (series A) executed in the preceding calendar quarter.

j.  The Company is subject to redemption of the consideration received in case of failure to register for trade within six month from the private placement date.

k.  In accordance with EITF 00-19 “Accounting for Derivative Financial Instruments Indexed to, and potentially settled in a Company’s Own Stock” (EITF 00-19), the Company recorded the consideration paid for the convertible debenture and the warrants as a liability. The warrants were recorded as a liability based on their fair value at grant date in the amount of NIS 8,170. The Company estimated the fair value of the

Topspin Medical, Inc.
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
NIS in thousands,
except share and per share data

warrants at the grant date using a binominal model. Change in the fair value in the amount of NIS 907 was recorded as interest expense.

According to EITF 05-2 “The meaning of conventional convertible Debt Instrument in Issue No. 00-19” the issued debenture are considered as non conventional convertible debentures. As such, the bifurcation of the conversion feature was required.

The grant date fair value of the conversion feature of the debenture, in the amount of NIS 4,142 was recorded as a liability. The fair value was calculated according to the Binominal model. Change in the fair value in the amount of NIS 4,040 was recorded as interest expense.

In addition, the Company considered the commission of 2% to be paid to the placement agent as an embedded derivative. The grant date fair value of the embedded derivative, in the amount of NIS 846 was recorded as a liability. The fair value was calculated according to the Binominal model. Change in the fair value in the amount of NIS 9 was recorded as interest expense.

The balance of the consideration, in the amount of NIS 34,342, was allocated to the debenture. The discount in the amount of NIS 15,658 is amortized according the effective rate interest method which amounted to 24.9% over the debentures redemption period (36 months).

NOTE 11: — STOCK BASED COMPENSATION

Issuance of options to employees, directors and consultants:

a.  In December 2002 and January 2004, the Company granted to Tmura — The Israeli Public Service Venture Fund and to American Friends of Tmura Inc. options to purchase 325,000 Ordinary shares at $0.1886 per share. 180 options granted in December 2002 are exercisable until 10 years after the date of grant. 324,820 options granted in January 2004 are exercisable up to 10 years from the date on which the Company’s securities are offered to the public. As of the balance sheet date, no options have been exercised. As of December 31, 2006 the fair value of the liability in respect for the options issued was NIS 203.

Compensation expenses (income) of NIS (21), NIS 97 and NIS 202 were recognized during the year ended December 31, 2005 and 2006 and the period from inception through December 31, 2006, respectively.

b.  In 2001, the Company adopted a stock option plan according to which up to 300,000 options to purchase 300,000 Ordinary shares of the Company may be granted to directors, employees and consultants of the Company and its subsidiary, as determined by the Company’s Board from time to time (“the 2001 option plan”). The options are exercisable at $2 or $12 per option. The options to employees and directors have in most cases a four years vesting period. Under the 2001 option plan the Company issued 280,910 options. As of December 31, 2006, 185,810 options are outstanding and exercisable.

c.  In 2003, the Company adopted a stock option plan according to which up to 22,000,000 options to purchase Ordinary shares of the Company may be granted to directors, employees and consultants of the Company and its subsidiaries, as determined by the Company’s Board from time to time (“the 2003 option plan”). The options are exercisable at $0.001-$0.1886 per share. The options to employees and directors will vest over a period of four years from the date of grant such that 25% of the options vest at the end of the first year and 6.25% of the options vest at the end of each subsequent quarter for an additional period of three years, unless otherwise stated in the options agreement. Any option which is canceled or forfeited before expiration becomes available for future grants. As of December 31, 2006, 13,828,685 options are outstanding.

Topspin Medical, Inc.
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
NIS in thousands,
except share and per share data

d.  On April 6, 2006, the Company granted 1,055,000 options for the purchase of 1,055,000 Ordinary shares of the Company to employees and consultants of the subsidiary, Topspin, pursuant to the Company’s 2003 stock option plan with an exercise price of $0.1253 per share. The options will expire at the end of 10 years.

The vesting terms for 230,000 of the options were determined according to milestones as set in the optionee’s option agreement.

As of December 31, 2006, these performance based options were forfeited due to a failure to achieve the milestone.

e.  On June 6, 2006, the Company granted 1,795,000 options for the purchase of 1,795,000 Ordinary shares of the Company to employees of the subsidiary, Topspin, pursuant to the Company’s 2003 stock option plan with an exercise price of $0.1494 per share. The options will expire at the end of 10 years.

The vesting terms for 1,000,000 of the options are determined according to milestones as set in the optionees’ option agreements. The milestones are mainly based on the Company’s targets regarding the development of cardiology and urology related products. As of December 31, 2006 the Company achieved the first milestone as defined in the optionees option agreements and consequently 200,000 options became vested. The Company assumed that the other milestones will not be achieved.

f.  On September 13, 2006, the Company entered, on its behalf and on behalf of its subsidiaries, into a research and development agreement with the Technion Research and Development Foundation Ltd. (“the Technion”) and a researcher for collaborating in the research and development of additional imaging capabilities based on the Company’s MRI technology for imaging tumors in the prostate and for additional medical applications in urology and in general, as agreed upon by the parties. In return for the performance of research and development activities by the Technion and the researcher, they will be reimbursed for research expenses according to the research and development agreement in a total of $70,000. The Company will also grant options to the Technion and the researcher, as described below:

On September 13, 2006, the Company granted 795,000 options to employees and 1,200,000 options to the Technion and the researcher (collectively, “the service providers”) for the purchase of 1,995,000 Ordinary shares of the Company pursuant to the Company’s 2003 stock option plan with an exercise price of $0.114. The options will expire at the end of 10 years from the date of grant.

The vesting of 1,200,000 options granted to the service providers is determined according to milestones based on the targets achieved by the Company in the urology field as defined in the option agreements. The Company estimates that all 1,200,000 options granted to the service providers will vest.

g.  On July 13, 2006, the Company published an outline, under the Company’s 2003 stock option plan, for the grant of up to 2,600,000 options of the Company to the employees of the subsidiary, Topspin, exercisable into up to 2,600,000 Ordinary shares of the Company. The options are exercisable at an exercise price of $0.1494 per Ordinary share and will expire at the end of 10 years from the date of grant. All the options allocated will be exercisable starting from the date of grant. As of December 31, 2006 no options were granted in accordance with this outline.

h.  1. A summary of the Company’s share option activities for options granted to employees under the plans excluding performance base options is as follows:

Topspin Medical, Inc.
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
NIS in thousands,
except share and per share data

	Years Ended December 31,
	2005 and December 31, 2006
			Weighted
			Average
		Weighted	Remaining	Aggregate
		Average	Contractual	Intrinsic
		Exercise	Terms	Value
	Number	Price	(In Years)	Price

Options outstanding at January 1, 2005	6,958,225	$0.070
Options granted	3,920,000	$0.020
Options exercised	237,497	$0.002
Options Forfeited	1,346,928	$0.047
Options outstanding at December 31, 2005	9,293,800	$0.054
Options granted	1,965,000	$0.132
Options exercised	634,374	$0.015
Options forfeited	641,566	$0.038

Options outstanding at December 31, 2006	9,982,860	$0.073	8.0	6,454

Options vested and expected to vest at December 31, 2006	9,285,597	$0.071	7.9	6,152

Options exercisable at December 31, 2006	4,714,924	$0.088	7.2	3,486

2. A summary of the activity under the performance share-based options granted to employees as follows:

	Year Ended December 31,
	2006
			Weighted
			Average
		Weighted	Remaining	Aggregate
		Average	Contractual	Intrinsic
		Exercise	Terms	Value
	Number	Price	(In Years)	Price

Options outstanding at beginning of year	—	—
Options granted	1,000,000	$0.149
Options exercised	—	—
Options forfeited	—	—

Options outstanding at end of the year	1,000,000	$0.149	9.4	183

Options vested and expected to vest	200,000	$0.149	9.4	37

Options exercisable at December 31, 2006	200,000	$0.149	9.4	37

3. The weighted-average grant-date fair value of options granted to employees during the year ended December 31, 2006 was NIS 0.3 per option. The aggregate intrinsic value in the tables above represents the total intrinsic value (the difference between the Company’s closing stock price on the last trading day of December 2006 and the exercise price, multiplied by the number of in-the-money options) that would have been received by the option holders had all option holders exercised their options on December 31, 2006. This amount change based on the fair market value of the Company’s stock. Total intrinsic value of options

Topspin Medical, Inc.
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
NIS in thousands,
except share and per share data

exercised by employees for the year ended December 31, 2006 was NIS 445. As of December 31, 2006, there was NIS 1,352 of total unrecognized compensation cost related to non-vested share-based compensation arrangements granted to employees under the Company’s stock option plans. That cost is expected to be recognized over a weighted-average period of 1.7 years.

4. The Company’s outstanding options to employees as of December 31, 2006, have been separated into ranges of exercise prices as follows:

	Options for	Exercise		Weighed Average
	Ordinary	Price	Options	Remaining
Issuance Date	Shares	per Share	Exercisable	Contractual Terms

March 2000 - August 2001	169,800	$2	169,800	3.5
September 2002	2,000	$12	2,000	5.8
July - October 2003	2,215,000	$0.001	2,136,251	6.6
April - August 2004	2,283,875	$0.02	1,155,938	7.5
July - August 2005	3,437,185	$0.02	1,250,935	8.6
April 2006	750,000	$0.125	0	9.3
June 2006	1,705,000	$0.149	200,000	9.4
September 2006	420,000	$0.111	0	9.7

i.  Compensation expenses related to options granted to employees were recorded to research and development expenses and general and administrative expenses, as follows:

			Period from
			Inception
			(September 20,
	Year Ended		1999) through
	December 31,		December 31,
	2005	2006	2006

Research and development expenses	539	2,497	3,561
General and administrative expenses	(680)	5,056	10,479

	(141)	7,553	14,040

j.  The weighted average exercise price and fair value of options granted (including non-employees) under the Company’s stock option plans during the years ended December 31, 2005 and 2006:

	2005	2006

Weighted average exercise price	$0.020	$0.129

Weighted average fair value on grant date	$0.138	$0.076

k.  1. A summary of the Company’s share option activities for options granted to non-employees under the plans excluding performance base options is as follows:

Topspin Medical, Inc.
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
NIS in thousands,
except share and per share data

	Years Ended December 31,
	2005 and December 31, 2006
			Weighted
			Average
		Weighted	Remaining	Aggregate
		Average	Contractual	Intrinsic
		Exercise	Terms	Value
	Number	Price	(In Years)	Price

Options outstanding at January 1, 2005	2,660,385	$0.120
Options granted	165,625	$0.020
Options exercised	1,340,625	$0.001
Options Forfeited	66,250	$0.234
Options outstanding at December 31, 2005	1,419,135	$0.216
Options granted	450,000	$0.114
Options exercised	—	—
Options forfeited	37,500	$2.000

Options outstanding at December 31, 2006	1,831,635	$0.154	7.7	995

Options vested and expected to vest at December 31, 2006	1,831,635	$0.154	7.7	995

Options exercisable	1,082,885	$0.203	6.9	653

2. A summary of the activity under the performance share-based options granted to non-employees is as follows:

	Year Ended December 31,
	2006
			Weighted
			Average
		Weighted	Remaining	Aggregate
		Average	Contractual	Intrinsic
		Exercise	Terms	Value
	Number	Price	(In Years)	Price

Options outstanding at beginning of year	—	—
Options granted	1,430,000	$0.114
Options exercised	—	—
Options forfeited	230,000	$0.125

Options outstanding at end of the year	1,200,000	$0.111	9.7	412

Options vested and expected to vest	1,200,000	$0.111	9.7	412

Options exercisable at December 31, 2006	—	—	—	—

3. The weighted-average grant-date fair value of options granted to non-employees during the year ended December 31, 2006 was NIS 0.395 per option. As of December 31, 2006, there was NIS 993 of total unrecognized compensation cost related to non-vested share-based compensation arrangements granted to non-employees under the Company’s stock option plans. That cost is expected to be recognized over a weighted-average period of 2.1 years.

Topspin Medical, Inc.
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
NIS in thousands,
except share and per share data

4. The Company’s outstanding options to non-employees under the Company’s stock option plans as of December 31, 2006 are as follows:

	Options for			Weighed Average
	Ordinary	Exercise Price	Options	Remaining
Issuance Date	Shares	per Share	Exercisable	Contractual Terms

January - June 2002	14,010	$12	14,010	5.3
May 2003 - July 2004	1,202,000	$0.05	1,000,125	6.7
July - August 2005	165,625	$0.02	68,750	8.6
April 2006	75,000	$0.125	0	9.3
September 2006	1,575,000	$0.111	0	9.7

*	For options granted to non-employees not under the Company’s stock option plans see note 11a.

5. The Company accounted for its options to consultants under the fair value method in accordance of SFAS 123 and EITF 96-18. The fair value for these options was estimated according to the principles determined in SFAS 123(R) based on binomial option pricing model and amounts to approximately NIS 1,336. Compensation expenses of NIS 66, NIS 1,024 and NIS 2,656 were recognized during the year ended December 31, 2005 and 2006 and the period from inception through December 31, 2006, respectively.

NOTE 12: — FINANCING INCOME (EXPENSES), NET

			Period from
			Inception
			(September 20,
	Year Ended		1999) through
	December 31,		December 31,
	2005	2006	2006

Financial expenses:
Bank commissions	(28)	(37)	(273)
Interest expense	—	(308)	(600)
Change in fair value of liability in respect of warrants	—	(907)	(907)
Change in fair value of conversion feature	—	(4,040)	(4,040)
Change in fair value of embedded derivative	—	(9)	(9)
Amortization of deferred issuance expenses and debentures discount	—	(468)	(468)
Foreign currency translation adjustments	(30)	(2,216)	(5,489)

	(58)	(7,985)	(11,786)

Financial income:
Gain short term deposits	628	1,412	3,573
Foreign currency translation adjustments	1,090	962	2,532

	1,718	2,374	6,105

	1,660	(5,611)	(5,681)

Topspin Medical, Inc.
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
NIS in thousands,
except share and per share data

NOTE 13: — INCOME TAXES

a.  Tax laws applicable to the companies:

1. The Company is taxed under U.S. tax laws.

2. Topspin is taxed under the Israeli income Tax Ordinance and the Income Tax (Inflationary Adjustments) Law, 1985: (“the law”).

According to the law, the subsidiary’s results for tax purposes are measured based on the changes in the Israeli CPI.

b.  Tax assessments:

The Company has not received final tax assessments since its incorporation. The subsidiary, TopSpin, has tax assessments considered final through 2002.

c.  Tax rates applicable to the Group:

1.  The subsidiary — TopSpin:

Until December 31, 2003, the regular tax rate applicable to income of TopSpin was 36%. In June 2004, an amendment to the Income Tax Ordinance (No. 140 and Temporary Provision), 2004 was passed by the “Knesset” (Israeli parliament) and on July 25, 2005, another law was passed, the amendment to the Income Tax Ordinance (No. 147) 2005, according to which the corporate tax rate is to be progressively reduced to the following tax rates: 2005 — 34%, 2006 — 31%, 2007 — 29%, 2008 — 27%, 2009 — 26%, 2010 and thereafter — 25%.

The above amendment did not have an effect on the TopSpin’s financial position and results of operations.

2.  The Company:

The tax rates applicable to the Company whose place of incorporation is the U.S. are corporate (progressive) tax at the rate of up to 35%, including State tax and Local tax which rates are dependent on the country and city in which the Company will conduct its business.

According to the tax laws applicable to Israeli residents, dividend received from a foreign resident company is subject to tax in Israel at the rate of 25% in the hands of its recipient. According to the tax laws applicable in the U.S., tax at the rate of 30% is withheld and, based on the treaty for the avoidance of double taxation of Israel and the U.S., it may be reduced to either 25% or 12.5% (dependent on the identity of the shareholder). To enjoy the benefits of the tax treaty, certain procedural requirements need to be satisfied.

d.  Carry forward losses for tax purposes

In the year ended December 31, 2006 the main reconciling items from the statutory tax rate of the Company (31%) to the effective tax rate (0%) is carryforward tax losses for which a full valuation allowance was provided.

Carry forward tax losses of the Company total approximately NIS 6,525 as of December 31, 2006. According to the tax laws in the U.S., these losses may be gradually carried forward until 2025. Carry-forward tax losses of the subsidiary in Israel, TopSpin, which may be carried forward for an indefinite period, total

Topspin Medical, Inc.
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
NIS in thousands,
except share and per share data

approximately NIS 89,029 as of December 31, 2006. Deferred tax assets relating to these carry forward losses were not recorded due to the uncertainty of their utilization.

NOTE 14: — RELATED PARTIES TRANSACTIONS

a.  Balances with related parties:

December 31,
2006

Bonus to a shareholder, see c3 below	(14)

Loan to a shareholder, see b below	237

b.  In December 2002, TopSpin gave a shareholder who also acts as the Company’s CEO two loans:

1. One loan in the amount of $100 to purchase Company’s shares, as discussed in Note 9b2, is presented as a deduction from equity.

2. Another loan in the amount of $50 which bears interest at the rate of 5%. The loan is presented in current assets.

The repayment date for the loans was determined to be the date on which the CEO terminates his employment, sells his security interest in the Company’s shares and other events as specified in the agreement like the Company becomes an issuer, as defined by the Sarbanes-Oxley Act of 2002.

c.  On August 22, 2005, the Company signed with the CEO an agreement which modifies his employment conditions in effect from the date of the IPO (“the issuance”), the principle modifications are:

1. The agreement is in effect for five years and the parties agree that they will notify of their intention to extend the employment term, under the law, in writing no later than six months before the end of the above five-year period. The parties may terminate the commitment between them by giving an advance notice of at least three months in writing.

2. The monthly salary of the CEO will be NIS 50, linked to the Israeli CPI known on the date of the prospectus.

3. In addition, in each of the first to the third anniversary of the IPO, the CEO shall be entitled to a bonus of $10, provided that the CEO continues to be employed as a CEO or consultant in TopSpin or in any of its related company at such time.

4. The loan of $50 that the CEO received including the accrued interest (see Note 14b2) will become a grant at the end of the first anniversary of the IPO, provided that the CEO continues to be employed in TopSpin or consultant in TopSpin or in any of its related companies at such time.

5. The first half of the $100 loan that the CEO received in order to purchase Company’s shares (see Note 9b2), including the accrued interest thereon, will become a grant at the end of the second anniversary of the IPO, and the other half at the end of the third anniversary of the IPO, provided that the CEO continues to be employed in TopSpin or consultant in TopSpin or in any of its related companies at such time.

6. The security of the loans was replaced such that the CEO shall pledge its interests in a private company which holds the Company’s shares and which is wholly owned by him.

Topspin Medical, Inc.
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
NIS in thousands,
except share and per share data

d.  The Company granted to the CEO a special bonus in the amount of NIS 523 at the time that the Company’s shares were initially offered to the public.

e.  On February 19, 2006, after receiving the approval of the Company’s audit committee and board of directors (“BOD”), the Company signed a market maker agreement for the Company’s shares whereby the controlling shareholders in the Company will lend up to 800,000 of the Company’s shares held by them to Prisma Capital Markets Ltd. (“the market maker”) for market making the Company’s shares. The agreement is in effect for one year and may be terminated by each party by an advance notice of 45 days. The market maker will receive a fixed monthly fee (approximately NIS 4) from the Company. As of December 31, 2006 no shares were lent.

NOTE 15: — SUBSEQUENT EVENTS

a.  On January 7, 2007 the general meeting of the shareholders of the Company approved the BOD’s resolutions as follows:

1. Options:

Allocation of up to 2,400,000 non-marketable options to the CEO, exercisable into 2,400,000 Ordinary shares of the Company (“the options”), for an exercise price of $0.1503 per share. The options are subject to the vesting terms pursuant to the following targets and goals:

1. 600,000 options vested as the Company obtained CE Mark approval for the intravascular MRI catheter for the coronary arteries developed by the Company (“the product”), on December 31, 2006.

2. 960,000 options will vest once the Company obtains FDA approval for the product, if and when such approval is granted by June 30, 2007, or by November 15, 2007.

3. 840,000 options will vest upon the occurrence of one of the following events: (1) Receiving a memorandum of investment in Topspin Urology Ltd., or in any other company holding the intellectual property rights in requests and/or applications regarding intellectual property and the Company’s urology activities (“urology activities”), including through capital raising by the Company for the development of the urology activities, in an amount exceeding $1,000 by November 30, 2007, which would not include grants from the Office of the Chief Scientist; (2) The sale, transfer, grant of a license or any other transfer of all or substantially all of the urology activities or signing a memorandum or any other agreement in connection with said transfer by November 30, 2007; or (3) the Company’s BOD decision to independently finance the urology activities instead of locating available external financing, under the terms detailed above by November 30, 2007.

Any options that do not vest by said dates will expire. The options will be subject to the additional conditions regarding the Company’s 2003 stock option plan (“the option plan”) provided that should there be a discrepancy between the option grant conditions stipulated above and the conditions of the option plan, the provisions detailed above will prevail. Despite the provisions stipulated in the option plan, options that vest will become exercisable for a year from the end of all engagements or commitments between the Company (or its subsidiaries) and the CEO as employee, consultant, director or in any other way. The fair value of the options at grant date is estimated to be approximately NIS 1,473. The fair value is calculated according to the Binomial model with expected annual volatility of 60%-80% calculated on the date of grant and based on the share price on the grant date (NIS 0.87 per share), annual risk-free interest rates of 4.5%-5% calculated on the grant date and forfeiture rates of 0%.

Topspin Medical, Inc.
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
NIS in thousands,
except share and per share data

2. Monetary grant:

The CEO will be entitled to receive a monetary grant from the Company, calculated on the basis of the Company’s revenues from product sales for 2007 (“the Company’s revenues”). Such grant will equal 10% of the Company’s revenues, from $250 up to $500 and 5% of the Company’s revenues exceeding $500. The Company’s revenues will be examined every calendar quarter in 2007. The amount of the grant will be examined and paid pro rata to the accrued revenues as of January 1, 2007 until the end of each quarter (less any amount paid on account of the grant for the previous quarters). The grant will be paid to the CEO within 14 days from the date of approval of the interim financial statements by the board.

3. Amendment to employment terms:

The CEO will be entitled to an updated monthly salary, to be paid for the period starting November 17, 2006, in a total of NIS 55, linked to the Israeli CPI published on November 16, 2006 until the known CPI on the date of actual payment.

b.  On March 4, 2007, the general meeting of the shareholders of the Company approved to amend the terms of the loan to the CEO detailed in Note 9b2, such that the conversion of the entire outstanding loan into a grant is accelerated to March 4, 2007, and the pledge is cancelled. As such, on March 4, 2007, TopSpin paid a cash bonus to the CEO in the amount outstanding under the loan and the CEO repaid the loan with the bonus amount.

NOTE 16 —	SUBSEQUENT EVENTS (UNAUDITED)

a. During April 2007, the Company obtained the written consent of all holders of securities as to the modifications in the terms of the deed of trust of the bonds (Series A) (“the deed of trust”) and the terms of the warrants (Series 2), in order to register these securities with the Securities and Exchange Commission (“SEC”) and list these securities for trade in TASE, all as described below:

1. Modifications in the deed of trust:

Following the consent of all of the holders of the bonds (Series A), the Company BOD and the trustee of bonds (Series A) (“the trustee”), the deed of trust was amended on April 30, 2007, as follows:

a) Security on bonds (series A):

Immediately after bonds (series A) are listed, if listed, the trustee will transfer to the Company all the amounts deposited with the trust account (“the deposit”), including the return thereon, less tax and expenses relating to the management of the account, as far as such accrue until that date (“the date of transfer of the deposit”). After three months from the date of transfer of the deposit, the Company will deposit with the trust account 50% of the amount of the deposit transferred to it, as above (“the refunded amount”), and the refunded amount will remain in trust in the hands of the trustee in accordance with the terms of the deed of trust and the provisions of any law. Once the trustee receives a signed notice from the Company’s CEO that the Food & Drug Administration (“the FDA”) has approved the Company to market the imaging catheter, as far as such is obtained, the trustee will transfer to the Company the remaining funds in the trust account, less tax and expenses relating to the management of the account and will remove the pledge on the trust account if the Company’s pledge on the trust account has not expired as a result of the fulfillment of other conditions as specified in the deed of trust (according to the terms of the deed of trust before effecting this change, the trustee shall immediately transfer to the Company only 50% of the deposit

Topspin Medical, Inc.
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
NIS in thousands,
except share and per share data

after bonds (series A) are listed, if listed, and the remaining 50% of the deposit will be transferred to the Company and the pledge on the trust account shall be removed once the trustee receives a signed notice from the Company’s CEO that the FDA has approved the Company to market the imaging catheter, as far as such is obtained).

b) Listing on TASE:

The Company will make its best efforts and intends to take all necessary actions and to receive all required decisions, under the law, to list the bonds (Series A) on TASE and this within a period of eight (8) months from the date of issuance of the bonds (Series A), meaning until July 23, 2007 (and not within a period of six months as originally written in the deed of trust before effecting this change).

c) Early redemption of bonds (Series A):

If bonds (Series A) are not listed in TASE within eight (8) months from the date of issuance of the bonds (Series A), as stated in b) above, the bonds (Series A) will not be convertible into shares of the Company, they will become available for immediate redemption and the following directives will apply: 1) In the first business day after the end of the eight months period from the date of the private placement, the Company shall inform the holders of bonds (Series A), TASE and the trustee on the date of the early redemption that shall occur on the first business day following 17 days from the date of giving such notice. 2) On the date of the early redemption, the Company will pay to the holders of bonds (Series A) the unpaid principal, including linkage to the Israeli CPI as in the provisions of the trust of deed and interest as elaborated below. The Company will pay NIS 1 per each NIS 1 par value of bonds (Series A) for the outstanding principal amount. The Company will also pay to the holders of bonds (Series A) for the period from the date of the issuance of the bonds (Series A) until the date of the early redemption interest at the rate of 8.33% for the period of the eight months. The total amount the Company will pay to the bondholders (Series A) in case of early redemption is approximately 54,165 NIS.

d) The trustee of debentures (Series A):

For the purpose of registering bonds (Series A) with the SEC, the deed of trust will be replaced by a new trust indenture between the Company on the one hand, the trustee (as defined in the deed of trust) on the other hand and an American trustee whose identity is not yet defined (“the American trustee”) as a third party. The American trustee will be qualified under the Trust Indenture Act of 1939,

2. Modifications in warrants (Series 2):

Following the consent of all of the holders of the warrants (series 2) and the approval of the Company BOD, modification in the warrants (Series 2) was obtained. According to said change, the Company will make its best efforts and intends to take all necessary actions and to receive all required decisions, under the law, to list the warrants (Series 2) on TASE and this within a period of eight (8) months from the date of issuance of the warrants (Series 2), meaning until July 23, 2007 (and not within a period of six months as originally written in warrants (Series 2)). The modification became effective upon the approval of the general meeting of shareholders of the Company.

Topspin Medical, Inc.
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
NIS in thousands,
except share and per share data

3. Transfer of securities:

The Company received notices from the holders of securities regarding their intention to transfer 14,233,502 bonds (Series A) and 7,116,751 warrants (Series 2). On April 26, 2007, the Company’s BOD agreed to effect such transfers after receiving from the holders of securities and transferors their signed requests to such transfers. During May 2007 the signed requests to transfer from the holders of securities and transferors were received and said transfers were effected, resulting in no holder of the securities (including its affiliated entities) holding securities for which the underlying shares exceed 10% of the public float of the Company (defined as the issued and outstanding share capital of the Company, less holdings by affiliates of the Company).

b. Until July 10, 2007, the Company obtained the written consent of all holders of securities as to replacing the deed of trust with an Indenture and as to the modification of the terms of the warrants (Series 2), in order to register these securities with the SEC and list these securities for trade in TASE, all as described below:

1. Replacing the deed of trust with an Indenture:

Following the consent of all of the holders of the bonds (Series A), and the Company BOD the deed of trust was replaced on July 10, 2007, with an Indenture and the certificate evidencing the bonds (Series A) was replaced with a new certificate issued simultaneously with the signing of the Indenture. Pursuant to the Indenture, Wilmington Trust Company acts as Indenture Trustee and Ziv Haft Trusts Company Ltd. acts as Co-Trustee. The following description is a summary of the material modifications in the terms of the bonds (Series A) as contained in the Indenture and the certificate evidencing the bonds (Series A):

a) Security on bonds (series A):

Immediately after bonds (series A) are listed for trade on the TASE, if listed, the trustee will transfer to the Company all the amounts deposited with the trust account (According to the deed of trust as amended on April 30, 2007, after three months from the date of transfer of the deposit, the Company was required to deposit with the trust account 50% of the amount of the deposit transferred to it (“the refunded amount”), and the refunded amount was to remain in trust in the hands of the trustee in accordance with the terms of the deed of trust and the provisions of any law and once the trustee receives a signed notice from the Company’s CEO that the FDA has approved the Company to market the imaging catheter, as far as such is obtained, the trustee will transfer to the Company the remaining funds in the trust account, less tax and expenses relating to the management of the account and will remove the pledge on the trust account if the Company’s pledge on the trust account has not expired as a result of the fulfillment of other conditions as specified in the deed of trust).

b) Listing on TASE:

The Company will make its best efforts and intends to take all necessary actions and to receive all required decisions, under the law, to list the bonds (Series A) on TASE and this within a period of ten (10) months from the date of issuance of the bonds (Series A), meaning until September 23, 2007 (and not within a period of eight months as written in the deed of trust as amended on April 30, 2007).

Topspin Medical, Inc.
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
NIS in thousands,
except share and per share data

c) Early redemption of bonds (Series A):

If bonds (Series A) are not listed in TASE within ten (10) months from the date of issuance of the bonds (Series A), as stated in b) above, the bonds (Series A) will not be convertible into shares of the Company, they will become available for immediate redemption and the following directives will apply: 1) In the first business day after the end of the ten months period from the date of the private placement, the Company shall inform the holders of bonds (Series A), TASE and the trustee on the date of the early redemption that shall occur on the first business day following 17 days from the date of giving such notice. 2) On the date of the early redemption, the Company will pay to the holders of bonds (Series A) the unpaid principal, including linkage to the Israeli CPI as in the provisions of the trust of deed and interest as elaborated below. The Company will pay NIS 1 per each NIS 1 par value of bonds (Series A) for the outstanding principal amount. The Company will also pay to the holders of bonds (Series A) for the period from the date of the issuance of the bonds (Series A) until the date of the early redemption interest at the rate of 11.67% for the period of the ten months. The total amount the Company will pay to the bondholders (Series A) in case of early redemption is approximately 55,835 NIS.

d) Interest payments:

The annual interest rate of the bonds (Series A) for the period from November 23, 2006 through November 30, 2007, will be increased by 1.75% and thus the first interest payment on November 30, 2007, will be at a rate of 7.8986% for the period beginning on November 23, 2006 and ending on November 30, 2007.

2. Modifications in warrants (Series 2):

Following the consent of all of the holders of the warrants (series 2) and the approval of the Company BOD and the shareholders of the Company, modifications in the warrants (Series 2) were obtained. The material modification to the terms of the warrants (Series 2) is that the Company will make its best efforts and intends to take all necessary actions and to receive all required decisions, under the law, to list the warrants (Series 2) on TASE and this within a period of ten (10) months from the date of issuance of the warrants (Series 2), meaning until September 23, 2007 (and not within a period of eight months as written in warrants (Series 2) as amended on April 30, 2007).

c. On April 19, 2007, the Company filed a registration statement pursuant to the United States Securities Act of 1933 (“the registration statement” and “Securities Act‘’ respectively) with the U.S. Securities and Exchange Commission (“SEC”) regarding the sale of Ordinary shares and warrants (series 3) and the shares resulting from the exercise of the warrants (series 3). On June 4, 2007, the registration statement became effective.

In the context of the registration statement, the Company is entitled to offer up to 53,000,000 Ordinary shares and 26,500,000 warrants (series 3), offered in 26,500,000 Units (each consisting of 2 Ordinary shares and 1 warrant (series 2)), for a period of one year from the date the registration statement became effective.

According to the above, on June 6, 2007, the Company issued 24,398,402 Ordinary shares of $0.001 par value each of the Company (“the Ordinary shares”) which are listed for trade on the TASE together with 12,199,201 warrants (series 3) that are not listed for trade on the TASE (“the warrants” or “the warrants (series 3)”).

Topspin Medical, Inc.
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
NIS in thousands,
except share and per share data

1. The terms of the issued securities:

(a) The Ordinary shares:

The Company issued 24,398,402 shares, represented approximately 15.20% of the Company’s issued and outstanding share capital and voting rights prior to issuing the Ordinary shares.

(b) The warrants (series 3):

12,199,201 warrants (series 3) which are not listed for trade on the TASE exercisable into Ordinary shares of $0.001 par value each of the Company. Each warrant (series 3) is exercisable into one Ordinary share of the Company on each trading day on the TASE until June 30, 2009, in consideration for a cash payment of NIS 0.84. Warrants (series 3) which are not exercised by June 30, 2009 (inclusive) will expire, become null and void and not confer their holders any rights whatsoever.

The shares that will result from the exercise of all the warrants (series 3) represented approximately 7.60% of the Company’s issued and outstanding share capital and voting rights prior issuing the Ordinary shares.

The economic value of each offered warrant (series 3) was determined according to the maximum period of time during which the warrant is exercisable into one Ordinary share of the Company, which is approximately two years. The economic value of each warrant during the two-year period is approximately NIS 0.236.

The economic value was calculated using the Black & Scholes option pricing model given the Company’s share closing price on the Stock Exchange on June 4, 2007, which was NIS 0.843, the weekly standard deviation was taken as 6.1% and the annual risk free interest rate was taken as 3.5%. According to this calculation, the economic value of all the offered warrants is approximately NIS 2,879.

2. The consideration for the issued securities:

The issued securities were issued in consideration of NIS 1.586 in cash per Unit, each Unit consisting of 2 Ordinary shares and 1 warrant (series 3). The total net proceeds from the issuance amounted to approximately NIS 18,709 (net of issuance expenses of NIS 639) received in June 2007.

TopSpin Medical, Inc.
(A Development Stage Company)

CONSOLIDATED BALANCE SHEET
(Unaudited)

June 30,
2007
NIS in thousands

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	14,090
Restricted deposit	52,025
Other receivables and prepaid expenses	3,464

69,579

LONG-TERM ASSETS:
Restricted deposit	515
Severance pay fund	36
Prepaid lease payments	198

749

PROPERTY AND EQUIPMENT, NET	2,052

DEFERRED ISSUANCE EXPENSES	3,318

75,698

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Trade payables	2,565
Other accounts payables and accrued expenses	8,221

10,786

LONG TERM LIABILITIES
Accrued severance pay	283

Liabilities in respect of options to employees and consultants	7,464
Liability in respect of warrants to investors	6,099
Embedded conversion feature in convertible debentures	6,248
Embedded derivative related to issuance expenses	772
Convertible debentures	36,617

57,200

SHAREHOLDERS’ EQUITY:
Ordinary shares of $0.001 par value:
Authorized 500,000,000 shares; Issued and outstanding 184,941,173 shares;	832
Additional paid in capital	163,285
Accumulated deficit during the development stage	(156,688)

7,429

75,698

The accompanying notes are an integral part of the consolidated financial statements.

TopSpin Medical, Inc.
(A Development Stage Company)

CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

					Period from
					Inception
	Six Months Ended		Three Months Ended		(September 20, 1999)
	June 30,		June 30,		through June 30,
	2007	2006	2007	2006	2007
	NIS in thousands except per share data

Research and development expenses	15,004	9,606	7,830	4,303	107,284
Less — participation by the office of the chief scientist	(3,212)	(1,829)	(2,912)	(1,829)	(14,243)

Research and development expenses, net	11,792	7,777	4,918	2,474	93,041
Selling and marketing expenses	590	60	268	45	2,187
General and administrative expenses (income)	4,664	3,912	1,915	(70)	44,081

Operating loss	(17,046)	(11,749)	(7,101)	(2,449)	(139,309)
Financing income (expenses), net	1,860	71	955	(510)	(3,821)

Loss before cumulative effect of a change in accounting principle	(15,186)	(11,678)	(6,146)	(2,959)	(143,130)
Cumulative effect of a change in accounting principle	—	(238)	—	—	(238)

Net loss	(15,186)	(11,916)	(6,146)	(2,959)	(143,368)

Loss before cumulative effect of a change in accounting principle per ordinary share	(0.09)	(0.07)	(0.04)	(0.02)

Cumulative effect of a change in accounting principle per Ordinary share	—	(0.002)	—	—

Basic and diluted loss per Ordinary share	(0.09)	(0.07)	(0.04)	(0.02)

Weighted average number of Ordinary shares outstanding used in basic and diluted net loss per share calculation	163,487,681	158,650,932	167,039,012	158,764,775

The accompanying notes are an integral part of the consolidated financial statements.

TopSpin Medical, Inc.
(A Development Stage Company)

STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIENCY)

											Non-Recourse	Deficit Accumulated
	Number of Outstanding Shares				Share Capital				Additional	Receivables	Receivables	During the	Total
		Preferred				Preferred			Paid-in	for Shares	for Shares	Development	Shareholders’
	Ordinary	A	B	C	Ordinary	A	B	C	Capital	Issued	Issued	Stage	Equity
	NIS in thousands (except number of shares)

Balance as of September 20, 1999	—	—	—	—	—	—	—	—	—	—	—	—	—
Issuance of common shares	625,000	—	—	—	3	—	—	—	—	—	—	—	3
Issuance of Preferred A shares net of issuance expenses of NIS 20	—	375,001	—	—	—	2	—	—	3,134	—	—	—	3,136
Net loss	—	—	—	—	—	—	—	—	—	—	—	(380)	(380)

Balance as of December 31, 1999	625,000	375,001	—	—	3	2	—	—	3,134	—	—	(380)	2,759
Issuance of Preferred B shares net of issuance expenses of NIS 61	—	—	208,329	—	—	—	1	—	10,183	—	—	—	10,184
Net loss	—	—	—	—	—	—	—	—	—	—	—	(3,880)	(3,880)

Balance as of December 31, 2000	625,000	375,001	208,329	—	3	2	1	—	13,317	—	—	(4,260)	9,063
Net loss	—	—	—	—	—	—	—	—	—	—	—	(7,254)	(7,254)

Balance as of December 31, 2001	625,000	375,001	208,329	—	3	2	1	—	13,317	—	—	(11,514)	1,809
Issuance of Preferred C shares net of issuance expenses of NIS 2,200	—	—	—	87,386,858	—	—	—	410	47,578	(630)	—	—	47,358
Beneficial conversion feature related to Preferred A and Preferred B shares	—	—	—	—	—	—	—	—	13,320	—	—	(13,320)	—
Issuance of Ordinary shares to the Chief Executive Officer	6,957,841	—	—	—	56	—	—	—	413	—	(469)	—	—
Deferred stock based compensation related to issuance of shares to the Chief Executive Officer	—	—	—	—	—	—	—	—	2,822	—	—	—	2,822
Stock based compensation related to options granted to consultants	—	—	—	—	—	—	—	—	1,286	—	—	—	1,286
Accrued interest and exchange rate differences on a loan to the Chief Executive Officer	—	—	—	—	—	—	—	—	4	—	(4)	—	—
Net loss	—	—	—	—	—	—	—	—	—	—	—	(15,414)	(15,414)

Balance as of December 31, 2002	7,582,841	375,001	208,329	87,386,858	59	2	1	410	78,740	(630)	(473)	(40,248)	37,861

The accompanying notes are an integral part of the consolidated financial statements.

146TopSpin Medical, Inc.
(A Development Stage Company)

STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIENCY) — (Continued)

											Non-Recourse	Deficit Accumulated
	Number of Outstanding Shares				Share Capital				Additional	Receivables	Receivables	During the	Total
		Preferred				Preferred			Paid-in	for Shares	for Shares	Development	Shareholders’
	Ordinary	A	B	C	Ordinary	A	B	C	Capital	Issued	Issued	Stage	Equity
	NIS in thousands (except number of shares)

Balance as of December 31, 2002	7,582,841	375,001	208,329	87,386,858	59	2	1	410	78,740	(630)	(473)	(40,248)	37,861
Receivables in respect of Preferred C shares issued	—	—	—	—	—	—	—	—	25,828	630	—	—	26,458
Amortization of deferred stock based compensation	—	—	—	—	—	—	—	—	736	—	—	—	736
Deferred stock based compensation related to issuance of shares to the Chief Executive Officer	3,077,506	—	—	—	—	—	—	—	1,778	—	—	—	1,778
Stock based compensation related to options granted to consultants	—	—	—	—	—	—	—	—	19	—	—	—	19
Accrued interest and exchange rate differences on a loan to the Chief Executive Officer	—	—	—	—	—	—	—	—	(14)	—	14	—	—
Net loss	—	—	—	—	—	—	—	—	—	—	—	(27,693)	(27,693)

Balance as of December 31, 2003	10,660,347	375,001	208,329	87,386,858	59	2	1	410	107,087	—	(459)	(67,941)	39,159
Exercise of options	418,746	—	—	—	2	—	—	—	62	—	—	—	64
Amortization of deferred stock based compensation	—	—	—	—	—	—	—	—	677	—	—	—	677
Deferred stock based compensation related to issuance of shares to the Chief Executive Officer	630,793	—	—	—	—	—	—	—	615	—	—	—	615
Stock based compensation related to options granted to consultants	—	—	—	—	—	—	—	—	261	—	—	—	261
Accrued interest and exchange rate differences on a loan to the Chief Executive Officer	—	—	—	—	—	—	—	—	16	—	(16)	—	—
Net loss	—	—	—	—	—	—	—	—	—	—	—	(20,433)	(20,433)

Balance as of December 31, 2004	11,709,886	375,001	208,329	87,386,858	61	2	1	410	108,718	—	(475)	(88,374)	20,343

The accompanying notes are an integral part of the consolidated financial statements.

TopSpin Medical, Inc.
(A Development Stage Company)

STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIENCY) — (Continued)

										Non-Recourse	Deficit Accumulated
	Number of Outstanding Shares				Share Capital				Additional	Receivables	During the	Total
		Preferred				Preferred			Paid-in	for Shares	Development	Shareholders’
	Ordinary	A	B	C	Ordinary	A	B	C	Capital	Issued	Stage	Equity
	NIS in thousands (except number of shares)

Balance as of December 31, 2004	11,709,886	375,001	208,329	87,386,858	61	2	1	410	108,718	(475)	(88,374)	20,343
Conversion of Preferred A, B and C into Ordinary shares	104,378,107	(375,001)	(208,329)	(87,386,858)	477	(2)	(1)	(410)	(64)	—	—	—
Exercise of options	3,553,507	—	—	—	16	—	—	—	— *)	—	—	16
Issuance of ordinary shares net of issuance expenses of NIS 3,292	38,000,000	—	—	—	171	—	—	—	28,920	—	—	29,091
Issuance of options net of issuance expenses of NIS 378	—	—	—	—	—	—	—	—	3,339	—	—	3,339
Deferred stock based compensation related to issuance of shares to the Chief Executive Officer	630,793	—	—	—	—	—	—	—	(627)	—	—	(627)
Grant to the Chief Executive Officer	—	—	—	—	—	—	—	—	—	74	—	74
Amortization of deferred stock based compensation	—	—	—	—	—	—	—	—	486	—	—	486
Stock based compensation related to options granted to consultants	—	—	—	—	—	—	—	—	66	—	—	66
Accrued interest and exchange rate differences on a loan to the Chief Executive Officer	—	—	—	—	—	—	—	—	58	(58)	—	—
Net loss	—	—	—	—	—	—	—	—	—	—	(14,325)	(14,325)

Balance as of December 31, 2005	158,272,293	—	—	—	725	—	—	—	140,896	(459)	(102,699)	38,463
Change of deferred stock compensation into liability as a result from accounting change	—	—	—	—	—	—	—	—	(6,768)	—	—	(6,768)
Exercise of options	634,374	—	—	—	3	—	—	—	38	—	—	41
Classification of liability into equity in respect of exercise of 634,374 options	—	—	—	—	—	—	—	—	451			451
Grant to the Chief Executive Officer	630,794	—	—	—	—	—	—	—	—	208	—	208
Accrued interest and exchange rate differences on a loan to the Chief Executive Officer	—	—	—	—	—	—	—	—	(14)	14	—	—
Net loss	—	—	—	—	—	—	—	—	—	—	(38,803)	(38,803)

Balance as of December 31, 2006	159,537,461	—	—	—	728	—	—	—	134,603	(237)	(141,502)	(6,408)

*)	Less than NIS 1 thousand.

The accompanying notes are an integral part of the consolidated financial statements.

TopSpin Medical, Inc.
(A Development Stage Company)

STATEMENTS OF CHANGES OF SHAREHOLDERS’ EQUITY (DEFICIENCY) — (Continued)

										Non-Recourse	Deficit Accumulated
	Number of Outstanding Shares				Share Capital				Additional	Receivables	During the	Total
		Preferred				Preferred			Paid-in	for Shares	Development	Shareholders’
	Ordinary	A	B	C	Ordinary	A	B	C	Capital	Issued	Stage	Equity
	NIS in thousands (except number of shares)

Balance as of December 31, 2006	159,537,461	—	—	—	728	—	—	—	134,603	(237)	(141,502)	(6,408)
Exercise of options	1,005,310	—	—	—	4	—	—	—	31	—	—	35
Classification of liability into equity in respect of exercise of 1,005,310 options	—	—	—	—	—	—	—	—	821	—	—	821
Repayment of loan to the Chief Executive Officer and Classification of liability into equity (note 7b)	—	—	—	—	—	—	—	—	9,220	237	—	9,457
Issuance of ordinary shares and warrants, net of issuance expenses of NIS 639	24,398,402	—	—	—	100	—	—	—	18,610	—	—	18,710
Net loss	—	—	—	—	—	—	—	—	—	—	(15,186)	(15,186)

Balance as of June 30, 2007 (Unaudited)	184,941,173	—	—	—	832	—	—	—	163,285	—	(156,688)	7,429

The accompanying notes are an integral part of the consolidated financial statements.

TopSpin Medical, Inc.
(A Development Stage Company)

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

			Period from
			Inception
	Six Months		(September 20,
	Ended		1999) through
	June 30,		June 30,
	2007	2006	2007
	NIS in thousands

Cash flows from operating activities:
Net loss	(15,186)	(11,916)	(143,368)
Adjustments to reconcile net loss to net cash used in operating activities(a)	841	1,332	32,313

Net cash used in operating activities:	(14,345)	(10,584)	(111,055)

Cash flows from investing activities:
Change in restricted deposit, net	(122)	—	(479)
Restricted cash in respect of issuance convertible debentures	—	—	(50,944)
Purchase of fixed assets	(347)	(177)	(7,829)
Proceeds from sale of fixed assets	—	—	40
Loan to the Chief Executive Officer	—	—	(231)

Net cash used in investing activities:	(469)	(177)	(59,443)

Cash flows from financing activities:
Exercise of stock options	35	6	156
Proceeds from issuance of shares and warrants , net of issuance expenses	18,710	—	138,278
Proceeds from issuance convertible debentures, net of issuance expenses	(220)	—	46,154

Net cash provided by financing activities:	18,525	6	184,588

Increase (decrease) in cash and cash equivalents	3,711	(10,755)	14,090
Cash and cash equivalents at beginning of period	10,379	37,160	—

Cash and cash equivalents at end of period	14,090	26,405	14,090

The accompanying notes are an integral part of the consolidated financial statements.

TopSpin Medical, Inc.
(A Development Stage Company)

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

			Period from
			Inception
	Six Months		(September 20,
	Ended		1999) through
	June 30,		June 30,
	2007	2006	2007
	NIS in thousands

(a) Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	380	477	5,861
Capital loss from sale of fixed assets	—	—	25
Interest and exchange rate differences on loan to the Chief Executive Officer	—	—	(35)
Non-cash bonus to the Chief Executive Officer	241	235	789
Interest on restricted deposit	(888)	(4)	(1,117)
Change in fair value of liability in respect of warrants	(2,869)	—	(1,931)
Change in fair value of conversion feature	(1,857)	—	2,196
Change in fair value of embedded derivative	(83)	—	(74)
Amortization of deferred issuance expenses and debentures discount	2,297	—	3,247
Amortization of deferred stock based compensation related to employees	—	—	6,487
Cumulative effect of change in accounting principle	—	238	238
Change in fair value and amortization of stock options classified as a liability	1,548	2,040	10,947
Amortization of deferred stock based compensation related to consultants	—	—	1,632
Accrued severance pay, net	42	(91)	247
Increase (decrease) in accounts receivable (including long-term receivables)	(1,368)	(1,425)	(3,662)
Increase (decrease) in trade payables	1,123	(119)	2,416
Increase (decrease) in other accounts payable	2,275	(19)	5,047

Total adjustments	841	1,332	32,313

(b) Supplemental disclosure of cash flow activities:
Cash paid during the period for:
Taxes paid due to non-deductible expenses	67	56	605

Interest paid	—	—	292

(c) Supplemental disclosure of non cash flows activities:
Purchase of fixed assets	—	78	149

Non-recourse receivables in respect of shares issued	—	—	469

Accrued issuance expenses	526	—	3,394

Classification of liabilities into equity	10,041	6,774	10,041

Beneficial conversion feature related to Preferred A and Preferred B shares	—	—	13,320

The accompanying notes are an integral part of the consolidated financial statements.

TopSpin Medical, Inc.
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NIS in thousands,
except share and per share data

NOTE 1 —	GENERAL

TopSpin Medical, Inc. (“the Company”) and its subsidiary, TopSpin Medical (Israel) Ltd. (“the subsidiary” or “TopSpin”) are engaged in research and development of a medical MRI technology, the main application of which is interventional cardiology.

The Company was incorporated and commenced operation in September 1999 as a private company registered in Delaware, U.S. On September 1, 2005, the Company issued securities to the public in Israel and became publicly traded in the Tel Aviv Stock Exchange (“TASE”).

Since its inception the Company is devoting substantial efforts towards activities such as research and development of its products, marketing, financial planning and capital raising. Accordingly, the Company is considered to be in the development stage, as defined in Statement of Financial Accounting Standards No. 7, “Accounting and reporting by development Stage Enterprises” (“SFAS No. 7”).

In the course of such activities, the Company and its subsidiary have sustained operating losses, have not generated revenues and have not achieved profitable operations or positive cash flows from operations. The Company’s deficit accumulated during the development stage aggregated to NIS 156,688 through June 30, 2007. There is no assurance that profitable operations, if ever achieved, could be sustained on a continuing basis. The Company plans to continue to finance its operations with a combination of stock issuance and private placements. The Company has also alternative plans which include, among other, minimizing its expenses to the required level based on the financial situation. There are no assurances, however, that the Company will be successful in obtaining an adequate level of financing needed for the long term development and commercialization of its planned products.

NOTE 2 —	SIGNIFICANT ACCOUNTING POLICIES

The accompanying unaudited interim consolidated financial statements have been prepared as of June 30, 2007, in accordance with United States generally accepted accounting principles relating to the preparation of financial statements for interim periods. Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six-month and three-months period ended June 30, 2007 are not necessarily indicative of the results that may be expected for the year ended December 31, 2007

The significant accounting policies followed in the preparation of these financial statements are identical to those applied in the preparation of the latest annual financial statements except as detailed in a below:

a. Effective January 1, 2007, the Company adopted the provisions of FASB Interpretation No. 48, “Accounting for Uncertainties in Income Taxes” (“FIN 48”).

The Company and its subsidiary file U.S. federal income tax returns as well as income tax returns in various states and foreign jurisdictions and as such may be subject to examination by the Internal Revenue Service (“IRS”) for calendar years since inception through 2006. Additionally, any net operating losses that were generated in prior years may also be subject to examination and reduction by the IRS.

The adoption of FIN 48 resulted in a write-off of the deferred tax asset and the respective valuation allowance with respect to the net operating losses for tax purposes of the Company, with no impact on the balance sheet of the Company.

TopSpin Medical, Inc.
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
NIS in thousands,
except share and per share data

b.	Impact of recently issued accounting standards:

1.	SFAS No. 157:

In September 2006, the FASB issued SFAS No. 157 “Fair Value Measurements” (“SFAS 157”). This statement provides a single definition of fair value, a framework for measuring fair value, and expanded disclosures concerning fair value. Previously, different definitions of fair value were contained in various accounting pronouncements creating inconsistencies in measurement and disclosures. SFAS 157 applies under those previously issued pronouncements that prescribe fair value as the relevant measure of value, except SFAS 123(R) and related interpretations. The statement does not apply to accounting standard that require or permit measurement similar to fair value but are not intended to represent fair value. This pronouncement is effective for fiscal years beginning after November 15, 2007. The Company is currently evaluating the impact of adopting SFAS 157.

2.	SFAS No. 159:

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS 159”). This statement provides companies with an option to report selected financial assets and liabilities at fair value. Generally accepted accounting principles have required different measurement attributes for different assets and liabilities that can create artificial volatility in earnings. The Standard’s objective is to reduce both complexity in accounting for financial instruments and the volatility in earnings caused by measuring related assets and liabilities differently. This Statement is effective as of the beginning of an entity’s first fiscal year beginning after November 15, 2007. The Company is currently evaluating the impact of adopting SFAS 159.

NOTE 3 —	CONTINGENT LIABILITIES

a.	Commitments to pay royalties to the Chief Scientist:

The subsidiary had obtained from the Chief Scientist of the State of Israel grants for participation in research and development and, in return, the subsidiary is obligated to pay royalties amounting to 3% of the sales in the first three years from the beginning of the repayment and 3.5% of the sales from the fourth year until all of its obligation is repaid, whichever period ends earlier. The grant is linked to the exchange rate of the dollar and bears interest of Libor per annum.

Through June 30, 2007, total grants obtained aggregate NIS 12,848.

b.	The subsidiary pledged a bank deposit which is used as a bank guarantee amounting to NIS 464 to secure its payments under lease agreements.

NOTE 4 —	SHAREHOLDERS’ EQUITY

a.	Composition of share capital:

The Company’s authorized common stock consists of 500,000,000 shares with a par value of $0.001 per share. All shares have equal voting rights and are entitled to one non-cumulative vote per share in all matters to be voted upon by shareholders. The shares have no preemptive, subscription, conversion or redemption rights and may be issued only as fully paid and non-assessable shares. Holders of the common stock are entitled to equal ratable rights to dividends and distributions with respect to the common stock, as may be declared by the Board of Directors out of funds legally available. The common stocks are registered and publicly traded on the Tel-Aviv Stock Exchange.

TopSpin Medical, Inc.
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
NIS in thousands,
except share and per share data

b.	Share capital:

1. In September 1999, the Company issued 625,000 Ordinary shares at a price of $0.001 per share.

In October 1999, the Company issued 375,001 Preferred A shares in consideration for NIS 3,136 (net of issuance expenses of NIS 20) at a price of $2 per share.

In May 2000, the Company issued 208,329 Preferred B shares in consideration for NIS 10,184 (net of issuance expenses of NIS 61) at a price of $12 per share.

In December 2002, the Company issued 87,386,858 Preferred C shares in consideration for a total amount of NIS 73,816 (net of issuance expenses of NIS 2,200) at a price of $0.1886 per share.

The consideration for the issued stock was paid at the closing day (NIS 47,358) and the remaining of the consideration was paid when the Company achieved the development milestone, as detailed in the agreement (commencement of clinical trials of its products on humans) in 2003.

Preferred C shares conferred, among others, preference rights in respect of distribution of the Company’s earnings and distribution of the Company’s assets upon liquidation. Preferred A and B shares conferred, among others, preference rights in respect of distribution of the Company’s assets upon liquidation, after such distribution is made to holders of Preferred C shares and Ordinary shares conferred voting rights and rights in distribution of the Company’s assets upon liquidation, after such distribution is made to holders of Preferred shares.

All classes of shares, as above, conferred equal voting rights in the Company’s general meetings on the basis of conversion into the underlying Ordinary shares.

Preferred A, B and C shares were convertible into Ordinary shares according to conversion rates of 15.5885, 53.4998 and 1 per Ordinary share, respectively.

On August 22, 2005, the Company effected a consolidation and distribution of its share capital in such a manner that 375,001 Preferred A shares of $0.001 were converted into 5,845,692 Ordinary shares, 208,329 Preferred B shares were converted into 11,145,557 Ordinary shares and 87,386,858 Preferred C shares were converted into 87,386,858 Ordinary shares.

2. According to an agreement signed in December 2002, the Company issued to the Chief Executive Officer (CEO) 11,927,727 Ordinary shares in consideration for $100 thousand, subject to repurchase right according to certain vesting terms. The subsidiary, TopSpin, gave the CEO a loan to finance the purchase of the Company’s shares. The loan is denominated in U.S dollars and bears interest at the rate of 5%. As a security to ensure the repayment of the loan, the CEO pledged these shares for the benefit of the Company. The pledged shares and the related balance of the loan were deducted from the shareholders’ equity.

The agreement determines that in case of lack of ability to repay the loan, the loan may be repaid only out of the return on the pledged shares. The CEO has also undertaken that if the first of the events detailed in the agreement occurs (such as the Company becomes an issuer, as defined by the Sarbanes-Oxley Act of 2002), he will repay the outstanding loan amount, if he is required to do so by TopSpin. In August 2005, the Company and the CEO signed an agreement that modifies the employment conditions of the CEO and revises the terms of the loan and the pledge. The first half of the $100,000 loan that the CEO received in order to purchase Company’s shares, including the accrued interest thereon, will become a grant at the end of the second anniversary of the IPO, and the other half at the end of the third anniversary of the IPO, provided that the CEO continues to be employed in TopSpin or is a consultant in TopSpin or in any of its related companies at such time. Accordingly, for the six months ended June 30, 2006 and 2007 and the period from inception

TopSpin Medical, Inc.
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
NIS in thousands,
except share and per share data

through June 30, 2007 amounts of NIS 108, NIS 241 and NIS 523, respectively became a grant and were recorded as expenses.

The Company has a repurchase option to buy the unvested shares from the CEO at price equal to its original purchase price.

Upon closing of the agreement 7/12 (seven twelfths) of the shares were immediately vested. The other portions of the shares are subject to the Company’s right of repurchase according to the following terms:

1. The Company’s right of repurchase shall lapse on a monthly basis over four years period commencing on the date of execution of the original agreement.

2. The Company’s right of repurchase shall lapse, with respect to 1/6 (one sixth) of the shares in the event that the Company achieves a milestone as defined in the agreement. This milestone has been achieved in September 2003.

Till December 31, 2005, the Company accounted for these shares as a variable plan and re-measured compensation at the period such shares were vested. As of January 1, 2006 the fair value of the vested shares was classified as a liability.

In August 2005, according to the modifications in the employment agreement and the loan agreement the security for the loan was replaced such that the CEO’s shares in a private company which holds 475,000 of the company’s shares were pledged till the loan is fully paid.

On March 4, 2007 the General Meeting of the Company approved to cancel the pledge on the above mentioned shares and to repay the outstanding loan with the grant. Consequently, the liability related to this loan in the amount of NIS 9,220 was classified as equity.

Total compensation expenses (income) related to the CEO of NIS 853, NIS (70), (1,579), (70) and NIS 8,866 were recognized during the six months ended June 30, 2006, 2007 and three months ended June 30, 2006, 2007 and for the period from inception through June 30, 2007, respectively.

3. In December 2002, the Company granted fully vested options to holders of Ordinary shares, for their services, which are exercisable into 1,805,138 Ordinary shares of the Company at $0.001 per share. The options were exercised in September 2005 in consideration for NIS 7.

4. In December 2002, the Company granted fully vested options to Hemisphere Capital Corp., for their services, which are exercisable into 1,590,668 Preferred C shares of the Company at $0.1886 per share. In September 2005, all the options were cash-less exercised into 170,247 Ordinary shares.

5. On August 23, 2005, the Company increased its authorized share capital to 500 million Ordinary shares of $0.001 par value each.

6. On August 25, 2005, the Company published a prospectus for the issuance of securities to the public in Israel. The securities were issued in 38 thousand units (“the units”) and the price per unit, as determined in a tender, was NIS 0.95 per unit. Each unit consisted of 1,000 Ordinary shares at NIS 0.95 per share and 600 options at no consideration.

As such, the Company has 22,800,000 registered options (series 1) which are exercisable into 22,800,000 Ordinary shares of $0.001 par value with an exercise price of NIS 1.1 per share, linked to the changes in the dollar/NIS exchange rate from August 25, 2005. The options are exercisable up to February 28, 2008. As of the balance sheet date, no options (series 1) have been exercised.

TopSpin Medical, Inc.
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
NIS in thousands,
except share and per share data

Net proceeds total approximately NIS 32,430 (net of issuance expenses of NIS 3,670). The net proceeds were allocated to the shares and options based on their relative market value.

7. On April 19, 2007, the Company filed a registration statement pursuant to the United States Securities Act of 1933 (“the registration statement” and “Securities Act” respectively) with the U.S. Securities and Exchange Commission (“SEC”) regarding the sale of Ordinary shares and warrants (series 3) and the shares resulting from the exercise of the warrants (series 3). On June 4, 2007, the registration statement became effective.

In the context of the registration statement, the Company is entitled to offer up to 53,000,000 Ordinary shares and 26,500,000 warrants (series 3), offered in 26,500,000 Units (each consisting of 2 Ordinary shares and 1 warrant (series 3)), for a period of one year from the date the registration statement became effective.

On June 6, 2007, the Company issued 24,398,402 Ordinary shares which are listed for trade on the TASE together with 12,199,201 warrants (series 3) that are not listed for trade on the TASE (“the warrants” or “the warrants (series 3)”). The issued securities were issued in consideration of NIS 1.586 in cash per Unit, each Unit consisting of 2 Ordinary shares and 1 warrant (series 3). The total net proceeds from the issuance amounted to approximately NIS 18,710 thousands (net of issuance expenses of NIS 639 thousands) received in June 2007.

The shares issued represents 15.20% of the Company’s issued and outstanding share capital and voting rights prior to issuing the Ordinary shares.

Each warrant (series 3) is exercisable into one Ordinary share of the Company until June 30, 2009, in consideration for a cash payment of NIS 0.84. Warrants (series 3) which are not exercised by June 30, 2009 (inclusive) will expire, become null and void and not confer their holders any rights whatsoever.

The shares that will result from the exercise of all the warrants (series 3) represented approximately 7.60% of the Company’s issued and outstanding share capital and voting rights prior issuing the Ordinary shares.

8. In 2006 and the six and three months ended June 30, 2007, 634,374, 1,005,310 and 10,000 options, under the 2003 option plan (see note 6b), were exercised in consideration for NIS 9, NIS 41 and NIS 35, respectively.

NOTE 5 —	CONVERTIBLE DEBENTURES AND WARRANTS

In April 2007, the Company obtained the written consent of all holders of securities as to the amendments of the terms of the private placement and to the corresponding amendments to the deed of trust of the debentures (series A) (“the deed of trust”) and the warrant (series 2), all as described below. Refer to Note 8a for subsequent to balance sheet amendments.

1.	Modifications in the deed of trust:

Following the consent of all of the holders of the bonds (Series A), the Company BOD and the trustee of bonds (Series A) (“the trustee”), the deed of trust was amended on April 30, 2007, as follows:

a)	Security on bonds (series A):

Immediately after bonds (series A) are listed, if listed, the trustee will transfer to the Company all the amounts deposited with the trust account (“the deposit”), including the return thereon, less tax and expenses

TopSpin Medical, Inc.
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
NIS in thousands,
except share and per share data

relating to the management of the account, as far as such accrue until that date (“the date of transfer of the deposit”). After three months from the date of transfer of the deposit, the Company will deposit with the trust account 50% of the amount of the deposit transferred to it, as above (“the refunded amount”), and the refunded amount will remain in trust in the hands of the trustee in accordance with the terms of the deed of trust and the provisions of any law. Once the trustee receives a signed notice from the Company’s CEO that the Food & Drug Administration (“the FDA”) has approved the Company to market the imaging catheter, as far as such is obtained, the trustee will transfer to the Company the remaining funds in the trust account, less tax and expenses relating to the management of the account and will remove the pledge on the trust account if the Company’s pledge on the trust account has not expired as a result of the fulfillment of other conditions as specified in the deed of trust (according to the terms of the deed of trust before effecting this change, the trustee shall immediately transfer to the Company only 50% of the deposit after bonds (series A) are listed, if listed, and the remaining 50% of the deposit will be transferred to the Company and the pledge on the trust account shall be removed once the trustee receives a signed notice from the Company’s CEO that the FDA has approved the Company to market the imaging catheter, as far as such is obtained).

b)	Listing on TASE:

The Company will make its best efforts and intends to take all necessary actions and to receive all required decisions, under the law, to list the bonds (Series A) on TASE and this within a period of eight (8) months from the date of issuance of the bonds (Series A), meaning until July 23, 2007 (and not within a period of six months as originally written in the deed of trust before effecting this change).

c)	Early redemption of bonds (Series A):

If bonds (Series A) are not listed in TASE within eight (8) months from the date of issuance of the bonds (Series A), as stated in b) above, the bonds (Series A) will not be convertible into shares of the Company, they will become available for immediate redemption and the following directives will apply:

1) In the first business day after the end of the eight months period from the date of the private placement, the Company shall inform the holders of bonds (Series A), TASE and the trustee on the date of the early redemption that shall occur on the first business day following 17 days from the date of giving such notice.

2) On the date of the early redemption, the Company will pay to the holders of bonds (Series A) the unpaid principal, including linkage to the Israeli CPI as in the provisions of the trust of deed and interest as elaborated below. The Company will pay NIS 1 per each NIS 1 par value of bonds (Series A) for the outstanding principal amount. The Company will also pay to the holders of bonds (Series A) for the period from the date of the issuance of the bonds (Series A) until the date of the early redemption interest at the rate of 8.33% for the period of the eight months. The total amount the Company will pay to the bondholders (Series A) in case of early redemption is approximately 54,165 NIS.

d)	The trustee of debentures (Series A):

For the purpose of registering bonds (Series A) with the SEC, the deed of trust will be replaced by a new trust indenture between the Company on the one hand, the trustee (as defined in the deed of trust) on the other hand and an American trustee (“the American trustee”) as a third party. The American trustee will be qualified under the Trust Indenture Act of 1939,

TopSpin Medical, Inc.
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
NIS in thousands,
except share and per share data

2.	Modifications in warrants (Series 2):

Following the consent of all of the holders of the warrants (series 2) and the approval of the Company BOD, modification in the warrants (Series 2) was obtained. According to said change, the Company will make its best efforts and intends to take all necessary actions and to receive all required decisions, under the law, to list the warrants (Series 2) on TASE and this within a period of eight (8) months from the date of issuance of the warrants (Series 2), meaning until July 23, 2007 (and not within a period of six months as originally written in warrants (Series 2)). The modification became effective upon the approval of the general meeting of shareholders of the Company.

3.	Transfer of securities:

The Company received notices from the holders of securities regarding their intention to transfer 14,233,502 bonds (Series A) and 7,116,751 warrants (Series 2). On April 26, 2007, the Company’s BOD agreed to effect such transfers after receiving from the holders of securities and transferors their signed requests to such transfers. During May 2007 the signed requests to transfer from the holders of securities and transferors were received and said transfers were effected, resulting in no holder of the securities (including its affiliated entities) holding securities for which the underlying shares exceed 10% of the public float of the Company (defined as the issued and outstanding share capital of the Company, less holdings by affiliates of the Company).

NOTE 6 —	STOCK BASED COMPENSATION

Issuance of options to employees, directors and consultants:

a. On January 7, 2007 the General Meeting of the Shareholders of the Company approved the BOD’s resolutions for the issuance of 2,400,000 non-marketable options to the CEO, exercisable into 2,400,000 Ordinary shares of the Company (“the options”), for an exercise price of $0.1503 per share. The options are subject to the vesting terms pursuant to the following targets and goals:

1. 600,000 options vested as the Company obtained CE Mark approval for the intravascular MRI catheter for the coronary arteries developed by the Company (“the product”), during December 2006.

2. 960,000 options will vest once the Company obtains FDA approval for the product, if and when such approval is granted by November 15, 2007. The Company assumes that this approval will be achieved on time.

3. 840,000 options will vest upon the occurrence of one of the following events: (1) Receiving a memorandum of investment in Topspin Urology Ltd., or in any other company holding the intellectual property rights in requests and/or applications regarding intellectual property and the Company’s urology activities (“urology activities”), including through capital raising by the Company for the development of the urology activities, in an amount exceeding $1,000 by November 30, 2007, which would not include grants from the Office of the Chief Scientist; (2) The sale, transfer, grant of a license or any other transfer of all or substantially all of the urology activities or signing a memorandum or any other agreement in connection with said transfer by November 30, 2007; or (3) the Company’s BOD decision to independently finance the urology activities instead of locating available external financing, under the terms detailed above by November 30, 2007. The Company assumes that at least one of these events will occur.

Any options that do not vest by said dates will expire. The options will be subject to the additional conditions regarding the Company’s 2003 stock option plan (“the option plan”) provided that should there be a

TopSpin Medical, Inc.
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
NIS in thousands,
except share and per share data

discrepancy between the option grant conditions stipulated above and the conditions of the option plan, the provisions detailed above will prevail. Despite the provisions stipulated in the option plan, options that will become vested will become exercisable for a year from the end of all engagements or commitments between the Company (or its subsidiaries) and the CEO as employee, consultant, director or in any other way.

The fair value of the options at grant date is estimated to be approximately NIS 1,473. The fair value is calculated according to the Binomial model with expected annual volatility of 60%-80% calculated on the date of grant and based on the share price on the grant date (NIS 0.87 per share), annual risk-free interest rates of 4.5%-5% calculated on the grant date and forfeiture rates of 0%. Compensation expenses related to options granted to the CEO were recorded to general and administrative expenses.

b. 1. A summary of the Company’s share option activities for options granted to employees under the plans excluding performance base options is as follows:

	Six Months Ended June 30, 2006
			Weighted
			Average
		Weighted	Remaining	Aggregate
		Average	Contractual	Intrinsic
		Exercise	Terms	Value
	Number	Price	(In Years)	Price

Options outstanding at January 1, 2006	9,293,800	$0.054
Options granted	1,545,000	$0.138
Options exercised	(204,999)	$0.005
Options forfeited	(442,501)	$0.019

Options outstanding at June 30, 2006	10,191,300	$0.069	8.4	4,293

Options vested and expected to vest at June 30, 2006	9,305,425	$0.068	8.3	4,097

Options exercisable at June 30, 2006	3,851,739	$0.103	7.5	1,952

	Six Months Ended June 30, 2007
			Weighted
			Average
		Weighted	Remaining	Aggregate
		Average	Contractual	Intrinsic
		Exercise	Terms	Value
	Number	Price	(In Years)	Price

Options outstanding at January 1, 2007	9,982,860	$0.073
Options exercised	(1,005,310)	$0.008
Options forfeited	(683,250)	$0.062

Options outstanding at June 30, 2007	8,294,300	$0.081	7.6	5,491

Options vested and expected to vest at June 30, 2007	7,920,208	$0.080	7.5	5,343

Options exercisable at June 30, 2007	4,735,676	$0.093	7.1	3,462

TopSpin Medical, Inc.
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
NIS in thousands,
except share and per share data

2. A summary of the activity under the performance share based options granted to employees as follows:

	Six Months Ended June 30, 2006
			Weighted
			Average
		Weighted	Remaining	Aggregate
		Average	Contractual	Intrinsic
		Exercise	Terms	Value
	Number	Price	(In Years)	Price

Options outstanding at January 1, 2006	—	—
Options granted	1,000,000	$0.149

Options outstanding at June 30, 2006	1,000,000	$0.149	9.9	—

Options vested and expected to vest at June 30, 2006	1,000,000	$0.149	9.9	—

Options exercisable at June 30, 2006	—	—	—	—

	Six Months Ended June 30, 2007
			Weighted
			Average
		Weighted	Remaining	Aggregate
		Average	Contractual	Intrinsic
		Exercise	Terms	Value
	Number	Price	(In Years)	Price

Options outstanding at January 1, 2007	1,000,000	$0.149
Options granted	2,400,000	$0.150

Options outstanding at June 30, 2007	3,400,000	$0.150	9.3	733

Options vested and expected to vest at June 30, 2007	3,400,000	$0.150	9.3	733

Options exercisable at June 30, 2007	800,000	$0.150	9.4	172

3. The weighted-average grant-date fair value of options granted to employees during the six months ended June 30, 2007 was NIS 0.61 per option. The aggregate intrinsic value represents the total intrinsic value (the difference between the Company’s closing stock price on the last trading day of June 2007 and the exercise price, multiplied by the number of in-the-money options) that would have been received by the option holders had all option holders exercised their options on June 30, 2007. This amount change based on the fair market value of the Company’s stock. Total intrinsic value of options exercised by employees for the six months ended June 30, 2007 was NIS 821. As of June 30, 2007, there was NIS 1,621 of total unrecognized compensation cost related to non-vested share-based compensation arrangements granted to employees under the Company’s stock option plans. That cost is expected to be recognized over a weighted-average period of 1.0 years.

TopSpin Medical, Inc.
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
NIS in thousands,
except share and per share data

4. The Company’s outstanding options to employees as of June 30, 2007, have been separated into ranges of exercise prices as follows:

				Weighted
	Options			Average
	For	Exercise		Remaining
Issuance	Ordinary	Price	Options	Contractual
Date	Shares	Per Share	Exercisable	Terms

March 2000 — August 2001	155,300	$2	155,300	3.0
September 2002	2,000	$12	2,000	5.3
July — October 2003	1,590,000	$0.001	1,570,000	6.1
April — August 2004	1,637,000	$0.02	1,185,563	7.0
July — August 2005	3,035,000	$0.02	1,459,063	8.1
April 2006	750,000	$0.125	187,500	8.8
June 2006	1,705,000	$0.149	376,250	8.9
September 2006	420,000	$0.111	—	9.2
January 2007	2,400,000	$0.150	600,000	9.5

c. Compensation expenses related to options granted to employees were recorded to research and development expenses and general and administrative expenses, as follows:

					Period from
					Inception
					(September 20,
	Six Months Ended		Three Months Ended		1999) through
	June 30,		June 30,		June 30,
	2007	2006	2007	2006	2007

Research and development expenses	181	718	142	(397)	3,742
General and administrative expenses	1,122	1,161	277	(1,309)	11,601

	1,303	1,879	419	(1,706)	15,343

d. 1. A summary of the Company’s share option activities for options granted to non-employees under the plans excluding performance base options is as follows:

	Six Months Ended June 30, 2006
			Weighted
			Average
		Weighted	Remaining	Aggregate
		Average	Contractual	Intrinsic
		Exercise	Terms	Value
	Number	Price	(In Years)	Price

Options outstanding at January 1, 2006	1,419,135	$0.216
Options granted	75,000	$0.125
Options forfeited	(37,500)	$2

Options outstanding at June 30, 2006	1,456,635	$0.165	7.7	502

Options exercisable at June 30, 2006	908,119	$0.233	7.4	317

TopSpin Medical, Inc.
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
NIS in thousands,
except share and per share data

	Six Months Ended June 30, 2007
			Weighted
			Average
		Weighted	Remaining	Aggregate
		Average	Contractual	Intrinsic
		Exercise	Terms	Value
	Number	Price	(In Years)	Price

Options outstanding at January 1, 2007	1,831,635	$0.154
Options forfeited	(375,000)	$0.111

Options outstanding at June 30, 2007	1,456,635	$0.165	6.7	921

Options exercisable at June 30, 2007	1,249,839	$0.183	6.5	7

2. A summary of the activity under the performance share-based options granted to non-employees is as follows:

Six Months Ended June 30, 2006
Weighted
Average
		Weighted	Remaining	Aggregate
		Average	Contractual	Intrinsic
		Exercise	Terms	Value
	Number	Price	(In Years)	Price

Options outstanding at January 1, 2006	—	—
Options granted	230,000	$0.125

Options outstanding at June 30, 2006	230,000	$0.125	9.8	4

Options exercisable at June 30, 2006	—	—	—	—

Six Months Ended June 30, 2007
Weighted
Average
		Weighted	Remaining	Aggregate
		Average	Contractual	Intrinsic
		Exercise	Terms	Value
	Number	Price	(In Years)	Price

Options outstanding at January 1, 2007 and June 30, 2007	1,200,000	$0.111	9.2	456

Options exercisable at June 30, 2007	—	—	—	—

3. As of June 30, 2007, there was NIS 523 total unrecognized compensation cost related to non-vested share-based compensation arrangements granted to non-employees under the Company’s stock option plans. That cost is expected to be recognized over a weighted-average period of 1.9 years.

TopSpin Medical, Inc.
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
NIS in thousands,
except share and per share data

4. The Company’s outstanding options to non-employees under the Company’s stock option plans as of June 30, 2007 are as follows:

				Weighed
	Options			Average
	For	Exercise		Remaining
	Ordinary	Price	Options	Contractual
Issuance Date	Shares	Per Share	Exercisable	Terms

January — June 2002	14,010	$12	14,010	5.3
May 2003 — July 2004	1,202,000	$0.05	1,127,625	6.3
July — August 2005	165,625	$0.02	89,454	8.1
April 2006	75,000	$0.125	18,750	8.8
September 2006	1,200,000	$0.111	—	9.2

e. Compensation expenses related to options granted to non-employees were recorded to research and development expenses and general and administrative expenses, as follows:

					Period From
					Inception
					(September 20,
	Six Months Ended		Three Months Ended		1999) through
	June 30,		June 30,		June 30,
	2007	2006	2007	2006	2007

Research and development expenses	225	130	11	(154)	1,064
General and administrative expenses	12	31	(40)	(175)	1,828

	237	161	(29)	(329)	2,892

NOTE 7 — RELATED PARTIES TRANSACTIONS

a. On January 7, 2007, the general meeting of the shareholders of the Company approved the BOD’S resolutions as follows:

1. Monetary grant:

The CEO will be entitled to receive a monetary grant from the Company, calculated on the basis of the Company’s revenues from product sales for 2007 (“the Company’s revenues”). Such grant will equal 10% of the Company’s revenues, from $250 up to $500 and 5% of the Company’s revenues exceeding $500. The Company’s revenues will be examined every calendar quarter in 2007. The amount of the grant will be examined and paid pro rata to the accrued revenues as of January 1, 2007 until the end of each quarter (less any amount paid on account of the grant for the previous quarters). The grant will be paid to the CEO within 14 days from the date of approval of the interim financial statements by the board.

2. Amendment to employment terms:

The CEO will be entitled to an updated monthly salary, to be paid for the period starting November 17, 2006, in a total of NIS 55, linked to the Israeli CPI published on November 16, 2006 until the known CPI on the date of actual payment.

b. On March 4, 2007, the General Meeting of the Shareholders of the Company approved to amend the terms of the loan to the CEO detailed in Note 4b2, such that the conversion of the entire outstanding loan into a grant is accelerated to March 4, 2007, and the pledge is cancelled. As such, on March 4, 2007, TopSpin paid

TopSpin Medical, Inc.
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
NIS in thousands,
except share and per share data

a cash bonus to the CEO in the amount outstanding under the loan and the CEO repaid the loan with the bonus amount.

c. During April 2007, the Company entered into an agreement with Israel Seed IV, L.P., the Pitango group and the Giza group, the controlling shareholders in the Company (“the controlling shareholders”) according to which the controlling shareholders will extend a dollar loan totaling U.S. $500,000 (“the loan”) to the Company by April 30, 2007. The loan shall bear annual interest at a rate of 5.03% and shall be repaid upon receiving the proceeds from the listing for trade of the Company’s securities at an estimated U.S. $4 million at the least, but in any event no later than July 31, 2007. The loan has been fully repaid in June 2007, and is no longer outstanding.

NOTE 8 — SUBSEQUENT EVENTS

a. In furtherance to the matters discussed in Note 5j on July 10, 2007, the Company obtained the written consent of all the holders of securities to an additional amendment to the terms of the private placement, replacing the bonds (series A) trustee, replacing the deed of trust of the bonds (series A) of November 21, 2006, as amended on April 30, 2007 (“the original deed of trust”) with an indenture (“the Indenture”) and an additional amendment to the warrant (series 2) of November 21, 2006, as amended on April 30, 2007, all as detailed below:

1. Replacing the original deed of trust with the Indenture:

Following the consent of all of the holders of the bonds (Series A), and the Company BOD the original deed of trust was replaced on July 10, 2007, with the Indenture and the certificate evidencing the bonds (Series A) was replaced with a new certificate issued simultaneously with the signing of the Indenture. Pursuant to the Indenture, Wilmington Trust Company acts as Indenture Trustee and Ziv Haft Trusts Company Ltd. acts as Co-Trustee. The following description is a summary of the material modifications in the terms of the bonds (Series A) as contained in the Indenture and the certificate evidencing the bonds (Series A):

(a) Security on bonds (series A):

Immediately after bonds (series A) are listed for trade on the Tel Aviv Stock Exchange (“the TASE”), if listed, the trustee will transfer to the Company all the amounts deposited in the trust account (According to the original deed of trust, after three months from the date of transfer of the deposit, the Company was required to deposit with the trust account 50% of the amount of the deposit transferred to it (“the refunded amount”), and the refunded amount was to remain in trust in the hands of the trustee in accordance with the terms of the deed of trust and the provisions of any law and once the trustee receives a signed notice from the Company’s CEO that the FDA has approved the Company to market the imaging catheter, as far as such is obtained, the trustee will transfer to the Company the remaining funds in the trust account, less tax and expenses relating to the management of the account and will remove the pledge on the trust account if the Company’s pledge on the trust account has not expired as a result of the fulfillment of other conditions as specified in the original deed of trust).

(b) Listing for trade on the TASE:

The Company will make its best efforts and intends to take all necessary actions and to receive all required decisions, under the law, to list the bonds (Series A) on TASE and this within a period of ten (10) months from the date of issuance of the bonds (Series A), meaning

TopSpin Medical, Inc.
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
NIS in thousands,
except share and per share data

until September 23, 2007 (and not within a period of eight months as written in the original deed of trust).

1. Replacing the original deed of trust with the Indenture (cont.):

(c) Early redemption of bonds (series A):

If the bonds (series A) are not listed for trade in the TASE within ten months from the date of the private placement, as stated in (b) above, the bonds (series A) will not be convertible into the Company’s shares and will be placed for immediate redemption pursuant to the following instructions:

(1) In the first business day after the end of the ten months period from the date of the private placement, the Company shall inform the holders of bonds (Series A), TASE and the trustee on the date of the early redemption that shall occur on the first business day following 17 days from the date of giving such notice.

(2) On the date of the early redemption, the Company will pay to the holders of bonds (Series A) the unpaid principal, including linkage to the Israeli CPI as in the provisions of the original trust of deed and interest as elaborated below. The Company will pay NIS 1 per each NIS 1 par value of bonds (Series A) for the outstanding principal amount. The Company will also pay to the holders of bonds (Series A) for the period from the date of the issuance of the bonds (Series A) until the date of the early redemption interest at the rate of 11.67% for the period of the ten months (and not 8.33% for a period of eight months as determined in the original deed of trust). The total amount the Company will pay to the bondholders (Series A) in case of early redemption is approximately 55,835 NIS.

(d) The interest on the debentures:

According to the terms of the Indenture, the unsettled balance of the principal of bonds (series A) will bear annual interest at a rate of 6% (“the interest rate”) similarly to the rate established in the original deed of trust. In addition, according to the terms of the Indenture, the Company will pay the holders of bonds (series A) additional annual interest at a rate of 1.75% in respect of the period commencing on November 23, 2006 and ending on November 30, 2007 such that the interest paid to the holders of bonds (series A) in respect of this period will be at an annual rate of 7.75%. Accordingly, upon the initial payment of interest, which similarly to the provisions of the original deed of trust will be on November 30, 2007 for the period commencing on the date of the private placement and ending on November 30, 2007, interest at a rate of 7.8986% will be paid (and not at a rate of 6.1151% according to the terms of the original deed of trust).

The Indenture also determines that the bonds (series A) are governed by the laws of the State of Delaware and exclusive venue with respect to any matter related to the bonds (series A), will be in the state or federal courts of the State of Delaware (and not Israel, as determined in the original deed of trust), excluding any rights, duties, obligations, actions and omissions of the Co-Trustee, which are subject to the Israeli Securities Law and will be governed and construed in accordance with the Israeli Securities Law.

TopSpin Medical, Inc.
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
NIS in thousands,
except share and per share data

2. Amendments to the warrant (series 2):

In conjunction with the replacement of the original deed of trust with the Indenture as specified above, and following the consent of all the holders of warrants (series 2) and the approval of the Company board of directors and the shareholders of the Company, on July 10, 2007, an amendment to the warrant (series 2) was adopted. The material modifications are detailed below:

(a) Listing for trade on the TASE: The Company will make its best efforts and intends to take all necessary actions and to receive all required decisions, under the law, to list the warrants (series 2) on the TASE and this within a period of ten (10) months from the private placement, meaning until September 23, 2007 (and not within a period of eight months as determined in the warrants (series 2) as amended on April 30, 2007).

(b) Jurisdiction; applicable laws: The sole jurisdiction in all matters pertaining to the warrant (series 2) will be with the authorized courts in the State of Delaware, pursuant to the laws of the State of Delaware (and not in Israel as determined in the original warrant (series 2).

b. On July 29, 2007 , TopSpin Medical (Israel) Ltd. (“the subsidiary”), entered into a distribution agreement (“the agreement”), with Johnson & Johnson Medical Israel, a division of J-C Healthcare L.T.D. (the “distributor”) wherein the distributor was appointed as the exclusive distributor in Israel of an intravascular MRI catheter system developed by the subsidiary used for imaging and characterizing the tissue composition of coronary plaque during a conventional cardiac catheterization procedure (the “product”). The distributor will purchase the product from the subsidiary and will market and sell the Product to customers located in Israel. The appointment of the distributor as the exclusive distributor of the product in Israel is subject to distributor meeting certain periodic sales targets.

Under the terms of the agreement, the distributor has agreed to take certain marketing actions in connection with the product and has agreed to mutually work with the subsidiary in promoting clinical trials to collect long term information in the frame work of Post Marketing Surveillance concerning the use of the product in patients in Israel.

Unless the agreement is earlier terminated by one of the parties pursuant to the conditions set forth in the agreement, the agreement will automatically expire and terminate on July 29, 2010. The parties may mutually agree in writing to extend the term of the agreement any time before July 29, 2010.

The distributor is a company that is controlled by Johnson & Johnson Inc., who owns Johnson & Johnson Development Corporation, who in turn beneficially owns 5% or more of the outstanding shares of the Company’s common stock.

c. On August 2, 2007, TopSpin Medical (Israel) Ltd., received the CE Mark for its advanced generation intravascular MRI catheter. The advanced generation intravascular MRI catheter represents a further technological advancement in the miniaturization of the imaging probe and also integrates a number of probes in the catheter, enabling the imaging of longer vessel segments simultaneously.

PROSPECTUS

TOPSPIN MEDICAL, INC.

84,523,809 Shares of Common Stock
50,000,000 NIS of 6% Convertible Bonds due November 30, 2009
25,000,000 Warrants to purchase shares of Common Stock

August   , 2007

Until          , 2007 (the 90th day after the date of this prospectus), all dealers that buy, sell or trade our common stock, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to unsold allotments or subscriptions.

No dealer, salesperson or other individual has been authorized to give any information or to make any representations not contained in this prospectus in connection with the offering covered by this prospectus. If given or made, such information or representations must not be relied upon as having been authorized by us or any Selling Security Holder. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the shares of Common Stock, in any jurisdiction where, or to any person to whom, it is unlawful to make any such offer or solicitation. Neither the delivery of this prospectus nor any offer or sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this prospectus or in our affairs since the date hereof.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

We are a Delaware corporation. Article XII of our Certificate of Incorporation provides to the fullest extent permitted under the Delaware General Corporation Law (“DGCL”), that our directors or officers shall not be personally liable to us or our stockholders for damages for breach of such director’s or officer’s fiduciary duty. Section 145 of the DGCL provides that a corporation may indemnify directors, officers, employees and agents against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits, or proceedings whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation — a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification is permitted only for expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification for expenses where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s charter, bylaws, disinterested director vote, stockholder vote, agreement, or otherwise.

Section 23 of our Bylaws provides that we shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an “Indemnitee”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of ours, or is or was serving at our written request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees as incurred) reasonably incurred by him.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 25.  Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses payable by us in connection with the sale and distribution of the securities offered in this offering. All of the amounts shown are estimated except for the Securities and Exchange Commission (the “SEC”) registration fee.

Securities and Exchange Commission Registration fee	$1,103.74
Federal Taxes	$0.00
States Taxes and Fees	$0.00
Trustees’ and Transfer Agents’ Fees	$0.00
Printing and Engraving expenses	$150,000.00
Legal fees and expenses	$150,000.00
Accounting fees and expenses	$100,000.00
Miscellaneous expenses	$5,000.00
Total	$406,103.74

Item 26.  Recent Sales of Unregistered Securities.

Sales of TopSpin Common Stock since January 1, 2004

Since January 1, 2004, approximately 129 institutional and individual investors were sold 38,000,000 unregistered shares of TopSpin Common Stock. All sales, except for sales to certain interested parties and insiders described below, were exempt from registration pursuant to Section 4(2) of the Securities Act or under Regulation S as offshore sales to non-United States persons.

Of the 38,000,000 shares of TopSpin Common Stock sold by the Company in its August 2005 initial public offering in Israel, 7,319,000 shares were purchased by U.S. persons. Certain of these investors are interested parties in TopSpin: Pitango Venture Capital Fund III (USA) L.P., Pitango Venture Capital Fund III (USA) Non-Q L.P., Pitango Principals Fund III (USA) LP, Giza GE Venture Fund III, LP, Giza Alpinvest Venture Fund III, LP, and Giza Executive Venture Fund III, LP. Also, three individual U.S persons purchased shares of TopSpin Common Stock during the August 2005 IPO: (1) Mr. Michael Berman is the Chairman of TopSpin’s Board of Directors; (2) Robert Wilensky is a TopSpin consultant; and (3) Ron Waksman is a TopSpin consultant. In addition, Pitango Venture Capital Fund III Trusts 2000 Ltd., an interested party, purchased 169,000 shares of TopSpin Common Stock in TopSpin’s August 2005 IPO. Pitango Venture Capital Fund III Trusts 2000 Ltd. is an Israeli company that acts for the benefit of three persons, of which two: Pitango CEO Fund III (Israel) LP and Pitango CEO Fund III (USA) L.P., are domiciliaries of the state of Delaware. TopSpin considers all United States purchasers to be insiders and accredited investors and the sales to be exempt under Section 4(2) of the Securities Act.

Options Exercised under Grants under TopSpin’s Equity Incentive Plans

Since January 1, 2004, a total of 3,636,532 unregistered options under the 2003 Israeli Stock Option Plan have been exercised for shares of TopSpin Common Stock. The following list describes information regarding the exercise of these options since January 1, 2004. All sales, except for one sale to Ms. Azin Parhizgar, were exempt from registration pursuant to Section 4(2) of the Securities Act or under Regulation S as offshore sales to non-United States persons:

•	2,040,927 options for shares of Common Stock were exercised by 27 employees and ex-employees of TopSpin Medical (Israel) Ltd. with gross proceeds of 80,861 NIS (approximately $19,031).

•	1,621,875 options for shares of Common Stock were exercised by 3 consultants and ex-consultants of TopSpin Medical (Israel) Ltd. with gross proceeds of 69,423 NIS (approximately $16,339).

Ms. Azin Parhizgar, a U.S. person, exercised 200,000 options for TopSpin Common Stock. Ms. Parhizgar was a senior consultant to the Company at the time of the exercise and is considered an insider and an accredited investor and the sale was exempt under Section 4(2) of the Securities Act.

Exercises of Other Unregistered Options and Warrants

Since January 1, 2004, 1,975,385 unregistered warrants have been exercised for shares of TopSpin Common Stock. The following is a summary of these unregistered securities:

•	On December 9, 2002, we granted options for 1,590,668 shares of our Common Stock to Hemisphere Capital Corp. at an exercise price of $0.1886 per share. The shares were exercisable no later than the date of the initial public offering of our Common Stock on the Tel Aviv Stock Exchange. On September 1, 2005, Hemisphere Capital Corp. exercised options for the purchase of 170,247 shares of our Common Stock by way of cashless exercise. This sale was exempt from registration in the United States pursuant to Section 4(2) of the Securities Act or under Regulation S as an offshore sale to a non-United States person.

•	On September 1, 2005, three Company stockholders, Ms. Daphna Dror, the daughter of Pinhas Dror, a former director of the Company, Amatens Capital LLC, a private company wholly-owned and controlled by Mr. Yoram Ziv, and Shachar Capital LLC, a private company wholly-owned and controlled by Mr. Shaul Dukeman, exercised 716,125, 716,125 and 372,888 options respectively for shares of our Common Stock at an exercise price of $0.001 per share. Ms. Dror, Amatens Capital and Shachar Capital are all United States persons. All three warrant holders were interested persons of TopSpin at the time of the exercise of their warrants. Ms. Dror is the daughter of Pinhas Dror, who was a board member of TopSpin and 5% holder of TopSpin Common Stock at the time of the Ms. Dror’s warrant exercise. Amatens Capital LLC is owned and controlled by Yoram Ziv, who was a 5% holder of TopSpin Common Stock at the time of Amatens’ exercise. Shachar Capital LLC is controlled by Shaul Dukeman, the chairman of TopSpin’s board of directors at the time these options were granted. TopSpin considers these three U.S. persons to be insiders and accredited investors and the sale to be exempt under Section 4(2) of the Securities Act.

•	On September 1, 2005, TopSpin granted 22,800,000 Series 1 Warrants exercisable for 22,800,000 shares of TopSpin Common Stock to approximately 129 institutional and individual investors for no consideration, such that for each 1,000 shares of Common Stock purchased on September 1, 2005, six hundred Series 1 Warrants were granted to the investor. The Series 1 Warrants are exercisable at an exercise price of 1.10 NIS, linked to the changes in the US Dollar/NIS exchange rate from August 25, 2005. As of the date of this prospectus, no Series 1 Warrants have been exercised for shares of TopSpin Common Stock and 22,800,000 Series 1 Warrants remain outstanding.

November 23, 2006 Private Placement

On November 23, 2006, TopSpin sold 25,000,000 Series 2 Warrants to purchase 25,000,000 shares of its Common Stock and 50,000,000 NIS (approximately $11,767,474) in Series A Convertible Bonds to 37 investors. These securities are described above in the section entitled “Description of Securities.” The Series A Convertible Bonds were sold at a price of 95% of their face value. Topspin’s net proceeds were 43,506,000 NIS (approximately $10,239,115) after the payment of certain expenses. Upon purchase of these Convertible Bonds, each investor received one Series 2 Warrant for every 2.00 NIS of face value of a Series A Convertible Bond without any additional investment. The following table delineates the amount of Series A Convertible Bonds and Series 2 Warrants sold to each investor. All sales were exempt from registration pursuant to Section 4(2) of the Securities Act or under Regulation S as offshore sales to non-United States persons:

		Amount Paid	Number of Warrants
	Face Value of	for	for Common Stock
	Convertible	Convertible	Received Without
	Bond Purchased	Bonds	Additional
Name of Investor	(NIS)	(NIS)	Consideration

Perfect Provident Funds	2,100,000	1,995,000	1,050,000
Gaon Gemel	1,500,000	1,425,000	750,000
Gmul-Barak Investments Managing Ltd.	1,500,000	1,425,000	750,000
Provident Fund for Employees of El-Al Israel Airlines Ltd. Co-Operative Society Ltd.	1,500,000	1,425,000	750,000
Kupat Tagmulim Provident Fund for Haifa	630,000	598,500	315,000
Kamor Systems (1988) Ltd.	1,050,000	997,500	525,000
Afikim Provident Fund	20,000	19,000	10,000
Afikim Education Fund	13,000	12,350	6,500
Afikim Agach	1,350,000	1,282,500	675,000
Afikim Menayot	1,000,000	950,000	500,000
Afikim Agah Tesua Kollelet	700,000	665,000	350,000
Afikim Agah Activit	1,050,000	997,050	525,000
Migdal Trust Funds	400,000	380,000	200,000
Migdal 20/80 Trust Fund	1,950,000	1,852,500	975,000
Eliahu Insurance Company Ltd.	1,200,000	1,140,000	600,000
Analyst Exchange and Trading Services Ltd.	2,000,000	1,900,000	1,000,000
Analyst Provident Funds	6,000,000	5,700,000	3,000,000
Eilat Ashkelon Pipeline Company Ltd.	250,000	237,500	125,000
Harel Gemel Ltd.	1,600,000	1,520,000	800,000
Direct Investment House (Provident Funds) Ltd.	475,000	451,250	237,500

		Amount Paid	Number of Warrants
	Face Value of	for	for Common Stock
	Convertible	Convertible	Received Without
	Bond Purchased	Bonds	Additional
Name of Investor	(NIS)	(NIS)	Consideration

Direct Insurance Ltd.	1,000,000	950,000	500,000
Maoz Education Fund	410,000	389,500	205,000
Migdal Platinum Education Fund	270,000	256,500	135,000
Migdal Platinum Provident Fund	700,000	665,000	350,000
Migdal Platinum CPI Provident Fund	120,000	114,000	60,000
Harel Investment House Ltd.	2,100,000	1,995,000	1,050,000
Tamir Fishman Provident and Education Fund Ltd.	1,500,000	1,425,000	750,000
Midgal Alumim Platinum	285,000	270,750	142,500
Midgal Alumim Agat Havarot	765,000	726,750	382,500
I.L.D. Insurance Participating	1,050,000	997,500	525,000
I.L.D. Insurance Nostro	530,000	503,500	265,000
Israel Brokerage and Investments, I.B.I. Ltd.	800,000	760,000	400,000
Mercantile Discount Provident Funds	8,420,000	7,999,000	4,210,000
Yelin-Lapidot Provident Funds Management Ltd.	2,550,000	2,422,500	1,275,000
Menora Mivtachim Gemel Ltd.	2,000,000	1,900,000	1,000,000
Tagmulim Bamoshavim Ltd.	1,000,000	950,000	500,000
T-Sh-Ln Management and Holdings 2000 Ltd.	212,000	201,400	106,000

Item 27.  Exhibits.

The following exhibits are filed as part of this registration statement. Exhibit numbers correspond to the exhibit requirements of Regulation S-B.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation*
3.2	Amended and Restated By-Laws*
4.1	TopSpin Medical, Inc. Convertible Bond Certificate No. 2 dated as of July 10, 2007****
4.2	Indenture dated as of July 10, 2007 between TopSpin Medical, Inc., Wilmington Trust Company and Ziv Haft Trusts Company Ltd.****
4.3	Series 2 Warrant Certificate No. 1 dated as of November 21, 2006 (translated from Hebrew)***
4.4	Series 2 Warrant Certificate Amendment dated as of April 30, 2007 (translated from Hebrew)***
4.5	Series 2 Warrant Certificate Amendment dated as of July 10, 2007 (translated from Hebrew)****
4.6	Trust Deed dated as of November 21, 2006 (translated from Hebrew)***
5.1	Opinion of Pepper Hamilton LLP*****
8.1	Tax Opinion of Pepper Hamilton LLP*****
8.2	Tax Opinion of Goldfarb, Levy, Eran, Meiri & Co.*****
9.1	Voting Agreement dated as of August 22, 2005*
10.1	TopSpin Medical, Inc. 2001 Israeli Stock Option Plan*
10.2	TopSpin Medical, Inc. 2003 Israeli Stock Option Plan*
10.3	Form of Option Agreement*
10.4	Distribution Agreement with Top Medical B.V. dated as of October 3, 2006*
10.5	Research and Development Agreement with Technion Development Foundation Ltd. dated September 13, 2006*

Exhibit No.		Description

10	.6(i)	Loan, Share Purchase and Share Repurchase Agreement dated as of December 9, 2002 between TopSpin Medical, Inc., TopSpin Medical (Israel) Ltd. and Erez Golan*
10	.6(ii)	Revision to Loan, Share Purchase and Share Repurchase Agreement between TopSpin Medical, Inc., TopSpin Medical (Israel) Ltd. and Erez Golan dated as of August 2005*
10	.7(i)	Personal Employment Agreement dated as of December 9, 2002 between TopSpin Medical (Israel) Ltd. and Erez Golan*
10	.7(ii)	Letter Amendment dated as of August 22, 2005 to Personal Employment Agreement between TopSpin Medical (Israel) Ltd. and Erez Golan*
10	.7(iii)	Amendment dated as of April 6, 2006 to Personal Employment Agreement between TopSpin Medical (Israel) Ltd. and Erez Golan*
10	.7(iv)	Amendment dated as of January 7, 2007 to Personal Employment Agreement between TopSpin Medical (Israel) Ltd. and Erez Golan*
10	.7(v)	Option Agreement dated as of January 7, 2007 between TopSpin Medical, Inc. and Erez Golan*
10	.8(i)	Employment Agreement dated as of April 25, 2001 between TopSpin Medical (Israel) Ltd. and Eyal Kolka*
10	.8(ii)	Amendment dated as of June 21, 2004 to Employment Agreement between TopSpin Medical (Israel) Ltd. and Eyal Kolka*
10	.8(iii)	Amendment dated as of May 8, 2006 to Employment Agreement between TopSpin Medical (Israel) Ltd. and Eyal Kolka*
10	.9(i)	Employment Agreement dated as of June 3, 2004 between TopSpin Medical (Israel) Ltd. and Yoav Venkert*
10	.9(ii)	Amendment dated as of May 8, 2006 between TopSpin Medical (Israel) Ltd. and Yoav Venkert*
10	.9(iii)	Amendment dated as of June 6, 2006 between TopSpin Medical (Israel) Ltd. and Yoav Venkert*
10.10		Consulting Services Letter Agreement dated as of May 1, 2003 between TopSpin Medical, Inc. and Michael Berman*
10.11		Form of TopSpin Medical, Inc. Indemnification Agreement*
10	.12(i)	Indemnification for VAT payments dated as of April 6, 2006 between Ora Setter and TopSpin Medical, Inc.*
10	.12(ii)	Indemnification for VAT payments dated as of April 6, 2006 between Gil Bianco and TopSpin Medical, Inc.*
10.13		Form of Employment Agreement*
10	.14(i)	Form of Non-Disclosure Agreement*
10	.14(ii)	Form of Mutual Non-Disclosure Agreement*
10.15		Form of Consulting Agreement*
10.16		Form of Advisory Board Agreement*
10	.17(i)	Intercompany Loan Agreement dated as of June 21, 2001 between TopSpin Medical, Inc. and TopSpin Medical (Israel) Ltd.*
10	.17(ii)	Letter regarding Intercompany Loan Agreement dated as of December 29, 2005 between TopSpin Medical, Inc. and TopSpin Medical (Israel) Ltd.*
10	.17(iii)	First Supplement to Intercompany Loan Agreement dated as of April 6, 2006 between TopSpin Medical, Inc. and TopSpin Medical (Israel) Ltd.*
10	.17(iv)	Second Supplement to Intercompany Loan Agreement dated as of February 15, 2007 between TopSpin Medical, Inc. and TopSpin Medical (Israel) Ltd.*
10.18		Series 1 Warrant Certificate to Purchase 22,800,000 share of TopSpin Medical, Inc. Common Stock dated as of September 1, 2005*
10.19		American Friends of Tmura, Inc. Warrant to Purchase 324,820 Shares of TopSpin Medical, Inc. Common Stock dated as of January 29, 2004*

Exhibit No.		Description

10.20		Tmura — The Israeli Public Service Venture Fund Warrant to Purchase 180 Shares of TopSpin Medical, Inc. Common Stock dated as of December 9, 2002*
10	.21(i)	Lease Contract dated as of July 3, 2003 between Af-Sar Ltd. and TopSpin Medical (Israel) Ltd. (translated from Hebrew)*
10	.21(ii)	Addendum (No. 1) to the Lease Contract dated as of December 17, 2006 between Af-Sar Ltd. and TopSpin Medical (Israel) Ltd. (translated from Hebrew)*
10.22		Trust Deed and Agreement dated as of July 4, 2004 between Yuli Yardeni, TopSpin Medical, Inc. and TopSpin Medical (Israel) Ltd. (translated from Hebrew)*
10.23		Underwriting Agreement dated as of August 24, 2005 between TopSpin Medical, Inc., Poalim I.B.I. Underwriting and Issuance Ltd., Altshuller Saham Management of Underwriting and Investments Ltd., Rosario Capital Ltd., Shoher Tov Ltd., P.R. Capital Markets Research Ltd., Solomon Underwriters Ltd., Jerusalem Capital Markets Underwriting and Share Issue (1994) Ltd., I.A.Z. Investments & Properties Ltd. and Vered Doroth Underwriting Company (1993) Ltd. (translated from Hebrew)*
10.24		Loan Agreement dated as of April 5, 2007 between TopSpin Medical, Inc., Pitango Venture Capital Fund III (USA), L.P., Pitango Principals Fund III (USA) LP, Pitango Venture Capital Fund III (USA) Non-Q L.P., Pitango Venture Capital Fund (Israeli Investors) L.P., Pitango Venture Capital Fund III Trusts 2000 L.P., Giza GE Venture Fund III, LP, Giza Venture Fund III, Limited Partnership, Giza Alpinvest Venture Fund III, LP, Giza Executive Venture Fund III, LP, Giza Gmulot Venture Fund III Limited Partnership and Israel Seed IV, L.P.*
10.25		Credit Line Agreement dated as of April 30, 2007 between TopSpin Medical, Inc. and Poalim IBI — Managing and Underwriting Ltd.**
10.26		TopSpin Medical, Inc. Series 3 Warrant Certificate No. 1 dated as of June 6, 2007****
10.27		Distribution Agreement by and between TopSpin Medical (Israel) Ltd. and Johnson & Johnson Medical Israel, a Division of J – C Healthcare L.T.D., dated as of July 29, 2007*****
10.28		Form of Series A Convertible Bonds and Series 2 Warrants Subscription Agreement*****
21.1		Subsidiaries of TopSpin Medical, Inc.****
23.1		Consent of Kost Forer Gabbay & Kasierer*****
23.2		Consent of Pepper Hamilton LLP (contained in Exhibit 5.1)*****
23.3		Consent of Goldfarb, Levy, Eran, Meiri & Co. (contained in Exhibit 8.2)*****
24.1		Power of Attorney****
25.1		Statement of Eligibility and Qualifications of Trustee on Form T-1****
99.1		TopSpin Medical, Inc. Audit Committee of the Board of Directors Charter*

*	Incorporated by reference to the Registrant’s Registration Statement on Form SB-2 (File No. 333-142242) filed on April 20, 2007

**	Incorporated by reference to the Registrant’s Amendment No. 1 to Registration Statement on Form SB-2 (File No. 333-142242) filed on May 11, 2007

***	Incorporated by reference to the Registrant’s Amendment No. 2 to Registration Statement on Form SB-2 (File No. 333-142242) filed on May 30, 2007

****	Incorporated by reference to the Registrant’s Registration Statement on Form SB-2 (File No. 333-144472) filed on July 11, 2007

*****	Filed herewith

Item 28.  Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Securities Act and will be governed by the final adjudication of such issue.

(c) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to the purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lod, Israel on the 13th day of August, 2007.

TOPSPIN MEDICAL, INC.

By:	/s/ Erez Golan
Name: Erez Golan

Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

SIGNATURE		TITLE	Date

/s/ Erez Golan Erez Golan		Chief Executive Officer, President and Director (principal executive officer)	August 13, 2007

/s/ Eyal Kolka Eyal Kolka		Chief Financial Officer and Secretary (principal accounting officer)	August 13, 2007

* Michael Berman		Chairman of the Board of Directors	August 13, 2007

* Allon Reiter		Director	August 13, 2007

* Nissim Darvish		Director	August 13, 2007

* Neil Cohen		Director	August 13, 2007

* Gil Bianco		Director	August 13, 2007

* Ora Setter		Director	August 13, 2007

*By:	/s/ Eyal Kolka Eyal Kolka, as Attorney-in-Fact